                                                                     Exhibit 4.1
                                                               EXECUTION VERSION

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.
                                    Depositor

                           MIDLAND LOAN SERVICES, INC.
                                 Master Servicer

                              LENNAR PARTNERS, INC.
                                Special Servicer

                             WELLS FARGO BANK, N.A.,
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 2004

                                 $1,030,490,078

                  Commercial Mortgage Pass-Through Certificates

                                 Series 2004-C2

                                TABLE OF CONTENTS
                                                                                                         Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.   Defined Terms...............................................................................5
SECTION 1.02.   General Interpretive Principles............................................................66

                                   ARTICLE II

                CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
                  WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.   Conveyance of Mortgage Loans...............................................................67
SECTION 2.02.   Acceptance of the Trust Fund by Trustee....................................................70
SECTION 2.03.   Mortgage Loan Seller's Repurchase or Substitution of Mortgage
                Loans for Document Defects and Breaches of Representations and Warranties..................71
SECTION 2.04.   Representations and Warranties of Depositor................................................74
SECTION 2.05.   Conveyance of Mortgage Loans and REMIC I Regular Interests; Acceptance of REMIC

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.   Administration of the Mortgage Loans.......................................................79
SECTION 3.02.   Collection of Mortgage Loan Payments.......................................................80
SECTION 3.03.   Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve
                Accounts...................................................................................82
SECTION 3.04.   Certificate Account, Interest Reserve Account, Gain-on-Sale Reserve Account,
                Additional Interest Account and Distribution Account.......................................86
SECTION 3.05.   Permitted Withdrawals from the Certificate Account, Interest Reserve Account,
                Additional Interest Account and Distribution Account.......................................91
SECTION 3.06.   Investment of Funds in the Servicing Accounts, Reserve Accounts, Certificate
                Account, Interest Reserve Account, Distribution Account, Gain-on-Sale Reserve

                                       i

SECTION 3.12.   Property Inspections; Collection of Financial Statements; Delivery of Certain

SECTION 3.21.   Transfer of Servicing Between Master Servicer and Special Servicer; Record

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.04.   Allocation of Realized Losses and Additional Trust Fund Expenses; Allocation of
                Mortgage Deferred Interest; Allocation of Appraisal Reduction Amounts; and

                                    ARTICLE V

                                THE CERTIFICATES

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01.   Liability of Depositor, Master Servicer and Special Servicer..............................187
SECTION 6.02.   Merger, Consolidation or Conversion of Depositor or Master Servicer or Special
                Servicer..................................................................................187

                                       ii

SECTION 6.03.   Limitation on Liability of Depositor, Master Servicer and Special Servicer................187
SECTION 6.04.   Resignation of Master Servicer and the Special Servicer...................................188
SECTION 6.05.   Rights of Depositor and Trustee in Respect of Master Servicer and the Special

                                   ARTICLE VII

                                     DEFAULT

                                  ARTICLE VIII

                        THE TRUSTEE AND ANY FISCAL AGENT

SECTION 8.01.   Duties of Trustee.........................................................................201
SECTION 8.02.   Certain Matters Affecting Trustee.........................................................202
SECTION 8.03.   Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates

                                      iii

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01.   Termination Upon Repurchase or Liquidation of All Mortgage Loans..........................219
SECTION 9.02.   Additional Termination Requirements.......................................................221

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

SECTION 10.01.  REMIC Administration......................................................................223
SECTION 10.02.  Grantor Trust Administration..............................................................226

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                                       iv

                             SCHEDULES AND EXHIBITS

   Schedule No.      Schedule Description
    Schedule I       Mortgage Loan Schedule
    Schedule II      Schedule of Exceptions to Mortgage File Delivery
   Schedule III      Schedule of Reference Rates
    Schedule IV      Mortgage Loans as to Which the Related Mortgaged Property
                        is Covered by a Secured Creditor Environmental Insurance
                        Policy

    Exhibit No.      Exhibit Description
    -----------      -------------------
        A-1          Form of Class A-1, A-2, A-3, A-4, A-5 and A-1A Certificates
        A-2          Form of Class XC and XP Certificates
        A-3          Form of Class A-J, B, C and D Certificate
        A-4          Form of Class E, F, G and H Certificates
        A-5          Form of Class J, K, L, M, N, O and P Certificates
        A-6          Form of Class R Certificate
        A-7          Form of Class Y Certificates
         B           [RESERVED]
         C           Form of Custodial Certification
        D-1          Form of Master Servicer Request for Release
        D-2          Form of Special Servicer Request for Release
         E           Calculation of NOI/Debt Service Coverage Ratios
         F           Form of Distribution Date Statement
        G-1          Form of Transferor Certificate for Transfers of Definitive
                        Non-Registered Certificates
        G-2          Form I of Transferee Certificate for Transfers of
                        Definitive Non-Registered Certificates
        G-3          Form II of Transferee Certificate for Transfers of
                        Definitive Non-Registered Certificates
        G-4          Form of Transferee Certificate for Transfers of Interests
                        in Rule 144A Global Certificates
        G-5          Form of Transferee Certificate for Transfers of Interests
                        in Regulation S Global Certificates
        H-1          Form I of Transferee Certificate in Connection with ERISA
                        (Definitive Non-Registered Certificates)
        H-2          Form II of Transferee Certificate in Connection with ERISA
                        (Book-Entry Non-Registered Certificates)
        I-1          Form of Transfer Affidavit and Agreement regarding Class R
                        Certificates
        I-2          Form of Transferor Certificate regarding Class R
                        Certificates
        J-1          Form of Notice and Acknowledgment
        J-2          Form of Acknowledgment of Proposed Special Servicer
         K           [RESERVED]
        L-1          Form of Information Request/Investor Certification for
                        Website Access from Certificate [Holder] [Owner]
        L-2          Form of Information Request/Investor Certification for
                        Website Access from Prospective Investor

                                       v

         M           Form of Purchase Option Notice
         N           Form of Defeasance Certification
         O           Form of Depositor Certification
         P           Form of Trustee Certification
        Q-1          Form of Master Servicer Certification
        Q-2          Form of Special Servicer Certification

                                       vi

         This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of December 1, 2004, among CITIGROUP COMMERCIAL MORTGAGE SECURITIES
INC., as Depositor, MIDLAND LOAN SERVICES, INC., as Master Servicer, LENNAR
PARTNERS, INC., as Special Servicer and WELLS FARGO BANK, N.A., as Trustee.

                              PRELIMINARY STATEMENT

         The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (exclusive of (i) the related Excess
Servicing Strips and (ii) any collections of Additional Interest on any such
Mortgage Loans that constitute ARD Mortgage Loans after their respective
Anticipated Repayment Dates) and certain other related assets subject to this
Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R Certificates will represent, among other things, the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. The following table sets forth the designation, the REMIC I Remittance Rate and the initial
REMIC I Principal Balance for each of the REMIC I Regular Interests. None of the
REMIC I Regular Interests will be certificated.

                                   REMIC I                    Initial REMIC I
    Designation                Remittance Rate               Principal Balance
    -----------                ---------------               -----------------
       A-1-1                    Variable (1)                  $2,700,000
       A-1-2                    Variable (1)                  $3,474,000
       A-1-3                    Variable (1)                  $18,941,000
       A-1-4                    Variable (1)                  $19,864,000
       A-2-1                    Variable (1)                  $1,359,000
       A-2-2                    Variable (1)                  $21,616,000
       A-2-3                    Variable (1)                  $20,684,000
       A-2-4                    Variable (1)                  $20,394,000
       A-2-5                    Variable (1)                  $19,622,000
       A-2-6                    Variable (1)                  $19,370,000
       A-2-7                    Variable (1)                  $7,170,000
        A-3                     Variable (1)                  $65,639,000
       A-4-1                    Variable (1)                  $27,988,000
       A-4-2                    Variable (1)                  $4,310,000
       A-5-1                    Variable (1)                  $12,108,000
       A-5-2                    Variable (1)                  $15,654,000
       A-5-3                    Variable (1)                  $29,221,000
       A-5-4                    Variable (1)                  $27,046,000
       A-5-5                    Variable (1)                  $356,467,000
      A-1A-1                    Variable (1)                  $463,000
      A-1A-2                    Variable (1)                  $531,000
      A-1A-3                    Variable (1)                  $2,712,000

      A-1A-4                    Variable (1)                  $3,030,000
      A-1A-5                    Variable (1)                  $3,007,000
      A-1A-6                    Variable (1)                  $2,899,000
      A-1A-7                    Variable (1)                  $2,935,000
      A-1A-8                    Variable (1)                  $2,821,000
      A-1A-9                    Variable (1)                  $2,781,000
      A-1A-10                   Variable (1)                  $19,049,000
      A-1A-11                   Variable (1)                  $2,234,000
      A-1A-12                   Variable (1)                  $2,134,000
      A-1A-13                   Variable (1)                  $2,108,000
      A-1A-14                   Variable (1)                  $2,016,000
      A-1A-15                   Variable (1)                  $82,044,000
        A-J                     Variable (1)                  $45,084,000
         B                      Variable (1)                  $34,779,000
         C                      Variable (1)                  $10,304,000
        D-1                     Variable (1)                  $5,184,000
        D-2                     Variable (1)                  $12,850,000
        E-1                     Variable (1)                  $5,061,000
        E-2                     Variable (1)                  $6,646,000
        E-3                     Variable (1)                  $1,174,000
        F-1                     Variable (1)                  $3,822,000
        F-2                     Variable (1)                  $7,210,000
        F-3                     Variable (1)                  $1,849,000
        G-1                     Variable (1)                  $5,900,000
        G-2                     Variable (1)                  $4,405,000
         H                      Variable (1)                  $14,169,000
         J                      Variable (1)                  $6,441,000
         K                      Variable (1)                  $6,441,000
         L                      Variable (1)                  $5,152,000
         M                      Variable (1)                  $5,152,000
         N                      Variable (1)                  $3,865,000
         O                      Variable (1)                  $3,864,000
         P                      Variable (1)                  $16,747,078
---------------
(1)  The REMIC I Remittance Rate in effect for any REMIC I Regular Interest for any Distribution Date shall equal the Weighted Average Net Mortgage
     Pass-Through Rate for such Distribution Date.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as
"REMIC II". The Class R Certificates will represent, among other things, the sole class of "residual interests" in REMIC II for purposes of the REMIC
Provisions under federal income tax law. The following table irrevocably sets forth the Class designation, Pass-Through Rate and original Class Principal
Balance for each Class of the Regular Certificates. For federal income tax purposes, each Class of the Regular Certificates (exclusive of the Class X
Certificates), each Class XC Component and each Class XP Component will be designated as a separate "regular interest" in REMIC II.

      Class                                                   Original Class
   Designation               Pass-Through Rate              Principal Balance
   -----------               -----------------              -----------------
    Class A-1                3.7870% per annum               $  44,979,000
    Class A-2                4.1000% per annum               $  110,215,000
    Class A-3                4.3800% per annum               $  65,639,000
    Class A-4                4.6230% per annum               $  32,298,000
    Class A-5                4.7330% per annum               $  440,496,000
   Class A-1A                4.6200% per annum               $  130,764,000
    Class A-J                4.7970% per annum               $  45,084,000
     Class B                 4.8390% per annum               $  34,779,000
     Class C                 4.8648% per annum               $  10,304,000
     Class D                   Variable (1)                  $  18,034,000
     Class E                   Variable (1)                  $  12,881,000
     Class F                   Variable (1)                  $  12,881,000
     Class G                   Variable (1)                  $  10,305,000
     Class H                   Variable (1)                  $  14,169,000
     Class J                   Variable (1)                  $  6,441,000
     Class K                   Variable (1)                  $  6,441,000
     Class L                   Variable (1)                  $  5,152,000
     Class M                   Variable (1)                  $  5,152,000
     Class N                   Variable (1)                  $  3,865,000
     Class O                   Variable (1)                  $  3,864,000
     Class P                   Variable (1)                  $  16,747,078
    Class XC                   Variable (1)                        (2)
    Class XP                   Variable (1)                        (2)

---------------
(1)  The respective Pass-Through Rates for the Class D, Class E, Class F, Class
     G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P,
     Class XC and Class XP Certificates will, in the case of each of those
     Classes, be a variable rate per annum calculated in accordance with the definition of "Pass-Through Rate".

(2)  Neither Class of the Class X Certificates will have a Class Principal
     Balance or entitle Holders thereof to receive distributions of principal.
     Each Class of the Class X Certificates will have a Class Notional Amount that will equal the aggregate of the Component Notional Amounts of the
     Class X Components for such Class from time to time. As more specifically provided herein, interest in respect of each Class of the Class X
     Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of the Class X Components for
     such Class from time to time.

         The portion of the Trust Fund designated as the "Grantor Trust" and consisting of (i) the Additional Interest and the Additional Interest Account
and (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest, shall be treated as a grantor trust for federal income tax purposes. As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor
Trust Assets maintains its status as a "grantor trust" under federal income tax law and not be treated as part of any REMIC Pool. The Class Y Certificates shall represent undivided beneficial interests in the Grantor Trust Assets as described herein.

         Capitalized Terms used but not otherwise defined in this Preliminary
Statement have the respective meanings assigned thereto in Section 1.01 of this
Agreement.

         In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Defined Terms.

         Whenever used in this Agreement, including in the Preliminary
Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         "30/360 Basis": The accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

         "Accrued Certificate Interest": With respect to any Class of Principal
Balance Certificates for any Distribution Date, one month's interest at the
Pass-Through Rate applicable to such Class of Certificates for such Distribution
Date, accrued on the related Class Principal Balance outstanding immediately prior to such Distribution Date; and, with respect to a Class of Class X
Certificates for any Distribution Date, the aggregate amount of Accrued
Component Interest for the related Interest Accrual Period for all of the Class
X Components with respect to such Class for such Distribution Date. Accrued
Certificate Interest shall be calculated on a 30/360 Basis and, with respect to any Class of Regular Certificates for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution
Date occurs.

         "Accrued Component Interest": With respect to any Class X Component for any Distribution Date, one month's interest at the Class X Strip Rate applicable to such Class X Component for such Distribution Date, accrued on the Component
Notional Amount of such Class X Component outstanding immediately prior to such
Distribution Date. Accrued Component Interest shall be calculated on a 30/360
Basis and, with respect to any Class X Component for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

         "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

         "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis and that is identified as an Actual/360 Mortgage Loan on the
Mortgage Loan Schedule.

         "Additional Interest": With respect to any ARD Mortgage Loan after its
Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Mortgage Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Mortgage Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate plus the related Additional Interest Rate on such deferred interest. For purposes of this Agreement, Additional Interest on an ARD Mortgage Loan or any successor REO
Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion

thereof and shall not be added to the unpaid principal balance or Stated
Principal Balance of such ARD Mortgage Loan or successor REO Mortgage Loan, notwithstanding that the terms of the related Mortgage Loan documents so permit.
To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

         "Additional Interest Account": The segregated account, accounts or subaccounts created and maintained by the Trustee pursuant to Section 3.04(d)
which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Citigroup Commercial Mortgage Trust 2004-C2, Commercial
Mortgage Pass-Through Certificates, Series 2004-C2, Additional Interest
Account". The Additional Interest Account shall not be an asset of any REMIC
Pool.

         "Additional Interest Rate": With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the incremental increase in the per annum rate at which such ARD Mortgage Loan accrues interest after the Anticipated Repayment
Date (in the absence of defaults) as calculated and as set forth in the related
Mortgage Loan documents.

         "Additional Trust Fund Expense": Any Special Servicing Fees, Workout
Fees, Liquidation Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to any party hereto on Advances made thereby (to the extent not offset by Penalty Interest and late payment charges) and amounts payable to the
Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of Section 3.12(a) (to the extent not otherwise paid from Penalty Interest and late payment charges), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x)
pursuant to any of clauses (xi), (xii), (xiii) and (xviii) of Section 3.05(a), out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account, or (y) pursuant to any of clauses (ii),
(iv), (v) and (vi) of Section 3.05(b) out of general collections on the Mortgage
Loans and any REO Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04, no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Certificate Account or the
Distribution Account, as the case may be.

         "Additional Yield Amount": With respect to any Distribution Date and any Class of Principal Balance Certificates (other than any Excluded Class)
entitled to distributions of principal on such Distribution Date, pursuant to
Section 4.01(a), provided that a Yield Maintenance Charge and/or Prepayment
Premium was actually collected during the related Collection Period on a
Mortgage Loan or an REO Mortgage Loan (for purposes of this definition, the
"Prepaid Loan") in a Loan Group with respect to which the Holders of such Class of Certificates are receiving distributions of principal on such Distribution
Date, the product of (a) such Yield Maintenance Charge and/or Prepayment
Premium, multiplied by (b) a fraction, which in no event will be greater than one or less than zero, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for such Class of Principal Balance
Certificates for such Distribution Date, over (ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the
Mortgage Rate for the Prepaid Loan, over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Principal Balance Certificates on such
Distribution Date with respect to the Loan Group that includes the Prepaid Loan, and the

denominator of which is equal to that portion of the Principal Distribution
Amount for such Distribution Date that is attributable to the Loan Group that includes the Prepaid Loan.

         "Adjusted REMIC I Remittance Rate": With respect to any REMIC I Regular
Interest, for any Distribution Date, an annual rate equal to the Pass-Through
Rate in effect for such Distribution Date for the Class of Principal Balance
Certificates as to which such REMIC I Regular Interest is the only Corresponding
REMIC I Regular Interest or one of two or more Corresponding REMIC II Regular
Interests.

         "Advance": Any P&I Advance or Servicing Advance.

         "Adverse Grantor Trust Event": As defined in Section 10.02(e).

         "Adverse REMIC Event": As defined in Section 10.01(h).

         "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         "Anticipated Repayment Date": For each ARD Mortgage Loan, the date specified in the related Mortgage Note after which the per annum rate at which interest accrues on such ARD Mortgage Loan will increase as specified in the related Mortgage Note (other than as a result of a default thereunder).

         "Appraisal": With respect to any Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special
Servicer or the Master Servicer, prepared in accordance with 12 CFR ss. 225.64 and conducted in accordance with the standards of the American Appraisal
Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider. Absent bad faith, any party hereto may conclusively rely on any Appraisal obtained by or delivered to that party in accordance with this Agreement for purposes of establishing the
Appraised Value of a Mortgaged Property.

         "Appraisal Reduction Amount": With respect to any Required Appraisal
Mortgage Loan, the excess, if any, of: (a) the sum of, as calculated by the
Master Servicer as of the first Determination Date immediately succeeding the
Master Servicer obtaining knowledge of the subject Mortgage Loan becoming a
Required Appraisal Mortgage Loan if no new Required Appraisal is required or the date on which a Required Appraisal (or letter update or internal valuation, if applicable) is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Mortgage Loan (without duplication), (i) the Stated Principal Balance of the subject Required Appraisal
Mortgage Loan, (ii) to the

extent not previously advanced by or on behalf of the Master Servicer, the
Trustee or any Fiscal Agent, all unpaid interest accrued on such Required
Appraisal Mortgage Loan through the most recent Due Date prior to such
Determination Date at a per annum rate equal to the related Net Mortgage Rate
(exclusive of any portion thereof that constitutes Additional Interest), (iii)
all accrued but unpaid Servicing Fees, and all accrued but unpaid items that, upon payment, would be Additional Trust Fund Expenses, in respect of such
Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Special Servicer, the
Master Servicer, the Trustee or any Fiscal Agent with respect to such Required
Appraisal Mortgage Loan and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property; over (b)
an amount equal to the sum of (i) the Required Appraisal Value and (ii) all
escrows, reserves and letters of credit held for the purposes of reserves
(provided such letters of credit may be drawn upon for reserve purposes under the related loan documents) held with respect to such Required Appraisal
Mortgage Loan. If the Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), and such Required Appraisal (or letter update or internal valuation, if applicable) is required thereunder, then the Appraisal
Reduction Amount for the related Required Appraisal Mortgage Loan will equal 25%
of the outstanding principal balance of such Required Appraisal Mortgage Loan to be adjusted upon receipt of a Required Appraisal or letter update or internal valuation, if applicable.

         "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing
File. Absent bad faith, any party hereto may conclusively rely on any Appraisal
(or letter update or internal valuation, if applicable) obtained by or delivered to that party in accordance with this Agreement for purposes of establishing the
Appraised Value of a Mortgaged Property.

         "ARD Mortgage Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment
Date, such Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

         "Asset Status Report": As defined in Section 3.21(d).

         "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related
Mortgage Loan.

         "Assumed Periodic Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such Stated Maturity Date) and for any Due Date thereafter as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the Periodic
Payment of principal and/or interest deemed to be due in respect thereof on such
Due Date equal to the amount that would have been due in respect of such
Mortgage

Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and pay interest accrued at the Mortgage Rate, in each case in effect immediately prior to, and without regard to the occurrence of, its Stated Maturity Date. With respect to any REO Mortgage Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the amount that would have been due in respect of the predecessor
Mortgage Loan on such Due Date if (x) the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and pay interest accrued at the Mortgage Rate, in each case in effect on the Due
Date immediately prior to the predecessor Mortgage Loan becoming an REO Mortgage
Loan and (y) the predecessor Mortgage Loan had remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, the Assumed
Periodic Payment that would have been deemed due in respect of the predecessor
Mortgage Loan on such Due Date had it remained outstanding).

         "Authenticating Agent": Any authenticating agent appointed pursuant to
Section 8.12 (or, in the absence of any such appointment, the Trustee).

         "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Certificate Account and the Distribution Account as of
the close of business at the end of the related Collection Period and any other amounts collected by or on behalf of the Master Servicer as of the close of business on the last day of such Collection Period and required to be deposited in the Certificate Account, which amounts shall, in the case of the initial
Distribution Date, include the Closing Date Deposit, (ii) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee or any Fiscal Agent for distribution on the Certificates on such Distribution Date pursuant to
Section 4.03, (iii) to the extent not already included in clause (a)(i), the aggregate amount transferred from the REO Account (if established) to the
Certificate Account, on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c), (iv) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls, and (v) for each Distribution
Date occurring in March, and for the final Distribution Date if the final
Distribution Date occurs in February or, if such year is not a leap year, in
January, the aggregate of the Interest Reserve Amounts in respect of each
Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan deposited into the Distribution Account pursuant to Section 3.05(e), net of (b) the portion of the amount described in clause (a) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a
Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the (A) Certificate Account pursuant to clauses (ii)-(xv) and (xviii)-(xx) of Section 3.05(a) or (B) the Distribution
Account pursuant to clauses (ii)-(vi) of Section 3.05(b), (iii) Prepayment
Premiums and Yield Maintenance Charges, (iv) Additional Interest, (v) with respect to the Distribution Date occurring in February of each year and in
January of each year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO
Mortgage Loans to be withdrawn from the Certificate Account and deposited in the
Interest Reserve Account in respect of such Distribution

Date and held for future distribution pursuant to Section 3.04(e), and (vi) any amounts deposited in the Certificate Account or the Distribution Account in
error.

         "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

         "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Periodic Payment payable on the Stated Maturity Date of such Mortgage Loan.

         "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

         "Book-Entry Certificate": Any Certificate registered in the name of the
Depository or its nominee.

         "Book-Entry Non-Registered Certificate": Any Non-Registered Certificate
that constitutes a Book-Entry Certificate.

         "Breach": As defined in Section 2.03(a).

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the cities in which the
Corporate Trust Office of the Trustee (which as of the Closing Date are
Minneapolis, Minnesota and Columbia, Maryland) or the offices of the Master
Servicer (which as of the Closing Date is Overland Park, Kansas) or the offices of the Special Servicer (which as of the Closing Date is Miami Beach, Florida)
are located, are authorized or obligated by law or executive order to remain closed.

         "CERCLA": The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

         "Certificate": Any one of the Citigroup Commercial Mortgage Trust
2004-C2, Commercial Mortgage Pass-Through Certificates, Series 2004-C2, as
executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

         "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the
Trustee in trust for Certificateholders, which shall be entitled "Midland Loan
Services, Inc., as Master Servicer for Wells Fargo Bank, N.A., as Trustee, on
behalf of and in trust for the registered holders of Citigroup Commercial
Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series
2004-C2".

         "Certificate Deferred Interest": The amount by which interest distributable to any Class of Principal Balance Certificates is reduced by the amount of Mortgage Deferred Interest allocable to such Class on any Distribution
Date.

                                       10

         "Certificate Factor": With respect to any Class of Regular Certificates as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then-current Class Principal Balance or Class Notional Amount, as applicable, of such Class of Regular Certificates, and the denominator of which is the Original Class Principal Balance or Original
Class Notional Amount of such Class of Regular Certificates.

         "Certificate Notional Amount": With respect to any Class X Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such
Certificate, multiplied by (b) the then Class Notional Amount of the Class of
Class X Certificates to which such Certificate belongs.

         "Certificate Owner": With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

         "Certificate Principal Balance": With respect to any Principal Balance
Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal
Balance of the Class of Certificates to which such Certificate belongs.

         "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

         "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) only a Permitted
Transferee shall be the Holder of a Class R Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage
Loan Seller, the Master Servicer, the Special Servicer, the Trustee or any
Fiscal Agent in its respective capacity as such (except with respect to amendments or waivers referred to in Sections 7.04 and 11.01 hereof, any consent, approval or waiver required or permitted to be made by the Majority
Controlling Class Certificateholder or the Controlling Class Representative and
any election, removal or replacement of the Special Servicer or the Controlling
Class Representative pursuant to Section 6.09 or Section 3.25, as applicable), any Certificate registered in the name of the Depositor, any Mortgage Loan
Seller, the Master Servicer, the Special Servicer, the Trustee or any Fiscal
Agent, as the case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the
Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in
determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or

                                       11

"Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         "Certification": As defined in Section 8.16(b).

         "Citigroup": Citigroup Global Markets Realty Corp. or its successor in interest.

         "Citigroup Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of December 15, 2004, between the Depositor and Citigroup and relating to the transfer of the Citigroup Mortgage Loans to the Depositor.

         "Citigroup Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Citigroup Mortgage Loan Purchase
Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the Citigroup Mortgage Loan
Purchase Agreement.

         "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation.

         "Class A-1 Certificate": Any one of the Certificates with a "Class A-1"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class A-1A Certificate": Any one of the Certificates with a "Class
A-1A" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class A-2 Certificate": Any one of the Certificates with a "Class A-2"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class A-3 Certificate": Any one of the Certificates with a "Class A-3"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class A-4 Certificate": Any one of the Certificates with a "Class A-4"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class A-5 Certificate": Any one of the Certificates with a "Class A-5"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class A-J Certificate": Any one of the Certificates with a "Class A-J"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                       12

         "Class B Certificate": Any one of the Certificates with a "Class B"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class C Certificate": Any one of the Certificates with a "Class C"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class D Certificate": Any one of the Certificates with a "Class D"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class E Certificate": Any one of the Certificates with a "Class E"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class F Certificate": Any one of the Certificates with a "Class F"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class G Certificate": Any one of the Certificates with a "Class G"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class H Certificate": Any one of the Certificates with a "Class H"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class J Certificate": Any one of the Certificates with a "Class J"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class K Certificate": Any one of the Certificates with a "Class K"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class L Certificate": Any one of the Certificates with a "Class L"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class M Certificate": Any one of the Certificates with a "Class M"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class N Certificate": Any one of the Certificates with a "Class N"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                       13

         "Class Notional Amount": The aggregate hypothetical or notional amount on which a Class of Class X Certificates accrues or is deemed to accrue interest from time to time. As of any date of determination, the Class Notional Amount of each Class of Class X Certificates shall equal the then aggregate of the
Component Notional Amounts of all the Class X Components of such Class of Class
X Certificates; provided that, for reporting purposes, the Class Notional Amount of the Class XP Certificates shall be calculated in accordance with the
Prospectus Supplement.

         "Class O Certificate": Any one of the Certificates with a "Class O"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class P Certificate": Any one of the Certificates with a "Class P"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class Principal Balance": The aggregate principal balance of any Class of Principal Balance Certificates outstanding from time to time. As of the
Closing Date, the Class Principal Balance of each Class of Principal Balance
Certificates shall equal the Original Class Principal Balance thereof. On each
Distribution Date, the Class Principal Balance of each Class of Principal
Balance Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or
9.01, as applicable, and shall be further reduced by the amount of any Realized
Losses and Additional Trust Fund Expenses allocated thereto on such Distribution
Date pursuant to Section 4.04(a). The Class Principal Balance of any Class of
Principal Balance Certificates will be increased on any Distribution Date by the amount of any Certificate Deferred Interest with respect to such Class on such
Distribution Date. Distributions in respect of a reimbursement of Realized
Losses and Additional Trust Fund Expenses previously allocated to a Class of
Principal Balance Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

         "Class R Certificate": Any one of the Certificates with a "Class R"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing the sole class of "residual interests" in REMIC
I for purposes of the REMIC Provisions.

         "Class X Certificate": Any Class XC or Class XP Certificate.

         "Class X Component": With respect to the Class XC Certificates, any
Class XC Component; and, with respect to the Class XP Certificates, any Class XP
Component.

         "Class XC Certificate": Any one of the Certificates with a "Class XC"
designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing all of the Class XC Components, each of which is a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class XC Component": Any one of the 55 components of the Class XC
Certificates, each of which shall constitute a separate "regular interest" in
REMIC II for purposes of the REMIC Provisions. Each Class XC Component shall accrue interest at its Class XC Strip

                                       14

Rate in effect from time to time on its Component Notional Amount outstanding from time to time, which Component Notional Amount shall equal the REMIC I
Principal Balance of such Class XC Component's Corresponding REMIC I Regular
Interest. The respective Class XC Components shall be designated as follows:
Class XC Component XC-A-1-1, Class XC Component XC-A-1-2, Class XC Component
XC-A-1-3, Class XC Component XC-A-1-4, Class XC Component XC-A-2-1, Class XC
Component XC-A-2-2, Class XC Component XC-A-2-3, Class XC Component XC-A-2-4,
Class XC Component X-A-2-5, Class XC Component XC-A-2-6, Class XC Component
XC-A-2-7, Class XC Component XC-A-3, Class XC Component XC-A-4-1, Class XC
Component XC-A-4-2, Class XC Component XC-A-5-1, Class XC Component XC-A-5-2,
Class XC Component XC-A-5-3, Class XC Component XC-A-5-4, Class XC Component
XC-A-5-5, Class XC Component XC-A-1A-1, Class XC Component XC-A-1A-2, Class XC
Component XC-A-1A-3, Class XC Component XC-A-1A-4, Class XC Component XC-A-1A-5,
Class XC Component XC-A-1A-6, Class XC Component XC-A-1A-7, Class XC Component
XC-A-1A-8, Class XC Component XC-A-1A-9, Class XC Component XC-A-1A-10, Class XC
Component XC-A-1A-11, Class XC Component XC-A-1A-12, Class XC Component
XC-A-1A-13, Class XC Component XC-A-1A-14, Class XC Component XC-A-1A-15, Class
XC Component XC-A-J, Class XC Component XC-B, Class XC Component XC-C, Class XC
Component XC-D-1, Class XC Component XC-D-2, Class XC Component XC-E-1, Class XC
Component XC-E-2, Class XC Component XC-E-3, Class XC Component XC-F-1, Class XC
Component XC-F-2, Class XC Component XC-F-3, Class XC Component XC-G-1, Class XC
Component XC-G-2, Class XC Component XC-H, Class XC Component XC-J, Class XC
Component XC-K, Class XC Component XC-L, Class XC Component XC-M, Class XC
Component XC-N, Class XC Component XC-O and Class XC Component XC-P.

         "Class XC Strip Rate": With respect to any Class XC Component, for any
Distribution Date, an annual rate equal to either: (i) if such Class XC
Component has a Corresponding Class XP Component, and if such Distribution Date is, or occurs prior to, the Class XP Termination Date for such Corresponding
Class XP Component, the excess, if any, of (A) the REMIC I Remittance Rate with respect to such Class XC Component's Corresponding REMIC I Regular Interest for
such Distribution Date, over (B) the greater of (1) the Adjusted REMIC I
Remittance Rate with respect to such Class XC Component's Corresponding REMIC I
Regular Interest for such Distribution Date and (2) the Reference Rate for such
Distribution Date; or (ii) in all other cases, the excess, if any, of (X) the
REMIC I Remittance Rate with respect to such Class XC Component's Corresponding
REMIC I Regular Interest for such Distribution Date, over (Y) the Adjusted REMIC
I Remittance Rate with respect to such Class XC Component's Corresponding REMIC
I Regular Interest for such Distribution Date.

         "Class XP Certificate": Any one of the Certificates with a "Class XP"
designation on the face thereof, substantially in the form of Exhibit A-2 hereto, and evidencing all of the Class XP Components, each of which is a
"regular interest" in REMIC II for purposes of the REMIC provisions.

         "Class XP Component": Any one of the 45 components of the Class XP
Certificates, each of which shall constitute a separate "regular interest" in
REMIC II for purposes of the REMIC Provisions. Each Class XP Component shall accrue interest at its Class XP Strip Rate in effect from time to time on its
Component Notional Amount outstanding from time to time, which Component
Notional Amount shall equal the REMIC I Principal Balance of such

                                       15

Class XP Component's Corresponding REMIC I Regular Interest. The respective
Class XP Components shall be designated as follows: Class XP Component XP-A-1-2,
Class XP Component XP-A-1-3, Class XP Component XP-A-1-4, Class XP Component
XP-A-2-1, Class XP Component XP-A-2-2, Class XP Component XP-A-2-3, Class XP
Component XP-A-2-4, Class XP Component XP-A-2-5, Class XP Component XP-A-2-6,
Class XP Component XP-A-2-7, Class XP Component XP-A-3, Class XP Component
XP-A-4-1, Class XP Component XP-A-4-2, Class XP Component XP-A-5-1, Class XP
Component XP-A-5-2, Class XP Component XP-A-5-3, Class XP Component XP-A-5-4,
Class XP Component XP-A-5-5, Class XP Component XP-A-1A-2, Class XP Component
XP-A-1A-3, Class XP Component XP-A-1A-4, Class XP Component XP-A-1A-5, Class XP
Component XP-A-1A-6, Class XP Component XP-A-1A-7, Class XP Component XP-A-1A-8,
Class XP Component XP-A-1A-9, Class XP Component XP-A-1A-10, Class XP Component
XP-A-1A-11, Class XP Component XP-A-1A-12, Class XP Component XP-A-1A-13, Class
XP Component XP-A-1A-14, Class XP Component XP-A-1A-15, Class XP Component
XP-A-J, Class XP Component XP-B, Class XP Component XP-C, Class XP Component
XP-D-1, Class XP Component XP-D-2, Class XP Component XP-E-1, Class XP Component
XP-E-2, Class XP Component XP-E-3, Class XP Component XP-F-1, Class XP Component
XP-F-2, Class XP Component XP-F-3, Class XP Component XP-G-1 and Class XP
Component XP-G-2.

         "Class XP Strip Rate": With respect to any Class XP Component, for any
Distribution Date, an annual rate equal to either: (i) if such Distribution Date is, or occurs prior to, the Class XP Termination Date for such Class XP
Component, the excess, if any, of (A) the lesser of (1) the REMIC I Remittance
Rate with respect to such Class XP Component's Corresponding REMIC I Regular
Interest for such Distribution Date, and (2) the Reference Rate for such
Distribution Date, over (B) the Adjusted REMIC I Remittance Rate with respect to such Class XP Component's Corresponding REMIC I Regular Interest for such
Distribution Date; or (ii) if such Distribution Date is subsequent to the Class
XP Termination Date for such Class XP Component, 0% per annum.

         "Class XP Termination Date": With respect to any Class XP Component, the Distribution Date in the month and year specified opposite the alphanumeric designation for such Class XP Component in the following table.

 Designation of Class XP                          Month and Year of Class XP
        Component                                      Termination Date
 -----------------------                          --------------------------
         XP-A-1-2                                          June 2005
         XP-A-1-3                                        December 2005
         XP-A-1-4                                          June 2006
         XP-A-2-1                                          June 2006
         XP-A-2-2                                        December 2006
         XP-A-2-3                                          June 2007
         XP-A-2-4                                        December 2007
         XP-A-2-5                                          June 2008
         XP-A-2-6                                        December 2008
         XP-A-2-7                                          June 2009
          XP-A-3                                           June 2009

                                       16

         XP-A-4-1                                          June 2009
         XP-A-4-2                                        December 2009
         XP-A-5-1                                        December 2009
         XP-A-5-2                                          June 2010
         XP-A-5-3                                        December 2010
         XP-A-5-4                                          June 2011
         XP-A-5-5                                        December 2011
        XP-A-1A-2                                          June 2005
        XP-A-1A-3                                        December 2005
        XP-A-1A-4                                          June 2006
        XP-A-1A-5                                        December 2006
        XP-A-1A-6                                          June 2007
        XP-A-1A-7                                        December 2007
        XP-A-1A-8                                          June 2008
        XP-A-1A-9                                        December 2008
        XP-A-1A-10                                         June 2009
        XP-A-1A-11                                       December 2009
        XP-A-1A-12                                         June 2010
        XP-A-1A-13                                       December 2010
        XP-A-1A-14                                         June 2011
        XP-A-1A-15                                       December 2011
          XP-A-J                                         December 2011
           XP-B                                          December 2011
           XP-C                                          December 2011
          XP-D-1                                           June 2011
          XP-D-2                                         December 2011
          XP-E-1                                           June 2010
          XP-E-2                                         December 2010
          XP-E-3                                           June 2011
          XP-F-1                                           June 2009
          XP-F-2                                         December 2009
          XP-F-3                                           June 2010
          XP-G-1                                         December 2008
          XP-G-2                                           June 2009

         "Class X Strip Rate": With respect to any Class XC Component, for any
Distribution Date, the related Class XC Strip Rate for such Distribution Date;
and, with respect to any Class XP Component, for any Distribution Date, the
related Class XP Strip Rate for such Distribution Date.

         "Class Y Certificate": Any one of the Certificates with a "Class Y-I"
designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a proportionate interest in the Additional
Interest relating to the ARD Mortgage Loans as described in Section 4.01(b).

         "Closing Date": December 22, 2004.

                                       17

         "Closing Date Deposit": With respect to PNC, a cash amount to be deposited by PNC pursuant to the PNC Mortgage Loan Purchase Agreement, in respect of the Mortgage Loan sold by PNC to the Depositor that does not have its first Scheduled Payment due until February 2005, which cash amount represents, as to such Mortgage Loan, the aggregate amount of interest that would have accrued during the entire month of January 2005 at the related Mortgage Rate on the related Cut-off Date Balance. The Closing Date Deposit for PNC is
$19,147.67.

         "CMSA": The Commercial Mortgage Securities Association or any successor organization.

         "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the
"CMSA Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Comparative Financial Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Delinquent Loan Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Financial File": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Historical Liquidation Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                                       18

         "CMSA Historical Loan Modification and Corrected Mortgage Loan Report":
A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected
Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Loan Level Reserve/LOC Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Level Reserve/LOC Report" available as of the Closing Date on the
CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan
Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI
Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions and in any event, shall present the computations made in accordance with the methodology described in such form to
"normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

         "CMSA Operating Statement Analysis": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Operating Statement Analysis Report" available as of the Closing Date on the
CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

         "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property
File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information

                                       19

and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO
Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Servicer Watchlist": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watchlist/Portfolio Review Guidelines"
available as of the Closing Date on the CMSA Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Website": The website maintained by the CMSA with an address, as of the Closing Date, of "www.cmbs.org."

         "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

         "Collection Period": With respect to any Distribution Date or P&I
Advance Date, the period that begins on the day immediately following the
Determination Date in the calendar month preceding the month in which such
Distribution Date or such P&I Advance Date, as the case may be, occurs (or, in the case of the initial Distribution Date and the initial P&I Advance Date, commencing on the day after the related Cut-off Date) and ending on and including the Determination Date in the month in which such Distribution Date or such P&I Advance Date, as the case may be, occurs.

         "Commission": The Securities and Exchange Commission or any successor agency.

         "Component Notional Amount": With respect to each Class X Component and any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest.

         "Controlling Class": As of any date of determination, the most subordinate (based on the payment priorities of Section 4.01(a)) outstanding
Class of Principal Balance Certificates, that has a Class Principal Balance that is (i) greater than 25% of the Original Class Principal Balance thereof and (ii)
equal to or greater than 1.0% of the sum of the Original Class Principal
Balances of all the Principal Balance Certificates; provided, however, that if no Class of Principal Balance Certificates has a Class Principal Balance that satisfies such requirements, then the Controlling Class shall be the most subordinate (based on the payment priorities of Section 4.01(a)) outstanding
Class of Principal Balance Certificates that has a Class Principal Balance greater than zero. For purposes of determining, and exercising the rights of, the Controlling Class, the Senior Class A Certificates shall be deemed a single
Class of Certificates.

                                       20

         "Controlling Class Representative": As defined in Section 3.25(a).

         "Corporate Trust Office": The corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this
Agreement shall be administered, which office at the date of the execution of this Agreement is located at (i) for certificate transfer purposes, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust
Services--CCMT 2004-C2 and (ii) for all other purposes, 9062 Old Annapolis Road,
Columbia, Maryland 21045, Attention: CMBS Corporate Trust Services, Citigroup
Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through
Certificates, Series 2004-C2.

         "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially
Serviced Mortgage Loan but has ceased to be a Specially Serviced Mortgage Loan in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event or the related Mortgaged Property becoming an REO Property).

         "Corresponding REMIC I Regular Interest": With respect to: (a) any
Class of Principal Balance Certificates, the REMIC I Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class of Principal Balance Certificates (provided that each REMIC I Regular Interest with a designation that begins "A-1-" will be a Corresponding REMIC I Regular
Interest with respect to the Class A-1 Certificates, each REMIC I Regular
Interest with a designation that begins "A-2-" will be a Corresponding REMIC I
Regular Interest with respect to the Class A-2 Certificates, each REMIC I
Regular Interest with a designation that begins "A-4-" will be a Corresponding
REMIC I Regular Interest with respect to the Class A-4 Certificates, each REMIC
I Regular Interest with a designation that begins "A-5-" will be a Corresponding
REMIC I Regular Interest with respect to the Class A-5 Certificates, each REMIC
I Regular Interest with a designation that begins "A-1A-" will be a
Corresponding REMIC I Regular Interest with respect to the Class A-1A
Certificates, each REMIC I Regular Interest with a designation that begins "D-"
will be a Corresponding REMIC I Regular Interest with respect to the Class D
Certificates, each REMIC I Regular Interest with a designation that begins "E-"
will be a Corresponding REMIC I Regular Interest with respect to the Class E
Certificates, each REMIC I Regular Interest with a designation that begins "F-"
will be a Corresponding REMIC I Regular Interest with respect to the Class F
Certificates and each REMIC I Regular Interest with a designation that begins
"G-" will be a Corresponding REMIC I Regular Interest with respect to the Class
G Certificates); (b) any Class XC Component, the REMIC I Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "XC-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class XC Component; and (c) any Class XP Component, the REMIC II Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "XP-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class XP
Component.

         "Corresponding Class XP Component": With respect to any Class XC
Component, any Class XP Component that has the same Corresponding REMIC I
Regular Interest as such Class XC Component. If the Corresponding REMIC I
Regular Interest for any Class XC Component is not also a Corresponding REMIC I
Regular Interest for a Class XP

                                       21

Component, then such Class XC Component shall not have a Corresponding Class XP
Component.

         "Crossed Group": With respect to any Mortgage Loan, such Mortgage Loan and all other Mortgage Loans that are cross-collateralized and cross-defaulted with such Mortgage Loan.

         "Crossed Loan": A Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

         "Crossed Loan Repurchase Criteria": (i) The Debt Service Coverage Ratio
for all remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the Debt
Service Coverage Ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; (ii) the Loan-to-Value Ratio for any remaining related Crossed Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related
Mortgage Loan Seller is not greater than the Loan-to-Value Ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the
Special Servicer at the expense of the related Mortgage Loan Seller; and (iii)
the Mortgage Loan Seller, at its expense, shall have furnished the Trustee with an Opinion of Counsel that the repurchase of or substitution for a Crossed Loan, including, without limitation, any modification relating to such repurchase or substitution, shall not cause an Adverse REMIC Event.

         "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which
Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the
Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

         "Cut-off Date": Individually and collectively, as the context may require: with respect to each Mortgage Loan originated on or prior to November
1, 2004 (or, in the case of a Mortgage Loan originated by Citigroup Global
Markets Realty Corp., on or prior to November 11, 2004), the related Due Date of that Mortgage Loan in December 2004; with respect to each Mortgage Loan originated after November 1, 2004 (or, in the case of a Mortgage Loan originated by Citigroup Global Markets Realty Corp., after November 11, 2004) and having its first Scheduled Payment in January 2005, December 1, 2004 (or, in the case of a Mortgage Loan originated by Citigroup Global Markets Realty Corp., December
13, 2004); and, with respect to the one (1) Mortgage Loan originated by PNC after December 1, 2004 and having its first Scheduled Payment in February 2005, the date of origination.

         "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

                                       22

         "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, the ratio of (x) the annualized Net Operating Income
(before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) twelve times the amount of the Periodic Payment in effect for such Mortgage Loan as of such date of determination.

         "Defaulted Mortgage Loan": A Mortgage Loan (i) that (A) is delinquent
60 days or more in respect to a Periodic Payment (not including the Balloon
Payment) or (B) is delinquent in respect of its Balloon Payment unless the
Master Servicer has, on or prior to the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment (provided that, if such refinancing does not occur during such time specified in the commitment, the subject Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the
Master Servicer or Special Servicer has, by written notice to the related
Mortgagor, accelerated the maturity of the indebtedness evidenced by the related
Mortgage Note.

         "Defeasance Collateral": With respect to any Defeasance Loan, the
United States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

         "Defeasance Loan": Any Mortgage Loan identified as a Defeasance Loan on the Mortgage Loan Schedule which permits or requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         "Definitive Certificate": As defined in Section 5.03(a).

         "Definitive Non-Registered Certificate": Any Non-Registered Certificate
that is a Definitive Certificate.

         "Depositor": Citigroup Commercial Mortgage Securities Inc. or its
successor in interest.

         "Depository": The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial
Depository for purposes of registering those Certificates that are to be
Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a
"clearing corporation" as defined in Section 8-102(3) of

                                       23

the Uniform Commercial Code of the State of New York and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act.

         "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": The 11th day of each month, or if such 11th day is not a Business Day, the immediately succeeding Business Day, commencing in
January 2005.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO
Property, the holding of such REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an
Independent Contractor; provided, however, that the Trustee (or the Special
Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special
Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such
REO Property.

         "Discount Rate": With respect to any prepaid Mortgage Loan or REO
Mortgage Loan for purposes of allocating any Yield Maintenance Charge or
Prepayment Premium received thereon or with respect thereto among the respective
Classes of the Principal Balance Certificates (other than any Excluded Class thereof), the "Discount Rate" shall be determined as specified in the related loan documents for the purposes of calculating the subject Yield Maintenance
Charge or Prepayment Premium.

         "Disqualified Organization": Any of the following: (i) the United
States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii)
any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code
(unless such organization is subject to the tax imposed by Section 511 of the
Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of
Counsel (which shall not be an expense of the Trustee) that the holding of an
Ownership Interest in a Class R Certificate by such Person may cause the Trust
Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an
Ownership Interest in a Class R Certificate to such Person. The terms "United
States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                                       24

         "Distributable Certificate Interest": With respect to any Class of
Regular Certificates for any Distribution Date, the Accrued Certificate Interest
in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by the sum of: (i) the portion of any Net Aggregate
Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Regular Certificates in accordance with Section 4.04(f); and (ii) except in the case of a Class of Class X Certificates, the portion of any Mortgage
Deferred Interest allocated to such Class of Regular Certificates on such
Distribution Date in accordance with Section 4.04(d).

         "Distribution Account": The segregated account or accounts created and maintained by the Trustee on behalf of the Certificateholders (exclusive of the
Holders of the Class Y Certificates) pursuant to Section 3.04(b) which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Citigroup Commercial Mortgage Trust 2004-C2, Commercial Mortgage
Pass-Through Certificates, Series 2004-C2."

         "Distribution Date": With respect to any Determination Date, the fourth
Business Day following such Determination Date.

         "Distribution Date Statement": As defined in Section 4.02(a).

         "Document Defect": As defined in Section 2.03(a).

         "Due Date": With respect to (i) any Mortgage Loan on or prior to its
Stated Maturity Date, the day of the month set forth in the related Mortgage
Note on which each Periodic Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO
Mortgage Loan, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on the related Mortgage Loan had been scheduled to be first due.

         "EDGAR": The Commission's Electronic Data Gathering, Analysis and
Retrieval system.

         "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and (A) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated at least "Aa3" by Moody's (if then rated by Moody's) and "AA-" by S&P (or "A-" provided the short-term unsecured debt obligations are rated at least "A-1" by S&P) (or, with respect to any such
Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or (B) with respect to deposits held for less than 30 days in such account, the short-term deposits of which are rated at least "P-1"
by Moody's (if then rated by Moody's) and "A-1" by S&P (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein,(ii) an account or accounts maintained with PNC so long as PNC (X) has a long-term unsecured debt rating of at least "A" and a short-term rating of at least "A-1" from S&P and (Y) has a long-term

                                       25

unsecured debt rating of at least "A1" and a short-term rating of at least "P-1"
from Moody's or (iii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then-current rating assigned to any Class of Certificates, as confirmed in writing by each Rating Agency.

         "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any
successor provisions covering the same subject matter in the case of a Specially
Serviced Mortgage Loan as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of
Specially Serviced Mortgage Loan as to which the related Mortgaged Property is not multifamily property.

         "ERISA": The Employee Retirement Income Security Act of 1974, as
amended.

         "Escrow Payment": Any payment received by the Master Servicer or the
Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged
Property.

         "Event of Default": One or more of the events described in Section
7.01(a).

         "Excess Servicing Strip": With respect to any Mortgage Loan or REO
Mortgage Loan, the portion of the related Master Servicing Fee that accrues at the related Excess Servicing Strip Rate in effect from time to time, subject to reduction by the Trustee in accordance with Section 3.11(a).

         "Excess Servicing Strip Rate": With respect to any Mortgage Loan or REO
Mortgage Loan, subject to reduction by the Trustee in accordance with Section
3.11(a), a rate per annum equal to the excess, if any, of (A) the related Master
Servicing Fee Rate over (B) the sum of (1) 0.02% per annum plus (2) the annual sub-servicing fee rate for any related third-party Sub-Servicer of such Mortgage
Loan or REO Mortgage Loan, as the case may be, on behalf of the Master Servicer.

         "Exchange Act": Securities Exchange Act of 1934, as amended.

         "Excluded Class": Any Class of Principal Balance Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates,
Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, the
Class A-J Certificates, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates
and Class H Certificates.

         "Exemption": Department of Labor Prohibited Transaction Exemption
("PTE") 91-23, as amended from time to time, or any successor thereto.

                                       26

         "Exemption-Favored Party": Any of (i) Citigroup Global Markets Inc.,
(ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Citigroup Global Markets
Inc., and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and/or (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

         "FASB 140": The Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities", issued in September 2002.

         "FDIC": Federal Deposit Insurance Corporation or any successor.

         "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

         "Final Recovery Determination": A determination by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased or replaced by any of the Mortgage Loan Sellers, pursuant to the related Mortgage
Loan Purchase Agreement, or by the Master Servicer, the Special Servicer or the
Majority Controlling Class Certificateholder pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds, REO
Revenues and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

         "FNMA": Federal National Mortgage Association or any successor.

         "Form 8-K": A Current Report on Form 8-K and/or any successor or equivalent forms adopted by the Commission.

         "Form 10-K": An Annual Report on Form 10-K and/or any successor or equivalent forms adopted by the Commission.

         "Gain-on-Sale Proceeds": With respect to any Specially Serviced
Mortgage Loan or REO Property, the excess, if any, of (i) any Liquidation
Proceeds with respect to the subject Mortgage Loan or REO Property, as the case may be (net of any related Liquidation Expenses), over (ii) the Purchase Price for such Mortgage Loan or the related REO Mortgage Loan, as the case may be, on the date on which such Liquidation Proceeds were received.

         "Gain-on-Sale Reserve Account": A segregated custodial account or accounts or subaccount of the Distribution Account created and maintained by the
Trustee pursuant to Section 3.04(f) on behalf of the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Citigroup Commercial Mortgage Trust 2004-C2, Commercial
Mortgage Pass-Through Certificates, Series 2004-C2." Any such account shall be an Eligible Account or a subaccount of an Eligible Account.

         "Global Certificate": With respect to any Class of Book-Entry
Non-Registered Certificates, either the related Rule 144A Global Certificate or the Regulation S Global Certificate.

                                       27

         "Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which are the Grantor Trust Assets.

         "Grantor Trust Assets": The segregated pool of assets consisting of (i)
any Additional Interest with respect to the ARD Mortgage Loans after their respective Anticipated Repayment Dates and (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest.

         "Grantor Trust Provisions": Subpart E of Part I of subchapter J of the
Code and Treasury regulation section 301.7701-4(c).

         "Ground Lease": With respect to any Mortgage Loan for which the
Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

         "Group 1 Mortgage Loan": Any Mortgage Loan identified on the Mortgage
Loan Schedule as belonging to Loan Group No. 1.

         "Group 2 Mortgage Loan": Any Mortgage Loan identified on the Mortgage
Loan Schedule as belonging to Loan Group No. 2.

         "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

         "Holder": A Certificateholder.

         "Impound Reserve": As defined in Section 3.16(c) hereof.

         "Independent": When used with respect to any specified Person, any such
Person who (i) is in fact independent of the Depositor, the Mortgage Loan
Sellers, the Master Servicer, the Special Servicer, the Controlling Class
Representative, the Trustee, any Fiscal Agent and any and all Affiliates
thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Controlling Class Representative,
the Trustee, any Fiscal Agent or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Sellers, the Master Servicer,
the Special Servicer, the Controlling Class Representative, the Trustee, any
Fiscal Agent or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions;
provided, however, that a Person shall not fail to be Independent of the
Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer,
the Controlling Class Representative, the Trustee, any Fiscal Agent or any
Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Mortgage Loan
Sellers, the Master Servicer, the Special Servicer, the Controlling Class
Representative, the Trustee, such Fiscal Agent or such Affiliate thereof, as the case may be.

                                       28

         "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

         "Independent Contractor": Any Person that would be an "independent contractor" with respect to a REMIC Pool within the meaning of Section 856(d)(3)
of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of
Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master
Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the
Trustee and the Master Servicer), so long as such REMIC Pool does not receive or derive any income from such Person; provided that the relationship between such
Person and such REMIC Pool is at arm's length, all within the meaning of
Treasury regulations section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Master
Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO
Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code, or cause any income realized in respect of such
REO Property to fail to qualify as Rents from Real Property.

         "Initial Purchaser": Citigroup Global Markets Inc. or its successor in interest.

         "Institutional Accredited Investor" or "IAI": An "accredited investor"
as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the
Securities Act or any entity in which all of the equity owners come within such paragraphs.

         "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

         "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged
Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

         "Insured Environmental Event": As defined in Section 3.07(d).

         "Interest Accrual Period": With respect to each Class of Regular
Certificates, each Class X Component and each REMIC I Regular Interest, for any
Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs. Notwithstanding the foregoing, each
Interest Accrual Period is deemed to consist of 30 days for purposes of calculating interest on the Regular Certificates, the Class X Components and the
REMIC I Regular Interests.

                                       29

         "Interest Reserve Account": The segregated account created and maintained by the Master Servicer pursuant to Section 3.04(c) on behalf of the
Trustee in trust for Certificateholders, which shall be entitled "Midland Loan
Services, Inc., as Master Servicer for Wells Fargo Bank, N.A., as Trustee, on
behalf of and in trust for the registered holders of Citigroup Commercial
Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series
2004-C2."

         "Interest Reserve Amount": With respect to each Interest Reserve
Mortgage Loan and Interest Reserve REO Mortgage Loan for each P&I Advance Date that occurs in February of each year and in January of each year that is not a leap year, an amount equal to one day's interest at the related Net Mortgage
Rate on the related Stated Principal Balance as of the Due Date in the month in which such P&I Advance Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment is collected in respect thereof as of the Determination Date immediately preceding such P&I Advance Date or a P&I Advance is made in respect thereof for such Due Date as of such P&I
Advance Date.

         "Interest Reserve Mortgage Loan": Each Mortgage Loan that is an
Actual/360 Mortgage Loan.

         "Interest Reserve REO Mortgage Loan": An REO Mortgage Loan that relates to an Interest Reserve Mortgage Loan.

         "Interested Person": The Depositor, any Mortgage Loan Seller, the
Master Servicer, the Special Servicer, any Independent Contractor hired by the
Special Servicer, any Holder of a Certificate or any Affiliate of any such
Person.

         "Internet Website": The Internet Websites maintained by the Trustee and, if applicable, the Master Servicer and/or the Special Servicer, which in the case of the Trustee is located at "www.ctslink.com/cmbs", or such other address as provided by the Trustee to the parties hereto from time to time and, in the case of the Master Servicer and/or the Special Servicer, shall be located at such address provided by such person to the parties hereto from time to time.

         "Investment Account": As defined in Section 3.06(a).

         "Investment Grade Certificate": As of any date of determination, a
Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

         "IRS": The Internal Revenue Service or any successor agency.

         "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

         "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a
Periodic Payment (other than a Balloon Payment) or an Assumed Periodic Payment in respect of such Mortgage Loan due or deemed due on a Due Date

                                       30

in a previous Collection Period, and not previously recovered. With respect to any REO Mortgage Loan, all amounts received in connection with the related REO
Property during any Collection Period, whether as Insurance Proceeds,
Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Periodic Payment
(other than a Balloon Payment) or an Assumed Periodic Payment in respect of the predecessor Mortgage Loan or of an Assumed Periodic Payment in respect of such
REO Mortgage Loan due or deemed due on a Due Date in a previous Collection
Period and not previously recovered.

         "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery
Determination is made with respect to such Mortgage Loan; (iii) such Mortgage
Loan is repurchased or replaced by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Majority Controlling Class Certificateholder, the Special
Servicer or any assignee of the foregoing pursuant to Section 3.18; (v) such
Mortgage Loan is purchased by any related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreements; or (vi) such Mortgage
Loan is purchased by the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder pursuant to Section 9.01. With respect to any REO Property (and the related REO Mortgage Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO
Property; (ii) such REO Property is purchased by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder pursuant to
Section 9.01; or (iii) such REO Property is sold pursuant to Section 3.18.

         "Liquidation Fee": With respect to each Specially Serviced Mortgage
Loan and REO Mortgage Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

         "Liquidation Fee Rate": 1.00%.

         "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property or REO
Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii)
the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise (which does not include voluntary Principal
Prepayments), exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a
Defaulted Mortgage Loan by the Majority Controlling Class Certificateholder, the
Special Servicer or any assignee thereof pursuant to Section 3.18; (v) the repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement; (vi) the purchase of a
Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or
the Majority Controlling Class Certificateholder pursuant to Section 9.01; or
(vii) the purchase

                                       31

of the Mortgage Loan by a mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement.

         "Loan Group": Either Loan Group No. 1 or Group No. 2, as applicable.

         "Loan Group No. 1": Collectively, all of the Mortgage Loans that are
Group 1 Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

         "Loan Group No. 1 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Available Distribution
Amount attributable to Loan Group No. 1.

         "Loan Group No. 1 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Principal Distribution
Amount attributable to Loan Group No. 1.

         "Loan Group No. 2": Collectively, all of the Mortgage Loans that are
Group 2 Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

         "Loan Group No. 2 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Available Distribution
Amount attributable to Loan Group No. 2.

         "Loan Group No. 2 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Principal Distribution
Amount attributable to Loan Group No. 2.

         "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then-current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

         "Lockout Period": With respect to any Mortgage Note that prohibits the
Mortgagor from prepaying such Mortgage Loan until a date specified in such
Mortgage Note, the period from the Closing Date until such specified date.

         "Majority Controlling Class Certificateholder": As of any date of determination, any single Holder (or, in the case of a Class of Book-Entry
Certificates, Certificate Owner) of Certificates (other than any Holder (or, in the case of a Class of Book-Entry Certificates, Certificate Owner) that is an
Affiliate of the Depositor or a Mortgage Loan Seller) entitled to greater than
50% of the Voting Rights allocated to the Controlling Class; provided, however, that, if there is no single Holder (or, in the case of a Class of Book-Entry
Certificates, Certificate Owner) of Certificates entitled to greater than 50% of the Voting Rights allocated to such Class, then the Majority Controlling Class
Certificateholder shall be the single Holder (or, in the case of a Class of
Book-Entry Certificates, Certificate Owner) of Certificates with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Majority Controlling Class Certificateholder, the Senior Class A
Certificates shall be deemed to be a single Class of Certificates, with such
Voting Rights allocated among the Holders (or, in the case of a Class of

                                       32

Book-Entry Certificates, Certificate Owners) of such Certificates in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

         "Master Servicer": Midland Loan Services, Inc., its successor in interest or any successor master servicer appointed as herein provided
(including the Trustee as successor pursuant to Section 7.02).

         "Master Servicing Fee": With respect to each Mortgage Loan and REO
Mortgage Loan, the fee payable to the Master Servicer pursuant to Section
3.11(a).

         "Master Servicing Fee Rate": With respect to each Mortgage Loan and REO
Mortgage Loan, the percentage set forth under the column "Master Servicing Fee
Rate" on the Mortgage Loan Schedule.

         "Midland": Midland Loan Services, Inc. or its successor in interest.

         "Money Term": With respect to any Mortgage Loan, the maturity date,
Mortgage Rate, Stated Principal Balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge in connection with a Principal Prepayment (but not any late fees or default interest provisions).

         "Moody's": Moody's Investors Service, Inc., or its successor in interest. If Moody's nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and
specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

         "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged
Property.

         "Mortgage Deferred Interest": With respect to any Mortgage Loan, the amount of any interest accrued thereon at the related Mortgage Rate (other than
Additional Interest) that, by virtue of a modification, is added to the outstanding principal balance of such Mortgage Loan instead of being payable on the related Due Date on which it would otherwise have been due.

         "Mortgage File": With respect to any Mortgage Loan, collectively the following documents:

     (i)     the original executed Mortgage Note including any power of attorney related to the execution thereof, together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of Wells Fargo Bank,
             N.A., as trustee for the registered holders of Citigroup Commercial
             Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through
             Certificates, Series 2004-C2, or in blank (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

                                       33

     (ii)    an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

     (iii)   an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

     (iv)    an original executed assignment, in recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee), of (A) the Mortgage, (B) any related Assignment of Leases (if such item is a document separate from the Mortgage)
             and (C) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of Wells Fargo
             Bank, N.A., as trustee for the registered holders of Citigroup
             Commercial Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through
             Certificates, Series 2004-C2, or in blank;

     (v)     an original assignment of all unrecorded documents relating to the
             Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of Wells Fargo Bank, N.A., as trustee for the registered holders of Citigroup Commercial Mortgage Trust
             2004-C2, Commercial Mortgage Pass-Through Certificates, Series
             2004-C2, or in blank;

     (vi)    originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the Mortgage Loan has been assumed or consolidated;

     (vii)   the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a pro forma policy or marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

     (viii)  any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any prior UCC Financing
             Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC
             Financing Statements when it was to deliver the subject Mortgage
             File on or prior to the Closing Date) and, if there is an effective
             UCC Financing Statement and continuation statement in favor of the
             Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC

                                       34

             Financing Statement assignment, in form suitable for filing in favor of Wells Fargo Bank, N.A., as trustee for the registered holders of Citigroup Commercial Mortgage Trust 2004-C2, Commercial
             Mortgage Pass-Through Certificates, Series 2004-C2, as assignee, or in blank;

     (ix)    an original or a copy of (A) any Ground Lease and (B) any loan guaranty, indemnity, ground lessor estoppel or environmental insurance policy or lease enhancement policy;

     (x)     any intercreditor, co-lender or similar agreement relating to permitted debt of the Mortgagor; and

     (xi)    copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan;

provided that, whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clauses
(vi), (ix) (solely with respect to any guaranty), (x) and (xi) of this definition, shall be deemed to include only such documents to the extent the
Trustee or Custodian has actual knowledge of their existence.

         "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage
Loan" includes the related Mortgage Note, Mortgage, and other security documents contained in the related Mortgage File.

         "Mortgage Loan Purchase Agreement": Each of the Citigroup Mortgage Loan
Purchase Agreement and the PNC Mortgage Loan Purchase Agreement.

         "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the
Closing Date to the Trustee as part of the Trust Fund attached hereto as
Schedule I and in a computer readable format. Such list shall set forth the following information with respect to each Mortgage Loan:

     (i)     the Mortgage Loan number;

     (ii)    the street address (including city, county, state and zip code) and name of the related Mortgaged Property;

     (iii)   the Cut-off Date Balance;

     (iv)    the amount of the Periodic Payment due on the first Due Date following the Closing Date;

     (v)     the Mortgage Rate as of the Cut-off Date;

                                       35

     (vi)    the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) the Stated Maturity Date and, in the case of an ARD Mortgage Loan, the Anticipated Repayment Date;

     (vii)   in the case of a Balloon Mortgage Loan, the remaining amortization term;

     (viii)  the original and remaining amortization term;

     (ix)    whether the Mortgage Loan is secured by a Ground Lease;

     (x)     the Master Servicing Fee Rate;

     (xi)    whether such Mortgage Loan is an ARD Mortgage Loan and if so the
             Anticipated Repayment Date and Additional Interest Rate for such
             ARD Mortgage Loan;

     (xii)   the related Mortgage Loan Seller;

     (xiii)  whether such Mortgage Loan is insured by an environmental policy;

     (xiv)   whether such Mortgage Loan is cross-defaulted or
             cross-collateralized with any other Mortgage Loan;

     (xv)    whether such Mortgage Loan is a Defeasance Loan;

     (xvi)   whether the Mortgage Loan is secured by a letter of credit;

     (xvii)  whether such Mortgage Loan is an Interest Reserve Mortgage Loan;

     (xviii) whether payments on such Mortgage Loan are made to a lock-box;

     (xix)   the amount of any Reserve Funds escrowed in respect of each
             Mortgage Loan;

     (xx)    the number of grace days after the Due Date until Periodic Payments incur late payment charges;

     (xxi)   the number of units or leasable square feet at the Mortgaged
             Property; and

     (xxii)  whether the Mortgage Loan is in Loan Group No. 1 or Loan Group No.
             2.

         "Mortgage Loan Seller": Citigroup or PNC, as applicable.

         "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

         "Mortgage Pool": Collectively, all of the Mortgage Loans and any REO
Mortgage Loans.

         "Mortgaged Property": The property subject to the lien of a Mortgage.

                                       36

         "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any
Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its
Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20; and
(iii) any REO Mortgage Loan, the annualized rate described in clause (i) or
(ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

         "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and/or, in the case of an indemnity deed of trust, the entity which granted the lien on such Mortgaged Property.

         "Net Aggregate Prepayment Interest Shortfall": With respect to any
Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred in connection with the receipt of
Principal Prepayments on the Mortgage Loans during the related Collection
Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the
Certificate Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls on the Mortgage Loans.

         "Net Investment Earnings": With respect to (i) the Certificate Account, the Interest Reserve Account, any Servicing Account, any Reserve Account and the
REO Account (if any) for any Collection Period and (ii) the Distribution
Account, the Additional Interest Account or the Gain-on-Sale Reserve Account (if
any) for any Distribution Date, the amount, if any, by which the aggregate of all interest and other income realized during the subject Collection Period, with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing Date), with respect to any of the accounts described in clause (ii) above, on funds held in such accounts, exceeds the aggregate of all losses, if any, incurred during the subject
Collection Period with respect to any of the accounts described in clause (i)
above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing Date), with respect to any of the accounts described in clause (ii) above, in connection with the investment of such funds in accordance with Section 3.06.

         "Net Investment Loss": With respect to (i) the Certificate Account, the
Interest Reserve Account, any Servicing Account, any Reserve Account and the REO
Account (if any) for any Collection Period and (ii) the Distribution Account,
the Additional Interest Account or the Gain-on-Sale Reserve Account (if any) for
any Distribution Date, the amount by which the aggregate of all losses, if any, incurred during the subject Collection Period, with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding
Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing Date) with respect to any of the accounts described in clause
(ii) above, in connection with the investment of funds

                                       37

held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during the subject Collection Period, with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing Date) with respect to any of the accounts described in clause (ii) above, in connection with the investment of such funds in accordance with Section 3.06.

         "Net Mortgage Pass-Through Rate":

         (1) With respect to any Mortgage Loan (or any successor REO Mortgage
     Loan with respect thereto) that accrues (or is deemed to accrue) interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the
     Net Mortgage Rate for such Mortgage Loan in effect as of the Closing Date
     (without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date); and

         (2) With respect to any Mortgage Loan (or any successor REO Mortgage
     Loan with respect thereto) that accrues interest on an Actual/360 Basis, for any Distribution Date, an annual rate equal to the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (i) the number of days in the calendar month preceding the month in which such Distribution Date occurs, multiplied by (ii) the Stated Principal Balance of such Mortgage Loan (or such successor REO Mortgage Loan) immediately preceding such Distribution
     Date, multiplied by (iii) 1/360, multiplied by (iv) the Net Mortgage Rate for such Mortgage Loan in effect as of the Closing Date (without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date), and the denominator of which fraction is the Stated Principal Balance of such Mortgage Loan (or such successor REO
     Mortgage Loan) immediately preceding such Distribution Date.

         Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to
2004, then the amount of interest referred to in the fractional numerator described in clause (2)(b) above will be decreased to reflect any Interest
Reserve Amount with respect to the subject Mortgage Loan (or REO Mortgage Loan)
transferred from the Certificate Account to the Interest Reserve Account in such calendar month. Furthermore, if the subject Distribution Date occurs during
March of any year subsequent to 2004, then the amount of interest referred to in the fractional numerator described in clause (2)(b) above will be increased to reflect any Interest Reserve Amount(s) with respect to the subject Mortgage Loan
(or REO Mortgage Loan) transferred from the Interest Reserve Account to the
Distribution Account for distribution on such Distribution Date.

         "Net Mortgage Rate": With respect to any Mortgage Loan or any REO
Mortgage Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate and the applicable
Master Servicing Fee Rate.

                                       38

         "Net Operating Income" or "NOI": As defined in and determined in accordance with the provisions of Exhibit E attached hereto.

         "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or
Nonrecoverable Servicing Advance.

         "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of any Mortgage Loan or REO Mortgage Loan by the
Master Servicer, the Trustee or any Fiscal Agent, as the case may be, that, as determined (in accordance with Section 4.03(c)) by the Master Servicer, the
Special Servicer, the Trustee or such Fiscal Agent, as applicable, in accordance with the Servicing Standard, in the case of the Master Servicer and the Special
Servicer, the standard of care set forth in Section 8.01(a), in the case of the
Trustee, or in such Fiscal Agent's reasonable good faith judgment, in the case of such Fiscal Agent, will not be ultimately recoverable (together with any accrued and unpaid interest thereon) from Late Collections, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage
Loan or REO Mortgage Loan.

         "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property by the
Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the
case may be, that, as determined (in accordance with Section 3.03(e)) by the
Master Servicer, the Special Servicer, the Trustee or such Fiscal Agent, as applicable, in accordance with the Servicing Standard, in the case of the Master
Servicer and the Special Servicer, the standard of care set forth in Section
8.01(a), in the case of the Trustee, or in such Fiscal Agent's reasonable good faith judgment, in the case of such Fiscal Agent, will not be ultimately recoverable (together with any accrued and unpaid interest thereon) from late collections, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Property.

         "Non-Registered Certificate": Unless and until registered under the
Securities Act, any Class XC, Class XP, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Y or Class
R Certificate.

         "Non-United States Tax Person": Any Person other than a United States
Tax Person.

         "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a
Responsible Officer of the Trustee.

         "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the Master Servicer or the Special
Servicer) acceptable to and delivered to the Trustee or the Master Servicer, as the case may be, except that any opinion of counsel relating to (a) the qualification of any REMIC Pool as a REMIC; (b) the qualification of the Grantor
Trust as a grantor trust; (c) compliance with the REMIC Provisions or the
Grantor Trust Provisions or (d) the resignation of the Master Servicer or
Special Servicer pursuant to Section 6.04 must be an opinion of counsel who is in fact Independent of the Master Servicer, the Special Servicer or the
Depositor, as applicable.

         "Option Price": As defined in Section 3.18(c).

                                       39

         "Original Class Notional Amount": With respect to the Class XC
Certificates, $1,030,490,078; and, with respect to the Class XP Certificates,
$965,496,000.

         "Original Class Principal Balance": With respect to any Class of
Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

         "OTS": The Office of Thrift Supervision or any successor thereto.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "P&I Advance": As to any Mortgage Loan or REO Mortgage Loan, any
advance made by the Master Servicer, the Trustee or any Fiscal Agent pursuant to
Section 4.03.

         "P&I Advance Date": The Business Day immediately preceding each
Distribution Date.

         "Pass-Through Rate": With respect to:

         (i) the Class A-1 Certificates for any Distribution Date, 3.7870% per
annum;

         (ii) the Class A-2 Certificates for any Distribution Date, 4.1000% per
annum;

         (iii) the Class A-3 Certificates for any Distribution Date, 4.3800% per
annum;

         (iv) the Class A-4 Certificates for any Distribution Date, 4.6230% per
annum;

         (v) the Class A-5 Certificates for any Distribution Date, 4.7330% per
annum;

         (vi) the Class A-1A Certificates for any Distribution Date, 4.6200% per
annum;

         (vii) the Class A-J Certificates for any Distribution Date, 4.7970% per
annum;

         (viii) the Class B Certificates for any Distribution Date, 4.8390% per
annum;

         (ix) the Class C Certificates for any Distribution Date, 4.8648% per
annum;

         (x) the Class D Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 4.9241% and (b) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date;

         (xi) the Class E Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.0230% and (b) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date;

                                       40

         (xii) Class F Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.2107% and (b) the Weighted Average Net Mortgage
Pass-Through Rate for such Distribution Date;

         (xiii) the Class G Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.3871% and (b) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date;

         (xiv) the Class H Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such
Distribution Date;

         (xv) each Class of the Class J, Class K, Class L, Class M, Class N,
Class O and Class P Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 4.5850% and (b) the Weighted Average Net Mortgage
Pass-Through Rate for such Distribution Date;

         (xvi) with respect to the Class XC Certificates for any Distribution
Date, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the respective Class XC Strip Rates applicable to the Class XC Components for such Distribution Date, weighted on the basis of the respective Component Notional Amounts of the Class XC
Components outstanding immediately prior to such Distribution Date; and

         (xvii) with respect to the Class XP Certificates for any Distribution
Date, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the respective Class XP Strip Rates applicable to the Class XP Components for such Distribution Date, weighted on the basis of the respective Component Notional Amounts of the Class XP
Components outstanding immediately prior to such Distribution Date; provided that, for reporting purposes, the Pass-Through Rate of the Class XP Certificates for each Distribution Date shall be calculated in accordance with the Prospectus
Supplement.

         "Penalty Interest": With respect to any Mortgage Loan (or any successor
REO Mortgage Loan, with respect thereto), any amounts collected thereon, other than late payment charges, Additional Interest, Prepayment Premiums or Yield
Maintenance Charges, that represent penalty interest (arising out of a default)
in excess of interest on the Stated Principal Balance of such Mortgage Loan (or such successor REO Mortgage Loan) accrued at the related Mortgage Rate.

         "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or
Certificate Notional Amount, as the case may be, of such Certificate as of the
Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Class Notional Amount, as the
case may be, of the relevant Class. With respect to a Class R Certificate or
Class Y-Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

         "Periodic Payment": With respect to any Mortgage Loan as of any Due
Date, the scheduled payment of principal and/or interest on such Mortgage Loan
(exclusive of Additional

                                       41

Interest), including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note
(as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

         "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of or managed by Wells Fargo
Bank, N.A. (or any successor Trustee) if otherwise qualifying hereunder):

         (i)    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original
                maturities of not more than 365 days); provided such obligations are backed by the full faith and credit of the United States.
                Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change or be liquidated prior to maturity.
                Interest may either be fixed or variable. In addition, such obligations may not have a rating from S&P with an "r"
                highlighter. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

         (ii)   repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than
                365 days); provided that the short-term deposit or debt
                obligations, of the party agreeing to repurchase such
                obligations are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the
                Rating Agencies. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

         (iii)  certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the
                ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at

                                       42

                maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

         (iv)   commercial paper (having original maturities of not more than
                365 days) of any corporation incorporated under the laws of the
                United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r"
                highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change.
                Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

         (v)    units of money market funds that maintain a constant asset value and which are rated in the highest applicable rating category by
                Moody's and which are rated "AAAm" or "AAAm-G" by S&P (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies) and which seeks to maintain a constant net asset value. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

         (vi)   any other obligation or security that constitutes a "cash flow investment" within the meaning of Section 860G(a)(6) of the Code and is acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee;
                provided, however, in no event shall such other obligation or security be rated less than "AA/A-1" or "Aa3/P+" by S&P or
                Moody's, respectively;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

                                       43

         "Permitted Transferee": Any Transferee of a Class R Certificate other than a Disqualified Organization, a Plan, a Non-United States Tax Person or a
United States Tax Person with respect to whom income on the Class R Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United
States Tax Person.

         "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan": As defined in Section 5.02(c).

         "Plurality Class R Certificateholder": As to any taxable year of any
REMIC Pool, the Holder of Certificates holding the largest Percentage Interest of the Class R Certificates.

         "PNC": PNC Bank, National Association or its successor in interest.

         "PNC Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of December 15, 2004, between the Depositor and PNC and relating to the transfer of the PNC Mortgage Loans to the Depositor.

         "PNC Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the PNC Mortgage Loan Purchase Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the PNC Mortgage Loan Purchase Agreement.

         "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the
Certificates for federal income tax purposes, 0% CPR (within the meaning of the
Prospectus), except that it is assumed that each ARD Mortgage Loan is repaid on its Anticipated Repayment Date.

         "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection
Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest
(net of the related Master Servicing Fee and, if applicable, any related Penalty
Interest and Additional Interest) accrued on the amount of such Principal
Prepayment during the period from and after such Due Date and ending on the date such Principal Prepayment was applied to such Mortgage Loan, to the extent collected (exclusive of any related Prepayment Premium or Yield Maintenance
Charge actually collected).

         "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection
Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any
Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such
Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (exclusive,

                                       44

however, of (i) any related Master Servicing Fees that would have been payable out of the uncollected interest and (ii) any portion of the uncollected interest that would have constituted Penalty Interest and/or Additional Interest).

         "Prepayment Premium": Any premium, penalty or fee (other than a Yield
Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

         "Primary Collateral": With respect to any Crossed Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such
Crossed Loan.

         "Prime Rate": The "prime rate" published in the "Money Rates" Section of The Wall Street Journal, as such "prime rate" may change from time to time.
If The Wall Street Journal ceases to publish the "prime rate," then the Master
Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the
Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special Servicer in writing of its selection.

         "Principal Balance Certificate": Any Class A-1, Class A-2, Class A-3,
Class A-4, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O
or Class P Certificate.

         "Principal Distribution Amount": With respect to any Distribution Date, an amount equal to:

         (a) the aggregate of the principal portions of all Periodic Payments
     (other than Balloon Payments) and any Assumed Periodic Payments due or
     deemed due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent paid by the related Mortgagor during or prior to, or otherwise received during, the related Collection Period or advanced by the Master Servicer, the Trustee or any Fiscal Agent, as applicable, for such Distribution Date; plus

         (b) the aggregate of all Principal Prepayments received on the Mortgage
     Loans during the related Collection Period; plus

         (c) with respect to any Mortgage Loan as to which the related Stated
     Maturity Date occurred during or prior to the related Collection Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related Collection Period
     (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Periodic Payment
     (other than a Balloon Payment) due, or the principal portion of any Assumed
     Periodic Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount

                                       45

     for such Distribution Date or any prior Distribution Date pursuant to clause (a) above; plus

         (d) the aggregate of the principal portion of all Liquidation Proceeds,
     Insurance Proceeds and, to the extent not otherwise included in clause (a),
     (b) or (c) above, payments that were received on the related Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment
     (other than a Balloon Payment) due, or of the principal portion of any
     Assumed Periodic Payment deemed due, in respect of the related Mortgage
     Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution
     Date or any prior Distribution Date pursuant to clause (a) above; plus

         (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Periodic Payments deemed due in respect of the related REO Mortgage Loans for their respective Due Dates occurring during the related Collection Period to the extent received (in the form of REO
     Revenues or otherwise) during the related Collection Period or advanced with respect to such Distribution Date; plus

         (f) with respect to any REO Properties, the aggregate of all
     Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special
     Servicer as recoveries of principal of the related REO Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon
     Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related REO Mortgage Loan or the predecessor
     Mortgage Loan on a Due Date during or prior to the related Collection
     Period and included as part of the Principal Distribution Amount for such
     Distribution Date or any prior Distribution Date pursuant to clause (a) or
     (e) above; plus

         (g) if such Distribution Date is subsequent to the initial Distribution
     Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Principal Balance Certificates on such immediately preceding Distribution Date pursuant to Section 4.01; plus

         (h) any amounts that were used to reimburse Nonrecoverable Advances
     (including interest on such Nonrecoverable Advances) from principal collections on the Mortgage Pool pursuant to Section 3.05(a) hereof which are subsequently recovered on the related Mortgage Loan or REO Mortgage
     Loan during the related Collection Period; less

         (i) the amount of any reimbursements of Nonrecoverable Advances
     (including interest on such Nonrecoverable Advances) that are paid or reimbursed from

                                       46

     principal collections on the Mortgage Pool pursuant to Section 3.05(a)
     hereof with respect to such Distribution Date where such principal collections would have otherwise been included in the Principal
     Distribution Amount for such Distribution Date pursuant to any of clauses
     (a) through (f) above;

provided that, for the Final Distribution Date, the Principal Distribution
Amount shall in no event be less than the aggregate Stated Principal Balance of the Mortgage Pool immediately prior to such Distribution Date.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date;
provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         "Privileged Person": Any Certificateholder, any Certificate Owner, any
party hereto, any Person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of a Certificate or interest therein (or a licensed or registered investment adviser representing such Person), any
Rating Agency, any Mortgage Loan Seller, any Underwriter or any designee of the
Depositor or any party hereto; provided that no Certificate Owner or prospective transferee of a Certificate or interest therein (or a licensed or registered investment adviser representing such Person) shall be considered a "Privileged
Person" or be entitled to a password or restricted access as contemplated by
Section 3.15 or Section 4.02 unless such Person has delivered to the Trustee or the Master Servicer, as applicable, a certification in the form of Exhibit L-1 or Exhibit L-2, as applicable, which certification is available on the Trustee's
Internet Website.

         "Proposed Plan": As defined in Section 3.17(a)(iii).

         "Prospectus": The prospectus dated December 6, 2004, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

         "Prospectus Supplement": The final prospectus supplement dated December
15, 2004 of the Depositor relating to the registration of the Registered
Certificates under the Securities Act.

         "Purchase Option": As defined in Section 3.18(c).

         "Purchase Option Notice": As defined in Section 3.18(e).

         "Purchase Price": With respect to any Mortgage Loan (or REO Property), a cash price equal to the sum of: (a) the outstanding principal balance of such
Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase, (b)
all accrued and unpaid interest on such Mortgage Loan (or the related REO
Mortgage Loan) at the related Mortgage Rate (other than Additional Interest) to but not including the Due Date in the Collection Period of purchase plus any accrued and unpaid interest on P&I Advances made with respect to such Mortgage
Loan (or the related REO Mortgage Loan), (c) all related and unreimbursed
Servicing Advances plus any accrued and unpaid interest thereon, (d) any reasonable costs and expenses, including,

                                       47

but not limited to, the cost of any enforcement action (including reasonable legal fees incurred in respect of such action), incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund in connection with any purchase by a Mortgage Loan Seller (to the extent not included in clause (c)
above) and (e) any other Additional Trust Fund Expenses in respect of such
Mortgage Loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related
Mortgagor or other party or from Insurance Proceeds or condemnation proceeds or any other collections in respect of the Mortgage Loan or the related Mortgaged
Property from a source other than the Trust Fund, and including, if applicable, any Liquidation Fee payable to the Special Servicer in respect of such Mortgage
Loan pursuant to Section 3.11(c)); provided that the Purchase Price shall not be reduced by any outstanding P&I Advance.

         "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

         "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum insurance financial strength or claims paying ability rating of at least "A3" by Moody's and "A" by S&P (or the obligations of which are guaranteed or backed by a company having such a financial strength or claims paying ability rating), and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to
Section 3.07(c), an insurance company that has a financial strength or claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding Certificate (or, with respect to the required
Moody's rating, if not rated by Moody's, then at least "A-" by two other nationally recognized statistical rating organizations (which may include S&P))
but in no event lower than "A-" by S&P and "A3" by Moody's (or, if not rated by
Moody's, then at least "A-" by two other nationally recognized statistical rating organizations (which may include S&P)), or, in the case of clauses (i)
and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

         "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal
Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted
Mortgage Loan (for example, on a 30/360 Basis); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then-current Loan-to-Value
Ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable
Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no adverse environmental conditions with respect to the related
Mortgaged Property and which will be delivered as a part of the

                                       48

related Servicing File; (ix) have an original Debt Service Coverage Ratio
(calculated to include the additional debt from any encumbrance) of not less than the original Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of the deleted Mortgage Loan and a current
Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of not less than the current Debt Service Coverage Ratio
(calculated to include the additional debt from any encumbrance) of the deleted
Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable
Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency
(the cost, if any, of obtaining such confirmation to be paid by the Mortgage
Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling
Class Representative (or, if there is no Controlling Class Representative then serving, by the Holders of Certificates representing a majority of the Voting
Rights allocated to the Controlling Class) and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any REMIC Pool or the imposition of tax on any REMIC Pool other than a tax on income expressly permitted or contemplated to be received by the terms of this
Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage
Loan Seller's expense). In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated
maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no Mortgage Loan shall have a Net Mortgage Rate that is less than the highest Pass-Through Rate of any Class of Principal
Balance Certificates bearing a fixed rate and outstanding at the time of the substitution. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

         "Rated Final Distribution Date": The Distribution Date in October 2041.

         "Rating Agency": Each of Moody's and S&P.

         "Realized Loss": With respect to: (1) each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a)
the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final
Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Mortgage Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection
Period in which the Final Recovery Determination was made (exclusive of any portion thereof that constitutes Prepayment Premiums or Yield Maintenance
Charges), plus (c) any related unreimbursed Servicing Advances as of the

                                       49

commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such
Collection Period (in each case together with interest accrued thereon), minus
(d) all payments and proceeds, if any, received in respect of such Mortgage Loan or the REO Property that relates to such REO Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; (2) each defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (other than Additional Interest and Penalty
Interest) payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal and/or interest so canceled; (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the
Due Date for each affected Periodic Payment); and (4) each Mortgage Loan for which a Final Recovery Determination has been made, to the extent not included in clause (1) above, Nonrecoverable Advances (including interest on such
Nonrecoverable Advance) to the extent amounts have been paid from the Principal
Distribution Amount pursuant to Section 3.05(a) hereof.

         "Record Date": With respect to any Distribution Date, the last Business
Day of the month immediately preceding the month in which such Distribution Date occurs.

         "Reference Rate": With respect to any Distribution Date, the applicable rate per annum set forth on Schedule III hereto.

         "Registered Certificate": Any Class A-1, Class A-2, Class A-3, Class
A-4, Class A-5, Class A-1A, Class A-J, Class B, Class C or Class D Certificate.

         "Regular Certificate": Any Principal Balance Certificate or Class X
Certificate.

         "Regulation S": Regulation S under the Securities Act.

         "Regulation S Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates offered and sold outside of the United
States in reliance on Regulation S, one or collectively more global Certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which
Certificates bears a Regulation S Legend.

         "Regulation S Legend": With respect to any Class of Book-Entry
Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such
Certificates may not be offered, sold, pledged or otherwise transferred in the
United States or to a United States Securities Person prior to the applicable
Regulation S Release Date, except pursuant to an exemption from the registration requirements of the Securities Act.

                                       50

         "Regulation S Release Date": With respect to any Class of Book-Entry
Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, the date that is 40 days after the later of (a) the commencement of the offering of such Certificates to Persons other than distributors in reliance on Regulation S, and (b) the date of closing of the offering.

         "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I
Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

         "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

         "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) all of the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Closing
Date (excluding all Additional Interest, if any, on, and Excess Servicing Strips
with respect to, such Mortgage Loans), together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds;
(iii) all amounts (inclusive of the Closing Date Deposit) held from time to time in the Interest Reserve Account, the Certificate Account, the Distribution
Account, the Gain-on-Sale Reserve Account and any REO Account; (iv) any REO
Property acquired in respect of a Mortgage Loan; (v) the rights of the Depositor under Sections 2, 3 and 9 (and, to the extent relevant to the foregoing,
Sections 11, 12, 13, 14, 16, 17, 18, 19 and 21) of each of the Mortgage Loan
Purchase Agreements with respect to the Mortgage Loans; and (v) the rights of the mortgagee under all Insurance Policies with respect to the Mortgage Loans.

         "REMIC I Deferred Interest": The amount by which interest distributable to REMIC II with respect to any REMIC I Regular Interest is reduced by the amount of Mortgage Deferred Interest allocable to such REMIC I Regular Interest on any Distribution Date.

         "REMIC I Principal Balance": The principal amount of any REMIC I
Regular Interest outstanding as of any date of determination. As of the Closing
Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall equal the amount specified as such in the Preliminary Statement hereto. On each
Distribution Date, the REMIC I Principal Balance of each REMIC I Regular
Interest shall be: (i) permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such
Distribution Date pursuant to Section 4.01(i); (ii) further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund
Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b); and (iii) increased by any REMIC I Deferred
Interest with respect thereto for such Distribution Date.

         "REMIC I Regular Interest": Any of the 55 uncertificated "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I issued hereunder, as described (and bearing the designations specified) in the
Preliminary Statement hereto.

                                       51

         "REMIC I Remittance Rate": With respect to any REMIC I Regular
Interest, for any Distribution Date, an annual rate equal to the Weighted
Average Net Mortgage Pass-Through Rate for such Distribution Date.

         "REMIC II": The segregated pool of assets consisting of all of the
REMIC I Regular Interests and all amounts deemed distributed thereon from time to time, conveyed in trust to the Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R Certificates,
insofar as the Class R Certificates evidence the sole class of residual interests in REMIC II, with respect to which segregated pool of assets a separate REMIC election is to be made.

         "REMIC II Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class XC, Class XP,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O or Class P Certificate or, insofar as it represents a portion of the sole class of residual interests in REMIC II, any Class R Certificate.

         "REMIC Pool": Each of REMIC I and REMIC II.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

         "REO Account": The segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the
Trustee in trust for the Certificateholders, which shall be entitled "Lennar
Partners, Inc., as Special Servicer for Wells Fargo Bank, N.A., as Trustee, on
behalf of and in trust for the registered holders of Citigroup Commercial
Mortgage Trust 2004-C2, Commercial Mortgage Pass-Through Certificates, Series
2004-C2."

         "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

         "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(h).

         "REO Extension": As defined in Section 3.16(a).

         "REO Mortgage Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund and deemed to provide for Periodic Payments of principal and/or interest equal to its Assumed Periodic Payment and otherwise to have the same terms and conditions as its predecessor

                                       52

Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO
Property as part of the Trust Fund). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All
Periodic Payments (other than a Balloon Payment), Assumed Periodic Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon
Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO
Acquisition, shall be deemed to continue to be due and owing in respect of an
REO Mortgage Loan. In addition, Nonrecoverable Advances (including interest on such Nonrecoverable Advances) with respect to such REO Mortgage Loan that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a)
hereof, shall be deemed outstanding until recovered or until a Final Recovery
Determination is made. Collections in respect of each REO Mortgage Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent for
the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of the Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent for other related Servicing Advances as provided in this Agreement) shall be treated:
first, as a recovery of Nonrecoverable Advances (including interest on such
Nonrecoverable Advance) with respect to such REO Mortgage Loan, that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof; second, as a recovery of accrued and unpaid interest on such REO Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt (exclusive of any portion thereof that constitutes Additional
Interest); third, as a recovery of principal of such REO Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Mortgage Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment Premiums and
Penalty Interest and (ii) Additional Interest and other amounts, in that order.
Notwithstanding the foregoing, all amounts payable or reimbursable to the Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed
Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal
Agent in respect of such Servicing Advances and P&I Advances in accordance with
Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or such Fiscal Agent, as the case may be, in respect of an REO Mortgage Loan pursuant to Section 3.05(a).

         "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage
Loan.

         "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

                                       53

         "REO Tax": As defined in Section 3.17(a)(i).

         "Reporting Period": The Trust's fiscal year 2004, together with any subsequent fiscal year for the Trust, if as of the beginning of such subsequent fiscal year, the Registered Certificates are held (directly or, in the case of
Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the
Depository).

         "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

         "Required Appraisal": With respect to each Required Appraisal Mortgage
Loan, an Appraisal of the related Mortgaged Property from an Independent
Appraiser selected by the Special Servicer

         "Required Appraisal Mortgage Loan": Each Mortgage Loan (i) that is 60 days or more delinquent in respect of any Periodic Payments, (ii) that becomes an REO Mortgage Loan (in which case references to "Required Appraisal Mortgage
Loan" shall also include such REO Mortgage Loan), (iii) that has been modified by the Special Servicer to reduce the amount of any Periodic Payment (other than a Balloon Payment), (iv) with respect to which a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property, (v)
with respect to which a Mortgagor declares bankruptcy or with respect to which the related Mortgagor is subject to a bankruptcy proceeding or (vi) with respect to which any Balloon Payment on such Mortgage Loan has not been paid by its scheduled maturity date unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Required Appraisal Mortgage
Loan); provided, however, that a Required Appraisal Mortgage Loan will cease to be a Required Appraisal Mortgage Loan:

         (a) with respect to the circumstances described in clauses (i) and
     (iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20); and

         (b) with respect to the circumstances described in clauses (iv), (v)
     and (vi) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the
     Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

                                       54

so long as at that time no circumstance identified in clauses (i) through (vi)
above exists that would cause the subject Mortgage Loan to continue to be characterized as a Required Appraisal Mortgage Loan.

         "Required Appraisal Value": An amount equal to 90% of the Appraised
Value (net of any prior liens and estimated liquidation expenses) of the
Mortgaged Property related to the subject Required Appraisal Mortgage Loan as determined by a Required Appraisal or letter update or internal valuation, if applicable; provided that for purposes of determining any Appraisal Reduction
Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal
Reduction Amount shall be amended annually to reflect the Required Appraisal
Value determined pursuant to any Required Appraisal or letter update or internal valuation, if applicable, of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

         "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

         "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

         "Responsible Officer": When used with respect to (i) the initial
Trustee, any officer or assistant officer in the Global Securitization Trust
Services Group of the initial Trustee, and (ii) any successor trustee, any officer or assistant officer in the corporate trust department of the successor trustee, or any other officer or assistant officer of the successor trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the successor trustee because of such officer's knowledge of and familiarity with the particular subject.

         "Restricted Servicer Reports": Each of the CMSA Servicer Watchlist,
CMSA Operating Statement Analysis, CMSA NOI Adjustment Worksheet and CMSA
Comparative Financial Status Report. If a Restricted Servicer Report is filed with the Commission, it shall thereafter be an Unrestricted Servicer Report.

         "Rule 144A Global Certificate": With respect to any Class of Book-Entry
Non-Registered Certificates, one or collectively more global certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, none of which certificates bears a Regulation S Legend, and each of which certificates has a
Rule 144A CUSIP number.

         "S&P": Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc., or its successor in interest. If neither such
Rating Agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and

                                       55

specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

         "Sarbanes-Oxley Act": The Sarbanes-Oxley Act of 2002.

         "Scheduled Payment": With respect to any Mortgage Loan, for any Due
Date following the Cut-off Date as of which it is outstanding, the scheduled
Periodic Payment of principal and interest (other than Additional Interest) on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner.

         "Section 302 Requirements": As defined in Section 8.16(b).

         "Securities Act": The Securities Act of 1933, as amended.

         "Senior Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5, Class A-1A, Class XC or Class XP Certificate.

         "Senior Class A Certificate": Any Class A-1, Class A-2, Class A-3,
Class A-4, Class A-5 or Class A-1A Certificate.

         "Servicer Reports": Any of the Restricted Servicer Reports, the
Unrestricted Servicer Reports, the CMSA Loan Setup File, the CMSA Loan Periodic
Update File, the CMSA Financial File and the CMSA Property File.

         "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

         "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses and reasonable fees of real estate brokers) incurred by or on behalf of the
Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in
connection with the servicing of a Mortgage Loan, or in connection with the administration of any REO Property, including, but not limited to, the cost of
(a) compliance with the obligations of the Master Servicer and the Special
Servicer, if any, set forth in Section 3.02 and Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged
Property, including the cost of any "forced placed" insurance policy purchased by the Master Servicer to the extent such cost is allocable to a particular
Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance
Proceeds or any Liquidation Proceeds of the nature described in clauses (i)
through (v) of the definition of "Liquidation Proceeds," (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (e) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (f) the operation, management,

                                       56

maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the REO Account) and Section 3.20(g) (to the extent not paid by the related Mortgagor) and (g) compliance with the obligations of the Master
Servicer or the Trustee set forth in Section 2.03(a) or (b). Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, general and administrative costs of the Master Servicer and the Special Servicer, costs or expenses incurred by any such party in connection with its purchase of a
Mortgage Loan or REO Property, or costs or expenses expressly required to be borne by the Master Servicer or Special Servicer without reimbursement pursuant to the terms of this Agreement.

         "Servicing Fees": With respect to each Mortgage Loan, REO Mortgage
Loan, the Master Servicing Fee and the Special Servicing Fee.

         "Servicing File": Any documents, certificates, opinions and reports
(other than documents required to be part of the related Mortgage File)
delivered by the related Mortgagor in connection with, or relating to the origination and servicing of, any Mortgage Loan that are reasonably required for the ongoing administration of the Mortgage Loan including management agreements, cash management agreements, lockbox agreements, franchise agreements, franchise comfort letters (and evidence of required notification of transfer), appraisals, surveys, engineering reports, environmental reports, operation and maintenance
(O&M) plans, financial statements, leases, rent rolls and tenant estoppels.

         "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the
Depositor on the Closing Date, as such list may be amended from time to time.

         "Servicing Standard": With respect to the Master Servicer or the
Special Servicer, as applicable, the servicing and administration of the
Mortgage Loans and any REO Properties for which it is responsible hereunder: (a)
in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers and/or similar foreclosure properties, as applicable, (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing and administering mortgage loans and/or foreclosure properties for third parties, as applicable, or (ii) held in its own portfolio, whichever standard is higher; (b) with a view to (i) the timely collection of all Periodic Payments due on each such Mortgage Loan or, if any such Mortgage Loan shall come into and continue in default, the maximization of the recovery on such Mortgage Loan on a net present value basis and (ii) the best interests (as determined by the Master
Servicer or Special Servicer, as applicable, in its reasonable judgment) of the
Certificateholders and the Trust Fund; and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, the Depositor, any Mortgage Loan Seller

                                       57

or any other party to the transactions contemplated by this Agreement or any
Affiliate thereof; (ii) the ownership of any Certificate (or other interest in any Mortgage Loan) by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the Master Servicer to make Advances; (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged property; (vi) any obligation of the Master Servicer or any Affiliate of the Master Servicer to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any Affiliate of the Master Servicer to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or Special Servicer or any Affiliate of either has extended to any Mortgagor or any Affiliate of such Mortgagor.

         "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan".

         "Single Certificate": For purposes of Section 4.02, a hypothetical
Certificate of any Class of Regular Certificates evidencing a $1,000 denomination.

         "Special Servicer": Lennar Partners, Inc., its successor in interest, or any successor special servicer appointed as herein provided.

         "Special Servicing Fee": With respect to each Specially Serviced
Mortgage Loan and REO Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

         "Special Servicing Fee Rate": With respect to each Specially Serviced
Mortgage Loan and REO Mortgage Loan, 0.35% per annum; provided that the Special
Servicing Fee for each Specially Serviced Mortgage Loan and REO Mortgage Loan shall be no less than the monthly minimum amount provided for in Section
3.11(c).

         "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events have occurred:

         (a) the related Mortgagor shall have (i) failed to make when due any
     Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence (which the Master
     Servicer is required to deliver to the Special Servicer pursuant to Section
     3.19(c)) from an institutional lender of such lender's binding commitment to refinance the subject Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the subject Mortgage Loan will immediately become a Specially Serviced Mortgage Loan), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; or

                                       58

         (b) the Master Servicer or Special Servicer (in the case of the Special
     Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on, among other things, communications with the related Mortgagor, that a default in making a Periodic Payment
     (including a Balloon Payment) or any other default under the applicable loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the subject
     Mortgage Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the subject Mortgage Loan (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; or

         (c) there shall have occurred a default (other than as described in clause (a) above) that the Master Servicer or Special Servicer shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged
     Property as security for the subject Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the subject Mortgage Loan (or, if no grace period is specified, for 60 days;
     provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero);
     provided, however, that, in the event the Special Servicer determines that the related Mortgagor does not need to maintain terrorism insurance as provided in Section 3.07(a), no default related to the failure to obtain such insurance shall be deemed to be outstanding for purposes of this clause (c); or

         (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that, if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Mortgage Loan (and no Special Servicing
     Fees shall be payable); or

         (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

         (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                                       59

         (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
     Property;

provided that a Mortgage Loan will cease to be a Specially Serviced Mortgage
Loan when a Liquidation Event has occurred with respect to such Mortgage Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through (g) above exists that would cause such Mortgage Loan to continue to be characterized as a
Specially Serviced Mortgage Loan, when:

         (i) with respect to the circumstances described in clause (a) above, the related Mortgagor has made three consecutive full and timely Periodic
     Payments under the terms of the subject Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section
     3.20);

         (ii) with respect to the circumstances described in clauses (b), (d),
     (e) and (f) above, such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the
     Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

         (iii) with respect to the circumstances described in clause (c) above, such default is cured; and

         (iv) with respect to the circumstances described in clause (g) above, such proceedings are terminated.

         "Startup Day": With respect to each REMIC Pool, the day designated as such in Section 10.01(c).

         "State and Local Taxes": Taxes imposed by the State of New York, by the
State in which the Mortgage Files are maintained, by any of the States in which are located the Corporate Trust Office and/or the respective offices of the
Master Servicer and Special Servicer responsible for servicing and administering the Mortgage Loans and any REO Properties, and/or by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of
Counsel addressed to the Trustee, have such jurisdiction.

         "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage
Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 and, in the case of an ARD Mortgage Loan, without regard to its Anticipated
Repayment Date.

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         "Stated Principal Balance": With respect to any Mortgage Loan as of any date of determination, an amount (which amount shall not be less than zero)
equal to (x) the Cut-off Date Balance of such Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance thereof after application of all principal payments due thereon on or before the related date of substitution, whether or not received), plus (y) any Mortgage Deferred
Interest added to the principal balance of such Mortgage Loan prior to the end of the Collection Period for the then-most recent Distribution Date coinciding with or preceding such date of determination, minus (z) the sum of:

         (i) the principal portion of each Periodic Payment due on such Mortgage
     Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent received from the Mortgagor or advanced by the
     Master Servicer, the Trustee or any Fiscal Agent and distributed to
     Certificateholders on or before such date of determination;

         (ii) all Principal Prepayments received with respect to such Mortgage
     Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of determination;

         (iii) the principal portion of all Insurance Proceeds and Liquidation
     Proceeds received with respect to such Mortgage Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of determination;

         (iv) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan prior to the end of the Collection Period for the then-most recent Distribution Date coinciding with or preceding such date of determination; and

         (v) to the extent not otherwise included as part of the amount described in clause (z)(iv) of this definition, any amount of reduction in the outstanding principal balance of such Mortgage Loan resulting from a
     Deficient Valuation that occurred prior to the end of the Collection Period for the then-most recent Distribution Date coinciding with or preceding such date of determination.

         With respect to any REO Mortgage Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage
Loan as of the date of the related REO Acquisition, minus (y) the sum of:

         (i) the principal portion of any P&I Advance made with respect to such
     REO Mortgage Loan on or after the date of the related REO Acquisition, to the extent distributed to Certificateholders on or before such date of determination;

         (ii) the principal portion of all Insurance Proceeds, Liquidation
     Proceeds and REO Revenues received with respect to such REO Mortgage Loan, to the extent distributed to Certificateholders on or before such date of determination; and

                                       61

         (iii) the principal portion of any Realized Loss incurred in respect of such REO Mortgage Loan prior to the end of the Collection Period for the then-most recent Distribution Date coinciding with or preceding such date of determination.

         A Mortgage Loan or an REO Mortgage Loan shall be deemed to be part of the Mortgage Pool and to have an outstanding Stated Principal Balance until the
Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation
Event, would have been) distributed to Certificateholders. For purposes of this definition, payments or other collections of principal on or with respect to any
Mortgage Loan or REO Mortgage Loan shall be deemed distributed to
Certificateholders as of the first Distribution Date that such payments or other collections of principal are included in the Principal Distribution Amount.
However, to the extent that principal from general collections on the Mortgage
Pool is used to reimburse, or pay interest on, Nonrecoverable Advances pursuant to Section 3.05(a) hereof with respect to any particular Mortgage Loan or REO
Mortgage Loan, and such amount has not been included as part of the Principal
Distribution Amount, such amount shall nonetheless continue to be deemed to be distributed for purposes of calculating the Stated Principal Balance.
Notwithstanding the foregoing, if any Mortgage Loan is paid in full, or if any
Mortgage Loan or REO Property is liquidated or otherwise removed from the Trust
Fund, commencing as of the first Distribution Date following the Collection
Period during which such event occurred, the Stated Principal Balance of such
Mortgage Loan or the related REO Mortgage Loan will be zero.

         "Sub-Servicer": Any Person with which the Master Servicer or the
Special Servicer has entered into a Sub-Servicing Agreement.

         "Sub-Servicing Agreement": The written contract between the Master
Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

         "Substitution Shortfall Amount": With respect to a substitution of
Mortgage Loans pursuant to any Mortgage Loan Purchase Agreement, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution.
In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, then the
Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or
Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Mortgage Loans.

         "Tax Administrator": The Trustee or any Tax Administrator appointed pursuant to Section 8.14.

         "Tax Matters Person": With respect to each REMIC Pool, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury regulations

                                       62

section 1.860F-4(d) and Temporary Treasury regulations section
301.6231(a)(7)-1T, which Person shall be the applicable Plurality Class R
Certificateholder.

         "Tax Returns": The federal income tax returns on Internal Revenue
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income
Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return on Internal
Revenue Service Form 1041 to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue
Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

         "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

         "Transferor": Any Person who is disposing by Transfer any Ownership
Interest in a Certificate.

         "Trust": The common law trust created hereunder.

         "Trust Fund": Collectively, all of the assets of the Grantor Trust and the respective REMIC Pools.

         "Trustee": Wells Fargo Bank, N.A., its successor in interest, or any successor trustee appointed as herein provided.

         "Trustee Fee": With respect to each Mortgage Loan and REO Mortgage Loan for any Distribution Date, an amount equal to one month's interest for the most recently ended calendar month (calculated on the same interest accrual basis,
i.e. a 30/360 Basis or an Actual/360 Basis, as is applicable to such Mortgage
Loan or REO Mortgage Loan, as the case may be), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date
(or, in the case of the initial Distribution Date, as of the Closing Date).

         "Trustee Fee Rate": 0.0023% per annum.

         "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

         "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

                                       63

         "Uncertificated Accrued Interest": With respect to any REMIC I Regular
Interest for any Distribution Date, one month's interest at the REMIC I
Remittance Rate applicable to such REMIC I Regular Interest for such
Distribution Date, accrued on the related REMIC I Principal Balance outstanding immediately prior to such Distribution Date. Uncertificated Accrued Interest shall be calculated on a 30/360 Basis and, with respect to any REMIC I Regular
Interest for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

         "Uncertificated Distributable Interest": With respect to any REMIC I
Regular Interest for any Distribution Date, the Uncertificated Accrued Interest
in respect of such REMIC I Regular Interest for such Distribution Date, reduced
(to not less than zero) by the sum of (i) the portion of any Net Aggregate
Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC I Regular Interest in accordance with Section 4.04(f) and (ii) the portion of any Mortgage Deferred Interest that is allocable to such REMIC I
Regular Interest on such Distribution Date in accordance with Section 4.04(d).

         "Underwriter": Each of Citigroup Global Markets Inc., PNC Capital
Markets, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. or,
in each case, its successor in interest.

         "United States Tax Person": A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury regulations are adopted that provide otherwise, an estate whose income is includable in gross income for
United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, that are eligible to elect to be treated as United States Tax Persons).

         "United States Securities Person": Any "U.S. person" as defined in Rule
902(k) of Regulation S.

         "Unrestricted Servicer Reports": Each of the CMSA Delinquent Loan
Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan
Report, CMSA Loan Level Reserve/LOC Report, CMSA Historical Liquidation Report
and CMSA REO Status Report and, from and after its filing with the Commission, any item deemed to be an Unrestricted Servicer Report in accordance with the definition of "Restricted Servicer Reports".

         "USAP": The Uniform Single Attestation Program for Mortgage Bankers.

         "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the
Holders of the Regular Certificates. Ninety-six percent (96%) of the Voting
Rights shall be allocated among the Class A-1, Class A-2, Class A-

                                       64

3, Class A-4, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
O and Class P Certificates in proportion to the respective Class Principal
Balances of such Classes of Certificates; provided that, solely for the purpose of determining the respective Voting Rights of the various Classes of Principal
Balance Certificates, the aggregate Appraisal Reduction Amount (determined as set forth herein) shall be treated as Realized Losses with respect to the calculation of the Certificate Principal Balances thereof; and provided, further, however, that the aggregate Appraisal Reduction Amount shall not reduce the Class Principal Balance of any Class for purposes of determining the
Controlling Class, the Controlling Class Representative or the Majority
Controlling Class Certificateholder. Four percent (4%) in the aggregate of the
Voting Rights shall be allocated to the Class XC and Class XP Certificates in proportion to the respective Class Notional Amounts of such Classes of
Certificates. The Class Y and Class R Certificates shall have no voting rights.
Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates. In addition, if either the Master
Servicer or the Special Servicer is the holder of any Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, shall have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer.

         "Weighted Average Net Mortgage Pass-Through Rate": With respect to any
Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net
Mortgage Pass-Through Rates applicable to the Mortgage Loans and any REO
Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately following the preceding
Distribution Date (or, in the case of the initial Distribution Date, as of the
Closing Date).

         "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

         "Workout Fee Rate": 1.0%.

         "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on scheduled payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular
Mortgage Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note; provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those
U.S. Treasuries having maturity dates most closely approximating the maturity of such Mortgage Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield
Maintenance Charge shall be calculated (which

                                       65

depending on the applicable Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Maturity Date), the Master Servicer shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.
The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12X {(1+"BEY"/2)^1/6}-1)
where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X
{(1+ .055/2)^0.16667}-1) where .055 is the decimal version of the percentage
5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

     SECTION 1.02. General Interpretive Principles.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

         (iii) references herein to "Articles", "Sections", "Subsections",
     "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

         (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

         (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

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                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

     SECTION 2.01. Conveyance of Mortgage Loans.

         (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a common law trust under the laws of the State of New
York, designated as "Citigroup Commercial Mortgage Trust 2004-C2", and does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i)
the Mortgage Loans and all documents included in the related Mortgage Files and
Servicing Files, (ii) the rights of the Depositor under Sections 2, 3 and 9
(and, to the extent relevant to the foregoing, Sections 11, 12, 13, 14, 16, 17,
18, 19 and 21) of each of the Mortgage Loan Purchase Agreements and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off Date. The transfer of the Mortgage
Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

         (b) In connection with the Depositor's assignment pursuant to Section
2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the applicable
Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby
(with a copy to the Master Servicer and Special Servicer within ten Business
Days following the Closing Date), on or before the Closing Date, the Mortgage
File for each Mortgage Loan so assigned and the Servicing File to the Master
Servicer. The Special Servicer may request the Master Servicer to deliver a copy of the Servicing File for any Mortgage Loan (other than a Specially Serviced
Mortgage Loan) at the expense of the Special Servicer. None of the Trustee, any
Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b).

         (c) If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and
(viii) of the definition of "Mortgage File," with evidence of recording or filing, as applicable, thereon, solely because of a delay caused by the public recording office or filing office, as applicable, where such document or instrument has been delivered for recordation or filing, as the case may be, the delivery requirements of the related Mortgage Loan Purchase Agreement and
Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided that a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage
Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and

                                       67

either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording or filing, as applicable, thereon, is delivered to the Trustee or such Custodian within 120 days of the Closing Date
(or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable
Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of
"Mortgage File," with evidence of recording or filing, as applicable, thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided that a photocopy of such non-delivered document or instrument (with evidence of recording or filing, as applicable, thereon) is delivered to the Trustee or a Custodian appointed thereby on or before the
Closing Date.

         If, on the Closing Date as to any Mortgage Loan, the applicable
Mortgage Loan Seller does not deliver in complete and, if applicable, recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee) any one of the assignments in favor of the Trustee referred to in clause (iv) or (v) of the definition of "Mortgage File," the applicable Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and Section)
2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan; provided that all required original assignments with respect to such Mortgage Loan in fully complete and, if applicable, recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee) shall be delivered to the
Trustee or its Custodian within 120 days of the Closing Date (or within such longer period as the Trustee in its discretion may permit).

         (d) The Trustee shall, for a fee paid to the Trustee by Citigroup on the Closing Date as to each Citigroup Mortgage Loan, promptly (and in any event, as to any Citigroup Mortgage Loan, within 90 days following the latest of (i)
the Closing Date, (ii) the delivery of all relevant related assignments and UCC
Financing Statements to the Trustee, and (iii) the date on which the Trustee receives, with respect to the original recorded or filed documents relating to such assignments and UCC Financing Statements, all necessary recording and filing information required for the recording or filing of such assignments and
UCC Financing Statements) complete (if and to the extent necessary) and cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent timely delivered to the Trustee in final, recordable form, each assignment of Mortgage, assignment of Assignment of Leases and any other recordable documents (to the extent the Trustee has actual knowledge that such documents are to be recorded) relating to each such
Citigroup Mortgage Loan, in favor of the Trustee referred to in clause (iv)(A),
(B) and (C), respectively, of the definition of "Mortgage File" and each assignment of a UCC Financing Statement in favor of the Trustee and so delivered to the Trustee and referred to in clause (viii) of the definition of "Mortgage
File." Each such assignment of recordable documents shall reflect that the recorded original should be returned by the public

                                       68

recording office to the Trustee or its designee following recording, and each such UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original, at the expense of
Citigroup. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct Citigroup pursuant to the Citigroup Mortgage Loan Purchase Agreement to
promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Upon request, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned recorded assignments to the extent that the Trustee has received a copy thereof and to the extent not previously provided.

         The Depositor hereby represents and warrants that with respect to the
Mortgage Loans that are PNC Mortgage Loans, PNC has covenanted in the PNC
Mortgage Loan Purchase Agreement that it shall, at its own cost and expense, retain or cause to be retained, a third party that shall, as to each PNC
Mortgage Loan, cause to be submitted, for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing
Statements, each assignment of Mortgage, assignment of Assignment of Leases and any other recordable documents relating to each such PNC Mortgage Loan, in favor of the Trustee referred to in clause (iv)(A), (B) and (C), respectively, of the definition of "Mortgage File" and each assignment of a UCC Financing Statement in favor of the Trustee and so delivered to the Trustee and referred to in clause (viii) of the definition of "Mortgage File".

         (e) All documents and records in the Servicing File in possession of the Depositor or the Mortgage Loan Sellers (except draft documents, attorney-client privileged communications and internal correspondence, credit underwriting or due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations and other underwriting analysis of the Mortgage
Loan Sellers) that relate to, and are necessary for the servicing and administration of, the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letters of credit), together with all Escrow Payments and Reserve
Accounts in the possession thereof, shall be delivered to the Master Servicer or such other Person as may be directed by the Master Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders; provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special
Servicer hereunder and not delivered to the Master Servicer.

         (f) In connection with the Depositor's assignment pursuant to Section
2.01(a) above, the Depositor shall deliver to the Trustee and the Master
Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each Mortgage Loan
Purchase Agreement, as in full force and effect on the Closing Date.

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         (g) The Master Servicer hereby acknowledges the receipt by it of the
Closing Date Deposit. The Master Servicer shall hold the Closing Date Deposit in the Certificate Account and shall include the Closing Date Deposit in the amounts it is required to remit to the Trustee on the initial P&I Advance Date.
The Closing Date Deposit shall remain uninvested.

         (h) Under generally accepted accounting principles in the United
States, upon the sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, the Depositor shall report: (i) its acquisition of the Mortgage Loans from the respective Mortgage
Loan Sellers, pursuant to the respective Mortgage Loan Purchase Agreements, as a purchase of the Mortgage Loans from the respective Mortgage Loan Sellers; and
(ii) its transfer of the Mortgage Loans to the Trustee, pursuant to Section
2.01(a), as a sale of the Mortgage Loans to the Trustee. In connection with the foregoing, the Depositor shall cause all of its records to reflect such acquisition as a purchase and such transfer as a sale (in each case, as opposed to a secured loan).

         After the Depositor's transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(a), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

     SECTION 2.02. Acceptance of the Trust Fund by Trustee.

         (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the provisos in the definition of "Mortgage File", the provisions of Section 2.01, the further limitations on review provided for in Section 2.02(b), the fact that as of the Closing Date, the Trustee has only reviewed the Mortgage File for the presence of the Mortgage Notes described in clause (i) of the definition of
"Mortgage File", and the exceptions noted on the schedule of exceptions attached hereto as Schedule II of (i) the Mortgage File delivered to it for each Mortgage
Loan and (ii) a copy of a fully executed counterpart of each of the Mortgage
Loan Purchase Agreements all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer
and each Mortgage Loan Seller that with respect to each Mortgage Loan except as identified in the schedule of exceptions, which is attached hereto as Schedule
II without regard to the proviso in the definition of "Mortgage File," each of the original executed Mortgage Notes as described in clause (i) of the definition of Mortgage File are in its possession. In addition, within ninety
(90) days after the Closing Date (and if any exceptions are noted, again every
90 days thereafter until the second anniversary of the Closing Date, and every
180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, any Mortgage Loan Seller or the
Majority Controlling Class Certificateholder, the Trustee or the Custodian on
its behalf will review the Mortgage Files and the Trustee will certify (in a certificate substantially in the form of Exhibit C) to each of the Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan Seller (with a copy to the Majority Controlling Class Certificateholder) that,

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with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed thereto, (i)
without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(A), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible
Officer of the Trustee to be required, clauses (iii), (iv)(B), (iv)(C), (vi),
(viii) and (ix)(A) of the definition of "Mortgage File" are in its possession,
(ii) all documents delivered or caused to be delivered by the applicable
Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage
Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such
Mortgage Loan with respect to the items specified in clauses (v) and (vi)(C) of the definition of "Mortgage Loan Schedule" is correct. Further, with respect to the documents described in clause (viii) of the definition of Mortgage File, the
Trustee may assume, for purposes of the certification delivered in this Section
2.02(a) that the related Mortgage File should include one state level UCC
Financing Statement filing in the state of incorporation of the Mortgagor for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor); provided, however, that to the extent the
Trustee has actual knowledge or is notified of any fixture or real property UCC
Financing Statements filed in the county of the state where the related
Mortgaged Property is located, the Trustee shall file an assignment to the Trust
Fund with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller.
The UCC Financing Statements to be assigned to the Trust Fund will be delivered by the related Mortgage Loan Seller to the Trustee on the new national forms, in recordable form and completed pursuant to Revised Article IX of the UCC. The
Trustee will submit such UCC Financing Statements for filing in the state of incorporation of the related Mortgagor as so indicated on the documents provided.

         (b) None of the Trustee, the Master Servicer, the Special Servicer or
any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the
Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

     SECTION 2.03. Mortgage Loan Seller's Repurchase or Substitution of Mortgage
                   Loans for Document Defects and Breaches of Representations
                   and Warranties.

         (a) If any party hereto discovers or receives notice that any document or documents constituting a part of a Mortgage File has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty relating to any Mortgage Loan set forth in the applicable Mortgage Loan Purchase
Agreement (a "Breach"), the party discovering such Document Defect or Breach shall give written notice (which notice, in respect of any obligation of the
Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)) to the other parties hereto,

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to the Majority Controlling Class Certificateholder and to the Rating Agencies
of such Document Defect or Breach. Promptly upon becoming aware of any Document
Defect or Breach (including through such written notice provided by any party hereto or the Majority Controlling Class Certificateholder as provided above), if any party hereto determines that such Document Defect or Breach materially and adversely affects the value of the affected Mortgage Loan or the interests of the Certificateholders therein, such party shall notify the Master Servicer of such determination and promptly after receipt of such notice, the Master
Servicer shall request in writing (with a copy to the other parties hereto, the
Majority Controlling Class Certificateholder, the Rating Agencies and the
Controlling Class Representative (if different from the Majority Controlling
Class Certificateholder)) that the applicable Mortgage Loan Seller, not later than ninety (90) days from receipt of such written request (or, in the case of a
Document Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than ninety (90)
days after any party to this Agreement discovers such Document Defect or Breach)
(i) cure such Document Defect or Breach, as the case may be, in accordance with
Section 3(c) of the applicable Mortgage Loan Purchase Agreement, (ii) repurchase the affected Mortgage Loan in accordance with Section 3(c) of the related
Mortgage Loan Purchase Agreement, or (iii) within two years of the Closing Date, substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account any
Substitution Shortfall Amount in connection therewith in accordance with
Sections 3(c) and 3(d) of the applicable Mortgage Loan Purchase Agreement;
provided, however, that if such Document Defect or Breach is capable of being cured but not within such ninety (90) day period, such Document Defect or Breach does not relate to the Mortgage Loan not being treated as a "qualified mortgage"
within the meaning of the REMIC Provisions, and the applicable Mortgage Loan
Seller has commenced and is diligently proceeding with the cure of such Document
Defect or Breach within such ninety (90) day period, the applicable Mortgage
Loan Seller shall have an additional ninety (90) days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan); provided, further, with respect to such additional ninety (90) day period the applicable Mortgage
Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Document Defect or Breach will be cured within the additional ninety (90) day period; provided, further, that no Document Defect (other than with respect to a Mortgage Note, Mortgage, title insurance policy, Ground Lease or any letter of credit) shall be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the related
Mortgage Loan unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or for any immediate significant servicing obligations.
For a period of two years from the Closing Date, so long as there remains any
Mortgage File as to which there is any uncured Document Defect and so long as the applicable Mortgage Loan Seller shall provide the Officer's Certificate pursuant to Section 3(c) of the applicable Mortgage Loan Purchase Agreement, the
Trustee shall on a quarterly basis prepare and deliver to the other parties a written report as to the status of such uncured Document Defects as provided in this Section 2.03(a). If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the

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Certificate Account as the account to which funds in the amount of the Purchase
Price or the Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.

         If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the immediately preceding paragraph, (ii) such
Mortgage Loan is a Crossed Loan, and (iii) the applicable Document Defect or
Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Document Defect or Breach, as the case may be, will be deemed to constitute a Document Defect or Breach, as the case may be, as to the other Crossed Loan(s) in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided in the immediately preceding paragraph unless such other Crossed
Loan(s) satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution or repurchase, as applicable, of Mortgage Loans set forth herein. In the event that the remaining Crossed Loans in such Crossed
Group satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Document Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage
Loan documents and otherwise on a pro rata basis. Except as otherwise provided in the last paragraph of Section 3(d) of each Mortgage Loan Purchase Agreement, all other terms of the Mortgage Loans shall remain in full force and effect without any modification thereof.

         With respect to any Crossed Loan, to the extent that the applicable
Mortgage Loan Seller is required to repurchase or substitute for such Mortgage
Loan in the manner prescribed in this Section 2.03(a) while the Trustee continues to hold any other Crossed Loans in the related Crossed Group, the applicable Mortgage Loan Seller and the Depositor will, as set forth in the related Mortgage Loan Purchase Agreement, forbear from enforcing any remedies against the other's Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage
Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its
Primary Collateral.

         (b) In connection with any repurchase or substitution of one or more
Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for
Release (in the form of Exhibit D-1 attached hereto) of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase
Price(s) in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate
Account and upon the delivery of the Mortgage File(s) and the Servicing File(s)
for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the
Master Servicer, respectively (in the case of any such substitution), (i) the
Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or deleted Mortgage Loan, as

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applicable, being released pursuant to this Section 2.03, (ii) the Trustee, the
Custodian, the Master Servicer, and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage
File and other documents pertaining to each such Mortgage Loan possessed by it, and (iii) the Master Servicer and the Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or deleted Mortgage Loan; provided that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request for Release.
Thereafter, the Trustee, the Custodian, the Master Servicer and the Special
Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the
Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney. At the time a substitution is made, the related Mortgage
Loan Purchase Agreement will provide that the Mortgage Loan Seller shall deliver the related Mortgage File to the Trustee and certify that the substitute
Mortgage Loan is a Qualified Substitute Mortgage Loan.

         (c) No substitution of a Qualified Substitute Mortgage Loan or Loans
may be made in any calendar month after the Determination Date for such month.
Periodic Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of the Trust Fund. Periodic
Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund and will
(to the extent received by the Master Servicer) be remitted by the Master
Servicer to the applicable Mortgage Loan Seller promptly following receipt.

         (d) Each Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the
Certificateholders, respecting any Document Defect or Breach with respect to the
Mortgage Loans purchased by the Depositor thereunder.

         (e) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the
Certificateholders, enforce the obligations of the Mortgage Loan Sellers under
Section 3 of the applicable Mortgage Loan Purchase Agreement.

     SECTION 2.04. Representations and Warranties of Depositor.

         (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master
Servicer and the Special Servicer, as of the Closing Date, that:

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             (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

             (ii) the execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the
     Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

             (iii) the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

             (iv) this Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

             (v) the Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

             (vi) the transfer of the Mortgage Loans to the Trustee as
     contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

             (vii) no litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this
     Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the
     Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

             (viii) the Depositor is not transferring the Mortgage Loans to the
     Trustee with any intent to hinder, delay or defraud its present or future creditors;

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             (ix) the Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(a);

             (x) after giving effect to its transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(a), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the
     Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business;

             (xi) the Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature;

             (xii) no proceedings looking toward merger, liquidation,
     dissolution or bankruptcy of the Depositor are pending or contemplated;

             (xiii) except for any actions that are the express responsibility of another party hereunder or under the Mortgage Loan Purchase Agreements, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of its interests in the Mortgage Loans to the Trustee;

             (xiv) immediately prior to the transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(a) (and assuming that the Mortgage
     Loan Sellers transferred to the Depositor good and marketable title to their respective Mortgage Loans, free and clear of all liens, claims, encumbrances and other interests), (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each Mortgage
     Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans (subject to any third-party servicing rights pertaining thereto); and

             (xv) the Depositor is transferring the Mortgage Loans to the Trust
     Fund free and clear of any liens, pledges, charges and security interests created by or through the Depositor.

             (b) The representations and warranties of the Depositor set forth in Section 2.04(a) shall survive the execution and delivery of this
     Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

     SECTION 2.05. Conveyance of Mortgage Loans and REMIC I Regular Interests;
                   Acceptance of REMIC I, REMIC II and Grantor Trust by Trustee.

         The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of

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the Depositor in and to: (a) the Mortgage Loans (exclusive of any related
Additional Interest and the related Excess Servicing Strips) and the other rights and property comprising REMIC I to the Trustee for the benefit of the
Holders of the Class R Certificates, insofar as such Certificates represent the sole class of residual interests in REMIC I, and REMIC II, as the holder of the
REMIC I Regular Interests; (b) the REMIC I Regular Interests and the other rights and property comprising REMIC II to the Trustee for the benefit of the
Holders of the Class R Certificates, insofar as such Certificates represent the sole class of residual interests in REMIC II, and the Holders of the Regular
Certificates; and (c) the Additional Interest and the other property comprising the Grantor Trust to the Trustee for the benefit of the Holders of the Class Y
Certificates. The Trustee acknowledges the assignment to it of the respective assets, rights and other property comprising REMIC I, REMIC II and the Grantor
Trust, and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of: (i) the case of the REMIC Pools, the Regular Certificates and the Class R Certificates; and (ii)
in the case of the grantor trust, the Class Y Certificates.

     SECTION 2.06. Excess Servicing Strips as a Grantor Trust.

         It is the intention of the parties hereto that the segregated pool of assets consisting of the Excess Servicing Strips for the Mortgage Pool shall constitute a grantor trust for federal income tax purposes and that the interest therein shall not be certificated and shall be subject to the provisions of
Section 3.11(a) hereto.

     SECTION 2.07. Issuance of REMIC I Interests.

         Concurrently with the assignment to the Trustee of the Mortgage Loans
(exclusive of any related Additional Interest and the related Excess Servicing
Strips), and in exchange therefor, the Trustee acknowledges the issuance of the
REMIC I Regular Interests, and the sole class of residual interests in REMIC I
(which will be evidenced by the Class R Certificates), to or upon the order of the Depositor.

     SECTION 2.08. Execution, Authentication and Delivery of REMIC II
                   Certificates.

         Concurrently with the assignment to the Trustee of the REMIC I Regular
Interests, and in exchange therefor, and pursuant to the written request of the
Depositor, executed by an affiliate of the Depositor, the Trustee, as
Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC
II Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC II. The rights of the holders of the respective Classes of
REMIC II Certificates to receive distributions from the proceeds of REMIC II in respect of their REMIC II Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC II Certificates in such distributions, shall be as set forth in this Agreement. The Class R Certificates will represent the sole class of residual interest in each of REMIC I and REMIC
II.

     SECTION 2.09. Execution, Authentication and Delivery of Class Y
                   Certificates.

         Concurrently with the assignment to the Trustee of the Additional
Interest, and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an

                                       77

officer of the Depositor, has executed, as Certificate Registrar, authenticated, as Authenticating Agent, and delivered to or upon the order of the Depositor, the Class Y Certificates.

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                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

     SECTION 3.01. Administration of the Mortgage Loans.

         (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective Mortgage Loans and any and all intercreditor, co-lender and similar agreements and, to the extent consistent with the foregoing, in accordance with the Servicing Standard.
Without limiting the foregoing, and subject to Section 3.21, (i) the Master
Servicer shall service and administer all Mortgage Loans that are not Specially
Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to all Mortgage Loans and REO Properties as are specifically provided for herein; provided that the Master Servicer shall continue to receive payments, make all calculations, and prepare, or cause to be prepared, all reports required hereunder with respect to the Specially Serviced
Mortgage Loans, except for the reports specified herein as prepared by the
Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Mortgage Loans) as if no REO
Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided further, however, that the Master Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special
Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to
Section 3.21.

         (b) Subject to Section 3.01(a) and Section 6.11, the Master Servicer
and the Special Servicer each shall have full power and authority, acting alone
(or, pursuant to Section 3.22, through one or more Sub-Servicers), to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special
Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the
Trustee to execute and deliver, on behalf of the Certificateholders, the Trustee or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any
Mortgage or other security document in the related Mortgage File on the related
Mortgaged Property and related collateral; (ii) in accordance with the Servicing
Standard and subject to Section 3.20 and Section 6.11, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments; and (iv) pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(g). Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer

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or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master
Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master
Servicer's or Special Servicer's, as applicable, representative capacity; or
(ii) take any action with the intent to cause, and that actually causes, the
Trustee to be registered to do business in any state.

         (c) The relationship of each of the Master Servicer and the Special
Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent. Unless the same Person acts as both Master Servicer and Special Servicer, the Master Servicer shall not be responsible for the actions of or failure to act by the Special Servicer and the Special Servicer shall not be responsible for the actions of or the failure to act by the Master Servicer.

     SECTION 3.02. Collection of Mortgage Loan Payments.

         (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided, however, nothing herein shall be construed as an express or implied guarantee by the Master Servicer or the
Special Servicer of collectability; and provided, further, that with respect to the ARD Mortgage Loans, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Master Servicer and
Special Servicer (including the Special Servicer in its capacity as a
Certificateholder) shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related
Mortgage Loan (provided that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents). Consistent with the foregoing and subject to Section 3.20, the
Special Servicer, with regard to a Specially Serviced Mortgage Loan, or the
Master Servicer, with regard to a Mortgage Loan that is not a Specially Serviced
Mortgage Loan, may waive any Penalty Interest or late payment charge in connection with any payment on a Mortgage Loan.

         (b) All amounts collected in respect of any Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation
Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage or, if required pursuant to the express provisions of the related Mortgage, or as determined by the Master Servicer or Special

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Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, with respect to each Mortgage Loan, in the absence of such express provisions, shall be applied for purposes of this
Agreement: first, as a recovery of any related and unreimbursed Advances;
second, as a recovery of Nonrecoverable Advances (including interest on such
Nonrecoverable Advance) that were paid from collections on the other Mortgage
Loans and/or REO Mortgage Loans and resulted in principal distributed to the
Certificateholders being reduced pursuant to Section 3.05(a) hereof; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such
Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; fourth, as a recovery of principal of such Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; fifth, in accordance with the normal servicing practices of the
Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than Additional Interest), including, without limitation, Prepayment Premiums, Yield Maintenance Charges and Penalty Interest;
sixth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and seventh, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. All amounts collected on any
Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through (vi) of the definition thereof and Substitution Shortfall
Amounts shall be deemed to be applied: first, as a recovery of any related and unreimbursed Advances; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including the Due
Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes
Additional Interest; third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, with respect to any ARD
Mortgage Loan after its Anticipated Repayment Date, as a recovery of any unpaid
Additional Interest. No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of either
Section 3.11(b) or 3.11(d) unless and until all principal and interest then due and payable on such Mortgage Loan has been collected. Amounts collected on any
REO Mortgage Loan shall be deemed to be applied in accordance with the respective definitions thereof. The provisions of this paragraph with respect to the application of amounts collected on any Mortgage Loan shall not alter in any way the right of the Master Servicer, the Special Servicer or any other Person to receive payments from the Certificate Account as set forth in clauses (ii)
through (xv) and (xviii) through (xx) of Section 3.05(a).

         (c) Within 60 days after the later of (i) the Closing Date and (ii) the
Master Servicer's receipt of the applicable letter of credit, the Master
Servicer shall notify each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the
Master Servicer or the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit. If a draw upon a letter of credit is needed before its transfer to the
Trust Fund can be completed, the applicable Mortgage Loan Seller shall draw upon such letter of credit for the benefit of the Trust pursuant to written instructions from the Master Servicer.

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         (d) In the event that the Master Servicer or Special Servicer receives
Additional Interest in any Collection Period, or receives notice from the related Mortgagor that the Master Servicer or Special Servicer will be receiving
Additional Interest in any Collection Period, the Master Servicer or Special
Servicer, as applicable, will promptly notify the Trustee. Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicer, the Trustee nor the Special Servicer shall be responsible for any such Additional Interest not collected after notice from the related Mortgagor.

         (e) With respect to any Mortgage Loan in connection with which the
Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage
Loan documents, the Master Servicer shall, to the extent consistent with the
Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents.

     SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing
                   Accounts; Reserve Accounts.

         (a) The Master Servicer shall, as to all Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow
Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the Mortgage Loan documents. Each Servicing Account shall be an Eligible Account unless not permitted by terms of applicable
Mortgage Loan documents. Withdrawals of amounts so collected from a Servicing
Account may be made in each case, to the extent of amounts on deposit therein in respect of the related Mortgage Loan (or, in the case of clauses (iv) and (v)
below, to the extent of interest or other income earned on such amounts) only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Master Servicer, the Special Servicer, the
Trustee or any Fiscal Agent for any unreimbursed Servicing Advances; (iii)
refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the
Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of the applicable Mortgage Loan to be paid to the
Mortgagor; (vi) following an event of default under the related Mortgage Loan, for such other purposes as are consistent with the related Mortgage Loan documents, applicable law and the Servicing Standard; (vii) withdraw amounts deposited in error; or (viii) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable Mortgage Loan, funds in the Servicing
Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06 and in accordance with the terms of the related
Mortgage Loan documents. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing
Accounts maintained thereby, if required by law or the terms of the related
Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting any REMIC Pool or the Grantor Trust.

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         (b) The Master Servicer (for Mortgage Loans other than (1) Specially
Serviced Mortgage Loans and (2) REO Mortgage Loans) or the Special Servicer (for
Specially Serviced Mortgage Loans and any REO Mortgage Loans) shall (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums)
and shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments (at the direction of the Special Servicer for Specially Serviced Mortgage Loans and REO Mortgage
Loans) as allowed under the terms of the related Mortgage Loan, and if such
Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all Mortgage
Loans, use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

         (c) The Master Servicer shall, as to all Mortgage Loans, subject to
Section 3.01(d), make a Servicing Advance with respect to the related Mortgaged
Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents (if applicable), and (iii) premiums on
Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis; and
provided that the Master Servicer shall not make any Servicing Advance prior to the penalty date or cancellation date, as applicable, if the Master Servicer reasonably anticipates in accordance with the Servicing Standard that the
Mortgagor will pay such amount on or before the penalty date or cancellation date; and provided, further, that the Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a Nonrecoverable
Servicing Advance (although it may pay such amounts out of funds in the
Certificate Account if it determines, and it must pay such amounts out of funds in the Certificate Account if, in the case of a Specially Serviced Mortgage Loan or REO Property, the Special Servicer determines (upon which determination the
Master Servicer may conclusively rely), that such payment would be in the best interests of the Certificateholders, as a collective whole, and such payment may be withdrawn from amounts in the Certificate Account). All such Servicing
Advances or amounts withdrawn from the Certificate Account shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated
Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master

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Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

         The Special Servicer shall give the Master Servicer, the Trustee and any Fiscal Agent not less than five Business Days' notice with respect to
Servicing Advances to be made on any Specially Serviced Mortgage Loan or REO
Property, before the date on which the Master Servicer is required to make any
Servicing Advance with respect to a given Mortgage Loan or REO Property;
provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Master Servicer, the Trustee and any Fiscal Agent with such information in its possession as the Master Servicer, the Trustee or such Fiscal Agent, as applicable, may reasonably request to enable the Master Servicer, the Trustee or such Fiscal Agent, as applicable, to determine whether a requested Servicing
Advance would constitute a Nonrecoverable Servicing Advance. Any request by the
Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested
Servicing Advance is not a Nonrecoverable Servicing Advance and the Master
Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made or proposed to be made with respect to a
Specially Serviced Mortgage Loan or REO Property is a Nonrecoverable Servicing
Advance. The Master Servicer and the Trustee shall conclusively rely on such a determination.

         If the Master Servicer is required under any provision of this
Agreement (including, but not limited to, this Section 3.03(c)) to make a
Servicing Advance, but does not do so within 15 days after such Advance is required to be made (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage), the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within three Business Days after such notice, then
(subject to a determination that such Servicing Advance would not be a
Nonrecoverable Servicing Advance) the Trustee (or any Fiscal Agent on its
behalf) shall make such Servicing Advance. Any failure by the Master Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by the
Master Servicer subject to and as provided in Section 7.01.

         (d) In connection with its recovery of any Servicing Advance from the
Certificate Account pursuant to Section 3.05(a), each of the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, any unpaid interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement such interest to be payable: first, out of late payment charges and Penalty Interest received on the related Mortgage Loan or REO Property during the Collection Period in which such reimbursement is made; and, to the extent that such late payment charges and Penalty Interest are insufficient, but only after or at the same time the related Advance has been or is

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reimbursed pursuant to this Agreement, then from general collections on the
Mortgage Loans then on deposit in the Certificate Account. Subject to the fourth paragraph of Section 3.05(a), the Master Servicer shall reimburse itself, the
Special Servicer, the Trustee and/or any Fiscal Agent, as applicable, for any outstanding Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any
Servicing Advance as to which the corresponding Escrow Payment or other similar payment by the Mortgagor was received by the Master Servicer on or prior to the date the related Servicing Advance was made.

         (e) The determination by the Master Servicer or the Special Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed
Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Master Servicer (if the
Special Servicer is delivering such Officer's Certificate), the Special Servicer
(if the Master Servicer is delivering such Officer's Certificate), the Trustee, any Fiscal Agent and the Depositor, setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) of the related
Mortgaged Property or REO Property, as the case may be; which Appraisal shall be conducted pursuant to this Section 3.09(a) by the Master Servicer, or by or on behalf of the Special Servicer if the Mortgage Loan is a Specially Serviced
Mortgage Loan or, if no such Appraisal has been performed, a copy of an
Appraisal of the related Mortgaged Property or REO Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property that would draw into question the applicability of such Appraisal, by an Independent Appraiser or other expert in real estate matters, and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related
Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. In making a recoverability determination, the applicable Person will be entitled, but not obligated, to consider (among other things) the obligations of the related Mortgagor under the terms of the related
Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Property in its "as is" or then current conditions and occupancies, as modified by such Person's reasonable assumptions (in the case of the Master Servicer, consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged
Property, to estimate and consider (among other things) future expenses, to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 3.05(a), and any Advance made with respect to the related Mortgage Loan on or before the date such Mortgage Loan becomes a
Corrected Mortgage Loan, together with (to the extent accrued and unpaid)
interest on such Advance, to the extent that such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such
Mortgage Loan becomes a Corrected Mortgage Loan. In addition, any such Person may update or change its recoverability determinations at any time, and (in the case of the Master Servicer, consistent with the Servicing Standard) the Master
Servicer and the Trustee each may obtain from the Special Servicer any
Appraisals or market value estimates or other information in the Special
Servicer's possession for such purposes.

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         The Trustee, any Fiscal Agent and the Master Servicer, in the case of any Specially Serviced Mortgage Loan and any REO Property, shall conclusively rely on any determination by the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance, and the Trustee and any Fiscal Agent
shall be entitled to rely, conclusively, on any determination by the Master
Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance;
provided, however, that, if the Master Servicer has failed to make a Servicing
Advance for reasons other than a determination by the Master Servicer that such
Servicing Advance would be a Nonrecoverable Advance, the Trustee shall make such
Servicing Advance within the time periods required by Section 3.03(c) unless the
Trustee in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance; and provided, further, that, if the Trustee fails to make such Servicing Advance for reasons other than a determination by the
Trustee that such Servicing Advance would be a Nonrecoverable Advance, any
Fiscal Agent shall make such Servicing Advance within the time periods required by Section 3.03(c) unless such Fiscal Agent in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

         (f) The Master Servicer shall, as to all Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited with respect to any Mortgage Loan may be made: (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related
Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing
Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents; (ii) to pay the Master Servicer interest and investment income earned on amounts in the
Reserve Accounts as described below if permitted under the related Mortgage Loan documents; and (iii) following an event of default under such Mortgage Loan, for such other purposes as are consistent with the related Mortgage Loan documents, applicable co-lender and/or intercreditor agreements, applicable law and the
Servicing Standard. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts to the extent invested may be only invested in Permitted
Investments in accordance with the provisions of Section 3.06. All Reserve
Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising any REMIC Pool or the Grantor Trust. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve
Funds by which the required repairs and/or capital improvements at the related
Mortgaged Property must be completed.

     SECTION 3.04. Certificate Account, Interest Reserve Account, Gain-on-Sale
                   Reserve Account, Additional Interest Account and Distribution
                   Account.

         (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the
Trustee in trust for the benefit of the Certificateholders. The Certificate
Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on

                                       86

the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts received from Mortgagors which are to be used to purchase defeasance collateral), or payments (other than Principal
Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

             (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

             (ii) all payments on account of interest on the Mortgage Loans, including Additional Interest;

             (iii) all Prepayment Premiums and Yield Maintenance Charges;

             (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan (including, without limitation, any amounts representing recoveries of Nonrecoverable Advances, including interest on such Nonrecoverable Advances);

             (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

             (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy or a force placed policy;

             (vii) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

             (viii) any amount in respect of Purchase Prices and Substitution
     Shortfall Amounts pursuant to Section 2.03(b);

             (ix) any amount required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest
     Shortfalls;

             (x) any amount paid by a Mortgagor to cover items for which a
     Servicing Advance has been previously made and for which the Master
     Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as
     applicable, has been previously reimbursed out of the Certificate Account;
     and

             (xi) any amount required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.11(b) and 3.11(d), respectively, to pay unpaid interest on Advances and/or in connection with reimbursing the Trust Fund for Additional Trust Fund Expenses, including, without limitation, interest on Advances and

                                       87

     the cost of inspections performed by the Special Servicer pursuant to the first sentence of Section 3.12(a).

         The foregoing requirements for deposit in the Certificate Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and 3.11(d), need not be deposited by the Master Servicer in the Certificate Account. If the
Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the
Certificate Account, any provision herein to the contrary notwithstanding. The
Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Section 3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances as provided in Sections 3.03(d) or 4.03(d) or to reimburse the Trust for Additional
Trust Fund Expenses, including, without limitation, interest on Advances and the cost of inspections performed by the Special Servicer pursuant to the first sentence of Section 3.12(a), as provided in Section 3.11(d)) and other transaction fees or other expenses received by the Master Servicer to which the
Special Servicer is entitled pursuant to Section 3.11(d) upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

         Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii), (x) and (xi) of the last sentence of the second preceding paragraph with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the
Special Servicer) to or at the direction of the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account, pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master
Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

         (b) The Trustee shall establish and maintain one or more trust accounts
(collectively, the "Distribution Account") at the office of the Trustee to be held in trust for the benefit of the Certificateholders. The Distribution
Account shall be an Eligible Account. The Master Servicer shall deliver to the
Trustee each month on or before 1:30 p.m. New York City time (or 3:00 p.m. New
York City time if the last day of the Collection Period is deemed to be the P&I
Advance Date) on the P&I Advance Date therein, for deposit in the Distribution
Account, an aggregate amount of immediately available funds equal to that portion of the

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Available Distribution Amount (calculated without regard to clauses (a)(ii),
(a)(v), (b)(ii)(B) and (b)(v) of the definition thereof) for the related
Distribution Date then on deposit in the Certificate Account, together with (i)
any Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest
received on the Mortgage Loans during the related Collection Period, and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01.

         In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a).

         The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

         The Trustee shall, as and when required, deposit in the Distribution
Account any amounts required to be so deposited by the Trustee pursuant to
Section 3.06(b) in connection with losses incurred with respect to Permitted
Investments of funds in the Distribution Account.

         (c) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account"), held on behalf of the
Trustee in trust for the benefit of the Certificateholders. The Interest Reserve
Account shall be an Eligible Account. On or before each P&I Advance Date in
February and, during each year that is not a leap year, January, the Master
Servicer shall withdraw from the Certificate Account and deposit in the Interest
Reserve Account, with respect to each Interest Reserve Mortgage Loan and
Interest Reserve REO Mortgage Loan, an amount equal to the Interest Reserve
Amount in respect of such Interest Reserve Mortgage Loan or Interest Reserve REO
Mortgage Loan, as the case may be, for such Distribution Date (such withdrawal from the Certificate Account to be made out of general collections on the
Mortgage Pool where any related P&I Advance was deposited in the Distribution
Account).

         The Master Servicer shall, as and when required, deposit in the
Interest Reserve Account any amounts required to be so deposited by the Master
Servicer pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted Investments of funds in the Interest Reserve Account.

         (d) Prior to any Collection Period during which Additional Interest is received, and upon notification from the Master Servicer or Special Servicer pursuant to Section 3.02(d), the Trustee, on behalf of the Certificateholders shall establish and maintain the Additional Interest Account in the name of the
Trustee in trust for the benefit of the Class Y Certificateholders. The
Additional Interest Account shall be established and maintained as an Eligible
Account; provided that, the Additional Interest Account may be a sub-account of the Distribution Account. On or prior to the applicable P&I Advance Date, the
Master Servicer shall remit to the Trustee for deposit in the Additional
Interest Account an amount equal to the Additional Interest received during any
Collection Period.

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         Following the distribution of Additional Interest to the Class Y
Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay
Additional Interest, the Trustee shall terminate the Additional Interest
Account.

         The Trustee shall, as and when required, deposit in the Additional
Interest Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted
Investments of funds in the Additional Interest Account.

         (e) Funds in the Certificate Account, the Interest Reserve Account, the
Distribution Account, the Gain-on-Sale Reserve Account and the Additional
Interest Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give written notice to the Trustee, the Special Servicer and the Rating Agencies of the
location of the Certificate Account as of the Closing Date and of the new
location of the Certificate Account prior to any change thereof. The Trustee shall give written notice to the Trustee, the Master Servicer, the Special
Servicer and the Rating Agencies of the location of the Distribution Account as of the Closing Date and of any new location of the Distribution Account prior to any change thereof.

         (f) The Trustee, on behalf of the Trustee for the benefit of the
Certificateholders, shall establish (upon notice from Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the
Gain-on-Sale Reserve Account in the name of the Trustee on behalf of the Trustee for the benefit of the Certificateholders. The Gain-on-Sale Reserve Account
shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the
Trustee and other accounts of the Trustee; provided that, the Gain-on-Sale
Reserve Fund may be a sub-account of the Distribution Account. Upon the disposition of any REO Property or the liquidation of any Specially Serviced
Mortgage Loan in accordance with Section 3.09 or Section 3.18, the Special
Servicer will calculate the Gain-on-Sale Proceeds, if any, realized in connection with such sale or liquidation, as the case may be, and remit such funds to the Trustee for deposit into the Gain-on-Sale Reserve Account.

         The Trustee shall, as and when required, deposit in the Gain-on-Sale
Reserve Account any amounts required to be so deposited pursuant to Section
3.06(b) in connection with losses incurred with respect to Permitted Investments of funds in the Gain-on-Sale Reserve Account.

         (g) Notwithstanding that the Additional Interest Account or the
Gain-on-Sale Reserve Account may be a sub-account of the Distribution Account for reasons of administrative convenience, the Additional Interest Account, the
Gain-on-Sale Reserve Account and the Distribution Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the
Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

                                       90

     SECTION 3.05. Permitted Withdrawals from the Certificate Account, Interest
                   Reserve Account, Additional Interest Account and Distribution
                   Account.

         (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

             (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so deposited pursuant to the first paragraph of
     Section 3.04(b) and any amount that may be applied to make P&I Advances pursuant to Section 4.03(a);

             (ii) to reimburse any Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances in respect of any Mortgage Loan, such
     Fiscal Agent's, the Trustee's and the Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance
     (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late
     Collections of interest (net of the related Master Servicing Fees) and principal (net of any related Workout Fee or Liquidation Fee) received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made;

             (iii) to pay to itself or the holder of the related Excess
     Servicing Strip (subject to Section 3.11(a)) earned and unpaid Master
     Servicing Fees in respect of each Mortgage Loan and REO Mortgage Loan, the
     Master Servicer's right and the right of any other holder of the related
     Excess Servicing Strip to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Mortgage Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Mortgage
     Loan (whether in the form of REO Revenues, Liquidation Proceeds or
     Insurance Proceeds) that are allocable as a recovery of interest thereon;

             (iv) to pay to the Special Servicer earned and unpaid Special
     Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO
     Mortgage Loan;

             (v) to pay the Special Servicer (or, if applicable, a predecessor
     Special Servicer) earned and unpaid Workout Fees or Liquidation Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage Loan
     and/or REO Mortgage Loan, as applicable, in the amounts and from the sources provided in Section 3.11(c);

             (vi) to reimburse any Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order, for any unreimbursed Servicing Advances in respect of any Mortgage Loan or REO Property, such Fiscal Agent's, the
     Trustee's, the Special Servicer's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any
     Servicing Advance being limited to payments made by the related Mortgagor that are allocable to such Servicing Advance, and to Liquidation Proceeds,
     Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing
     Advance was made;

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             (vii) to (A) reimburse any Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order, for any unreimbursed Advances (including interest at the Reimbursement Rate) that have been or are determined to be
     Nonrecoverable Advances or (B) pay itself, with respect to any Mortgage
     Loan or REO Mortgage Loan, any related earned Master Servicing Fee that remained unpaid in accordance with clause (iii) above following a Final
     Recovery Determination made with respect to such Mortgage Loan or any related REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

             (viii) at such time as or after it reimburses any Fiscal Agent, the
     Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or
     Section 3.03, to pay such Fiscal Agent, the Trustee, the Special Servicer or itself, as the case may be, in that order, any interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable, such Fiscal Agent's, the Trustee's, the Special Servicer's and
     the Master Servicer's respective rights to payment pursuant to this clause
     (viii) with respect to interest on any Advance being permitted to be satisfied (A) first out of late payment charges and Penalty Interest collected on or in respect of the Mortgage Loan or REO Mortgage Loan to which the reimbursed Advance relates during the Collection Period in which such Advance is reimbursed (the use of such late payment charges and
     Penalty Interest to be allocated between the Master Servicer and the
     Special Servicer on a pro rata basis based on the amount of late payment charges and Penalty Interest that the Master Servicer and the Special
     Servicer have received as additional servicing compensation during such period), and (B) to the extent that the late payment charges and Penalty
     Interest described in the immediately preceding clause (A) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Mortgage Loans and any REO
     Properties on deposit in the Certificate Account;

             (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to the first sentence of Section 3.12(a) with respect to any
     Mortgaged Property securing a Specially Serviced Mortgage Loan;

             (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the Certificate Account as provided in
     Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any Collection Period and (B) any
     Prepayment Interest Excesses collected with respect to the Mortgage Loans;

             (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e),
     3.09(a), 3.18(b), 4.03(c) or 9.01;

             (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

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             (xiii) to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and 11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master
     Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, (D) the cost of recording this
     Agreement in accordance with Section 11.02(a), and (E) any rating confirmations from the Rating Agencies that are not otherwise payable by a
     Mortgagor or a party to this Agreement;

             (xiv) to pay itself, the Special Servicer, any of the Mortgage Loan
     Sellers, the Majority Controlling Class Certificateholder, or any other
     Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased or otherwise removed from the Trust Fund by such
     Person pursuant to or as otherwise contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase;

             (xv) [RESERVED]

             (xvi) to withdraw any Interest Reserve Amount and deposit such
     Interest Reserve Amount into the Interest Reserve Account pursuant to
     Section 3.04(c);

             (xvii) to remit to the Trustee for deposit into the Additional
     Interest Account the amounts required to be deposited pursuant to Section
     3.04(d);

             (xviii) to pay the cost of any Environmental Assessment or any remedial, corrective or other action pursuant to Section 3.09(c);

             (xix) to pay any amount that, if made as a Servicing Advance, would constitute a Nonrecoverable Servicing Advance provided that the Master
     Servicer (or, in the case of Specially Serviced Mortgage Loans and REO
     Properties, the Special Servicer) determines that such payment would be in the best interests of the Certificateholders, pursuant to Section 3.03(c);
     (xx) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from the Certificate Account;

             (xxi) to withdraw any amounts deposited in error; and

             (xxii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

         The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses (ii)-(xix) above.
Upon request, the Master Servicer shall provide to the Trustee such records and any other information in the possession of the Master Servicer to enable the
Trustee to determine the amounts attributable to REMIC I (with respect to the
Mortgage Loans).

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         The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee or any
Fiscal Agent from the Certificate Account amounts permitted to be paid to the
Special Servicer (or to such third party contractors), the Trustee or such
Fiscal Agent, as the case may be, therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or of a Responsible
Officer of the Trustee or such Fiscal Agent, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractors), the Trustee or such Fiscal Agent, as the case may be, is entitled. The Master
Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO
Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account. With respect to each Mortgage Loan and REO Property for which it makes an Advance, the
Trustee shall similarly keep and maintain separate accounting, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of Advances or interest thereon. With respect to each Mortgage Loan and REO Property for which it makes an Advance, a Fiscal Agent shall similarly keep and maintain separate accounting, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of Advances or interest thereon.

         Upon the determination that a previously made Advance is a
Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer, the Trustee
or any Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance (together with accrued and unpaid interest thereon) over a period of time not to exceed 12 consecutive months without the consent of the Controlling Class Representative (which consent may be withheld in its sole discretion); provided that such Nonrecoverable Advance shall not be reimbursed out of amounts representing collections of interest in respect of the Mortgage Pool for more than six (6) months (which may or may not be consecutive) within such 12-month period without the consent of the
Controlling Class Representative (which consent may be withheld in its sole discretion). The unreimbursed portion of any Advance in respect of which reimbursement has been deferred as described in the preceding sentence shall accrue interest at the Prime Rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer, the
Trustee or any Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such
Nonrecoverable Advances over time, or not to do so, benefits some Classes of
Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the
Servicing Standard, or with respect to the Trustee or any Fiscal Agent, constitute a violation of any fiduciary duty to Certificateholders and/or contractual duty hereunder. The Master Servicer, the Special Servicer, the
Trustee and any Fiscal Agent shall each give S&P and Moody's at least 15 days'
notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account or Distribution Account allocable to interest on the
Mortgage Loans unless (1) it determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such
Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to it that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3)

                                       94

except in the case of the Trustee, it has not timely received from the Trustee information requested by it to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided, however, that if clause
(1), (2) or (3) applies, the Master Servicer, the Special Servicer, the Trustee
or such Fiscal Agent, as the case may be, shall give S&P and Moody's notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account or Distribution Account allocable to interest on the
Mortgage Loans as soon as reasonably practicable in such circumstances; and
provided, further, that, as a condition to the Special Servicer providing the notices described above, the Master Servicer shall provide to the Special
Servicer such information regarding amounts in the Certificate Account allocable to interest as may be required by the Special Servicer to provide notice pursuant to this sentence. The Master Servicer, the Special Servicer, the
Trustee and any Fiscal Agent shall have no liability for any loss, liability or expense resulting from any notice provided to S&P and Moody's contemplated by the immediately preceding sentence.

         If the Master Servicer, the Special Servicer, the Trustee or any Fiscal
Agent, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances
(together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of amounts described in clauses (a) through (f) of the definition of "Principal Distribution Amount", which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date; and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date; provided that, in connection with any reimbursement of a Nonrecoverable Advance or the payment of interest thereon in accordance with either clause first or clause second, as the case may be, of this sentence, such reimbursement or payment of interest pursuant to such clause shall be deemed made first, and to the fullest extent possible, out of amounts described in such clause that are attributable to the Loan Group that includes the Mortgage Loan or REO Mortgage Loan, as applicable, as to which such
Nonrecoverable Advance was made, and only thereafter out of amounts described in such clause that are attributable to the other Loan Group. If and to the extent that any payment is deemed to be applied in accordance with clause first of the preceding sentence to reimburse a Nonrecoverable Advance or to pay interest thereon, then, in accordance with the definition thereof, the Principal
Distribution Amount for such Distribution Date shall be reduced, to not less than zero by the amount of such reimbursement and/or payment of interest. In addition, if and to the extent that any payment is deemed to be applied in accordance with clause first or clause second of the second preceding sentence to reimburse a Nonrecoverable Advance or to pay interest thereon, then, for purposes of determining the respective portions of the Principal Distribution
Amount and/or the Available Distribution Amount, as applicable, for the relevant
Distribution Date that are attributable to each Loan Group, the parties hereto shall take into account whether such payment is deemed made out of amounts relating to Loan Group No. 1 or Loan Group No. 2 in accordance with the proviso to the second preceding sentence.

         If and to the extent (i) any Advance is determined to be a
Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of amounts constituting part of the Principal Distribution Amount as contemplated by clause first of the first sentence of

                                       95

the preceding paragraph and (iii) the particular item for which such Advance was originally made and/or such interest on such Advance, as the case may be, is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then, in accordance with the definition thereof, the
Principal Distribution Amount for the Distribution Date that corresponds to the
Collection Period in which such item and/or such interest on such Advance, as the case may be, was recovered shall be increased by an amount equal to the lesser of (A) the amount of such recoveries and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to clause first above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of amounts constituting part of the Principal
Distribution Amount as contemplated by clause first of the first sentence of the preceding paragraph or out of any other portion of the Available Distribution
Amount as contemplated by clause second of the first sentence of the preceding paragraph and (iii) the particular item for which such Advance was originally made, or such interest paid on such Advance, is subsequently collected out of payments or other collections in respect of the related Mortgage Loan or REO
Mortgage Loan, then, for purposes of determining the respective portions of the
Principal Distribution Amount and/or the Available Distribution Amount, as
applicable, for the relevant Distribution Date that are attributable to each
Loan Group, such recoveries shall be deemed allocated to offset the corresponding prior reductions in amounts attributable to each Loan Group in reverse order to that set forth in the prior paragraph.

         (b) The Trustee may, from time to time, make withdrawals from the
Distribution Account for any of the following purposes (in no particular order of priority):

             (i) to make deemed distributions to the Certificateholders on each
     Distribution Date, pursuant to Sections 4.01 and 9.01, as applicable;

             (ii) to pay the Trustee or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person out of the Trust Fund pursuant to Section
     8.05;

             (iii) to pay the Trustee the Trustee Fee as contemplated by Section
     8.05(a) hereof with respect to each Mortgage Loan and REO Mortgage Loan and to pay the Trustee, as additional compensation, interest and investment income, if any, earned in respect of amounts held in the Distribution
     Account as provided in Section 3.06, but only to the extent of the Net
     Investment Earnings with respect to such account for the related
     Distribution Date;

             (iv) to pay for the cost of the Opinions of Counsel sought by the
     Trustee (A) as provided in clause (v) of the definition of "Disqualified
     Organization," (B) as contemplated by Section 3.20(d), 9.02(a) and
     10.01(h), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of
     Certificateholders;

                                       96

             (v) to pay any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, to the extent none of the Trustee, the Tax Administrator, the Master Servicer or the Special Servicer is
     liable therefor pursuant to Section 10.01(i);

             (vi) to pay the Tax Administrator any amounts reimbursable to it pursuant to Section 10.01(e);

             (vii) to pay to the Master Servicer any amounts remitted by the
     Master Servicer for deposit into the Distribution Account that were not required to be deposited therein; and

             (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

         Taxes imposed on any REMIC Pool shall be allocated to the related
REMIC.

         (c) [RESERVED]

         (d) If any Additional Trust Fund Expense relates to multiple Mortgage
Loans and/or REO Properties, then the Master Servicer (in the case of Additional
Trust Fund Expenses paid out of the Certificate Account) or the Trustee (in the case of Additional Trust Fund Expenses paid out of the Distribution Account)
shall, in a reasonable manner based on the circumstances, allocate the subject
Additional Trust Fund Expense among the subject Mortgage Loans and REO
Properties and notify each other and the Special Servicer of such allocation;
provided that the Master Servicer or the Trustee, as applicable, shall allocate an Additional Trust Fund Expense among the related Mortgage Loans and/or REO
Properties on a pro rata basis, in accordance with the respective Stated
Principal Balances of the related Mortgage Loans and/or REO Mortgage Loans, if it cannot determine how to otherwise reasonably allocate such Additional Trust
Fund Expense. If an Additional Trust Fund Expense does not relate to any specific Mortgage Loan or REO Property, then the Master Servicer (in the case of
Additional Trust Fund Expenses paid out of the Certificate Account) or the
Trustee (in the case of Additional Trust Fund Expenses paid out of the
Distribution Account) shall allocate the subject Additional Trust Fund Expense among all the Mortgage Loans and REO Properties on a pro rata basis, in accordance with the respective Stated Principal Balances of the Mortgage Loans and related REO Mortgage Loans, and shall notify each other and the Special
Servicer.

         (e) The Master Servicer shall on each P&I Advance Date to occur in
March of each year and in the event the final Distribution Date occurs in
February or, if such year is not a leap year, in January, on the P&I Advance
Date to occur in such February or January, withdraw from the Interest Reserve
Account and deposit into the Distribution Account in respect of each Interest
Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, an amount equal to the aggregate of the Interest Reserve Amounts deposited into the Interest
Reserve Account pursuant to Section 3.04(c) during the immediately preceding
Collection Period and, if applicable, the second preceding Collection Period and, if applicable, the related Collection Period.

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         (f) The Trustee shall, on any Distribution Date, make withdrawals from the Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(b).

     SECTION 3.06. Investment of Funds in the Servicing Accounts, Reserve
                   Accounts, Certificate Account, Interest Reserve Account,
                   Distribution Account, Gain-on-Sale Reserve Account,
                   Additional Interest Account, and REO Account.

         (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Interest
Reserve Account or the Certificate Account (each, for purposes of this Section
3.06, an "Investment Account"), the Special Servicer may direct in writing any depository institution maintaining the REO Account (also, for purposes of this
Section 3.06, an "Investment Account"), and the Trustee may direct in writing any depository institution maintaining the Distribution Account, the
Gain-on-Sale Reserve Account or the Additional Interest Account (also, for purposes of this Section 3.06, an "Investment Account") to invest, or if it is such depository institution, may itself invest, the funds (other than the
Closing Date Deposit) held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this
Agreement. Funds held in the Distribution Account, the Additional Interest
Account and the Gain-on-Sale Reserve Account may remain uninvested. In the event that the Master Servicer shall have failed to give investment directions for any
Servicing Account, any Reserve Account, the Certificate Account or the Interest
Reserve Account or the Special Servicer shall have failed to give investment directions for the REO Account by 11:00 A.M. New York City time on any Business
Day on which there may be uninvested cash, such funds held in the REO Account shall be invested in securities described in clause (i) of the definition of the term "Permitted Investments", and such funds held in such other accounts shall be invested in securities described in clause (v) of such definition. All
Permitted Investments of funds in an Investment Account shall be held to maturity, unless payable on demand. Any investment of funds in an Investment
Account shall be made in the name of the Trustee (in its capacity as such). The
Master Servicer on behalf of the Trustee for the benefit of Certificateholders
(with respect to Permitted Investments of amounts in the Servicing Accounts, the
Reserve Accounts, the Certificate Account or the Interest Reserve Account), the
Special Servicer on behalf of the Trustee for the benefit of Certificateholders
(with respect to Permitted Investments of amounts in the REO Account) and the
Trustee (with respect to Permitted Investments of amounts in the Distribution
Account, Gain-on-Sale Reserve Account or Additional Interest Account) for the
benefit of the Certificateholders, shall (and the Trustee hereby designates the
Master Servicer and the Special Servicer, with respect to any Investment Account maintained by them, and itself, with respect to the Distribution Account, the
Additional Interest Account and the Gain-on-Sale Reserve Account, as applicable, as the Person that shall) maintain continuous possession of any Permitted
Investment that is either (i) a "certificated security," as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law.
Possession of any such Permitted Investment by the Master Servicer, the Special
Servicer or the Trustee shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any

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time invested in a Permitted Investment payable on demand, the Master Servicer
(with respect to Permitted Investments in the Certificate Account, Servicing
Accounts, Interest Reserve Account and Reserve Accounts), the Special Servicer
(with respect to Permitted Investments in the REO Account) or the Trustee (with respect to Permitted Investments of amounts in the Distribution Account,
Gain-on-Sale Reserve Account and Additional Interest Account) shall:

             (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted
     Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

             (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee,
     as the case may be, that such Permitted Investment would not constitute a
     Permitted Investment in respect of funds thereafter on deposit in the
     Investment Account.

         (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Certificate Account
or the Interest Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Collection Period and, in the case of a Reserve Account or a
Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Mortgage Loan documents, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal at the end of such Collection Period. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal at the end of such Collection Period. Whether or not the Trustee directs the investment of funds in the Distribution Account, the
Additional Interest Account or the Gain-on-Sale Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net
Investment Earnings, if any, for each Distribution Date, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal on such Distribution Date. If any loss shall be incurred in respect of any
Permitted Investment on deposit in any Investment Account, the Master Servicer
(in the case of the Servicing Accounts, the Reserve Accounts, the Interest
Reserve Account and the Certificate Account, but excluding any Servicing
Accounts and Reserve Accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Mortgage Loan or applicable law), the Special Servicer (in the case of the REO Account) and the Trustee (with respect to Permitted Investments of amounts in the
Distribution Account, the Additional Interest Account and the Gain-on-Sale
Reserve Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than, in the case of the Master Servicer and
Special Servicer, the end of the Collection Period during which such loss was incurred, and in the case of the Trustee, no later than 12:00 noon, New York
City time, on the subject Distribution Date, the amount of the Net Investment
Loss, if any, for such Collection Period or such Distribution Date, as the case may be; provided that none of the Master Servicer, the Special Servicer or the
Trustee shall be required to deposit any loss on an investment of funds in an
Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company

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that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of
Eligible Account at the time such investment was made.

         (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment and the Trustee, the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section
3.06(b), the Trustee may (or, in the event of a default by the Trustee, the
Master Servicer or Special Servicer shall) and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the
Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         (d) Notwithstanding the investment of funds held in any Investment
Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.
Notwithstanding anything herein to the contrary, the Closing Date Deposit shall remain uninvested.

     SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and
                   Fidelity Coverage.

         (a) The Master Servicer (with respect to Mortgage Loans) and the
Special Servicer (with respect to REO Properties) shall use reasonable efforts to require the related Mortgagor to maintain or, consistent with the Servicing
Standard and to the extent that (i) the Trust has an insurable interest and (ii)
the subject coverage, except as provided below with respect to insurance against terrorist or similar acts, is available at commercially reasonable rates, otherwise cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related
Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the related
Mortgagor shall be required to exercise its reasonable best efforts to obtain the required insurance coverage from Qualified Insurers and required insurance coverage obtained by the Master Servicer shall be from Qualified Insurers. The cost of any such insurance coverage obtained by either the Master Servicer or the Special Servicer shall be a Servicing Advance to be paid by the Master
Servicer pursuant to Section 3.03. The Majority Controlling Class
Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at the expense of the Majority Controlling Class
Certificateholder. Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that all such insurance shall be obtained from Qualified Insurers. All such insurance policies maintained by the Master Servicer or the Special Servicer (i) shall contain (if they insure against loss to property and do not relate to an REO
Property) a "standard" mortgagee clause, with loss payable to the Trustee or the
Master Servicer on behalf of the Trustee (in the case of insurance

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maintained in respect of Mortgage Loans); (ii) shall be in the name of the
Special Servicer (in the case of insurance maintained in respect of REO
Properties), on behalf of the Trustee; (iii) shall be non-cancelable without 30 days' prior written notice to the insured party; (iv) shall include coverage in an amount not less than the lesser of (A) the full replacement cost of the improvements securing a Mortgaged Property or REO Property, as applicable, or
(B) the outstanding principal balance owing on the related Mortgage Loan or REO
Mortgage Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents); (vi)
shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other Mortgage Loan document; and
(vii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master
Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO
Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the
Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an
REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of the related Mortgage Loan so permit.

         Notwithstanding the foregoing, the Master Servicer or Special Servicer, as applicable, will not be required to maintain, and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the Special Servicer, in consultation with the
Controlling Class Representative, has determined in accordance with the
Servicing Standard that either (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the subject Mortgaged Property and located in or around the region in which the subject Mortgaged Property is located; provided, however, that the
Controlling Class Representative shall not have more than three Business Days to respond to the Special Servicer's request for consultation; and provided, further, that upon the Special Servicer's determination consistent with the
Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative, the Special Servicer shall not be required to do so; and provided, further, that, during the period that the Special Servicer is evaluating such insurance hereunder, the Master Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure. The Special Servicer shall promptly notify the Master Servicer of each determination under this paragraph.

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         (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or force placed policy insuring against hazard losses on all of the Mortgage Loans and/or
REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii) provides protection equivalent to the individual policies otherwise required, the Master
Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. The Master
Servicer and the Special Servicer shall bear the cost of any premium payable in respect of such blanket policy (other than blanket policies specifically obtained for Mortgaged Properties or REO Properties) without right of reimbursement; provided that if the Master Servicer or the Special Servicer, as the case may be, causes any Mortgaged Property or REO Property to be covered by such blanket policy, the incremental costs of such insurance applicable to such
Mortgaged Property or REO Property shall constitute, and be reimbursable as, a
Servicing Advance to the extent that, except with respect to an REO Property, such blanket policy provides insurance that the related Mortgagor has failed to maintain. Such blanket policy or force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Certificate Account, in accordance with Section 3.04, from its own funds the amount not otherwise payable under the blanket policy or force placed policy, as the case may be, because of such deductible clause, to the extent the amount of such deductible exceeds the deductible permitted under the related Mortgage Loan documents or, if the related Mortgage Loan documents are silent regarding a permitted deductible, to the extent the amount of the deductible under the blanket policy or force placed policy, as the case may be, exceeds a customary deductible for the particular type of individual hazard insurance policy. The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and
Certificateholders, claims under any such blanket policy or force placed policy in a timely fashion in accordance with the terms of such policy.

         (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA or FHLMC, whichever is greater, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrading or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special
Servicer shall be deemed to have complied with the foregoing provision if an
Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide for ten days' written notice to the Trustee prior to any cancellation.

         Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this

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Agreement in which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrade or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master
Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten days' written notice to the Trustee prior to cancellation. The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

         For so long as the long-term debt obligations of the Master Servicer or
Special Servicer, as the case may be (or in the case of the initial Master
Servicer and Special Servicer, their respective direct or indirect parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the
Rating Agencies), such Person may self-insure with respect to the risks described in this subsection.

         (d) Within ninety (90) days of the Closing Date, with respect to each of the Mortgage Loans identified on Schedule IV attached hereto as being covered by a secured creditor environmental insurance policy, the Master Servicer shall notify the insurer under such environmental insurance policy and take all other action reasonably necessary for the Trustee, on behalf of the
Certificateholders, to be an insured (and for the Master Servicer, on behalf of the Trust Fund, to make claims) under such environmental insurance policy. In the event that the Master Servicer has actual knowledge of any event (an
"Insured Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Mortgage Loan covered thereby, the Master
Servicer shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the
Servicing Standard which are reasonably necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the Certificateholders as a collective whole. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing
Advance. With respect to each environmental insurance policy that relates to one or more Mortgage Loans, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the
Certificateholders in the event the Master Servicer has actual knowledge of an
Insured Environmental Event giving rise to a claim under such policy.

         In the event that the Master Servicer receives notice of any termination of any environmental insurance policy that relates to one or more
Mortgage Loans, the Master Servicer

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shall, within five Business Days after receipt of such notice, notify the
Special Servicer, the Controlling Class Representative, the Rating Agencies and
the Trustee of such termination in writing. Upon receipt of such notice, the
Master Servicer with respect to non-Specially Serviced Mortgage Loans, and the
Special Servicer with respect to Specially Serviced Mortgage Loans, shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing
Advance.

     SECTION 3.08. Enforcement of Alienation Clauses.

         (a) Upon receipt of any request of a waiver in respect of a due-on-sale
(including, without limitation, a sale of a Mortgaged Property (in full or in part) or a sale, transfer, pledge or hypothecation of direct or indirect interests in a Mortgagor or its owners) or due-on-encumbrance (including, without limitation, any mezzanine financing of a Mortgagor or a Mortgaged
Property or a sale or transfer of preferred equity in a Mortgagor or its owners)
provision with respect to a Mortgage Loan or a request by a Mortgagor for a determination with respect to a Mortgage Loan which by its terms permits transfer, assumption or further encumbrance without lender consent upon the satisfaction of certain conditions, that such conditions have been satisfied, the Master Servicer shall promptly forward such request to the Special Servicer, who, if otherwise permitted pursuant this Agreement, will analyze such request, will prepare all written materials in connection with such analysis and will, if it approves such request in accordance with the Servicing Standard, close the related transaction, subject to Section 6.11 and any applicable intercreditor, co-lender or similar agreement. With respect to all Mortgage Loans, the Special
Servicer, on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged
Property and on transfers of interests in the related Mortgagor, unless the
Special Servicer (after providing the Controlling Class Representative ten
Business Days' prior notice of such proposed action pursuant to Section 6.11, which notice shall be given by the Special Servicer no later than three Business
Days after receipt of such request) has determined, consistent with the
Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard. Promptly after the Special Servicer (after providing the
Controlling Class Representative ten Business Days' prior notice of such proposed action pursuant to Section 6.11, which notice shall be given by the
Special Servicer no later than three Business Days after receipt of such request) has made any such determination, the Special Servicer shall deliver to the Trustee, the Rating Agencies and each other party hereto an Officer's
Certificate setting forth the basis for such determination. The Special Servicer shall not exercise any such waiver in respect of a due-on-encumbrance provision of any Mortgage Loan (i) with respect to which (A) the aggregate of the Stated
Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage
Loan, is equal to or in excess of $20,000,000, (B) the aggregate of the Stated
Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage

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Loan, are greater than 5% of the aggregate Stated Principal Balance of all
Mortgage Loans or (C) such Mortgage Loan is one of the ten largest Mortgage
Loans as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by it to the Certificates and (ii) with respect to which (A) the criteria set forth in clause (i)(A), (i)(B) and (i)(C) of this sentence have been met or (B) such Mortgage Loan has a Loan-to-Value Ratio (calculated to include the additional indebtedness secured by any encumbrance) that is equal to or greater than 85% and a Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of 1.2x or less, without receiving a prior written confirmation from S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by it to the Certificates. With respect to a waiver of a due-on-sale provision, the
Special Servicer shall not waive any such restriction with respect to which (i)
the aggregate of the Stated Principal Balance of such Mortgage Loan and the
Stated Principal Balance of all other Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, is equal to or in excess of
$35,000,000 (or $20,000,000 with respect to Moody's), (ii) the aggregate of the
Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such
Mortgage Loan, are greater than 5% of the aggregate Stated Principal Balance of all Mortgage Loans or (iii) such Mortgage Loan is one of the ten largest
Mortgage Loans as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from S&P and Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates; provided that, if the Mortgage Loan does not meet the criteria set forth in clauses (i), (ii) and (iii) of this sentence, the Special Servicer may waive such requirement without approval by
S&P or Moody's in accordance with the Servicing Standard. Any fees charged by the Rating Agencies in connection with obtaining any written confirmation contemplated in the two preceding sentences shall be charged to the Mortgagor unless prohibited by the related Mortgage Loan documents, in which case such fees shall be Additional Trust Fund Expenses paid out of the Certificate
Account, provided that, if and to the extent that any such Rating Agency Fees paid would result in the failure of any one or more Holder(s) of Regular
Certificates to receive any amount of principal or interest at the related
Pass-Through Rate to which such Holder(s) are entitled (in each case by the time any such amounts are due and payable to such Holder(s)), then such amounts shall be deemed to have been distributed to such Holder(s) from REMIC II, as of the time paid and then paid by such Holder(s) and not by either REMIC I or REMIC II.
If the Special Servicer, in accordance with the Servicing Standard, determines with respect to any Mortgage Loan that by its terms permits transfer, assumption or further encumbrance of a Mortgage Loan or the related Mortgaged Property, as applicable, without lender consent upon the satisfaction of certain conditions, that such conditions have not been satisfied, then the Master Servicer may not permit such transfer, assumption or further encumbrance. As used in this paragraph, the terms "sale", "transfer" and "encumbrance" include the matters contemplated by the parentheticals in the first sentence of this paragraph.

         If the Master Servicer or Special Servicer, as applicable, consents subsequent to the Closing Date to the incurrence by the principal(s) of a
Mortgagor under a Mortgage Loan of mezzanine financing in accordance with the related loan documents and enters into an intercreditor agreement, such servicer
(to the extent it is permitted to do so under the related loan

                                      105

documents and applicable law and in accordance with the Servicing Standard)
shall use reasonable efforts to require the related mezzanine lender to agree to pay a Liquidation Fee in connection with any purchase right that arises upon a
Mortgage Loan default in the event such purchase occurs after the expiration of
60 days from the date the right to purchase arises under such mezzanine intercreditor agreement. The foregoing sentence shall not operate to modify the provisions of the preceding paragraph of this Section 3.08(a) regarding due-on-sale and due-on-encumbrance provisions.

         (b) Notwithstanding any other provisions of this Section 3.08, the
Master Servicer (with respect to Mortgage Loans that are not Specially Serviced
Mortgage Loans) (without the Special Servicer's consent) or the Special Servicer
(with respect to Specially Serviced Mortgage Loans and REO Properties), without any Rating Agency confirmation as provided in subsection (a) above, may grant a
Mortgagor's request for consent (or, in the case of an REO Property, may consent) to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement or right-of-way, provided that the Master Servicer or the Special
Servicer, as applicable, shall have determined in accordance with the Servicing
Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, the security intended to be provided by such Mortgage or the related Mortgagor's ability to repay the
Mortgage Loan, and will not materially or adversely affect the value of such
Mortgaged Property and that the granting of such consent would not result in an
Adverse REMIC Event.

     SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
                   Appraisals.

         (a) The Special Servicer shall, subject to Sections 3.09(b) through
3.09(d) and Section 6.11, exercise reasonable efforts, consistent with the
Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to
Section 3.20. Subject to the second paragraph of Section 3.03(c), the Master
Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a). Nothing contained in this
Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in accordance with the Servicing
Standard and in its reasonable and good faith judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the
Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in
Section 3.16(a) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the
Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at

                                      106

foreclosure or otherwise, it may, at the expense of the Trust Fund, have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in
Section 3.16(a), any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

         With respect to each Required Appraisal Mortgage Loan, the Special
Servicer will be required to obtain a Required Appraisal (or with respect to any
Mortgage Loan with an outstanding principal balance less than $2,000,000, an internal valuation performed by the Special Servicer) within 60 days of a
Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required
Appraisal Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related
Mortgaged Property in which case such appraisal may be a letter update of the
Required Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance less than
$2,000,000, and in lieu of an Appraisal, an internal valuation performed by the
Special Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related
Mortgaged Property) if such Mortgage Loan remains a Required Appraisal Mortgage
Loan. The Special Servicer will deliver a copy of each Required Appraisal (or letter update or internal valuation) to the Master Servicer, the Controlling
Class Representative and the Trustee within 10 Business Days of obtaining such
Required Appraisal (or letter update or internal valuation). Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the
Certificate Account, pursuant to Section 3.05(a).

         (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

             (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special
     Servicer; or

             (ii) the Special Servicer shall have obtained an Opinion of Counsel
     (the cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any REMIC Pool under the REMIC Provisions or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the
Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action,

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the Trustee, on behalf of the Certificateholders, could, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such
Mortgaged Property within the meaning of CERCLA or any comparable law (a
"potentially responsible party"), unless (as evidenced by an Officer's
Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) the Special Servicer has previously determined in accordance with the Servicing Standard, and based on an Environmental
Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which
Environmental Assessment shall be delivered to the Trustee, the Controlling
Class Representative and the Master Servicer), that:

             (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net
     Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

             (ii) there are no circumstances or conditions present at the
     Mortgaged Property relating to the use, management or disposal of Hazardous
     Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

         The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph promptly and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be at the expense of the Trust Fund; and if any such Environmental Assessment so warrants, the Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied, the cost of which shall be at the expense of the Trust Fund.

         (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Mortgaged Property securing a
Defaulted Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the applicable Mortgage Loan Purchase Agreement, then
(subject to Section 6.11) the Special Servicer shall take such action as

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is in accordance with the Servicing Standard (other than proceeding against the
Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

         (e) The Special Servicer shall report to the Master Servicer, the
Controlling Class Representative and the Trustee monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a Defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged
Property.

         (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the related Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

         (g) The Master Servicer shall, with the reasonable cooperation of the
Special Servicer, prepare and file information returns with respect to reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to any Mortgaged Property securing a Mortgage Loan required by
Sections 6050J and 6050P of the Code and each year deliver to the Trustee an
Officer's Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J and 6050P of the Code.

         (h) The Special Servicer shall maintain accurate records, prepared by a
Servicing Officer, of each Final Recovery Determination in respect of any
Mortgage Loan or REO Property and the basis thereof. Each Final Recovery
Determination shall be evidenced by an Officer's Certificate (together with the basis and back-up documentation for the determination) delivered to the Trustee, the Controlling Class Representative and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

         (i) Upon reasonable request of the Master Servicer, the Special
Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially
Serviced Mortgage Loan or the related Mortgaged Property.

     SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage
                   Files.

         (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection

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with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing
Officer (a copy of which certification shall be delivered to the Special
Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master
Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate
Account or the Distribution Account.

         (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer
shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a
Request for Release in the form of Exhibit D-1 attached hereto signed by a
Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such
Mortgage File (or portion thereof) to the Master Servicer or the Special
Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such
Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the
Certificate Account, pursuant to Section 3.04(a), have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the
Request for Release shall be released by the Trustee or related Custodian to the
Master Servicer or the Special Servicer, as applicable.

         (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the
Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the
Special Servicer pursuant to Section 3.01(b)), in the form supplied to the
Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage
Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer or the Special Servicer.
Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

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     SECTION 3.11. Servicing Compensation.

         (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each
Mortgage Loan (including each Specially Serviced Mortgage Loan) and REO Mortgage
Loan. As to each such Mortgage Loan and REO Mortgage Loan, the Master Servicing
Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such
Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed and be calculated on the same interest accrual basis (either an Actual/360 Basis or a
30/360 Basis) as is applicable to such Mortgage Loan or REO Mortgage Loan, as the case may be (or, in the event of a Principal Prepayment in full or other
Liquidation Event with respect to a Mortgage Loan or REO Mortgage Loan, on the basis of the actual number of days to elapse from and including the related Due
Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any
Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each
Mortgage Loan and REO Revenues allocable as interest on each REO Mortgage Loan .
The Master Servicer, on behalf of itself and the holder of the related Excess
Servicing Strip, shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Mortgage Loan out of that portion of related
Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii), as applicable. Subject to the next paragraph, the right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

         Notwithstanding anything herein to the contrary, Midland (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the aggregate Excess Servicing Strip for the Mortgage Pool (in whole but not in part); provided that any assignee or pledgee of the aggregate
Excess Servicing Strip for the Mortgage Pool must be a Qualified Institutional
Buyer or Institutional Accredited Investor (other than a Plan); and provided, further, that no transfer, sale, pledge or other assignment of the aggregate
Excess Servicing Strip for the Mortgage Pool shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws; and provided, further, that in the event of any resignation or termination of Midland, all or any portion of the aggregate
Excess Servicing Strip for the Mortgage Pool may, to protect REMIC I against an associated increase in expenses, be reduced by the Trustee to the extent necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the Trustee)
that meets the requirements of Sections 6.04 and 7.02 and that requires market rate servicing compensation that, in the case of each Mortgage Loan and REO
Mortgage Loan, accrues at a per annum rate greater than the excess of the related Master Servicing Fee Rate over the then related Excess Servicing Fee
Rate. Midland and each holder of the aggregate Excess Servicing Strip for the
Mortgage Pool desiring to effect a transfer, sale, pledge or other assignment of the aggregate Excess Servicing Strip for the Mortgage Pool shall, and Midland hereby agrees, and each such holder of the aggregate Excess Servicing Strip for the Mortgage Pool by its acceptance thereof shall be deemed to have agreed, in connection with any transfer,

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sale, pledge or other assignment of the aggregate Excess Servicing Strip for the
Mortgage Pool effected by such Person, to indemnify the Certificateholders, the
Trust, the Depositor, the Underwriters, the Trustee, the Master Servicer, the
Certificate Registrar and the Special Servicer against any liability that may result if such transfer, sale, pledge or other assignment is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph.
By its acceptance of the aggregate Excess Servicing Strip for the Mortgage Pool, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the Master
Servicer confidential (except as permitted pursuant to clause (iii) below or, in the case of the Master Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the aggregate Excess Servicing Strip for the Mortgage Pool or any Non-Registered Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the aggregate Excess Servicing Strip for the Mortgage Pool if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the aggregate Excess Servicing Strip for the
Mortgage Pool or any Non-Registered Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of the aggregate Excess
Servicing Strip for the Mortgage Pool, the Person then acting as the Master
Servicer shall pay, out of each amount paid to such Master Servicer as Master
Servicing Fees with respect to any Mortgage Loan or REO Mortgage Loan, as the case may be, the Excess Servicing Strip attributable to such Mortgage Loan or
REO Mortgage Loan to the holder of the aggregate Excess Servicing Strip for the
Mortgage Pool within one Business Day following the payment of such Master
Servicing Fees to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master Servicer. The holder of the aggregate Excess Servicing Strip for the Mortgage Pool shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. The Master Servicer shall pay the Excess Servicing
Strip for any Mortgage Loan or REO Mortgage Loan to the holder of the aggregate
Excess Servicing Strip for the Mortgage Pool (i.e., Midland or any such third party) at such time and to the extent the Master Servicer is entitled to receive payment of its Master Servicing Fees for such Mortgage Loan or REO Mortgage
Loan, as the case may be, hereunder, notwithstanding any resignation or termination of Midland hereunder (subject to reduction as provided above this paragraph).

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         (b) Additional servicing compensation in the form of (i) all late payment charges, Penalty Interest, assumption application fees, modification fees for Mortgage Loan modifications made by the Master Servicer pursuant to
Section 3.20(h), defeasance fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums or Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan and, with respect to assumption application fees, late payment charges and Penalty
Interest, accrued during the time that such Mortgage Loan was not a Specially
Serviced Mortgage Loan, and (ii) fifty percent (50%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan, may be retained by the Master
Servicer and are not required to be deposited in the Certificate Account;
provided that the Master Servicer's right to receive late payment charges and
Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances and property inspection costs as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or to reimburse the Trust Fund for previously incurred Additional Trust Fund Expenses pursuant to this Section 3.11(b). To the extent the Master Servicer receives late payment charges or Penalty Interest on a Mortgage Loan for which interest on Advances or inspection costs pursuant to Section 3.12(a) are outstanding or any Additional Trust Fund Expenses related to such Mortgage Loan have been incurred during the preceding 12-month period immediately preceding the receipt of such late payment charges or Penalty Interest and not previously reimbursed to the Trust Fund, the Master Servicer shall deposit in the Certificate Account, by the end of the Collection Period in which such late payment charges or
Penalty Interest, as the case may be, was received (or, if later, upon its receipt from the Special Servicer), an amount equal to the lesser of (i) the amount of late payment charges or Penalty Interest received on such Mortgage
Loan or (ii) the sum of (A) the amount of interest on Advances related to such
Mortgage Loan then due and payable hereunder in accordance with Section 3.03(d)
and/or Section 4.03(d), (B) the amount of any unpaid inspection costs pursuant to Section 3.12(a) related to such Mortgage Loan and (C) without duplication, the amount of Additional Trust Fund Expenses (including, without limitation, interest on Advances and inspection costs pursuant to Section 3.12(a)) related to such Mortgage Loan incurred during the preceding 12-month period and not previously reimbursed to the Trust Fund. To the extent that the Master Servicer is not entitled to late payment charges or Penalty Interest pursuant to the immediately preceding sentence, the Master Servicer shall deposit such late payment charges and Penalty Interest in the Certificate Account. Subject to the
two preceding sentences, Penalty Interest or late payment charges in respect of any Mortgage Loan that have accrued during the period when the related Mortgage
Loan is not a Specially Serviced Mortgage Loan shall be additional compensation to the Master Servicer even if collected during the period when the related
Mortgage Loan is a Specially Serviced Mortgage Loan. The Master Servicer shall also be entitled to additional servicing compensation in the form of: (i)
Prepayment Interest Excesses on the Mortgage Loans; (ii) interest or other income earned on deposits in the Certificate Account and the Interest Reserve
Account, in accordance with Section 3.06(b) (but only to the extent of the Net
Investment Earnings, if any, with respect to each such account for each
Collection Period), and (iii) to the extent not required to be paid to any
Mortgagor under applicable law or the terms of the related Mortgage Loan, any interest or other income earned on deposits in the Reserve Accounts and
Servicing Accounts maintained thereby (but only to the extent of the Net
Investment Earnings, if any, with respect to each such account for each
Collection Period).

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         The Master Servicer shall be required to pay out of its own funds all allocable overhead and all general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement. The
Master Servicer shall not waive or agree to any discount of any portion of assumption fees to which the Special Servicer is entitled without the Special
Servicer's prior written consent.

         (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each
Specially Serviced Mortgage Loan and each REO Mortgage Loan. As to each
Specially Serviced Mortgage Loan and REO Mortgage Loan, the Special Servicing
Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially
Serviced Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed and be calculated on a 30/360 Basis (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO
Mortgage Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal
Prepayment or Liquidation Event in a month consisting of 30 days); provided that the Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall not be less than $4,000 for any one-month period during which such Special Servicing Fee accrues (or, in those cases where such
Special Servicing Fee is accruing for a partial period of less than one month, shall not be less than the prorated portion of such $4,000 amount). The Special
Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO
Mortgage Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid
Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

         As further compensation for its activities hereunder, the Special
Servicer shall be entitled to receive the Workout Fee with respect to each
Corrected Mortgage Loan, so long as such loan remains a Corrected Mortgage Loan.
As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage
Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout
Fee would become payable if and when such Mortgage Loan again became a Corrected
Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any
Specially Serviced Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage
Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a
Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage

                                      114

Loan solely because the related borrower had not made three consecutive monthly debt service payments (but had made the most recent monthly debt service payment prior to the termination of the Special Servicer) and subsequently becomes a
Corrected Mortgage Loan as a result of making such three consecutive payments.
The successor Special Servicer will not be entitled to any portion of those
Workout Fees.

         In addition, with respect to each Specially Serviced Mortgage Loan and
REO Mortgage Loan (or Qualified Substitute Mortgage Loan substituted in lieu thereof), the Special Servicer shall be entitled to the Liquidation Fee payable out of, and calculated by application of the Liquidation Fee Rate to, all amounts (whether in the form of payments of Liquidation Proceeds or REO Revenues or a full or discounted payoff by the Mortgagor) received in respect of such
Mortgage Loan (including any Specially Serviced Mortgage Loan repurchased by the applicable Mortgage Loan Seller outside of the required cure period (as that cure period may be extended) as provided in the applicable Mortgage Loan
Purchase Agreement) (or, in the case of an REO Mortgage Loan, in respect of the related REO Property) and allocable as a full or partial recovery of principal, interest and expenses in accordance with Section 3.02(b) or the definition of
"REO Mortgage Loan", as applicable; provided that no Liquidation Fee shall be payable in connection with the receipt of, or out of, (i) Insurance Proceeds and/or (ii) Liquidation Proceeds consisting of condemnation proceeds or resulting from the purchase or replacement of any Mortgage Loan or REO Property by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase
Agreement (if purchased or replaced within the required cure period (as that cure period may be extended) set forth in such Mortgage Loan Purchase
Agreement), the purchase of any Mortgage Loan or REO Property by the Special
Servicer or the Majority Controlling Class Certificateholder pursuant to Section
3.18, the purchase of any Mortgage Loan by a related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement if purchased within 60 days of the date that such purchase right is first exercisable, or the purchase of any Mortgage Loan or REO Property by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder pursuant to
Section 9.01; provided, further, that no Liquidation Fee shall be payable (i) in connection with a Periodic Payment received in connection with such Mortgage
Loan or (ii) to the extent a Workout Fee is payable concerning the Liquidation
Proceeds.

         The Special Servicer's right to receive the Special Servicing Fee, the
Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

         (d) Additional servicing compensation in the form of: (i) all late payment charges, Penalty Interest and assumption application fees received on or with respect to Specially Serviced Mortgage Loans actually collected that, with respect to late payment charges, Penalty Interest and assumption application fees, accrued during the time that the related Mortgage Loan was a Specially
Serviced Mortgage Loan, (ii) fifty percent (50%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and one-hundred percent (100%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any
Specially Serviced Mortgage Loan, and (iii) modification fees collected on all
Mortgage Loans (other than modifications made by the Master Servicer pursuant to
Section 3.20(h)), in each case to the extent actually paid by the related

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Mortgagor, shall be retained by the Special Servicer or promptly paid to the
Special Servicer by the Master Servicer and shall not be required to be deposited in the Certificate Account; provided that the Special Servicer's right to receive late payment charges and Penalty Interest pursuant to clause (i)
above shall be limited to the portion of such items that have not been applied to pay interest on Advances and property inspection costs in respect of the related Mortgage Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or to reimburse the Trust Fund for previously incurred Additional Trust Fund Expenses pursuant to this Section 3.11(d). To the extent the Special Servicer receives late payment charges or Penalty Interest on a Mortgage Loan for which interest on Advances or inspection costs pursuant to Section 3.12(a) are outstanding or any Additional Trust Fund Expenses related to such Mortgage Loan have been incurred during the preceding 12-month period and not previously reimbursed to the Trust Fund, the Special Servicer shall transfer to the Master Servicer for deposit in the Certificate Account, within one Business Day following the collection of such late payment charges or Penalty Interest, an amount equal to the lesser of (i) the amount of late payment charges or Penalty Interest received on such Mortgage Loan or (ii) the sum of (A) the amount of interest on
Advances related to such Mortgage Loan then due and payable hereunder in accordance with Section 3.03(d) and/or Section 4.03(d), (B) the amount of any unpaid inspection costs pursuant to Section 3.12(a) related to such Mortgage
Loan and (C) without duplication, the amount of Additional Trust Fund Expenses
(including, without limitation, interest on Advances and inspection costs pursuant to Section 3.12(a)) related to such Mortgage Loan incurred during the preceding 12-month period and not previously reimbursed to the Trust Fund. To the extent that the Special Servicer is not entitled to late payment charges or
Penalty Interest pursuant to the immediately preceding sentence, the Special
Servicer shall promptly transfer such late payment charges and Penalty Interest to the Master Servicer who shall deposit such late payment charges and Penalty
Interest in the Certificate Account. The Special Servicer shall also be entitled to additional servicing compensation in the form of interest or other income earned on deposits in the REO Account, if established, in accordance with
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period). The Special
Servicer shall be required to pay out of its own funds all allocable overhead and all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor, except as expressly provided in Section
3.05(a), if and to the extent such expenses are not payable directly out of the
Certificate Account or the REO Account, as the case may be.

     SECTION 3.12. Property Inspections; Collection of Financial Statements;
                   Delivery of Certain Reports.

         (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan (i) becomes a Specially Serviced Mortgage Loan or (ii) the related Debt Service Coverage Ratio set forth in the CMSA Comparative Financial
Status Report is below 1.0x; provided that such expense shall be reimbursable first out of Penalty Interest and late payment charges received with respect to the related Mortgage Loan in the Collection Period during which such inspection related expenses were incurred, then as an Additional Trust Fund Expense. Each of the Master Servicer for each Mortgage Loan other than a Specially Serviced
Mortgage Loan or REO Mortgage Loan and the Special Servicer for each Specially
Serviced Mortgage Loan and REO Mortgage Loan shall at its expense perform or cause to be performed an inspection of all the

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Mortgaged Properties at least once per calendar year (or, in the case of each
Mortgaged Property securing a Mortgage Loan (other than a Specially Serviced
Mortgage Loan) with a then-current principal balance (or allocated loan amount)
of less than $2,000,000 at the time of such inspection, every other calendar year) beginning in 2005; provided, however, the Master Servicer shall not be required to inspect any Mortgaged Property that has been inspected by the
Special Servicer during the immediately preceding six months. The Special
Servicer and the Master Servicer shall each prepare (and, in the case of the
Special Servicer, shall deliver to the Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the
Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware, (ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material, or (iii) any visible waste committed on the
Mortgaged Property. The Master Servicer shall deliver such reports to the
Trustee within 45 days of the related inspection and, further, shall, make copies of all such inspection reports available for review pursuant to Section
3.15. Upon written request and at the expense of the requesting party, the
Trustee shall deliver copies of any such inspection reports to
Certificateholders and Certificate Owners. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced
Mortgage Loan; provided that the Special Servicer obtains the approval of the
Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer; provided, further, that the Master Servicer and the
Special Servicer shall not both inspect a Mortgaged Property that is not securing a Specially Serviced Mortgage Loan in the same calendar year. If the
Special Servicer performs such inspection, such inspection shall satisfy the
Master Servicer's inspection obligations pursuant to this paragraph (a).

         With respect to site inspection information, the Master Servicer shall make such inquiry of any Mortgagor under any related Mortgage Loan as the
Special Servicer may reasonably request.

         The Special Servicer shall, promptly after a Mortgage Loan becomes a
Specially Serviced Mortgage Loan, give written notice to the Master Servicer, the Controlling Class Representative and the Trustee, which notice shall include an explanation as to the reasons such Mortgage Loan became a Specially Serviced
Mortgage Loan and the Special Servicer's plan for servicing such Mortgage Loan, a copy of which notice shall be provided by the Trustee to each Rating Agency and, upon request, to each Certificateholder and the Depositor.

         (b) Not later than 2:00 p.m. (New York City time) on the second
Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties
providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File; (ii) a CMSA Comparative Financial Status
Report; and (iii) a CMSA Financial File. Not later than 5:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special
Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) (or, as to clause (iv) below, only with respect to
Specially Serviced Mortgage Loans) providing the required information as of such
Determination Date: (i) a CMSA Historical Liquidation Report; (ii) a CMSA
Historical Loan

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Modification and Corrected Mortgage Loan Report; (iii) a CMSA REO Status Report;
(iv) a CMSA Loan Level Reserve/LOC Report; and (v) a CMSA Delinquent Loan Status
Report.

         (c) The Master Servicer shall deliver to the Trustee, no later than
12:00 p.m. (New York City time) on the second Business Day prior to each
Distribution Date beginning in January 2005, the CMSA Loan Periodic Update File
with respect to the subject Distribution Date. No later than 1:00 p.m. (New York
City time) on the third Business Day after each Determination Date, the Master
Servicer shall deliver or cause to be delivered to the Trustee (in electronic format acceptable to the Master Servicer and the Trustee): (A) the most recent
CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA
Historical Liquidation Report and CMSA REO Status Report received from the
Special Servicer pursuant to Section 3.12(b); (B) a CMSA Property File, a CMSA
Comparative Financial Status Report and a CMSA Financial File, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the Special Servicer and the Master Servicer);
(C) a CMSA Loan Level Reserve/LOC Report and a CMSA Delinquent Loan Status
Report, each with the required information as of such Determination Date (in each case combining the reports prepared by the Special Servicer and the Master
Servicer); and (D) a CMSA Servicer Watchlist with the required information as of such Determination Date.

         (d) The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master
Servicer shall deliver to the Trustee the reports set forth in this Section 3.12
(in an electronic format reasonably acceptable to the Special Servicer and the
Master Servicer with respect to the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master Servicer and the Trustee with respect to the reports set forth in Section 3.12(c)). The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special
Servicer pursuant to Section 3.12(b) and this Section 3.12(d). The Trustee may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update File to be provided by the Master Servicer pursuant to Section 4.02(b). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to this Section 3.12, to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) and this Section
3.12(d), the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by this Section 3.12 to the extent caused by the Special Servicer's failure to timely provide any report required under Section 3.12(b) and this Section 3.12(d) of this Agreement.

         The Special Servicer, in the case of each Specially Serviced Mortgage
Loan and REO Mortgage Loan, and the Master Servicer, in the case of all other
Mortgage Loans, shall each consistent with the Servicing Standard, endeavor to obtain quarterly and annual operating statements and rent rolls with respect to the related Mortgage Loans and REO Properties, which efforts shall include in the case of Mortgage Loans, a letter sent to the related Mortgagor each quarter
(followed up with telephone calls) requesting such quarterly and annual operating statements and rent rolls until they are received, to the extent such action is consistent with applicable law and the related Mortgage Loan documents.

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         The Special Servicer shall promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the
Master Servicer, and the Master Servicer shall deliver copies of the operating statements and rent rolls received or obtained by it to the Rating Agencies, the
Trustee, the Special Servicer and the Controlling Class Representative, in each case (other than the Rating Agencies and the Controlling Class Representative,
which shall be sent copies within 30 days following the Master Servicer's receipt) upon request.

         Within 30 days after receipt by the Master Servicer or the Special
Servicer of any annual operating statements with respect to any Mortgaged
Property or REO Property, as applicable, each of the Master Servicer and the
Special Servicer shall prepare or update and, with respect to any CMSA NOI
Adjustment Worksheet prepared or updated by the Special Servicer, forward to the
Master Servicer, a CMSA NOI Adjustment Worksheet for such Mortgaged Property or
REO Property (with the annual operating statements attached thereto as an exhibit).

         The Special Servicer with respect to each Specially Serviced Mortgage
Loan and REO Mortgage Loan, and the Master Servicer with respect to each other
Mortgage Loan, shall each prepare and maintain and forward to each other one
CMSA Operating Statement Analysis for each Mortgaged Property and REO Property, as applicable. The CMSA Operating Statement Analysis for each Mortgaged Property and REO Property is to be updated by each of the Master Servicer and the Special
Servicer, as applicable, within 30 days after its respective receipt of updated operating statements for such Mortgaged Property or REO Property, as the case may be, but in no event less frequently than annually by June 30th of each year.
The Master Servicer and the Special Servicer shall each use the "Normalized"
column from the CMSA NOI Adjustment Worksheet for any Mortgaged Property or REO
Property, as the case may be, to update the corresponding CMSA Operating
Statement Analysis and shall use any operating statements received with respect to any Mortgaged Property or REO Property, as the case may be, to prepare the
CMSA NOI Adjustment Worksheet for such property. Copies of CMSA Operating
Statement Analyses and CMSA NOI Adjustment Worksheets maintained thereby are to be made available by the Master Servicer and the Special Servicer to each other, the Trustee, the Controlling Class Representative and, subject to Section 3.15, any Certificateholders, Certificate Owner or prospective Certificateholder or
Certificate Owners (or a licensed or registered investment adviser representing such Person), in each case upon request.

     SECTION 3.13. Annual Statement as to Compliance.

         Each of the Master Servicer and the Special Servicer shall deliver to the Depositor, the Trustee, the Underwriters, the Controlling Class
Representative and the Rating Agencies and, in the case of the Special Servicer, to the Master Servicer, on or before March 20th of each year (or April 30th of each year with respect to which the Depositor has informed the Master Servicer that reports described in Section 8.16(a) are no longer required to be filed), beginning March 20, 2005, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the
Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default

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in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of any REMIC Pool as a REMIC under the
REMIC Provisions or of the Grantor Trust as a "grantor trust" for income tax purposes under the Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. With respect to each year that the reports described in Section 8.16(a) are filed, the Trustee shall review such Officer's
Certificate and inform the Depositor, the Master Servicer and the Special
Servicer of any material exceptions that any Responsible Officer has actual knowledge of prior to March 25th of the year received.

     SECTION 3.14.     Reports by Independent Public Accountants.

         On or before March 20th of each year (or April 30th of each year with respect to which the Depositor has informed the Master Servicer that reports described in Section 8.16(a) are no longer required to be filed), beginning
March 20, 2005, each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, Underwriters, Rating Agencies, Controlling Class
Representative and Depositor and, in the case of the Special Servicer, to the
Master Servicer, to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the
Master Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by
Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage
Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer. With respect to each year that the reports described in Section 8.16(a) are filed, prior to February 15th of each calendar year, beginning February 15th, 2005, the Trustee shall notify the Depositor, the Master Servicer and the Special Servicer of any material deficiencies in such servicer's compliance with the terms of this Agreement during the preceding calendar year of which a Responsible Officer of the Trustee has actual knowledge.

     SECTION 3.15. Access to Certain Information.

         (a) Upon ten days' prior written notice, the Master Servicer (with respect to the items in clauses (i), (ii) (other than Distribution Date
Statements), (iii), (v), (vi), (viii), (ix) and (x) below), the Special Servicer
(with respect to the items in clauses (iii), (vii), (viii) (with respect to
Specially Serviced Mortgage Loans), (ix) and (x) below) and the Trustee (with respect to the items in clauses (ii), (iii), (iv) and (ix) below and to the extent any other items are in its possession) shall make available at their respective offices primarily responsible for administration of the Mortgage
Loans (or, in the case of the Trustee, at its Corporate Trust Office), during normal business hours, or send to the requesting party, such party having been

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certified to the Trustee, the Master Servicer or the Special Servicer, as
applicable, in accordance with clause (i) or (ii) of the following paragraph, as appropriate, at the expense of such requesting party (unless otherwise provided in this Agreement), for review by any Certificate Owner or Certificateholder or any Person identified by a Certificate Owner or Certificateholder or its
designated agent to the Trustee, the Master Servicer or the Special Servicer, as
the case may be, as a prospective transferee of any Certificate or interest therein (or a licensed or registered investment adviser representing such
Person)), the Trustee, the Rating Agencies, the Underwriters and anyone specified thereby and the Depositor originals or copies of the following items:
(i) this Agreement and any amendments thereto, (ii) the Prospectus, all
Distribution Date Statements delivered or otherwise made available to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered or otherwise made available by the Master
Servicer since the Closing Date pursuant to Section 3.12(c), (iii) all Officers'
Certificates delivered to the Trustee by the Master Servicer or the Special
Servicer since the Closing Date pursuant to Section 3.13, (iv) all accountants'
reports delivered to the Trustee in respect of the Master Servicer or the
Special Servicer since the Closing Date as described in Section 3.14, (v) the most recent property inspection report prepared by or on behalf of or received by the Master Servicer in respect of each Mortgaged Property and any
Environmental Assessments prepared pursuant to Section 3.09, (vi) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of or received by the Master Servicer, (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer and the Asset Status Report prepared pursuant to Section 3.21(d), (viii) the Servicing File relating to each Mortgage
Loan, (ix) any and all Officers' Certificates and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was, or if made, would be, a Nonrecoverable
Advance pursuant to Section 3.03(e) or 4.03(c), including appraisals affixed thereto and any Required Appraisal prepared pursuant to Section 3.09(a), and (x)
all CMSA Operating Statement Analyses and CMSA NOI Adjustment Worksheets
maintained by the Master Servicer or Special Servicer. Copies of any and all of
the foregoing items will be available from the Master Servicer, the Special
Servicer or the Trustee, as the case may be, upon request, and shall be provided to any of the Rating Agencies at no cost pursuant to their reasonable requests.

         In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the
Controlling Class Representative, in connection with providing access to or copies of any items in accordance with this Agreement, the Trustee, the Master
Servicer or the Special Servicer, as applicable, shall require: (i) in the case of Certificate Owners and the Controlling Class Representative, a confirmation executed by the requesting Person substantially in the form of Exhibit L-1 hereto (or such other form as may be reasonably acceptable to the Trustee, the
Master Servicer or the Special Servicer, as applicable) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates, or a representative of a beneficial holder of Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential
(except that such Certificate Owner and the Controlling Class Representative may
provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (or a licensed or registered investment adviser representing such other Person), provided that such other
Person (or a licensed or registered investment adviser representing such other
Person) confirms in writing such ownership interest or prospective ownership interest and

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agrees to keep such information confidential); and (ii) in the case of a prospective transferee of a Certificate or an interest therein (or a licensed or registered investment adviser representing such Person), confirmation executed by the requesting Person substantially in the form of Exhibit L-2 hereto (or such other form as may be reasonably acceptable to the Trustee, the Master
Servicer or the Special Servicer, as applicable) generally to the effect that such Person is a prospective transferee of a Certificate or an interest therein
(or a licensed or registered investment adviser representing such Person), is requesting the information for use in evaluating a possible investment in
Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, and the Controlling Class Representative, by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (or a licensed or registered investment adviser representing such other Person), provided that such other Person (or a licensed or registered investment adviser representing such other Person) confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws. Notwithstanding the foregoing, no Certificateholder,
Certificate Owner or prospective Certificateholder or Certificate Owner (or any licensed or registered investment adviser representing such Person) shall be obligated to keep confidential any information received from the Trustee, the
Master Servicer or the Special Servicer, as applicable, pursuant to this Section
3.15 that has previously been made available via the Trustee's, the Master
Servicer's or Special Servicer's Internet Website without restriction as to access, as applicable, or has previously been filed with the Commission, and the
Trustee, the Master Servicer or the Special Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section
3.15 that has previously been made available via the Trustee's, the Master
Servicer's or Special Servicer's Internet Website without restriction as to access, as applicable, or has previously been filed with the Commission.

         Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC,
the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate
Owner, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the
Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master
Servicer or the Special Servicer, as the case may be, designated by it.

         The Trustee, the Master Servicer, the Special Servicer and the
Underwriters may require payment from a Certificateholder, Certificate Owner or prospective transferee (or a licensed or registered investment adviser representing such Person), of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section
3.15 to, or at the request of, such Certificateholder, Certificate Owner or prospective transferee (or a licensed or registered investment adviser representing such Person), as applicable, including, without limitation, copy charges and, in the case of any such Person

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requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

         (b) The Master Servicer may, but is not required to, make available on or prior to the Distribution Date in each month to any Privileged Person (or, following receipt of written direction of the Depositor, any interested party)
(i) the Distribution Date Statement via its Internet Website, (ii) as a
convenience for Privileged Persons (or, following receipt of written direction of the Depositor, any interested parties) (and not in furtherance of the distribution thereof under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement on its Internet Website and (iii) any other items at the request of the Depositor on its Internet Website.

         The Master Servicer and the Special Servicer may each, but neither is required to, make available each month via its Internet Website (i) to any
Privileged Person (or, following receipt of written direction of the Depositor, any interested party), the Unrestricted Servicer Reports, the CMSA Loan Setup
File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person,
with the use of a password provided by the Master Servicer or the Special
Servicer, as the case may be, the Restricted Servicer Reports, the CMSA
Financial File and the CMSA Property File. Any Restricted Servicer Report or
Unrestricted Servicer Report that is not available on the Master Servicer's
Internet Website as described in the immediately preceding sentence by 5:00 p.m.
(New York City time) on the related Distribution Date shall be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the
Master Servicer, upon request, to any Person otherwise entitled to access such report on the Master Servicer's Internet Website.

         In connection with providing access to the Master Servicer's or the
Special Servicer's Internet Website, the Master Servicer may require registration and the acceptance of a disclaimer.

         If three or more Holders or the Controlling Class Representative
(hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the
Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such
Applicants propose to transmit, then the Trustee shall, within five Business
Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

         (c) The Master Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other
Person's information or report included in any communication from the Master
Servicer or the Special Servicer under this Agreement. Neither the Master
Servicer nor the Trustee shall be liable for the dissemination of information in accordance with this Section 3.15. The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Trustee's Website and assumes no responsibility therefor. In addition, the Trustee, the Master Servicer and the
Special Servicer may disclaim responsibility for any

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information distributed by the Trustee, the Master Servicer or the Special
Servicer, respectively, for which it is not the original source.

     SECTION 3.16. Title to REO Property; REO Account.

         (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the
Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property as soon as practicable in accordance with the Servicing
Standard, but prior to the end of the third year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section
860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than 60 days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the
effect that the holding by REMIC I of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on
"prohibited transactions" (as defined in Section 860F of the Code) of any REMIC
Pool or cause any REMIC Pool to fail to qualify as a REMIC at any time that any
Certificates are outstanding. If the Special Servicer is granted the REO
Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or such Opinion of
Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall first be payable from the REO Account to the extent of available funds and then be a
Servicing Advance by the Master Servicer.

         (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special
Servicer shall establish and maintain one or more accounts (collectively, the
"REO Account"), held on behalf of the Trustee in trust for the benefit of the
Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The
Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds (net
of Liquidation Expenses) received in respect of an REO Property within 2
Business Days of receipt. Funds in the REO Account may be invested in Permitted
Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment
Earnings with respect to the REO Account for any Collection Period). The Special
Servicer shall give written notice to the Trustee and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

         (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any

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REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On the second Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account, or deliver to the
Master Servicer or such other Person as may be directed by the Master Servicer
(which shall deposit such amounts into the Certificate Account), the aggregate of all amounts received in respect of each REO Property during such Collection
Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence. Notwithstanding the foregoing, in addition to the Impound
Reserve, the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of each REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements and other related expenses).

         (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c). The
Special Servicer shall provide the Master Servicer any information with respect to the REO Account as is reasonably requested by the Master Servicer.

     SECTION 3.17. Management of REO Property.

         (a) Prior to the acquisition of title to a Mortgaged Property, the
Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review in compliance with the Servicing Standard that in its good faith and reasonable judgment:

             (i) None of the income from Directly Operating such REO Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions (such tax referred to herein as an "REO
     Tax"), and the Special Servicer does not engage in any of the activities described in the definition of "Directly Operate" that would cause the REO
     Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, then such Mortgaged Property may be
     Directly Operated by the Special Servicer as REO Property;

             (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO
     Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the good faith and reasonable judgment of the Special
     Servicer, such alternative is commercially feasible and would result in a greater net recovery on a present value basis than earning income subject to an REO Tax) acquire such Mortgaged Property as REO Property and so lease or manage such REO Property; or

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             (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that such method of operation is commercially feasible and would result in a greater net recovery on a present value basis than leasing or other method of operating the REO Property that would not incur an REO Tax, the
     Special Servicer shall deliver to the Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO
     Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Tax Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the Tax Administrator's federal income tax reporting position with respect to the various sources of income that the
     Trust Fund would derive under the Proposed Plan. In addition, the Tax
     Administrator shall (to the extent reasonably possible) advise the Special
     Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Tax
     Administrator, the Special Servicer shall either (A) implement the Proposed
     Plan (after acquiring the respective Mortgaged Property as REO Property) or
     (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the Tax Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(e).

         The Special Servicer's decision as to how each REO Property shall be managed shall be based on the Servicing Standard and in any case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders (as a collective whole) by maximizing (to the extent commercially feasible and consistent with Section
3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective REO Property. Both the Special Servicer and the Tax Administrator may, at the expense of the Trust Fund payable pursuant to Section 3.05(a), consult with counsel.

         (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve and protect such REO Property for the benefit of the
Certificateholders (as a collective whole) solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such REO
Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code and will not result in either the receipt by any
REMIC Pool, of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or an Adverse REMIC Event. Subject to the
foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the
Servicing Standard and, consistent therewith, shall withdraw from the REO
Account, to the extent of amounts on deposit therein with respect to any REO
Property, funds necessary for the proper management, maintenance and disposition of such REO Property, including without limitation:

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             (i) all insurance premiums due and payable in respect of such REO
     Property;

             (ii) all real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien thereon;

             (iii) any ground rents in respect of such REO Property; and

             (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage and restore such REO Property.

         To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer, subject to the second paragraph of Section 3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officer's
Certificate delivered to the Trustee and any Fiscal Agent) the Master Servicer
determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

         (c) Unless Section 3.17(a)(i) applies, the Special Servicer shall contract with any Independent Contractor (if required by the REMIC Provisions for the REO Property to remain classified as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code) for the operation and management of any REO Property; provided that:

             (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

             (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

             (iii) except as permitted under Section 3.17(a), any such contract shall require, or shall be administered to require, that the Independent
     Contractor, in a timely manner, pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

             (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

             (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

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         The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such
Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this
Section 3.17(c) shall be deemed a Sub-Servicing Agreement for purposes of
Section 3.22.

     SECTION 3.18. Resolution of Defaulted Mortgage Loans and REO Properties.

         (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or an REO
Property only on the terms and subject to the conditions set forth in this
Section 3.18 or as otherwise expressly provided in or contemplated by Sections
2.03 and 9.01.

         (b) Within 60 days after a Mortgage Loan becomes a Defaulted Mortgage
Loan, the Special Servicer shall determine the fair value of the Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; and provided, further, that, the Special
Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12-months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new Appraisal, if applicable. The Special Servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted
Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, the Special Servicer shall update its determination of the fair value at least once every 90 days.
The Special Servicer shall notify the Trustee, the Master Servicer, each Rating
Agency and the Majority Controlling Class Certificateholder promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such
Mortgage Loan, the occupancy level and physical condition of the related
Mortgaged Property, the state of the local economy in the area where the
Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the
Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related
Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination.

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         (c) Subject to the terms set forth in Section 2.03, in the event a
Mortgage Loan becomes a Defaulted Mortgage Loan, each of the Majority
Controlling Class Certificateholder and the Special Servicer shall have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the Purchase
Price, if the Special Servicer has not yet determined the fair value of the
Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b)
and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any
Defaulted Mortgage Loan to any party other than the related Mortgagor or an
Affiliate of the related Mortgagor at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee and the Master Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. Notwithstanding the foregoing, and subject to any applicable co-lender, intercreditor or similar agreement, the Majority Controlling Class
Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by any other holder of a Purchase Option;
provided that if the Purchase Option is not exercised by the Majority
Controlling Class Certificateholder or any assignee thereof within 60 days of a
Mortgage Loan becoming a Defaulted Mortgage Loan, then the Special Servicer shall have the right to exercise its Purchase Option prior to any exercise by the Majority Controlling Class Certificateholder, and the Special Servicer or
its assignee may exercise such Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of such 15-day period, and subject to any applicable co-lender, intercreditor or similar agreement, the Majority Controlling Class
Certificateholder shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer. If not
exercised earlier, the Purchase Option with respect to any Defaulted Mortgage
Loan will automatically terminate (i) once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan (provided, however, that, if such
Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related
Purchase Option shall again be exercisable), (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout.

         (d) [RESERVED]

         (e) Upon receipt of notice from the Special Servicer indicating that a
Mortgage Loan has become a Defaulted Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase
Option may exercise the Purchase Option by providing the Master Servicer and the
Trustee written notice thereof (the "Purchase Option Notice"), in the form of
Exhibit M, which notice shall identify the Person that, on its own or through an
Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option
Notice shall be delivered in the manner specified in Section 11.05. The exercise of any Purchase Option pursuant to this clause (e) shall be irrevocable.

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         (f) If the Special Servicer or the Majority Controlling Class
Certificateholder, or any of their respective Affiliates, is identified in the
Purchase Option Notice as the Person expected to acquire the related Mortgage
Loan, the Trustee shall determine as soon as reasonably practicable (and, in any event, within 30 days) after the Trustee has received the written notice, whether the Option Price represents fair value for the Defaulted Mortgage Loan;
provided that, if the Special Servicer is then in the process of obtaining a new
Appraisal with respect to the related Mortgaged Property, then the Trustee shall make its fair value determination with respect to such Mortgage Loan as soon as reasonably practicable (but in any event within 30 days) after the Trustee's receipt of such new Appraisal. Such fair value determination shall be made in accordance with the Trustee's good faith reasonable judgment. In determining the fair value of any Defaulted Mortgage Loan, the Trustee shall take into account, among other factors, the period and amount of the delinquency on such Mortgage
Loan, the occupancy level and physical condition of the related Mortgaged
Property, the state of the local economy in the area where the Mortgaged
Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Trustee shall refer to the Servicing Standard, the Trustee's good faith reasonable judgment and all other relevant information delivered to it by the Special Servicer or otherwise contained in the Mortgage File; provided that the Trustee shall take account of any change in circumstances regarding the related Mortgaged Property known to the Trustee that has occurred subsequent to, and that would, in the
Trustee's reasonable judgment, materially affect the value of the related
Mortgaged Property reflected in, the most recent related Appraisal. Furthermore, the Trustee shall consider all available objective third-party information obtained from generally available sources, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Trustee may rely on the opinion and reports of Independent third parties in making such determination; provided that the Trustee may rely on the most current Appraisal obtained for the related Mortgaged Property pursuant to this Agreement. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this subsection shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances (or if such Advance is deemed to be a
Nonrecoverable Advance such costs shall be reimbursable as Additional Trust Fund
Expenses). The other parties to this Agreement shall cooperate with all reasonable requests for information.

         (g) Unless and until the Purchase Option with respect to a Defaulted
Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Defaulted
Mortgage Loan, including, without limitation, workout and foreclosure, as the
Special Servicer may deem appropriate consistent with the Servicing Standard;
provided, however, the Special Servicer will not be permitted to sell the
Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option or a repurchase by the applicable Mortgage Loan Seller pursuant to Section 2.03.

         (h) If title to any Mortgaged Property is acquired by the Trust Fund in respect of any Mortgage Loan, then the Special Servicer shall, subject to
Section 6.11, use its reasonable best efforts to sell the subject REO Property as soon as practicable in accordance with Section 3.16(a); and, in connection therewith the Special Servicer shall offer such REO Property in a commercially reasonable manner. If the Special Servicer on behalf of the Trustee has not received an REO Extension or an Opinion of Counsel described in Section 3.16(a)
and the

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Special Servicer is not able to sell such REO Property within the period specified in Section 3.16(a), or if an REO Extension has been granted and the
Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, subject to Section 6.11, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the
Servicing Standard. The Special Servicer shall give the Controlling Class
Representative, the Master Servicer and the Trustee not less than five days'
prior written notice of its intention to sell any REO Property. Where any
Interested Person is among those bidding with respect to an REO Property, the
Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. No Interested Person shall be permitted to purchase the REO Property at a price less than the Purchase Price; provided, that, if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the
Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund, an Appraisal of such REO Property and (iii) the Special
Servicer shall not bid less than the greater of (A) the fair market value set forth in such Appraisal or (B) the Purchase Price.

         (i) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of a
Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a
Defaulted Mortgage Loan (pursuant to a Purchase Option) or an REO Property shall be without recourse to, or representation or warranty by, the Trustee, the
Depositor, the Special Servicer, the Master Servicer, any Mortgage Loan Seller
or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the
Trust Fund and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the Master Servicer, the
Depositor or the Trustee shall have any liability to the Trust Fund or any
Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this
Agreement.

         (j) Upon exercise of a Purchase Option, the holder of such Purchase
Option shall be required to pay the purchase price specified in its Purchase
Option Notice to the Special Servicer within 10 Business Days of exercising its
Purchase Option. The proceeds of any sale of a Defaulted Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be remitted by the Special Servicer to the Master Servicer within one Business
Day of receipt for deposit into the Certificate Account. The Special Servicer shall immediately notify the Trustee upon the holder of the effective Purchase
Option's failure to remit the purchase price specified in its Purchase Option
Notice pursuant to this Section 3.18(j). Thereafter, the Special Servicer shall notify each holder of a Purchase Option of such failure and such holder of a
Purchase Option may then exercise its Purchase Option in accordance with this
Section 3.18.

         (k) Notwithstanding anything herein to the contrary, the Special
Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class

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Representative that would cause it to violate applicable law or any term or provision of this Agreement, including the REMIC Provisions and the Servicing
Standard.

         (l) The amount paid for a Defaulted Mortgage Loan or related REO
Property purchased under this Agreement shall be deposited into the Certificate
Account, in the case of a Mortgage Loan, or the REO Account, in the case of an
REO Property (except any portion of such amount constituting Gain-on-Sale
Proceeds which shall be deposited in the Gain-on-Sale Reserve Account). Upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such
Defaulted Mortgage Loan or related REO Property ownership of the Defaulted
Mortgage Loan or REO Property. The Trustee, upon receipt of a Request for
Release, shall release or cause to be released to the Master Servicer or Special
Servicer the related Mortgage File. In connection with any such purchase, the
Special Servicer shall deliver the related Servicing File to the purchaser of a
Defaulted Mortgage Loan or related REO Property.

     SECTION 3.19. Additional Obligations of Master Servicer and Special
                   Servicer.

         (a) The Master Servicer shall deposit in the Certificate Account on each P&I Advance Date, without any right of reimbursement therefor with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan for which the Special Servicer has waived a prepayment restriction) that was subject to a voluntary Principal Prepayment (other than
Principal Prepayments from Insurance Proceeds or Liquidation Proceeds) during the most recently ended Collection Period creating a Prepayment Interest
Shortfall, an amount equal to the lesser of (i) the amount of the related
Prepayment Interest Shortfall and (ii) the sum of (A) the Master Servicing Fee
(calculated for this purpose only at a rate of 0.02% per annum) received by the
Master Servicer during such Collection Period on such Mortgage Loan and (B)
investment income earned by the Master Servicer on the related Principal
Prepayment during the most recently ended Collection Period.

         For the purposes of determining the amounts that the Master Servicer is required to deposit in the Certificate Account on any P&I Advance Date in
respect of any particular Collection Period pursuant to the preceding paragraph of this Section 3.19(a), no Prepayment Interest Shortfall shall be carried over from a prior Collection Period. Notwithstanding the foregoing, the Master
Servicer shall not be relieved from making a payment it was obligated to make under the preceding paragraph of this Section 3.19(a) in respect of a prior
Collection Period, but failed to do so.

         (b) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, promptly
(and in any event within 60 days of the Closing Date) notify the related ground lessor in writing of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the
Master Servicer.

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         (c) The Master Servicer shall promptly deliver to the Special Servicer
(and in any event within five(5) Business Days following receipt) any written evidence it receives of an institutional lender's binding commitment to refinance a Mortgage Loan within 60 days after the due date of such Mortgage
Loan's Balloon Payment.

         (d) The Master Servicer shall be responsible for paying the ongoing surveillance fees of the Rating Agencies with respect to the Trust.

     SECTION 3.20. Modifications, Waivers, Amendments and Consents.

         (a) Subject to Sections 3.20(b) through 3.20(j) below and to Sections
3.08(b) and 6.11, and further subject to any applicable intercreditor, co-lender or similar agreement, the Master Servicer (to the extent provided in Section
3.02(a) and Section 3.20(h) below) and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any
Mortgage Loan (including, subject to Section 3.20(h), the lease reviews and lease consents related thereto) without the consent of the Trustee or any
Certificateholder.

         (b) All modifications, waivers or amendments of any Mortgage Loan
(including, subject to Section 3.20(h), the lease reviews and lease consents related thereto) shall be in writing and shall be considered and effected in accordance with the Servicing Standard; provided, however, that neither the
Master Servicer nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Mortgage Loan not otherwise permitted by this Section 3.20 that would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury regulations section 1.860G-2(b).

         (c) Except as provided in Section 3.20(d) and the last sentence of
Section 3.02(a), neither the Master Servicer nor the Special Servicer, on behalf of the Trustee, shall agree or consent to any modification, waiver or amendment of any term of any Mortgage Loan that would:

             (i) affect the amount or timing of any related payment of
     principal, interest or other amount (including Prepayment Premiums or Yield
     Maintenance Charges, but excluding Penalty Interest, late payment charges and amounts payable as additional servicing compensation) payable thereunder;

             (ii) affect the obligation of the related Mortgagor to pay a
     Prepayment Premium or Yield Maintenance Charge or permit a Principal
     Prepayment during any period in which the related Mortgage Note prohibits
     Principal Prepayments;

             (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the
     Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released (other than in connection with a taking of all or part of the related Mortgaged Property or REO Property for not less than fair market value by exercise of the power of

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     eminent domain or condemnation or casualty or hazard losses with respect to such Mortgaged Property or REO Property); or

             (iv) if such Mortgage Loan has a Stated Principal Balance equal to or in excess of 5% of the then aggregate current principal balances of all
     Mortgage Loans or $35,000,000 (or with respect to Moody's $20,000,000), or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer or transfers of (A) the related Mortgaged
     Property or any interest therein or (B) equity interests in the borrower or any equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the related Mortgagor and/or any equity owner of the related Mortgagor or a transfer of voting control in the related Mortgagor or an equity owner of the related Mortgagor without the prior written confirmation from each Rating Agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the Certificates;

             (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan has a Stated Principal Balance equal to or in excess of
     2% (or, in the case of Moody's, 5%) of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest
     Mortgage Loans by Stated Principal Balance as of such date, or, with respect to S&P only, has (together with such additional lien) an aggregate
     Loan-to-Value Ratio that is equal to or greater than 85% or has an aggregate Debt Service Coverage Ratio that is less than 1.2x, without the prior written confirmation from each applicable Rating Agency that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates; or

             (vi) in the reasonable, good faith judgment of the Special
     Servicer, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

         (d) Notwithstanding Section 3.20(c), but subject to Section 6.11, the third paragraph of this Section 3.20(d) and any applicable co-lender, intercreditor or similar agreement, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium or Yield Maintenance Charge, (ii)
reduce the amount of the Periodic Payment on any Specially Serviced Mortgage
Loan, including by way of a reduction in the related Mortgage Rate, (iii)
forbear in the enforcement of any right granted under any Mortgage Note or
Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, or (v) accept a Principal
Prepayment on any Specially Serviced Mortgage Loan during any Lockout Period;
provided that (A) the related Mortgagor is in default with respect to the
Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, and (B) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery on the Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Net Mortgage
Rate). In the case of every other modification, waiver or consent, the Special
Servicer shall determine and may rely on an Opinion of Counsel (which Opinion of
Counsel shall be an expense of the Trust Fund to

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the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the Mortgage Loan under Treasury regulation section 1.860G-2(b) of the Code and (2) cause any REMIC Pool to fail to qualify as a REMIC under the
Code or result in the imposition of any tax on "prohibited transactions" or
"contributions" after the Startup Day under the REMIC Provisions.

         In addition, notwithstanding Section 3.20(c), but subject to Section
6.11, the third paragraph of this Section 3.20(d) and any applicable co-lender, intercreditor or similar agreement, the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially
Serviced Mortgage Loan if the conditions set forth in the proviso to the first sentence of the prior paragraph are satisfied and the Special Servicer has obtained an Appraisal of the related Mortgaged Property, in connection with such extension, which Appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the first sentence of the immediately preceding paragraph.

         In no event will the Special Servicer (i) extend the maturity date of a
Mortgage Loan beyond a date that is two years prior to the Rated Final
Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the least of (A) the original Mortgage Rate of such Mortgage Loan, (B) the highest fixed Pass-Through Rate of any Class of Principal Balance Certificates
then outstanding and (C) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage
Loan is secured by a Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is less than 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of such Ground Lease, 10 years)
prior to the expiration of the term of such Ground Lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

         The determination of the Special Servicer contemplated by clause (B) of the proviso to the first sentence of the first paragraph of this Section 3.20(d)
shall be evidenced by an Officer's Certificate to such effect delivered to the
Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

         (e) The Special Servicer or, with respect to subsection (h) below, the
Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it: (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided that such fee would not itself be a "significant modification" pursuant to Treasury regulations section 1.1001-3(e)(2); and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer or the Master Servicer be

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entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

         (f) The Special Servicer shall notify the Master Servicer, any related
Sub-Servicers, the Trustee, the Controlling Class Representative and the Rating
Agencies, in writing, of any material modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the related Mortgagor) and the date thereof, and shall deliver to the Custodian (with a copy to the Master
Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Special Servicer pursuant to Section 3.15 hereof.

         (g) The Master Servicer shall not permit defeasance of any Mortgage
Loan (x) on or before the earliest date on which defeasance is permitted under the terms of such Mortgage Loan, and (y) in a manner that is inconsistent with the terms of such Mortgage Loan. Unless and except to the extent the Master
Servicer is precluded from preventing such defeasance by the related Mortgage
Loan documents or otherwise, the Master Servicer will not permit defeasance of any Mortgage Loan, unless: (i) the defeasance collateral consists of "Government
Securities" within the meaning of the Investment Company Act of 1940, as amended, (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event (provided that the Master Servicer shall be entitled to rely conclusively on an Opinion of Counsel to that effect), (iii)
the Master Servicer has notified the Rating Agencies, (iv) to the extent the defeasance of the Mortgage Loan is required by the then-current applicable
Rating Agency criteria to be reviewed by a Rating Agency, such Rating Agency has confirmed that such defeasance will not result in the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by such Rating Agency (provided that, (A) no confirmation from S&P shall be required if the Mortgage Loan being defeased, together with all Mortgage Loans cross-collateralized with such Mortgage Loan,
(i) is not one of the ten (10) largest Mortgage Loans (or cross-collateralized groups of Mortgage Loans) by Stated Principal Balance in the Trust Fund, and
(ii) has a Stated Principal Balance at the time of the defeasance that is less than $20,000,000 and less than 5% of the then-aggregate Stated Principal Balance of the Mortgage Loans and the Master Servicer shall have delivered a Defeasance
Certificate substantially in the form of Exhibit N hereto, (v) the Master
Servicer has requested and received from the related Mortgagor (A) an Opinion of
Counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such defeasance collateral and (B) written confirmation from a firm of Independent accountants stating that payments made on such defeasance collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan in full on or before its Stated
Maturity Date (or, in the case of an ARD Mortgage Loan, on or before its
Anticipated Repayment Date) and to timely pay each Periodic Payment scheduled to be due prior thereto but after the defeasance and (vi) a single purpose entity
(as defined below) is designated to assume the Mortgage Loan and own the
Defeasance Collateral; provided that, if under the terms of the related Mortgage
Loan documents, the related Mortgagor delivers cash to purchase the defeasance collateral rather than the defeasance collateral itself, the Master Servicer shall purchase the U.S. government obligations contemplated by the related
Mortgage Loan documents. Subsequent to the second

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anniversary of the Closing Date, to the extent that the Master Servicer may, in accordance with the related Mortgage Loan documents, require defeasance of any
Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield
Maintenance Charge, the Master Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance; provided that the conditions set forth in clauses (i) through (vi) of the preceding sentence have been satisfied. Any customary and reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 3.20(g) shall be paid by the
Mortgagor of the defeased Mortgage Loan pursuant to the related Mortgage,
Mortgage Note or other pertinent document. Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related
Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage Loan documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with the related Mortgage Loan documents, refuse to allow the defeasance of the
Mortgage Loan or (ii) if the Master Servicer cannot so refuse and if the related
Mortgagor has delivered cash to purchase the defeasance collateral, the Master
Servicer shall either (A) buy such defeasance collateral or (B) prepay the
Mortgage Loan, in either case, in accordance with the Servicing Standard. For purposes of this paragraph, a "single purpose entity" shall mean a Person, other than an individual, whose organizational documents provide as follows: it is formed solely for the purpose of owning and pledging the Defeasance Collateral related to the Mortgage Loans; it may not engage in any business unrelated to such Defeasance Collateral and the financing thereof; it does not have and may not own any assets other than those related to its interest in such Defeasance
Collateral or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the Mortgage Loan.

         (h) For any Mortgage Loan other than a Specially Serviced Mortgage
Loan, subject to the rights of the Special Servicer set forth in this Section
3.20, and further subject to the rights of the Controlling Class Representative set forth in Sections 3.21 and 6.11, the Master Servicer, without the consent of the Special Servicer or the Controlling Class Representative, as applicable, will be responsible for any request by a Mortgagor for the consent or approval of the mortgagee with respect to:

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             (i) approving routine leasing activity (including any
     subordination, standstill and attornment agreements) with respect to any lease for less than the lesser of (A) 20,000 square feet and (B) 20% of the related Mortgaged Property; provided that (1) no subordination, non-disturbance and attornment agreement exists with respect to such lease and (2) no such lease is a Ground Lease; and provided further that the
     Master Servicer shall not grant or enter into any subordination, non-disturbance and attornment agreement without the prior written consent of the Special Servicer.

             (ii) approving any waiver affecting the timing of receipt of financial statements from any Mortgagor; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

             (iii) approving annual budgets for the related Mortgaged Property;
     provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

             (iv) subject to other restrictions herein regarding Principal
     Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

             (v) approving modifications, consents or waivers (other than those set forth in Section 3.20(c)) in connection with a defeasance permitted by the terms of the related Mortgage Loan if the Master Servicer receives an
     Opinion of Counsel (which Opinion of Counsel shall be an expense of the
     Mortgagor) to the effect that such modification, waiver or consent would not cause any REMIC Pool to fail to qualify as a REMIC under the Code or result in a "prohibited transaction" under the REMIC Provisions; and

             (vi) subject to Section 3.08(b), approving certain consents with respect to right-of-ways and easements and consent to subordination of the related Mortgage Loan to such easements or right-of-ways;

provided that the Master Servicer shall promptly notify the Special Servicer of any requests not subject to this Section 3.20(h) for which the Special Servicer is responsible pursuant to this Section 3.20 and shall deliver to the Special
Servicer (which delivery may be by electronic transmission in a format acceptable to the Master Servicer and Special Servicer) a copy of the request, and all information in the possession of the Master Servicer that the Special
Servicer may reasonably request related thereto.

         (i) To the extent that either the Master Servicer or Special Servicer waives any Penalty Interest or late charge in respect of any Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the
Special Servicer under Section 3.11 out of such Penalty Interest or late payment charges shall be reduced proportionately, based upon the respective amounts that

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had been payable thereto out of such Penalty Interest or late payment charges immediately prior to such waiver.

         (j) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall take the following action unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents) from the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such Rating Agency to the Certificates:

             (i) With respect to any Mortgaged Property that secures a Mortgage
     Loan with an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all Mortgage Loans or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

             (ii) With respect to each Mortgage Loan with an unpaid principal balance that is equal to or greater than (A) five percent (5%) of the then aggregate principal balance of all the Mortgage Loans or (B) $20,000,000 and which is secured by a Mortgaged Property which is a hospitality property, the giving of any consent to any change in the franchise affiliation of such Mortgaged Property.

     SECTION 3.21. Transfer of Servicing Between Master Servicer and Special
                   Servicer; Record Keeping.

         (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer or Special Servicer, whichever made such determination, shall promptly notify the other such party and the
Trustee, and if the Master Servicer is not also the Special Servicer, the Master
Servicer shall immediately deliver or cause to be delivered a copy of the related Mortgage File and Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the
Mortgage Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five
Business Days of the occurrence of each related Servicing Transfer Event;
provided, however, if the information, documents and records requested by the
Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery.
Notwithstanding the occurrence of a Servicing Transfer Event, the Master
Servicer shall continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer).

         Upon determining that a Specially Serviced Mortgage Loan has become a
Corrected Mortgage Loan and if the Master Servicer is not also the Special
Servicer, the Special Servicer shall immediately give notice thereof to the
Master Servicer and, within five Business

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Days of the occurrence, shall return the related Mortgage File to the Custodian and the related Servicing File, together with all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer, to the Master Servicer (or such other Person as may be directed by the Master Servicer). Upon giving such notice, and returning such
Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such
Mortgage Loan, and the Special Servicer's right to receive the Special Servicing
Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

         (b) In servicing any Specially Serviced Mortgage Loans, the Special
Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File
(with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

         (c) On or before each Determination Date, the Special Servicer shall deliver to the Master Servicer and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master
Servicer) describing, on a loan-by-loan and property-by-property basis, (1)
insofar as it relates to Specially Serviced Mortgage Loans and REO Properties,
the information described in clauses (x) through (xiii) of Section 4.02(a) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiii), (xxiv) and (xxv) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage
Loan during the related Collection Period, and the amount of all REO Revenues,
Insurance Proceeds and Liquidation Proceeds received, and the amount of any
Realized Loss incurred, with respect to each REO Property during the related
Collection Period, (3) the amount, purpose and date of all Servicing Advances requested by the Special Servicer and made by the Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related
Collection Period and (4) such additional information relating to the Specially
Serviced Mortgage Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement.
Notwithstanding the foregoing provisions of this subsection (c), the Master
Servicer shall maintain ongoing payment records with respect to each of the
Specially Serviced Mortgage Loans and REO Properties and shall provide the
Special Servicer with any information reasonably available to the Master
Servicer required by the Special Servicer to perform its duties under this
Agreement.

         (d) No later than 30 days after a Mortgage Loan becomes a Specially
Serviced Mortgage Loan, the Special Servicer shall deliver to each Rating
Agency, the Trustee, the Master Servicer and the Controlling Class
Representative a report (the "Asset Status Report") with respect to such
Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

             (i) a summary of the status of such Specially Serviced Mortgage
     Loan and negotiations with the related Mortgagor;

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             (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing
     Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

             (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

             (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

             (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

             (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

         If within ten (10) Business Days of receiving an Asset Status Report which relates to a recommended action for which the Controlling Class
Representative is entitled to object under Section 6.11, the Controlling Class
Representative does not disapprove such Asset Status Report in writing, then the
Special Servicer shall implement the recommended action as outlined in such
Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard, or the terms of the applicable Mortgage Loan documents. If the Controlling Class
Representative disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Controlling Class
Representative the Rating Agencies and the Master Servicer a new Asset Status
Report as soon as practicable, but in no event later than 30 days after such disapproval.

         The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Controlling Class Representative shall fail to disapprove such revised Asset Status Report in writing within ten (10)
Business Days of receiving such revised Asset Status Report or until the Special
Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report; provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this section.
Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged
Property, take any action set forth in such Asset Status Report (and consistent with the terms hereof) before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the
Certificateholders (as a collective whole) and it has made a reasonable effort to contact the Controlling Class Representative and (ii) in any case, shall determine whether any such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.

         Upon making such determination in clause (ii) of the last sentence of the immediately preceding paragraph, the Special Servicer shall notify the

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Trustee of such rejection and deliver to the Trustee a proposed notice to
Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders. If the majority of such Certificateholders, as determined by Voting Rights, fail, within 15 days of the Trustee's sending such notice, to reject such Asset Status Report, the
Special Servicer shall implement the same. If the Asset Status Report is rejected by a majority of the Certificateholders (other than for a reason which violates the Servicing Standard, which shall control), the Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d)
and provide a copy of such revised report to the Master Servicer. The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices.

         The Special Servicer shall have the authority to meet with the
Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset
Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

         No direction of the Controlling Class Representative or the majority of the Certificateholders shall (a) require or cause the Master Servicer or the
Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Master
Servicer's or the Special Servicer's, as the case may be, obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each
REMIC Pool, (b) result in the imposition of a "prohibited transaction" or
"prohibited contribution" tax under the REMIC Provisions or (c) expose the
Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan
Sellers, the Trust Fund or the Trustee or the officers and the directors of each party to claim, suit or liability or (d) expand the scope of the Master
Servicer's, Trustee's or Special Servicer's responsibilities under this
Agreement.

     SECTION 3.22. Sub-Servicing Agreements.

         (a) The Master Servicer and, subject to Section 3.22(f), the Special
Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder;
provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of
Default set forth in Section 7.01(a) hereof (other than Section 7.01(a)(ix), (x)
and (xi)) to the extent applicable (modified to apply to the Sub-Servicer instead of the Master Servicer); (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of
Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the
case may be, under such agreement or (except with respect only to the
Sub-Servicing Agreements in effect as of the date of this Agreement) may terminate such subservicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification); (iii) provides that the Trustee, for the benefit of the
Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master

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Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Trust Fund, any successor Master Servicer or Special Servicer, as the case may be, or any
Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased
Mortgage Loan at its option and without penalty; (v) with respect to any
Sub-Servicing Agreement entered into by the Special Servicer, does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Special Servicer contemplated by Section 3.20 hereof without the consent of such Special Servicer or conduct any foreclosure action contemplated by Section 3.09 hereof or sale of a Mortgage Loan or REO Property contemplated by Section 3.18 hereof, and (vi)
does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing
Agreement entered into by the Master Servicer shall provide that such agreement shall be subject to Section 3.21 hereof with respect to any Mortgage Loan that becomes a Specially Serviced Mortgage Loan. The Master Servicer and the Special
Servicer shall each deliver to the Trustee and to each other copies of all
Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.
References in this Agreement to actions taken or to be taken by the Master
Servicer or the Special Servicer include actions taken or to be taken by a
Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the
case may be; and, in connection therewith, all amounts advanced by any
Sub-Servicer to satisfy the obligations of the Master Servicer or the Special
Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing
Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special
Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this
Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

         (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

         (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the
Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing
Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master
Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master

                                      143

Servicer and the Special Servicer may each have the right to remove a
Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

         (d) In the event of the resignation, removal or other termination of
Midland Loan Services, Inc. or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any
Sub-Servicing Agreement in effect as of the date of this Agreement: (i) to assume the rights and obligations of the Master Servicer under such
Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such
Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such
Sub-Servicer is under no obligation to accept any such new Sub-Servicing
Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if an
Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing or otherwise in accordance with the Sub-Servicing Agreement, in each case without paying any sub-servicer termination fee.

         Each Sub-Servicing Agreement will provide, among other things, that the
Master Servicer and its successors may at its sole option, terminate any rights the Sub-Servicer may have thereunder with respect to any or all Mortgage Loans if Moody's (i) reduces the rating assigned to one or more Classes of the
Certificates as a result of the sub-servicing of the Mortgage Loans by the
Sub-Servicer, or (ii) advises the Master Servicer or the Trustee in writing that it will cause a qualification, downgrade or withdrawal of such rating due to the continued servicing by the Sub-Servicer.

         (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer
and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible. The Master Servicer and the Special Servicer shall each be responsible, without any right of reimbursement, for all fees and other compensation and other amounts of Sub-Servicers retained by it.

         (f) The Special Servicer shall not enter into a Sub-Servicing Agreement unless Moody's has confirmed in writing that the execution of such agreement will not result in a qualification, downgrade, or withdrawal of the then-current ratings on the outstanding Certificates or such Sub-Servicing Agreement relates to a Mortgage Loan or Mortgage Loans (along with any Mortgage Loans previously sub-serviced pursuant to this Section) that represent less than 25% of the outstanding principal balance of all Specially Serviced Mortgage Loans. The
Special Servicer shall comply with the terms of each such Sub-Servicing
Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder.

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     SECTION 3.23. Representations and Warranties of Master Servicer and Special
                   Servicer.

         (a) The Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the
Depositor and the Special Servicer, as of the Closing Date, that:

             (i) The Master Servicer is a corporation, duly organized under the laws of the State of Delaware, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

             (ii) The execution and delivery of this Agreement by the Master
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

             (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

             (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the
     Master Servicer in accordance with the terms hereof, subject to (A)
     applicable receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

             (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master
     Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

             (vi) No litigation is pending or, to the best of the Master
     Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the
     Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition

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     of the Master Servicer (calculated, with respect to the initial Master
     Servicer, on a consolidated basis).

             (vii) Each officer, director, employee, consultant or advisor of the Master Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

             (viii) The net worth of the Master Servicer (or, in the case of the initial Master Servicer, the consolidated net worth thereof and of its direct or indirect parent), determined in accordance with generally accepted accounting principles, is not less than $15,000,000.

             (ix) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

             (x) The Master Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

             (xi) The Master Servicer is on S&P's list of approved master servicers and is rated by Moody's as an acceptable master servicer.

         (b) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the
Depositor and the Master Servicer, as of the Closing Date, that:

             (i) The Special Servicer is a corporation duly organized under the laws of the State of Florida, validly existing and in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

             (ii) The execution and delivery of this Agreement by the Special
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

             (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
     Agreement, and has duly executed and delivered this Agreement.

             (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding

                                      146

     obligation of the Special Servicer enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

             (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special
     Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

             (vi) No litigation is pending or, to the best of the Special
     Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the
     Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

             (vii) Each officer, director and employee of the Special Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Mortgage
     Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

             (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special
     Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

             (ix) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

             (x) The Special Servicer is on S&P's list of approved special servicers and is rated by Moody's as an acceptable special servicer.

         (c) The representations and warranties of the Master Servicer and the
Special Servicer, set forth in Section 3.23(a) (with respect to the Master
Servicer) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

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         (d) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

         (e) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(b), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(b)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     SECTION 3.24. Sub-Servicing Agreement Representation and Warranty.

         The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that each
Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing
Agreements set forth in Sections 3.22(a) and the second paragraph of 3.22(d) in all material respects.

     SECTION 3.25. Designation of Controlling Class Representative.

         (a) The Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Class
Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative (the "Controlling Class
Representative") having the rights and powers specified in this Agreement
(including, without limitation, those specified in Section 6.11) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the
Trustee of written requests for the selection of a Controlling Class
Representative from the Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Class
Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry
Certificates, to the extent actually known to a Responsible Officer of the
Trustee or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a
Controlling Class Representative. Such notice shall set forth the process for selecting a Controlling Class Representative, which shall be the designation of the Controlling Class Representative by the Holders (or Certificate Owners) of
Certificates representing more than 50% of the Class Principal Balance of the
Controlling Class by a writing delivered to the Trustee. No appointment of any
Person as a Controlling Class Representative shall be effective until such
Person provides the Trustee and the Master Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers); provided that Delaware
Securities Holdings, Inc. (an Affiliate of Lennar Partners, Inc.) shall be the initial Controlling Class Representative without need for further designation or notice.

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         (b) Within ten (10) Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the Trustee shall, to the extent in its possession, deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a
Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling
Class Representative or any of the Holders (or, if applicable, Certificate
Owners) of the Controlling Class. In addition to the foregoing, within two (2)
Business Days of the selection, resignation or removal of a Controlling Class
Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants with respect to any
Book-Entry Certificate shall be expenses of the Trust Fund payable out of the
Certificate Account pursuant to Section 3.05(a).

         (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of
Book-Entry Certificates, Certificate Owner) of the Controlling Class. The
Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of
Certificates representing more than 50% of the Class Principal Balance of the
Controlling Class shall be entitled to remove any existing Controlling Class
Representative by giving written notice to the Trustee and to such existing
Controlling Class Representative.

         (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.25 each of the parties to this Agreement and each
Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of
Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by
aggregate Certificate Principal Balance, or such Controlling Class
Representative, as applicable, shall have notified the Trustee and each other
Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the
Controlling Class, in writing, of the resignation or removal of such Controlling
Class Representative.

         (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of
Certificates of the Controlling Class, pro rata according to their respective
Percentage Interests in such Class, and not by the Trust Fund. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the
Master Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative had
acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the
Controlling Class Representative) the

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Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class
Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

     SECTION 4.01. Distributions.

         (a) On each Distribution Date, the Trustee shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (vii), and deemed distributions from REMIC I to
REMIC II pursuant to Section 4.01(i), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Loan Group No. 1 Available Distribution Amount and/or the Loan Group No.
2 Available Distribution Amount, as applicable:

             (i) to make distributions of interest to the Holders of the Class
     A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, from the
     Loan Group No. 1 Available Distribution Amount, in an amount equal to, and pro rata as among those Classes of Senior Certificates in accordance with, all Distributable Certificate Interest in respect of each such Class of
     Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and concurrently, to make distributions of interest to the Holders of the Class A-1A
     Certificates, from the Loan Group No. 2 Available Distribution Amount in an
     amount equal to all Distributable Certificate Interest in respect of the
     Class A-1A Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and also concurrently, to make distributions of interest to the Holders of the Class XC and Class
     XP Certificates, from the Loan Group No. 1 Available Distribution Amount and/or the Loan Group No. 2 Available Distribution Amount, in an amount equal to, and pro rata as between those Classes of Class X Certificates in accordance with, all Distributable Certificate Interest in respect of each such Class of Class X Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, that if the Loan Group No. 1 Available Distribution Amount and/or
     the Loan Group No. 2 Available Distribution Amount is insufficient to pay in full the Distributable Certificate Interest payable as described above in respect of any Class of Senior Certificates on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the
     Senior Certificates, up to an amount equal to, and pro rata as among the respective Classes of Senior Certificates in accordance with, the
     Distributable Certificate Interest in respect of each such Class of Senior
     Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

             (ii) to make distributions of principal to the Holders of the Class
     A-1 Certificates, the Holders of the Class A-2 Certificates, the Holders of
     the Class A-3 Certificates, the Holders of the Class A-4 Certificates and
     the Holders of the Class A-5 Certificates, in that order, in each case until the related Class Principal Balance (after taking into account all
     Certificate Deferred Interest added thereto on such Distribution Date) is reduced to zero, in an aggregate amount (not to exceed the aggregate of the
     Class

                                      151

     Principal Balances of those Classes of Senior Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to those Classes of Senior Certificates for, such Distribution
     Date) equal to the Loan Group No. 1 Principal Distribution Amount for such
     Distribution Date; and concurrently, to make distributions of principal to the Holders of the Class A-1A Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class A-1A Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-1A Certificates for, such Distribution Date) equal to the Loan Group No. 2 Principal Distribution Amount for such Distribution
     Date; provided that, if the portion of the Available Distribution Amount for such Distribution Date remaining after the distributions of interest made pursuant to the immediately preceding clause (i) is less than the
     Principal Distribution Amount for such Distribution Date, then the Holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
     Certificates shall have a prior right, relative to the Holders of the Class
     A-1A Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group No. 1
     Available Distribution Amount for such Distribution Date and the Holders of the Class A-1A Certificates shall have a prior right, relative to the
     Holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
     Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group No. 2 Available
     Distribution Amount for such Distribution Date; and provided, further, that, notwithstanding the foregoing, if the aggregate of the Class
     Principal Balances of the Class A-J, Class B, Class C, Class D, Class E,
     Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
     Class O and Class P Certificates has previously been reduced to zero, or if the subject Distribution Date is the final Distribution Date, then distributions of principal will be made to the Holders of the Class A-1,
     Class A-2, Class A-3, Class A-4, Class A-5 and Class A-1A Certificates
     pursuant to this clause (ii) up to an amount equal to, and pro rata as among such Classes of Senior Certificates in accordance with, the Class
     Principal Balance of each such Class of Senior Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the subject Class of Senior Certificates for, such Distribution
     Date (and without regard to Loan Groups or the Principal Distribution
     Amount for such Distribution Date);

             (iii) after the Class Principal Balance of the Class A-1A
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class A-1 Certificates, the Holders of the Class A-2
     Certificates, the Holders of the Class A-3 Certificates, the Holders of the
     Class A-4 Certificates and the Holders of the Class A-5 Certificates, in
     that order, in each case until the related Class Principal Balance (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii), on such Distribution Date) is reduced to zero, up to an aggregate amount (not to exceed the aggregate of the Class
     Principal Balances of those Classes of Senior Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to those Classes of Senior Certificates for, such Distribution
     Date, reduced by any distributions of principal made with respect to those
     Classes of Senior Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) equal to the excess, if any, of (A) the
     Loan Group No. 2 Principal Distribution Amount for such Distribution Date, over (B) the distributions of principal made with respect to the Class

                                      152

     A-1A Certificates on such Distribution Date pursuant to the immediately preceding clause (ii);

             (iv) after the aggregate of the Class Principal Balances of the
     Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates has
     been reduced to zero, to make distributions of principal to the Holders of the Class A-1A Certificates, up to an amount (not to exceed the Class
     Principal Balance of the Class A-1A Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-1A Certificates for, such Distribution Date, reduced by any distributions of principal made with respect to the Class A-1A Certificates on such Distribution Date pursuant to clause (ii) above) equal to the excess, if any, of the (A) Loan Group No. 1 Principal Distribution Amount
     for such Distribution Date, over (B) the aggregate distributions of principal made with respect to the Class A-1, Class A-2, Class A-3, Class
     A-4 and/or Class A-5 Certificates on such Distribution Date pursuant to clause (ii) above;

             (v) to make distributions to the Holders of the Class A-1
     Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the
     Class A-4 Certificates, the Class A-5 Certificates and the Class A-1A
     Certificates, up to an amount equal to, pro rata as among such Classes in accordance with, and in reimbursement of, all Realized Losses and
     Additional Trust Fund Expenses, if any, previously allocated to each such
     Class of Senior Certificates and not previously reimbursed;

             (vi) to make distributions of interest to the Holders of the Class
     A-J Certificates. up to an amount equal to all Distributable Certificate
     Interest in respect of such Class of Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates, if any;

             (vii) after the Class Principal Balances of the Class A-1
     Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the
     Class A-4 Certificates, the Class A-5 Certificates and the Class A-1A
     Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class A-J Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-J Certificates
     outstanding immediately prior to, together with all Certificate Deferred
     Interest with respect to the Class A-J Certificates for, such Distribution
     Date) equal to the entire Principal Distribution Amount for such
     Distribution Date (net of any portion thereof distributed on such
     Distribution Date to the Holders of any other Class of Principal Balance
     Certificates pursuant to any prior clause of this Section 4.01(a));

             (viii) to make distributions to the Holders of the Class A-J
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class A-J Certificates and not previously reimbursed;

             (ix) to make distributions of interest to the Holders of the Class
     B Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of

                                      153

     such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

             (x) after the Class Principal Balance of the Class A-J Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, up to an amount (not to exceed the Class
     Principal Balance of the Class B Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the
     Class B Certificates for, such Distribution Date) equal to the entire
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

             (xi) to make distributions to the Holders of the Class B
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

             (xii) to make distributions of interest to the Holders of the Class
     C Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of such Class of Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates, if any;

             (xiii) after the Class Principal Balance of the Class B
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class C Certificates for, such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

             (xiv) to make distributions to the Holders of the Class C
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

             (xv) to make distributions of interest to the Holders of the Class
     D Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

             (xvi) after the Class Principal Balance of the Class C Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount (not to exceed the Class
     Principal Balance of the Class D Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the
     Class D Certificates for, such Distribution Date) equal to the entire
     Principal Distribution Amount for such Distribution Date (net of any portion

                                      154

     thereof distributed on such Distribution Date to the Holders of any other
     Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

             (xvii) to make distributions to the Holders of the Class D
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

             (xviii) to make distributions of interest to the Holders of the
     Class E Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class E Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

             (xix) after the Class Principal Balance of the Class D Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount (not to exceed the Class
     Principal Balance of the Class E Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the
     Class E Certificates for, such Distribution Date) equal to the entire
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

             (xx) to make distributions to the Holders of the Class E
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

             (xxi) to make distributions of interest to the Holders of the Class
     F Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

             (xxii) after the Class Principal Balance of the Class E
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class F Certificates for, such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

             (xxiii) to make distributions to the Holders of the Class F
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

             (xxiv) to make distributions of interest to the Holders of the
     Class G Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of

                                      155

     the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

             (xxv) after the Class Principal Balance of the Class F Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount (not to exceed the Class
     Principal Balance of the Class G Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the
     Class G Certificates for, such Distribution Date) equal to the entire
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

             (xxvi) to make distributions to the Holders of the Class G
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

             (xxvii) to make distributions of interest to the Holders of Class H
     Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

             (xxviii) after the Class Principal Balance of the Class G
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class H Certificates for, such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

             (xxix) to make distributions to the Holders of the Class H
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

             (xxx) to make distributions of interest to the Holders of the Class
     J Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

             (xxxi) after the Class Principal Balance of the Class H
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class J Certificates for, such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion

                                      156

     thereof distributed on such Distribution Date to the Holders of any other
     Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

             (xxxii) to make distributions to the Holders of the Class J
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

             (xxxiii) to make distributions of interest to the Holders of the
     Class K Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class K Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

             (xxxiv) after the Class Principal Balance of the Class J
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class K Certificates for, such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

             (xxxv) to make distributions to the Holders of the Class K
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

             (xxxvi) to make distributions of interest to the Holders of the
     Class L Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class L Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

             (xxxvii) after the Class Principal Balance of the Class K
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class L Certificates for, such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

             (xxxviii) to make distributions to the Holders of the Class L
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

             (xxxix) to make distributions of interest to the Holders of the
     Class M Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of

                                      157

     the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

             (xl) after the Class Principal Balance of the Class L Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount (not to exceed the Class
     Principal Balance of the Class M Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the
     Class M Certificates for, such Distribution Date) equal to the entire
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

             (xli) to make distributions to the Holders of the Class M
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

             (xlii) to make distributions of interest to the Holders of the
     Class N Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class N Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

             (xliii) after the Class Principal Balance of the Class M
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class N Certificates for, such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

             (xliv) to make distributions to the Holders of the Class N
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

             (xlv) to make distributions of interest to the Holders of the Class
     O Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of the Class O Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

             (xlvi) after the Class Principal Balance of the Class N
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class O Certificates, up to an amount (not to exceed the Class Principal Balance of the Class O Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class O Certificates for, such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion

                                      158

     thereof distributed on such Distribution Date to the Holders of any other
     Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

             (xlvii) to make distributions to the Holders of the Class O
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class O Certificates and not previously reimbursed;

             (xlviii) to make distributions of interest to the Holders of the
     Class P Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class P Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

             (xlix) after the Class Principal Balance of the Class O
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class P Certificates for, such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

             (l) to make distributions to the Holders of the Class P
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates and not previously reimbursed; and

             (li) to make distributions to the Holders of the Class R
     Certificates, up to an amount equal to the excess, if any, of (A) the
     Available Distribution Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the Regular Certificates on such
     Distribution Date pursuant to clauses (i) through (l) above.

         Distributions in reimbursement of Realized Losses and Additional Trust
Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

         All distributions of interest made in respect of a Class of Class X
Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of the various Class X Components of such
Class, pro rata in accordance with the respective amounts of Accrued Component
Interest in respect of such Class X Components for such Distribution Date and, to the extent not previously deemed paid pursuant to this paragraph, for all prior Distribution Dates, if any.

         (b) On each Distribution Date, the Trustee shall withdraw from the
Distribution Account any amounts that represent Prepayment Premiums and/or Yield
Maintenance Charges actually collected on the Mortgage Loans and any REO
Mortgage Loans during the related Collection Period and shall be deemed to distribute such Prepayment Premiums and/or Yield Maintenance Charges from REMIC
I to REMIC II in respect of REMIC

                                      159

I Regular Interest A-1-1 (whether or not such REMIC I Regular Interest has received all distributions of interest and principal to which it is entitled), and then shall distribute each such Prepayment Premium and/or Yield Maintenance
Charge, as additional yield, as follows:

             (i) first, to the Holders of the respective Classes of Principal
     Balance Certificates (other than any Excluded Class thereof) entitled to distributions of principal on such Distribution Date, pursuant to Section
     4.01(a), with respect to the Loan Group that includes the prepaid Mortgage
     Loan or REO Mortgage Loan, as the case may be, up to an amount equal to, and pro rata based on, the Additional Yield Amounts for each such Class of
     Certificates for such Distribution Date with respect to the subject
     Prepayment Premium or Yield Maintenance Charge, as the case may be; and

             (ii) second, to the Holders of the Class XC Certificates, up to any
     remaining portion of such Yield Maintenance Charges and/or Prepayment
     Premiums.

         Any distributions of additional interest, in the form of Yield
Maintenance Charges, made with respect to the Class XC Certificates on any
Distribution Date pursuant to this Section 4.01(b) shall be allocated among the respective Class X Components of such Class on a pro rata basis in accordance with the relative amounts by which their respective Component Notional Amounts declined as a result of deemed distributions of principal on the REMIC I Regular
Interests on such Distribution Date pursuant to Section 4.01(i) (or, if there were no such declines, then on a pro rata basis in accordance with the relative sizes of their respective Component Notional Amounts).

         (c) On each Distribution Date, the Trustee shall withdraw from the
Additional Interest Account any amounts that represent Additional Interest actually collected during the related Collection Period on the ARD Mortgage
Loans and any successor REO Mortgage Loans with respect thereto and shall distribute such amounts to the Holders of the Class Y Certificates.

         (d) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding
Certificates in such Class based on their respective Percentage Interests.
Except as otherwise provided below, all such distributions with respect to each
Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to (or, in the case of the first Distribution Date, no later than) the related Record Date
(which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance
Certificate, without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to such Certificate)
will be made in a like manner, but only upon presentation and surrender of such
Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with

                                      160

respect to a Certificate in reimbursement of a Realized Loss or Additional Trust
Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the
Trustee was subsequently notified in writing. If such check is returned to the
Trustee, the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R Certificates.

         (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer
shall have any responsibility therefor except as otherwise provided by this
Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the Trustee and the Initial Depository dated as of the Closing Date.

         (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates
nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

         (g) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense
previously allocated to such Class of Certificates) will be made on the next
Distribution Date, the Trustee shall, no later than five days after the related
Determination Date, mail to each Holder of record on such date of such Class of
Certificates a notice to the effect that:

             (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation

                                      161

     and surrender of such Certificates at the office of the Certificate
     Registrar or at such other location therein specified, and

             (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

         Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or
Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Holders of the Class R Certificates all unclaimed funds and other assets which remain subject thereto.

         (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to
Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The Certificate Registrar shall promptly provide the Trustee with any IRS Forms W-9, W-8BEN, W-8IMY (and all appropriate attachments) or W-8ECI upon its receipt thereof. The consent of
Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such
Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

         (i) All distributions made in respect of each Class of Principal
Balance Certificates on each Distribution Date (including the final Distribution
Date) pursuant to Section 4.01(a), Section 4.01(k) or Section 9.01 shall be deemed to have first been distributed from REMIC I to REMIC II with respect to the Corresponding REMIC I Regular Interest(s) for such Class of Certificates;
and all distributions made with respect to each Class of Class X Certificates on each Distribution Date pursuant to Section 4.01(a) or Section 9.01 and allocable to any particular Class X Component of such Class, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the Corresponding REMIC
I Regular Interest for such Class X Component. In each case, if such distribution on any Class of Regular Certificates was a distribution of accrued interest, of principal or in reimbursement of any Realized Loss or

                                      162

Additional Trust Fund Expense previously allocated to such Class of
Certificates, then the corresponding distribution deemed to be made on a REMIC I
Regular Interest pursuant to the preceding sentence shall be deemed to also be, respectively, a distribution of accrued interest, of principal or in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such REMIC I Regular Interest.

         If a Class of Principal Balance Certificates has two or more
Corresponding REMIC I Regular Interests, then:

             (i) deemed distributions of accrued interest made on such
     Corresponding REMIC I Regular Interests on any Distribution Date shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective amounts of Uncertificated Distributable
     Interests in respect of such Corresponding REMIC I Regular Interests for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

             (ii) deemed distributions of principal made on such Corresponding
     REMIC I Regular Interests on any Distribution Date shall be allocated to them in numeric order (i.e., from lowest number to highest number) of the respective ending numbers of the respective alphanumeric designations for such Corresponding REMIC I Regular Interests, in each case up to an amount equal to the REMIC I Principal Balance of the subject Corresponding REMIC I
     Regular Interest outstanding immediately prior to, and any REMIC I Deferred
     Interest in respect of the subject Corresponding REMIC I Regular Interest for, such Distribution Date (such that no deemed distribution of principal will be made on any such Corresponding REMIC I Regular Interest until the
     REMIC I Principal Balance of each other such Corresponding REMIC I Regular
     Interest, if any, with an alphanumeric designation that ends in a lower number, has been paid in full; and

             (iii) deemed distributions made on such Corresponding REMIC I
     Regular Interests on any Distribution Date in reimbursement of Realized
     Losses and Additional Trust Fund Expenses previously allocated thereto shall be allocated to them in the same order that deemed distributions of principal made on such Corresponding REMIC I Regular Interests are allocated to then pursuant to subclause (ii) of this paragraph, in each case up to the amount of all unreimbursed Realized Losses and Additional
     Trust Fund Expenses previously allocated to the subject REMIC I Regular
     Interest.

         (j) [RESERVED]

         (k) On each Distribution Date, the Trustee shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of each Class of Principal Balance Certificates (in the same order of payment as provided for such reimbursements in Section 4.01(a)) up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any,
previously deemed allocated to such Classes and unreimbursed after application of the Available Distribution Amount for such Distribution Date. Amounts paid from the Gain-on-Sale Reserve Account pursuant to the preceding sentence shall first be deemed to have been distributed to the Corresponding REMIC I Regular
Interest(s) in reimbursement of

                                      163

Realized Losses and Additional Trust Fund Expenses previously allocated thereto.
Amounts paid from the Gain-on-Sale Reserve Account will not reduce the
Certificate Principal Balances of the Classes receiving such distributions. Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Realized Losses and Additional Trust Fund
Expenses and upon termination of the Trust Fund, any amounts remaining in the
Gain-on-Sale Reserve Account shall be distributed to the Class R
Certificateholders.

     SECTION 4.02. Statements to Certificateholders; CMSA Loan Periodic Update
                   File.

         (a) On each Distribution Date, the Trustee shall make available or forward by mail (or by electronic transmission acceptable to the recipient) to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the Master Servicer, the
Special Servicer, any Fiscal Agent, the Underwriters and each Rating Agency, a statement substantially in the form attached hereto as Exhibit F (a
"Distribution Date Statement"), as to the distributions made on such
Distribution Date, based on information provided to it by the Master Servicer and the Special Servicer, setting forth, without limitation:

             (i) the amount of the distribution on such Distribution Date to the
     Holders of each Class of Regular Certificates in reduction of the Class
     Principal Balance thereof;

             (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to
     Distributable Certificate Interest;

             (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Prepayment
     Premiums and/or Yield Maintenance Charges;

             (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

             (v) the Available Distribution Amount, the Loan Group No. 1
     Available Distribution Amount and the Loan Group No. 2 Available
     Distribution Amount for such Distribution Date;

             (vi) (A) the aggregate amount of P&I Advances made in respect of such Distribution Date with respect to the Mortgage Pool pursuant to
     Section 4.03, including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I
     Advances with respect to the Mortgage Pool that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Trustee or any Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on the related
     Determination Date, (B) the aggregate amount of unreimbursed Servicing
     Advances as of the close of business on the

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     related Determination Date and (C) the aggregate amount of all unreimbursed
     Nonrecoverable Advances as of the close of business on the related
     Determination Date;

             (vii) the aggregate unpaid principal balance of the Mortgage Pool,
     Loan Group No. 1 and Loan Group No. 2, respectively, outstanding as of the close of business on the related Determination Date;

             (viii) the aggregate Stated Principal Balance of the Mortgage Pool,
     Loan Group No. 1 and Loan Group No. 2, respectively, outstanding immediately before and immediately after such Distribution Date;

             (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the
     Mortgage Loans as of the close of business on the related Determination
     Date;

             (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated
     Principal Balance (immediately after such Distribution Date) of Mortgage
     Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced, and (E) to the actual knowledge of the Master Servicer or
     Special Servicer in bankruptcy proceedings;

             (xi) as to each Mortgage Loan referred to in the preceding clause
     (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

             (xii) with respect to any Mortgage Loan as to which a Liquidation
     Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation
     Proceeds and other amounts received in connection with such Liquidation
     Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

             (xiii) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related
     Collection Period, (A) the loan number of the related Mortgage Loan, (B)
     the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and
     (C) the amount of any Realized Loss in respect of the related REO Mortgage
     Loan in connection with such Final Recovery Determination;

             (xiv) the Accrued Certificate Interest and Distributable
     Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

             (xv) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

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             (xvi) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;

             (xvii) the Principal Distribution Amount, the Loan Group No. 1
     Principal Distribution Amount and the Loan Group No. 2 Principal
     Distribution Amount for such Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related
     Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

             (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

             (xix) the aggregate of all Realized Losses and Additional Trust
     Fund Expenses that were allocated on such Distribution Date;

             (xx) the Class Principal Balance of each Class of Principal Balance
     Certificates and the Class Notional Amount of each Class of Class X
     Certificates outstanding immediately before and immediately after such
     Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such
     Distribution Date;

             (xxi) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

             (xxii) the aggregate amount of interest on P&I Advances paid to the
     Master Servicer, the Trustee and any Fiscal Agent with respect to the
     Mortgage Pool during the related Collection Period in accordance with
     Section 4.03(d);

             (xxiii) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Trustee, any Fiscal Agent and the Special
     Servicer during the related Collection Period in accordance with Section
     3.03(d) with respect to the Mortgage Pool;

             (xxiv) the aggregate amount of (A) servicing fees paid to the
     Master Servicer and the Special Servicer and (B) trustee fees paid to the
     Trustee during the related Collection Period;

             (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

             (xxvi) the current credit support levels for each Class of Regular
     Certificates;

             (xxvii) the original and then-current ratings for each Class of
     Regular Certificates;

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             (xxviii) the aggregate amount of Prepayment Premiums and Yield
     Maintenance Charges with respect to the Mortgage Pool and each Loan Group collected during the related Collection Period;

             (xxix) the amounts, if any, actually distributed with respect to the Class Y Certificates or Class R Certificates on such Distribution Date;
     and

             (xxx) the value of any REO Property included in the Trust Fund as of the end of the related Collection Period, based on the most recent
     Appraisal or other valuation.

         In the case of information to be furnished pursuant to clauses (i)
through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single
Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xiii), and (xxiv)
and (xxx) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special
Servicer.

         The Trustee may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

         On or prior to each Distribution Date, the Trustee shall make available to each Privileged Person (or, following receipt of written direction of the
Depositor, the general public) via its Internet Website, (i) the related
Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan
Setup File, CMSA Bond Level File, and CMSA Collateral Summary File, (iii) the
Unrestricted Servicer Reports, (iv) as a convenience for Privileged Persons (or, following receipt of the written direction from the Depositor specified in the first parenthetical in this sentence, interested parties) (and not in furtherance of the distribution thereof under the securities laws), the
Prospectus Supplement, the Prospectus and this Agreement, and (v) any other items at the request of the Depositor.

         In addition, on or prior to each Distribution Date, the Trustee shall make available via its Internet Website, on a restricted basis, (i) the
Restricted Servicer Reports, (ii) the CMSA Property File and (iii) any other items at the request of the Depositor. The Trustee shall provide access to such restricted reports, upon request, to each Privileged Person.

         The Trustee shall not be obligated to make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on its Internet Website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

         In connection with providing access to the Trustee's Internet Website, the Trustee, may require registration and the acceptance of a disclaimer. The
Trustee shall not be

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liable for the dissemination of information in accordance herewith and in compliance with the terms of this Agreement.

         Absent manifest error, none of the Master Servicer or the Special
Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master
Servicer or the Special Servicer, as applicable. The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section 4.02(a).
Neither the Trustee, the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to such Certificateholder during such calendar year (or the applicable portion thereof that such Person was a Certificateholder) pursuant to clauses (i), (ii), (iii) and (iv) of the description of "Distribution Date Statement" above and such other information as may be required to enable such Certificateholder to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

         If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive
Certificate evidencing its ownership interest in the related Class of Book-Entry
Certificates, then the Trustee shall mail or cause the mailing of, or provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office
(accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the
Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or facsimile from the Trustee; provided that the cost of such overnight courier delivery or facsimile shall be an expense of the party requesting such information.

         The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master
Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master
Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

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         (b) Not later than 1:30 p.m. New York City time on the second Business
Day preceding each Distribution Date, the Master Servicer shall furnish to the
Trustee, the Depositor, the Special Servicer and the Underwriters, by electronic transmission (or in such other form to which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), with a hard copy (other than in the case of the Trustee) of such transmitted information to follow promptly, an accurate and complete CMSA Loan Periodic Update File providing the required information for the Mortgage Loans as of such Determination Date. Not later than 2:00 p.m. New York City time on the second Business Day preceding each Distribution Date, the Master Servicer shall deliver to the Trustee notice of the Discount Rate applicable to each Principal Prepayment received in the related Collection Period.

         In the performance of its obligations set forth in Section 4.05, and its other duties hereunder, the Trustee may conclusively rely on reports provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master
Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CMSA Loan Periodic Update File caused by the Special
Servicer's failure to timely provide any report required under this Agreement and may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

     SECTION 4.03. P&I Advances.

         (a) On or before 1:30 p.m., New York City time, on each P&I Advance
Date, the Master Servicer shall (i) apply amounts in the Certificate Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section 4.03(c) below, remit from its own funds to the Trustee for deposit into the Distribution
Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the
Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York
City time, on any P&I Advance Date, the Master Servicer shall not have made any
P&I Advance required to be made on such date pursuant to this Section 4.03(a)
(and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I
Advance), then the Trustee shall provide notice of such failure to a Servicing
Officer of the Master Servicer by facsimile transmission sent to (913) 253-9001
(or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at (913) 253-9000 or (913) 253-9152 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such
P&I Advance Date. If the Trustee does not

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receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the
Trustee (or any Fiscal Agent on its behalf) shall, no later than 11:00 a.m., New
York City time, on such related Distribution Date make the portion of such P&I
Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) the provisions of Sections 7.01 and 7.02 shall apply. If the Trustee fails to make any such P&I Advance on the related
Distribution Date, but any Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

         (b) The aggregate amount of P&I Advances to be made by the Master
Servicer, the Trustee or any Fiscal Agent in respect of the Mortgage Pool for any Distribution Date shall, subject to Section 4.03(c) below, be equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed
Periodic Payments, net of related Master Servicing Fees and Special Servicing
Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans
(including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans on their respective Due
Dates during the related Collection Period to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the last day of related Collection Period; provided that, (x) if the Periodic Payment on any
Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Periodic Payment due and owing during the extension period is less than the related Assumed Periodic Payment, then the
Master Servicer, the Trustee or any Fiscal Agent shall, as to such Mortgage Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Master Servicing Fees and Special
Servicing Fees) in the event of subsequent delinquencies thereon; and (y) if it is determined that an Appraisal Reduction Amount exists with respect to any
Required Appraisal Mortgage Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists with respect to such Required Appraisal Mortgage Loan, the Master
Servicer, the Trustee or any Fiscal Agent will be required in the event of subsequent delinquencies to advance in respect of such Required Appraisal
Mortgage Loan only an amount equal to the sum of (A) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this clause (y), minus 1/12th of the product of (1) such Appraisal Reduction
Amount and (2) the weighted average of the per annum Pass-Through Rates for such
Distribution Date applicable to the respective Classes of Principal Balance
Certificates to which such Appraisal Reduction Amount is allocated pursuant to
Section 4.04(e), weighted on the basis of the respective portions of such
Appraisal Reduction Amount allocable to such Classes, and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause (y).

         (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master
Servicer that it has made a Nonrecoverable P&I

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Advance or that any proposed P&I Advance, if made, would constitute a
Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Fiscal Agent (if any), the Trustee and the Depositor on or
before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the Certificate Account pursuant to Section
3.03(e)) (or, if no such Appraisal has been performed pursuant to this Section
4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the
Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. In making a recoverability determination the applicable Person will be entitled, but not obligated, to consider (among other things) the obligations of the related Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Property in its "as is" or then current conditions and occupancies, as modified by such Person's reasonable assumptions (consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Property, to estimate and consider
(among other things) future expenses, to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 3.05(a), and any
Advance made with respect to the related Mortgage Loan on or before the date such Mortgage Loan becomes a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advance, to the extent that such
Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan. In addition, any such Person may update or change its recoverability determinations at any time, and (in the case of the Master Servicer, consistent with the
Servicing Standard) the Master Servicer and the Trustee each may obtain from the
Special Servicer any Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes.

         On the fourth Business Day before each Distribution Date, the Special
Servicer shall report to the Master Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous
Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan is a
Nonrecoverable P&I Advance. The Master Servicer, the Trustee and any Fiscal
Agent shall rely, conclusively, on such determination. The Trustee and any
Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable
Advance (and the Trustee or such Fiscal Agent, as applicable, shall rely on the
Master Servicer's determination that the P&I Advance would be a Nonrecoverable
Advance if the Trustee or such Fiscal Agent, as applicable, determines that it does not have sufficient time to make such determination); provided, however, that, if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be
Nonrecoverable Advance, the Trustee or any Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or such
Fiscal Agent, as applicable, in good faith, makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a
Nonrecoverable Advance. In determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if

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made, would be, a Nonrecoverable Advance, the Trustee shall be subject to the standards set forth in Section 8.01(a) hereunder and any Fiscal Agent shall use its reasonable good faith judgment.

         (d) In connection with the recovery by the Master Servicer, the Trustee or any Fiscal Agent of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), subject to the next sentence, the Master Servicer shall be entitled to pay itself, the Trustee or such Fiscal Agent, as the case may be, out of any amounts then on deposit in the Certificate Account, interest at the
Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made (provided, however, no such interest shall accrue during any grace period under a Mortgage Loan) to but not including the date of reimbursement such interest to be payable, first out of late payment charges and Penalty
Interest received on the related Mortgage Loan or REO Property during the
Collection Period in which such reimbursement is made, and then from general collections on the Mortgage Pool then on deposit in the Certificate Account.
Subject to the fourth paragraph of Section 3.05(a), the Master Servicer shall reimburse itself, the Trustee or the Fiscal Agent (if any), as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I
Advance as to which the corresponding payment of principal and interest or Late
Collection was received by the Master Servicer on or prior to the related P&I
Advance Date.

     SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund
                   Expenses; Allocation of Mortgage Deferred Interest;
                   Allocation of Appraisal Reduction Amounts; and Allocation of
                   Prepayment Interest Shortfalls.

         (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Trustee shall allocate to the respective Classes of Principal Balance Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related Collection Period and in any event that were not previously allocated pursuant to this Section
4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Principal Balance Certificates as
of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, sequentially to the Class
P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class
F, Class E, Class D, Class C, Class B and Class A-J Certificates, in that order, in each case until the remaining Class Principal Balance thereof has been reduced to zero; and, then, pro rata (based on remaining Class Principal
Balances) to the Class A-1 Certificates, the Class A-2 Certificates, the Class
A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the
Class A-1A Certificates, until the Class Principal Balances thereof are reduced to zero. Any allocation of Realized Losses and Additional Trust Fund Expenses to
a Class of Principal Balance Certificates shall be made by reducing the Class
Principal Balance thereof by the amount so allocated. All Realized Losses and
Additional Trust Fund Expenses, if any, allocated to a Class of Principal
Balance Certificates shall be allocated among the respective Certificates of such Class in

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proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the
Principal Balance Certificates as of the Distribution Date on which the aggregate Certificate Principal Balance of such Principal Balance Certificates has been reduced to zero, shall be deemed allocated to the Class R Certificates.

         (b) If the Class Principal Balance of any Class of Principal Balance
Certificates is reduced on any Distribution Date pursuant to Section 4.04(a), then the REMIC I Principal Balance of such Class' Corresponding REMIC I Regular
Interest (or, if applicable, the aggregate REMIC I Principal Balance of such
Class' Corresponding REMIC I Regular Interests) shall be deemed to have first been reduced by the exact same amount. If a Class of Principal Balance
Certificates has two or more Corresponding REMIC I Regular Interests, then the respective REMIC I Principal Balances of such Corresponding REMIC I Regular
Interests shall be reduced as contemplated by the preceding sentence in the same sequential order that principal distributions are deemed made on such
Corresponding REMIC I Regular Interests pursuant to Section 4.01(i), such that no reduction shall be made in the REMIC I Principal Balance of any such
Corresponding REMIC I Regular Interest pursuant to this Section 4.04(b) until the REMIC I Principal Balance of each other such Corresponding REMIC I Regular
Interest, if any, with an alphanumeric designation that ends in a lower number, has been reduced to zero. All such reductions in the REMIC I Principal Balances of the respective REMIC I Regular Interests shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses.

         (c) [RESERVED]

         (d) On each Distribution Date, the amount of any Mortgage Deferred
Interest added to the unpaid principal balance of any Mortgage Loan during the related Collection Period will be allocated as Certificate Deferred Interest to the respective Classes of Principal Balance Certificates as follows: first, sequentially, to the Class P, Class O, Class N, Class M, Class L, Class K, Class
J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-J
Certificates, in that order, in each case up to the amount of the Accrued
Certificate Interest with respect to the subject Class of Certificates for such
Distribution Date; and then, to the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5 and Class A-1A Certificates, up to an amount equal to, and pro rata as among such Classes of Certificates in accordance with, the Accrued Certificate
Interest in respect of each such Class of Certificates for such Distribution
Date. On each Distribution Date, the Class Principal Balance of each Class of
Principal Balance Certificates to which Mortgage Deferred Interest has been allocated shall be increased by the amount of Certificate Deferred Interest with respect to such Class for such Distribution Date. The amount of Mortgage
Deferred Interest allocated to any Class of Principal Balance Certificates on any Distribution Date shall be allocated as REMIC I Deferred Interest to, and will increase the REMIC I Principal Balance(s) of such Class' Corresponding
REMIC I Regular Interest(s); provided that, with respect to any Class of
Principal Balance Certificates that has two or more Corresponding REMIC I
Regular Interests, the allocation of such REMIC I Deferred Interest to such
Corresponding REMIC I Regular Interests shall be made in descending or reverse numeric order based on the last number of their respective alphanumeric designations, in each case up to the amount of Uncertificated Accrued Interest with respect to the subject REMIC I Regular Interest for the relevant
Distribution Date. The allocations provided for in this Section

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4.04(d) shall be made prior to any distributions or deemed distributions required to be made hereunder on the subject Distribution Date.

         (e) Any Appraisal Reduction Amount shall be allocated, only for purposes of determining the amount of P&I Advances with respect to the related
Required Appraisal Mortgage Loan, as follows: to the Class P, Class O, Class N,
Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D,
Class C, Class B and Class A-J Certificates, in that order, up to the amount of their respective Class Principal Balances. On any Distribution Date, an
Appraisal Reduction Amount that otherwise would be allocated to a Class of
Certificates shall be allocated to the next most subordinate Class to the extent that the Class Principal Balance on such Distribution Date for such Class of
Certificates (prior to taking the Appraisal Reduction Amount into account) is less than the Appraisal Reduction Amount for the Distribution Date. The Master
Servicer shall report to the Trustee on or before each Determination Date all
Appraisal Reduction Amounts, and the Trustee shall report to the Master Servicer no later than 10:00 a.m. on the related P&I Advance Date the Pass-Through Rates necessary to calculate the reductions in P&I Advances required by Section 4.03.

         (f) The Net Aggregate Prepayment Interest Shortfall for each
Distribution Date shall be allocated to each Class of Regular Certificates in an amount equal to the product of (i) the amount of such Net Aggregate Prepayment
Interest Shortfall, multiplied by (ii) a fraction, the numerator of which is the
Accrued Certificate Interest with respect to such Class of Regular Certificates for such Distribution Date, net, in the case of a Class of Principal Balance
Certificates, of any Certificate Deferred Interest with respect to such Class of
Principal Balance Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest with respect to all the
Classes of Regular Certificates for such Distribution Date, net of the aggregate
Certificate Deferred Interest with respect to all the Classes of Principal
Balance Certificates for such Distribution Date. Any portion of the Net
Aggregate Prepayment Interest Shortfall for any Distribution Date that is so allocated to a Class of Class X Certificates will, in turn, be allocated among the Class X Components for such Class of Class X Certificates on a pro rata basis in accordance with the respective amounts of Accrued Component Interest for such Class X Components.

         The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to any Class of Regular Certificates (and, more particularly, in the case of a Class of Class X Certificates, to a particular Class X Component thereof) shall be deemed to have first been allocated to such Class' (or, if applicable, to such Class X Component's)
Corresponding REMIC I Regular Interest(s); provided that, with respect to any
Class of Principal Balance Certificates that has two or more Corresponding REMIC
I Regular Interests, the allocation of such portion of such Net Aggregate
Prepayment Interest Shortfall to such Corresponding REMIC I Regular Interests shall be made on a pro rata basis in accordance with the respective amounts of
Uncertificated Accrued Interest with respect to such Corresponding REMIC I
Regular Interests for such Distribution Date (in each case, calculated at the related Adjusted REMIC I Remittance Rate for the relevant Distribution Date and net of any REMIC I Deferred Interest with respect to the subject REMIC I Regular
Interest for the relevant Distribution Date).

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     SECTION 4.05. Calculations.

         The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section 5.02(d) and Article
IX and the actual and deemed allocations of Realized Losses, Additional Trust
Fund Expenses and other items to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this
Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master
Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

     SECTION 4.06. Use of Agents.

         The Master Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this
Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer or the Trustee from any of such obligations or liabilities, and the Master Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact
(other than with respect to limited powers-of-attorney delivered by the Trustee to the Master Servicer or Special Servicer pursuant to Section 2.03(b) and
3.01(b), as applicable, in which case the Trustee shall have no such responsibility).

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                                   ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01. The Certificates.

         (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6 and A-7, respectively;
provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.
The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the
Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal
Balances or initial Certificate Notional Amounts, as the case may be, as of the
Closing Date of not less than $10,000 in the case of the Registered
Certificates, $1,000,000 in the case of the Class X Certificates, and $250,000 in the case of Non-Registered Certificates (other than the Class R, Class X and
Class Y Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class Y and Class R Certificates shall be issuable in minimum denominations representing Percentage Interests in the subject Class of not less than 10%.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the officers or authorized signatories of the
Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such
Certificates. No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, however, unless there appears on such
Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 5.02. Registration of Transfer and Exchange of Certificates.

         (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at the
Corporate Trust Office), shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering
Certificates and transfers and exchanges of

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Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Special Servicer
and the Master Servicer, any other bank or trust company to act as Certificate
Registrar under such conditions as the predecessor Certificate Registrar may prescribe; provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as
Certificate Registrar. The Depositor, the Trustee (if it is no longer the
Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate
Registrar as to the information set forth in the Certificate Register. Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, together with a written copy of the communication to be sent to those other
Certificateholders, the Certificate Registrar shall promptly furnish such requesting Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

         (b) No transfer of any Non-Registered Certificate or any interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.

         If a Transfer of any Definitive Non-Registered Certificate is to be
made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial Transfer thereof by the
Depositor, the Initial Purchaser or their respective Affiliates or, as contemplated by Section 5.03, any Transfer of a Global Certificate to a
successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit G-1 hereto, and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as either Exhibit G-2 hereto or as Exhibit G-3 hereto; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited
Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer,
the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

         If a Transfer of any interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial Transfer thereof by the Depositor, the Initial
Purchaser or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit G-4, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a

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Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as provided in the following two paragraphs, no interest in the Rule 144A Global Certificate for any Class of Book-Entry
Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global
Certificate. If any Transferee of an interest in the Rule 144A Global
Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of
Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 hereto are, with respect to the subject
Transfer, true and correct.

         Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the
Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such
Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of
Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

         Also notwithstanding the second preceding paragraph, any interest in a
Rule 144A Global Certificate with respect to any Class of Book-Entry
Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified
Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph of this Section 5.02(b),
(ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the
Depository to direct the Trustee to debit the account of a Depository
Participant by the denomination of the transferred interests in such Rule 144A
Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a

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Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule
144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

         Except as provided in the next paragraph, no beneficial interest in the
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Regulation S Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate
Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit G-5 hereto certifying that such Transferee is not a United
States Securities Person. On or prior to the Regulation S Release Date, beneficial interests in the Regulation S Global Certificate for each Class of
Book-Entry Non-Registered Certificates may be held only through Euroclear or
Clearstream. The Regulation S Global Certificate for each Class of Book-Entry
Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the
Depository.

         Notwithstanding the preceding paragraph, after the Regulation S Release
Date, any interest in the Regulation S Global Certificate for a Class of
Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of
Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the
Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Trustee to debit the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

         None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any
Non-Registered Certificate or interest therein without registration or qualification. Any Holder or Certificate Owner of a Non-Registered Certificate
desiring to effect such a Transfer shall, and upon acquisition of such a
Certificate or interest therein shall be deemed to have agreed to, indemnify the
Trustee, the Certificate Registrar, the Depositor and their respective
Affiliates against any liability that may result if the Transfer is not so exempt from the registration and/or qualification requirements of the Securities
Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

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         (c) No Transfer of a Certificate or any interest therein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Non-Registered Certificates or the initial Transfer of a Non-Registered
Certificate or any interest therein by the Depositor, the Initial Purchaser or any of their respective Affiliates or, as contemplated by Section 5.03, any
Transfer of a Global Certificate to a successor Depository, the Certificate
Registrar shall refuse to register the Transfer of a Definitive Non-Registered
Certificate unless it has received from the prospective Transferee, and any
Certificate Owner transferring an interest in a Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, except in the case of a Class Y or Class R Certificate, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of
Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of
Sections I and III of Department of Labor Prohibited Transaction Class Exemption
95-60; or (iii) alternatively, but only in the case of a Non-Registered
Certificate that is an Investment Grade Certificate (other than, if applicable, a Class Y or Class R Certificate) that is being acquired by or on behalf of a
Plan in reliance on the Exemption, a certification to the effect that such Plan
(X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B)
of ERISA) by the Trustee, any Fiscal Agent, the Depositor, any Mortgage Loan
Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any
Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X)
and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of
Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code
or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as
Exhibit H-1 (in the case of Definitive Non-Registered Certificates) and Exhibit
H-2 (in the case of ownership interests in Book-Entry Non-Registered
Certificates) are acceptable for purposes of the preceding sentence. If any
Transferee of a Certificate (including a

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Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (in the case of a
Definitive Certificate) or the Transferor (in the case of ownership interests in a Book-Entry Certificate) a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of such Certificate or interest therein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

         (d) (i) Each Person who has or who acquires any Ownership Interest in a
Class R Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

         (A)   Each Person holding or acquiring any Ownership Interest in a
               Class R Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the
               Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

         (B)   In connection with any proposed Transfer of any Ownership
               Interest in a Class R Certificate, the Certificate Registrar
               shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit
               I-1 (a "Transfer Affidavit and Agreement"), from the proposed
               Transferee, in form and substance satisfactory to the Certificate
               Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary,
               conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R
               Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted
               Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted
               Transferee, that it has historically paid its debts as they have come due, intends to pay its debts as they come due in the future and intends to pay all taxes associated with the Class R
               Certificate as they come due, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

         (C)   Notwithstanding the delivery of a Transfer Affidavit and
               Agreement by a proposed Transferee under clause (i)(B) above, if a Responsible Officer of

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               the Certificate Registrar has actual knowledge that the proposed
               Transferee is not a Permitted Transferee, the Certificate
               Registrar shall not register the Transfer of an Ownership
               Interest in the subject Class R Certificate to such proposed
               Transferee. In addition, if a Responsible Officer of the
               Certificate Registrar has actual knowledge that the proposed
               Transferee is an entity classified as a partnership under the
               Code, the Certificate Registrar shall not register the transfer of the subject Class R Certificate unless at the time of
               transfer, the Certificate Registrar has actual knowledge that all of the proposed Transferee's beneficial owners are United States
               Tax Persons.

         (D)   Each Person holding or acquiring any Ownership Interest in a
               Class R Certificate shall agree (1) to require a Transfer
               Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such
               Class R Certificate and (2) not to Transfer its Ownership
               Interest in such Class R Certificate unless it provides to the
               Certificate Registrar a certificate substantially in the form attached hereto as Exhibit I-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

         (E)   Each Person holding or acquiring an Ownership Interest in a Class
               R Certificate, by purchasing an Ownership Interest in such
               Certificate, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section
               1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership
               Interest in a Class R Certificate, if it is, or is holding an
               Ownership Interest in a Class R Certificate on behalf of, a
               "pass-through interest holder."

             (ii) (A) If any purported Transferee shall become a Holder of a
     Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate.
     None of the Trustee, the Master Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a
     Class R Certificate that is in fact not permitted by this Section 5.02(d)
     or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

         (B)   If any purported Transferee shall become a Holder of a Class R
               Certificate in violation of the restrictions in this Section
               5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right, without

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               notice to the Holder or any prior Holder of such Class R
               Certificate, to cause the transfer of such Class R Certificate to a Permitted Transferee on such terms as the Trustee may choose.
               Such purported Transferee shall promptly endorse and deliver such
               Class R Certificate in accordance with the instructions of the
               Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee. Any proceeds of such sale, net of the commissions (which may include commissions payable to the
               Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported
               Transferee. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the
               Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

             (iii) The Tax Administrator shall make available to the Internal
     Revenue Service and to those Persons specified by the REMIC Provisions any information available to it which is necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Class R
     Certificate to any Person who is a Disqualified Organization or agent thereof, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Class R Certificate, and the Trustee, the Master
     Servicer and the Special Servicer shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Transferor of such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator, the Master Servicer and the Special Servicer for providing such information.

             (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated; provided that there shall have been delivered to the Trustee and the Master Servicer the following:

         (A)   written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such
               provisions will not cause such Rating Agency to qualify,
               downgrade or withdraw its then-current rating of any Class of
               Certificates; and

         (B)   an Opinion of Counsel, in form and substance satisfactory to the
               Trustee and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust
               Fund), to the effect that doing so will not cause any REMIC Pool to (1) cease to qualify as a REMIC or (2) be subject to an entity-level tax caused by the Transfer of any Class R
               Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class
               R Certificate to a Person that is not a Permitted Transferee.

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         (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the
Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new
Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

         (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class, upon surrender of the
Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (h) No service charge shall be imposed for any transfer or exchange of
Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar
shall dispose of such canceled Certificates in accordance with its standard procedures.

         (j) Upon request, the Certificate Registrar shall provide to the Master
Servicer, the Special Servicer and the Depositor notice of each transfer of a
Certificate and shall provide to each such Person with an updated copy of the
Certificate Register.

         (k) Each Person who has or who acquires any Ownership Interest in a
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of the intercreditor agreements affecting such Certificate.

               SECTION 5.03. Book-Entry Certificates.

         (a) Each Class of Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) and in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such
Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective
Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.02(b) and in
Section 5.03(c) below, shall not be entitled to definitive, fully registered
Certificates ("Definitive Certificates") in respect of such Ownership Interests.
The Class XC, Class XP, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class

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O and Class P Certificates initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class XC, Class XP, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
O and Class P Certificates initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the
Regulation S Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede &
Co. as nominee of the Depository. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository
Participant shall only transfer the Ownership Interests in the Book-Entry
Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each
Certificate Owner is deemed, by virtue of its acquisition of an Ownership
Interest in the applicable Class of Book-Entry Certificates, to agree to comply with the transfer requirements provided for in Section 5.02.

         (b) The Trustee, the Master Servicer, the Special Servicer, the
Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such
Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry
Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by
Certificateholders and shall give notice to the Depository of such record date.

         (c) If (i)(A) the Depositor advises the Trustee and the Certificate
Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the
Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor advises the Depository of its intent to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates and (in the event applicable law and/or the
Depository's procedures require that the Depository Participants holding
Ownership Interests in such Class of Book-Entry Certificates submit a withdrawal request to the Depository in order to so terminate the book-entry system) the
Depositor additionally notifies those Depository Participants and those
Depository Participants submit a withdrawal request with respect to such termination, then the Certificate Registrar shall notify all affected
Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

                                      185

         Upon surrender to the Certificate Registrar of the Book-Entry
Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate
Owners identified in such instructions. None of the Depositor, the Master
Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions.
Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise
Voting Rights with respect to, and to transfer and exchange such Definitive
Certificates.

         (d) Notwithstanding any other provisions contained herein, neither the
Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the transfer of ownership interests in any Certificate
(including but not limited to any Non-Registered Certificate) which interests are transferable through the book-entry facilities of the Depository.

               SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee and the Certificate Registrar that such
Certificate has been acquired by a bona fide purchaser, the Certificate
Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage
Interest. Upon the issuance of any new Certificate under this section, the
Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the
Trustee and the Certificate Registrar) connected therewith. Any replacement
Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

               SECTION 5.05. Persons Deemed Owners.

         Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate
Registrar and any agent of any of them may treat the Person in whose name any
Certificate is registered as of the related Record Date as the owner of such
Certificate for the purpose of receiving distributions pursuant to Section 4.01 and may treat the person whose name each Certificate is registered as of the date of determination as the owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

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                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

     SECTION 6.01. Liability of Depositor, Master Servicer and Special Servicer.

         The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

     SECTION 6.02. Merger, Consolidation or Conversion of Depositor or Master
                   Servicer or Special Servicer.

         Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation, national banking association or other legal entity, under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation, national banking association or other foreign legal entity, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the
Mortgage Loans and to perform its respective duties under this Agreement, and the Master Servicer shall keep in full effect its existence and rights as a national banking association under the laws of the United States.

         The Depositor, the Master Servicer or the Special Servicer may be
merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which, in the case of the
Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the
Depositor, the Master Servicer or the Special Servicer shall be a party, or any
Person succeeding to the business (which, in the case of the Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer,
as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving
Person shall succeed to the rights of the Master Servicer or the Special
Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in qualification, downgrading or withdrawal of the ratings then assigned by the Rating Agencies to any Class of Certificates and
(ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

     SECTION 6.03. Limitation on Liability of Depositor, Master Servicer and
                   Special Servicer.

         None of the Depositor, the Master Servicer or the Special Servicer, or
any director, officer, employee or agent of any of them, shall be under any liability to the Trust Fund,

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the Trustee or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master
Servicer or the Special Servicer against any liability to the Trust Fund, the
Trustee or the Certificateholders for the breach of a representation, warranty or covenant made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder. The Depositor, the
Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The
Depositor, the Master Servicer, the Special Servicer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer or the
Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this
Agreement), other than Advances (the reimbursement of which is otherwise provided for hereunder) and other than any loss, liability or expense: (i)
specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof or that constitutes amounts payable to any
Sub-Servicer retained by the Master Servicer or the Special Servicer or those expenses described in the last sentence of the definition of Servicing Advances;
(ii) incurred in connection with any breach of a representation, warranty or covenant made herein; or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master
Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the
Special Servicer shall be entitled to be reimbursed therefor from the
Certificate Account as provided in Section 3.05(a). In no event shall the Master
Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of Section 8.05(b).

     SECTION 6.04. Resignation of Master Servicer and the Special Servicer.

         The Master Servicer and, subject to Section 6.09, the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as
the case may be, at the

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date of this Agreement). Any such determination requiring the resignation of the
Master Servicer or the Special Servicer, as applicable, shall be evidenced by an
Opinion of Counsel to such effect which shall be delivered to the Trustee.
Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with
Section 7.02 hereof. The Master Servicer and the Special Servicer shall each have the right to resign at any other time; provided that (i) a willing successor thereto has been found by the Master Servicer or Special Servicer, as applicable, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (iii)
the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts such appointment, and assumes the responsibilities and obligations of the resigning party hereunder, prior to the effectiveness of such resignation. Neither the Master Servicer nor the Special
Servicer shall be permitted to resign except as contemplated above in this
Section 6.04.

         Consistent with the foregoing, neither the Master Servicer nor the
Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee or the Special
Servicing Fee, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

     SECTION 6.05. Rights of Depositor and Trustee in Respect of Master Servicer
                   and the Special Servicer.

         The Master Servicer and the Special Servicer shall each afford the
Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicer and the Special
Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent publicly available financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; and provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the
Special Servicer and is not obligated to supervise the performance of the Master
Servicer or the Special Servicer under this Agreement or otherwise.

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     SECTION 6.06. Depositor, Master Servicer and Special Servicer to Cooperate
                   with Trustee.

         The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

     SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate with
                   Master Servicer.

         The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the
Master Servicer in order to enable it to perform its duties hereunder.

     SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with
                   Special Servicer.

         The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the
Special Servicer in order to enable it to perform its duties hereunder.

     SECTION 6.09. Designation of Special Servicer by the Controlling Class
                   Certificateholders.

         Subject to the next paragraph, the Holder or Holders of the
Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in Section 6.04 (including, without limitation, Rating Agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve in such capacity; provided that such
Holder or Holders shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default. Such
Holder or Holders shall so designate a Person to serve as replacement Special
Servicer by the delivery to the Trustee, the Master Servicer and the existing
Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit
J-1. If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special
Servicer meeting the requirements set forth in Section 6.04. Any designated
Person shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates;
provided that such confirmation need not be obtained from S&P if the designated
Person is on S&P's approved special servicer list. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the
Trustee of (1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit J-2, executed by the designated Person, and (2) an
Opinion of

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Counsel (at the expense of the Person designated to become the Special Servicer)
to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of
Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation (including Workout Fees earned on
Specially Serviced Mortgage Loans which became Corrected Mortgage Loans prior to its resignation or are otherwise payable to the terminated or resigning Special
Servicer pursuant to Section 3.11(c)), and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement
Special Servicer in effecting the termination of the resigning Special
Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Certificate Account, a
Servicing Account, a Reserve Account or the REO Account or delivered to the
Master Servicer or that are thereafter received with respect to Specially
Serviced Mortgage Loans and REO Properties.

         Notwithstanding the foregoing, if the Controlling Class of Certificates consists of Book-Entry Certificates, then the rights of the Holders of the
Controlling Class of Certificates set forth above in this Section 6.09 may be exercised directly by the relevant Certificate Owner(s); provided that the identity of such Certificate Owner(s) has been confirmed to the Trustee to its reasonable satisfaction.

     SECTION 6.10. Master Servicer or Special Servicer as Owner of a
                   Certificate.

         The Master Servicer or an Affiliate of the Master Servicer or the
Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect
to) any Certificate with (except as set forth in the definition of
"Certificateholder") the same rights it would have if it were not the Master
Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master
Servicer or the Special Servicer is the Holder of (or, in the case of a
Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the
Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's
good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing
Standard, then the Master Servicer or the Special Servicer may (but need not)
seek the approval of the Certificateholders to such action by delivering to the
Trustee a written notice that (a) states that it is delivered pursuant to this
Section 6.10, (b) identifies the Percentage Interest in each Class of
Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (c)
describes in reasonable detail the

                                      191

action that the Master Servicer or the Special Servicer proposes to take. The
Trustee, upon receipt of such notice, shall forward it to the Certificateholders
(other than the Master Servicer and its Affiliates or the Special Servicer and
its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders
(calculated without regard to the Certificates beneficially owned by the Master
Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph.
It is not the intent of the foregoing provision that the Master Servicer or the
Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

     SECTION 6.11. The Controlling Class Representative.

         (a) The Controlling Class Representative will be entitled to advise the
Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event or the violation of the Servicing
Standard and except as set forth in, and in any event subject to, the second paragraph of this Section 6.11(a), the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class
Representative has objected in writing within ten Business Days of being notified thereof, which notification with respect to the action described in clause (vi) below shall be copied by the Special Servicer to the Master Servicer
(provided that, if such written objection has not been received by the Special
Servicer within such ten Business Day period, then the Controlling Class
Representative's approval will be deemed to have been given):

             (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

             (ii) any modification of a Money Term of a Mortgage Loan (other than a modification consisting of the extension of the maturity date of a
     Mortgage Loan for one year or less);

             (iii) any proposed sale of an REO Property (other than in
     connection with the termination of the Trust Fund) for less than the related Purchase Price;

             (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous
     Materials located at an REO Property;

                                      192

             (v) any release of collateral, or acceptance of substitute or additional collateral, for a Mortgage Loan unless required by the related
     Mortgage Loan documents and/or applicable law;

             (vi) any waiver of a "due-on-sale" clause or "due-on-encumbrance"
     clause; and

             (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan
     Documents).

         In addition, the Controlling Class Representative may direct the
Special Servicer to take, or to refrain from taking, such other actions as the
Controlling Class Representative may deem advisable or as to which provision is otherwise made in this Agreement; provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by the preceding paragraph, may (and the Master Servicer or Special Servicer, as
applicable, shall disregard any such direction or objection that would) require or cause the Master Servicer or Special Servicer to violate any applicable law, any provision of this Agreement or any Mortgage Loan or the REMIC Provisions, including without limitation the Master Servicer's or Special Servicer's obligation to act in accordance with the Servicing Standard, or expose the
Master Servicer, the Special Servicer, the Trust Fund or the Trustee or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or materially expand the scope of the Master Servicer's or the Special Servicer's responsibilities hereunder or cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, is not in the best interests of the Certificateholders. For the avoidance of doubt, the Master Servicer and/or the Special Servicer shall disregard any direction or objection of any party (including, without limitation, of the Controlling Class Representative) if such direction and or objection causes the Master Servicer or the Special Servicer to violate the
Servicing Standard, any applicable law, any provision of this Agreement or any
Mortgage Loan or the REMIC Provisions or expose the Master Servicer, the Special
Servicer, the Trust Fund or the Trustee or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or materially expand the scope of the Master Servicer's or Special Servicer's responsibility hereunder or cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Master
Servicer or the Special Servicer is not in the best interest of the
Certificateholders or is inconsistent with the Servicing Standard.

         (b) The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a
Certificate, each Certificateholder confirms its understanding that the
Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes

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of the Certificates, that the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class of Certificates, that the
Controlling Class Representative does not have any duties to the Holders of any
Class of Certificates other than the Controlling Class of Certificates, that the
Controlling Class Representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the
Controlling Class of Certificates, and that the Controlling Class Representative will not have any liability whatsoever for having so acted, and no
Certificateholder may take any action whatsoever against the Controlling Class
Representative or any director, officer, employee, agent or principal thereof for having so acted.

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                                  ARTICLE VII

                                     DEFAULT

     SECTION 7.01. Events of Default.

         (a) "Event of Default," wherever used herein, means any one of the following events:

             (i) any failure by the Master Servicer to deposit into the
     Certificate Account, which failure continues unremedied for two Business
     Days after the date upon which such deposit was required to have been made hereunder, or to deposit into, or remit to the Trustee for deposit into the
     Distribution Account any amount (other than a P&I Advance) required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 10:00 a.m., New York City time on the related
     Distribution Date; provided, however, that to the extent the Master
     Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

             (ii) any failure by the Special Servicer to timely deposit into the
     REO Account or to timely deposit into, or to timely remit to the Master
     Servicer for deposit into, the Certificate Account, any amount required to be so deposited or remitted under this Agreement; or

             (iii) any failure by the Master Servicer to timely make any
     Servicing Advance required to be made by it hereunder, which Servicing
     Advance remains unmade for a period of five Business Days following the date on which notice shall have been given to the Master Servicer by the
     Trustee as provided in Section 3.03(c); or

             (iv) any failure on the part of the Master Servicer or the Special
     Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the
     Special Servicer, as the case may be, contained in this Agreement which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the
     Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the
     Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the
     Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the
     Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an
     Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

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             (v) any breach on the part of the Master Servicer or the Special
     Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of
     Certificateholders and which breach continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special
     Servicer, as the case may be, by any other party hereto or to the Master
     Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least
     25% of the Voting Rights; provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

             (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days, provided, however, that the Master Servicer or the Special
     Servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the Master Servicer or the Special Servicer, as appropriate, has commenced the appropriate proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period; or

             (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

             (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

             (ix) the consolidated net worth of the Master Servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, shall decline to less than $15,000,000; or

             (x) the Master Servicer or the Special Servicer receives actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates

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     on "watch status" in contemplation of rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the Master Servicer or the Special Servicer obtained such actual knowledge) and, in the case of either of clauses (A)
     or (B), citing servicing concerns with the Master Servicer or the Special
     Servicer, as applicable, as the sole or material factor in such rating action; or

             (xi) the Master Servicer or the Special Servicer, as the case may be, is removed from S&P's approved master servicer list or special servicer list, as the case may be, and such removal continues for a period of 60 days;

             (xii) the Master Servicer shall fail to remit to the Trustee for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date, which failure continues unremedied until 10:00 a.m. New York City time on the next
     Business Day succeeding such P&I Advance Date; provided, however, that to the extent the Master Servicer does not timely make such remittances, the
     Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

             (xiii) the Special Servicer fails to be rated at least "CSS2" by
     Fitch, Inc.

         (b) If any Event of Default shall occur with respect to the Master
Servicer or the Special Servicer (in either case, for purposes of this Section
7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations
(but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the
Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the
Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the
Trustee or a successor Master Servicer or Special Servicer to assume the Master
Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master
Servicer's or

                                      197

Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) the immediate transfer to the Trustee or a successor Master or Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master
Servicer to the Certificate Account, the Distribution Account, a Servicing
Account or a Reserve Account (if the Master Servicer is the Defaulting Party) or
that are thereafter received by or on behalf of it with respect to any Mortgage
Loan or (ii) the transfer within two Business Days to the Trustee or a successor
Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account, the Certificate Account, a Servicing Account or a Reserve Account or delivered to the Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special
Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any cost or expenses in connection with any actions to be taken by the Master Servicer, the Special Servicer or the
Trustee pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the
Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(viii) of subsection (a) above unless a Responsible
Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

     SECTION 7.02. Trustee to Act; Appointment of Successor.

         On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless and until a successor is appointed pursuant to Section 6.04, Section 6.09 or Section 7.01, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the
Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I
Advances, including, without limitation, in connection with any termination of the Master Servicer for an Event of Default described in Section 7.01(a)(xii), the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master
Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding

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anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the acts, omissions, representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder (other than fees already earned, including, without limitation, Workout Fees, and other than, subject to Section 3.11(a), the Excess
Servicing Strips). Notwithstanding the above and subject to its obligations under Section 3.22(d) and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies or if the Holders of Certificates entitled to at least
51% of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then-current rating on any Class of Certificates) or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02 (including, without limitation, rating agency confirmation); provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section
6.09. No appointment of a successor to the Master Servicer or the Special
Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this
Agreement. Pending appointment of a successor to the Master Servicer or the
Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans and REO Properties as it and such successor shall agree; provided, however, that, except as otherwise permitted by the second paragraph of Section 3.11(a), no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.03. Notification to Certificateholders.

         (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special
Servicer pursuant to Section 7.01, any appointment of a successor to the Master
Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the
Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

         (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such

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an event, the Trustee shall transmit by mail to the Depositor, all the
Certificateholders and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

     SECTION 7.04. Waiver of Events of Default.

         The Holders representing at least 66 2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of
Default under clause (i), (ii), (x), (xi) or (xii) of Section 7.01(a) may be
waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived.
Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to
Voting Rights with respect to the matters described above.

     SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

         During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders
(including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

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                                  ARTICLE VIII

                        THE TRUSTEE AND ANY FISCAL AGENT

     SECTION 8.01. Duties of Trustee.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the
Trustee shall exercise such of the rights and powers vested in it by this
Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.
The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special
Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

             (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

             (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible
     Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

             (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement and the direction of Holders of Certificates entitled to at least 25% of the

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     Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement; and

             (iv) The protections, immunities and indemnities afforded to the
     Trustee hereunder shall also be available to the Authenticating Agent,
     Certificate Registrar, Tax Administrator and Custodian.

     SECTION 8.02. Certain Matters Affecting Trustee.

         Except as otherwise provided in Section 8.01 and Article X:

             (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

             (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

             (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
     Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or
     10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the
     Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

             (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

             (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, and except as may be provided in Section 10.01 or 10.02, the Trustee shall not be bound to make any

                                      202

     investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

             (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

             (vii) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor; and

             (viii) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this
     Agreement or under applicable law with respect to any transfer of any
     Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinion(s) of Counsel described in said Article applicable with respect to changes in registration of record ownership of
     Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this
     Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

     SECTION 8.03. Trustee and Fiscal Agent Not Liable for Validity or
                   Sufficiency of Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee and any Fiscal Agent in Article II, Section
8.15, Section 8.18 and Section 11.07 and the signature of the Certificate
Registrar and the Authenticating Agent set forth on each outstanding
Certificate, shall be taken as the statements of the Depositor or the Master
Servicer or the Special Servicer, as the case may be, and neither the Trustee nor any Fiscal Agent assumes any responsibility for their correctness. Except as set forth in Section 8.15 and Section 8.18, neither the Trustee nor any Fiscal
Agent makes any representations as to the validity or sufficiency of this
Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. Neither the
Trustee nor any Fiscal Agent shall be accountable for the use or application by the Depositor of any of

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the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer except to the extent that such funds are delivered to the Trustee. Neither the Trustee nor any Fiscal
Agent shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and
accepted by the Trustee or such Fiscal Agent, as the case may be, in good faith, pursuant to this Agreement.

     SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

         The Trustee, any Fiscal Agent or any agent of the Trustee or any Fiscal
Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") as it would have if it were not the Trustee, the Fiscal Agent or such agent.

     SECTION 8.05. Fees and Expenses of Trustee; Indemnification of Trustee.

         (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account as provided in Section
3.05(b), prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder at the Trustee Fee Rate. Except as contemplated by Section 3.06, the
Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

         (b) The Trustee and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933, as amended, of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund out of the Certificate Account against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates or any
act of the Master Servicer or the Special Servicer taken on behalf of the
Trustee as provided for herein; provided that such expense is an "unanticipated expense incurred by the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii) and is not an Advance (the reimbursement for Advances being separately provided for herein); and provided, further, that neither the
Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2)
any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made herein, or (3) any loss,

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liability or expense that constitutes allocable overhead. The provisions of this
Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

     SECTION 8.06. Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the
United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by a federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with a long term unsecured debt rating of at least (a) "A+" by S&P and "Aa3" by Moody's and a short-term unsecured debt rating of at least "A-1" by S&P, (b) "A-" from S&P and
"A3" from Moody's, if a Fiscal Agent meeting the requirements of Section 8.17(a)
is then currently acting in such capacity, or (c) such other rating that shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates by any Rating Agency as confirmed in writing. In addition, the Trustee shall at all times satisfy the requirements of Section 26(a)(1) of the Investment Company Act of 1940, as
amended. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07;
provided that, if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating
Agency to qualify, downgrade or withdraw any rating assigned thereby to any
Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the
Certificates is qualified, downgraded or withdrawn thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special
Servicer and their respective Affiliates but, except to the extent permitted or required by Section 7.02, shall not be an "Affiliate" (as such term is defined in Section III of PTE 2000-58) of the Master Servicer, the Special Servicer, any
sub-servicer, the Underwriters, the Depositor, or any obligor with respect to
Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of the initial issuances of the Certificates or any "Affiliate" (as such term is defined in Section III of PTE 2000-58) of any such Person.

     SECTION 8.07. Resignation and Removal of Trustee.

         (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicer, the Special

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Servicer and to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the
Master Servicer shall promptly appoint a successor trustee meeting the requirements in Section 8.06 and acceptable to the Depositor and the Rating
Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the
Certificateholders by the Master Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the
Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee fails to make distributions required pursuant to
Section 4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor trustee if necessary, acceptable to the Master Servicer and the Rating
Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then-current rating on any Class of Certificates) by written instrument, in duplicate, which instrument shall be delivered to the
Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the
Certificateholders by the Depositor.

         (c) The Holders of Certificates entitled to at least 51% of the Voting
Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the successor trustee so appointed.

         (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee and such Fiscal Agent).

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         (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

     SECTION 8.08. Successor Trustee.

         (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the
Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the
Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

         (b) No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Master Servicer, the Special
Servicer and the Certificateholders.

     SECTION 8.09. Merger or Consolidation of Trustee and Fiscal Agent.

         Any entity into which the Trustee or any Fiscal Agent may be merged or converted or with which the Trustee or any Fiscal Agent may be consolidated or any entity resulting from any merger, conversion or consolidation to which the
Trustee or any Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee or any Fiscal Agent, shall be the successor of the Trustee or such Fiscal Agent, as the case may be, hereunder;
provided such entity shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

         (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the
Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or

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more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an
Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to
Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the
Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction)
shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

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     SECTION 8.11. Appointment of Custodians.

         The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each
Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage
Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller.
Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third party Custodian and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as
Custodian, the Trustee agrees to act in such capacity in accordance herewith.
The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

     SECTION 8.12. Appointment of Authenticating Agents.

         (a) The Trustee may at the Trustee's expense appoint one or more
Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating
Agent to execute and deliver to the Trustee an instrument in which such
Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent. In the absence of any other
Person appointed in accordance herewith

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acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Wells Fargo Bank, N.A. shall be the initial Authenticating Agent. If Wells Fargo Bank, N.A. is removed as
Trustee, then it shall also be terminated as Authenticating Agent.
Notwithstanding anything herein to the contrary, if the Trustee is no longer the
Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

         (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         (c) Any Authenticating Agent may at any time resign by giving at least
30 days' advance written notice of resignation to the Trustee, the Certificate
Registrar, the Master Servicer, the Special Servicer and the Depositor. The
Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master
Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor
Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the
Depositor and shall mail notice of such appointment to all Holders of
Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

     SECTION 8.13. Access to Certain Information.

         The Trustee shall afford to the Master Servicer, the Special Servicer, each Rating Agency and the Depositor, to any Certificateholder or Certificate
Owner and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate
Owner, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it. Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee shall provide copies of such documentation to the Depositor, any Certificateholder and to the OTS, the FDIC
and any other bank or insurance regulatory authority that may exercise authority over any Certificateholder.

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     SECTION 8.14. Appointment of Tax Administrators.

         (a) The Trustee may appoint at the Trustee's expense, one or more Tax
Administrators, which shall be authorized to act on behalf of the Trustee in performing the obligations and duties of the Tax Administrator set forth herein.
The Trustee shall cause any such Tax Administrator to execute and deliver to the
Trustee an instrument in which such Tax Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a
Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Tax Administrator. Each Tax Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the
United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as Tax Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Wells Fargo
Bank, N.A. shall be the initial Tax Administrator. If Wells Fargo Bank, N.A. is removed as Trustee, then it shall also be terminated as Tax Administrator.

         (b) Any Person into which any Tax Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Tax Administrator shall be a party, or any Person succeeding to the corporate agency business of any Tax
Administrator, shall continue to be the Tax Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the Tax
Administrator.

         (c) Any Tax Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate
Registrar, the Master Servicer, the Special Servicer and the Depositor. The
Trustee may at any time terminate the agency of any Tax Administrator by giving written notice of termination to such Tax Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Tax
Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor Tax Administrator, in which case the Trustee shall given written notice of such appointment to the
Master Servicer, the Special Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Tax Administrator shall be appointed unless eligible under the provisions of this Section 8.14. Any successor Tax Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Tax Administrator. No Tax Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

     SECTION 8.15. Representations, Warranties and Covenants of Trustee.

         (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor, and for the benefit of the
Certificateholders, as of the Closing Date, that:

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             (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

             (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the
     Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

             (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

             (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B)
     general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

             (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

             (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

             (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this
     Agreement or the consummation of the transactions contemplated by this
     Agreement has been obtained and is effective.

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             (viii) The Trustee is eligible to act hereunder in accordance with
     Section 8.06.

         (b) The representations and warranties of the Trustee set forth in
Section 8.15(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

         (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.15(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.15(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     SECTION 8.16. Reports to the Securities and Exchange Commission.

         (a) The Trustee, the Master Servicer and the Special Servicer shall reasonably cooperate with the Depositor in connection with the Trust Fund's satisfying the reporting requirements under the Exchange Act. The Trustee and the Master Servicer shall each monitor for (and, to the extent it has actual knowledge thereof, notify the Depositor of) any and all events with respect to the Trust that occur during the Reporting Period that should be reported pursuant to a Form 8-K or other relevant form to be filed with the Commission.
The Trustee shall prepare on behalf of the Trust Fund any Forms 8-K and 10-K customary for securities similar to the Registered Certificates as are required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Trustee shall sign and file (via EDGAR) such reports on behalf of the
Depositor, with respect to: (i) in the case of Form 8-K, distributions and other events relating to the Trust Fund and the Registered Certificates that occur during the Reporting Period; and (ii) in the case of Form 10-K, fiscal years of the Trust that occur during the Reporting Period. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust
Fund. Notwithstanding the foregoing, in the event that the Commission does not accept a Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor, the Trustee shall prepare such
Form 10-K to be signed by the Depositor and the Depositor shall sign such form.

         A Form 8-K shall be filed by the Trustee within 15 days after each
Distribution Date during the Reporting Period, and shall include a copy of the
Distribution Date Statement for such Distribution Date as an exhibit thereto.
Within 90 days following the end of each fiscal year of the Trust during the
Reporting Period (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission thereunder), commencing in 2005, the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff interpretations. Such Form 10-K shall include as exhibits the Master Servicer's and the Special Servicer's annual statement of compliance described under Section 3.13 and the accountant's report described under Section 3.14, in each case to the extent they

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have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit O (the "Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization.

         Although it is the parties' intent that compliance by the parties with provisions of this Section 8.16 will constitute compliance with the review and certifications required by Section 302(a) of the Sarbanes-Oxley Act (the
"Section 302 Requirements") or other applicable law, or the interpretation thereof by the Commission's staff (including the issuance of additional guidance by such staff), if it is determined that additional or modified procedures are required, or, similarly, to the extent that certain certifications or procedures are not required, the parties hereto agree to negotiate in good faith to modify the provisions of this Section 8.16 to comply with such change or additional guidance. Notwithstanding any other provision herein, no consent of any
Certificateholder shall be required to make any such modification or amendment to this Section 8.16 to make such changes as are described above. In addition, in no event shall the provisions set forth in this Section 8.16(b) limit the ability of, or impose an obligation on, the Trustee or the Master Servicer to conduct additional investigations determined by it to be necessary or appropriate (in accordance with the written advice of counsel) to comply with the Section 302 Requirements.

         (b) The Trustee shall sign a certification (in the form attached hereto as Exhibit P) for the benefit of the Depositor and its officers, directors and
Affiliates (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and the
Master Servicer shall sign a certification (in the form attached hereto as
Exhibit Q-1) for the benefit of the Depositor and its officers, directors and
Affiliates, and the Special Servicer shall sign a certification (in the form attached hereto as Exhibit Q-2) for the benefit of the Depositor and the Master
Servicer and their officers, directors and Affiliates. Each such certification shall be delivered to the Depositor, the Trustee and the Master Servicer, if
applicable, by March 15th of each year (or if not a Business Day, the immediately preceding Business Day). The Certification shall be delivered to the
Trustee for filing by March 29th of each year (or if not a Business Day, the immediately preceding Business Day). In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and
Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 8.16 or the Trustee's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Trustee pursuant to the first sentence of this Section 8.16(c), and (ii) the
Master Servicer and Special Servicer shall each severally and not jointly indemnify and hold harmless the Depositor, the Trustee and, in the case of the
Special Servicer, the Master Servicer, and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master
Servicer's or Special Servicer's obligations, as the case may be, under this
Section 8.16

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or the negligence, bad faith or willful misconduct of the Master Servicer or the
Special Servicer, as the case may be, in connection therewith or a breach of the certification delivered by the Master Servicer or the Special Servicer, as the
case may be, pursuant to the first sentence of this Section 8.16(c). If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable to the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other in connection with a breach of the Trustee's obligations under this
Section 8.16 or the Trustee's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Trustee pursuant to the first sentence of this Section 8.16(c), (ii) the Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Master Servicer on the other in connection with a breach of the Master Servicer's obligations under this Section 8.16 or the Master
Servicer's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Master Servicer pursuant to the first sentence of this Section 8.16(c) and (iii) the Special Servicer agrees that it shall contribute to the amount paid or payable by the Depositor or the
Master Servicer as a result of the losses, claims, damages or liabilities of the
Depositor or the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Depositor or the Master Servicer on the one hand and the Special Servicer on the other in connection with a breach of the Special
Servicer's obligations under this Section 8.16 or the Special Servicer's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Special Servicer pursuant to the first sentence of this Section 8.16(c).

         (c) If the Trustee reasonably determines that it is required to file any Servicer Report or any other servicing information with the Commission to comply with the Sarbanes-Oxley Act, the Trustee may do so; provided that it has either (i) provided the Depositor with written advice from a national reputable counsel with an active commercial mortgage-backed securities practice reasonably acceptable to the Depositor at least 10 Business Days prior to the first occasion of such filing stating that the filing of any such Servicer Reports in the filings described in Section 8.16(a) is required to comply with the Section
302 Requirements, or (ii) received the prior written consent not to be unreasonably withheld of the Depositor to such filing.

         (d) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor, Master Servicer, each Rating Agency and Special
Servicer a copy of any such executed report, statement or information.

         (e) In performing its obligations under this Agreement, including, but not limited to, this Section 8.16, none of the Trustee or the Master Servicer, on behalf of the Trust Fund, the Depositor or otherwise, shall be responsible or liable for compliance with any reporting or filing requirement under any state or federal securities laws, except to the extent such requirement is specifically set forth in this Agreement.

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     SECTION 8.17. Appointment of Fiscal Agents.

         (a) The Trustee may at any time, including for purposes of satisfying the eligibility requirements of Section 8.06, appoint at its own expense a
Fiscal Agent. Any Fiscal Agent so appointed shall be required to execute and deliver to the other parties hereto (with a copy to each Rating Agency) a written agreement to assume and perform the duties of Fiscal Agent set forth in this Agreement; provided that no such Person shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of Section 8.17(b) or
(ii) the Trustee shall have received written confirmation from each Rating
Agency that the appointment of such proposed fiscal agent would not, in and of itself, result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the
Rating Agency. The appointment of any Person as Fiscal Agent shall also be subject to receipt by the Depositor, the Master Servicer, the Special Servicer
and each Rating Agency of an Opinion of Counsel (at the expense of the Trustee or the Person designated to become the Fiscal Agent) to the effect that the designation of such Person to serve as Fiscal Agent is in compliance with this
Section 8.17(a) and all other applicable provisions of this Agreement, that upon the execution and delivery of the applicable appointment agreement the designated Person shall be bound by the terms of this Agreement, and subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms.

         (b) Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "AA-" from S&P (or "A+" from S&P, if such Fiscal
Agent's short-term unsecured debt rating is at least "A-1" by S&P) and "Aa3"
from Moody's, or, in the case of either Rating Agency, such other rating as shall not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the
Rating Agency, as confirmed in writing by such Rating Agency.

         (c) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, any
Fiscal Agent shall make such Advance when and as required by the terms of this
Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that any Fiscal Agent makes an Advance pursuant to this
Section 8.17(b) or otherwise pursuant to this Agreement, the obligations of the
Trustee under this Agreement in respect of such Advance shall be satisfied.
Notwithstanding anything contained in this Agreement to the contrary, any Fiscal
Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the
Trustee.

         (d) All fees and expenses of any Fiscal Agent (other than any interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such
Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the
Depositor, the Master Servicer or the Special Servicer.

         (e) The obligations of a Fiscal Agent set forth in this Section 8.17 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder. Any Fiscal Agent may resign or be removed by the Trustee only

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if and when the existence of such Fiscal Agent is no longer necessary for such
Trustee to satisfy the eligibility requirements of Section 8.06; provided that a
Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

         (f) The Trustee shall promptly notify the other parties hereto and the
Certificateholders in writing of the appointment, resignation or removal of any
Fiscal Agent.

     SECTION 8.18. Representations and Warranties of Fiscal Agent.

         (a) Each Fiscal Agent (if any) appointed hereunder hereby represents and warrants to the Master Servicer, the Special Servicer, the Depositor and the
Trustee and for the benefit of the Certificateholders, as of the date of such appointment, that:

             (i) Such Fiscal Agent is a legal entity duly organized, validly existing and in good standing under the laws governing its creation and possesses all licenses and authorizations necessary to the performance of its obligations under this Agreement.

             (ii) The execution and delivery of this Agreement by such Fiscal
     Agent, and the performance and compliance with the terms of this Agreement by such Fiscal Agent, will not violate such Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

             (iii) Such Fiscal Agent has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

             (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of such Fiscal Agent, enforceable against such Fiscal
     Agent in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

             (v) Such Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Fiscal Agent's good faith and reasonable

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     judgment, is likely to affect materially and adversely the ability of such
     Fiscal Agent to perform its obligations under this Agreement.

             (vi) No litigation is pending or, to the best of such Fiscal
     Agent's knowledge, threatened against such Fiscal Agent that, if determined adversely to such Fiscal Agent, would prohibit such Fiscal Agent from entering into this Agreement or, in such Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect the ability of such Fiscal Agent to perform its obligations under this
     Agreement.

             (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by such Fiscal Agent of or compliance by such Fiscal Agent with this Agreement or the consummation of the transactions contemplated by this
     Agreement has been obtained and is effective.

             (viii) Such Fiscal Agent is eligible to act hereunder in accordance with Section 8.17.

         (b) The representations and warranties of any Fiscal Agent set forth in
Section 8.17(a) shall survive its appointment to act in such capacity and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

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                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage
                   Loans.

         Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, any Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make payments to
Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the
Distribution Date following the earlier to occur of (A) the purchase by the
Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder of all Mortgage Loans and each REO Property remaining in the
Trust Fund at a price equal to (1) the aggregate Purchase Price of all the
Mortgage Loans included in the Trust Fund, plus (2) the appraised value of each
REO Property, if any, included in the Trust Fund, such appraisal to be conducted by an Independent Appraiser selected by the Master Servicer and approved by the
Trustee, minus (3) if the purchaser is the Master Servicer or the Special
Servicer, the aggregate amount of unreimbursed Advances made by the Master
Servicer or the Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing
Fees or Special Servicing Fees, as applicable, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer or
Special Servicer, as applicable, in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the
Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and the
officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P.
Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         The Master Servicer, the Special Servicer or the Majority Controlling
Class Certificateholder may at its option elect to purchase all of the Mortgage
Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase;
provided, however, that (i) the aggregate Stated Principal Balance of the
Mortgage Pool at the time of such election is less than 1.0% of the aggregate
Cut-off Date Balances of the Mortgage Loans, (ii) the Master Servicer shall not have the right to effect such a purchase if, within 30 days following the Master
Servicer's delivery of a notice of election pursuant to this paragraph, the
Special Servicer or the Majority Controlling Class Certificateholder shall give notice of its election to purchase all of the Mortgage Loans and each REO
Property remaining in Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof, and (iii) the Majority Controlling Class
Certificateholder shall not have the right to effect such a purchase if, within
30 days following the Majority Controlling Class Certificateholder's delivery of a notice of election pursuant to this paragraph, the Special

                                      219

Servicer shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's or the Majority Controlling Class Certificateholder's purchase of all of the
Mortgage Loans and each REO Property remaining in the Trust Fund, the Master
Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder, as applicable, shall deposit, or deliver to the Master
Servicer for deposit, in the Certificate Account not later than the
Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. On the P&I Advance Date relating to such final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such
P&I Advance Date from the Certificate Account pursuant to the first paragraph of
Section 3.04(b), together with any other amounts on deposit in the Certificate
Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the Majority Controlling
Class Certificateholder, as applicable, the Mortgage Files for the remaining
Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer or the
Majority Controlling Class Certificateholder, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the
Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder (or their respective designees), as applicable. Any transfer of Mortgage Loans pursuant to this paragraph shall be on a servicing-released basis.

         Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Master Servicer's, the Special Servicer's or the Majority Controlling
Class Certificateholder's purchase of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the
Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the
Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to
Certificateholders.

         Upon presentation and surrender of the Certificates (exclusive of the
Class Y Certificates) by the applicable Certificateholders on the final
Distribution Date, the Trustee shall distribute to each such Certificateholder so presenting and surrendering its Certificates such Certificateholder's
Percentage Interest of that portion of the amounts then on deposit in the
Distribution Account that, in accordance with Section 4.01, are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account, as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (vii) of Section 3.05(b), including any portion thereof that represents Prepayment Premiums and Yield Maintenance
Charges, shall be deemed distributed in respect of the REMIC I Regular Interests in accordance with Section

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4.01(i) (or, in the case of Prepayment Premiums and Yield Maintenance Charges,
Section 4.01(b)).

         Upon presentation and surrender of the Class Y Certificates by the applicable Certificateholders on the final Distribution Date, the Trustee shall distribute to each such Certificateholder so presenting and surrendering its
Class Y Certificates such Certificateholder's Percentage Interest of any
Additional Interest then on deposit in the Additional Interest Account that was paid on an ARD Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

         Any funds not distributed to any Holder or Holders of Certificates on the final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law.
The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

     SECTION 9.02. Additional Termination Requirements.

         (a) If the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder purchases all of the Mortgage Loans and each
REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust
Fund (and, accordingly, each REMIC Pool) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Trustee and, in the case of the
Depositor, to the Trustee and the Master Servicer, an Opinion of Counsel,
addressed to the Trustee and the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of any REMIC Pool as defined in Section 860F of the Code or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

             (i) the Trustee shall specify the first day in the 90-day
     liquidation period in a statement attached to the final Tax Return for each
     REMIC Pool pursuant to Treasury regulations section 1.860F-1;

             (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of

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     REMIC I to the Master Servicer, the Special Servicer or the Majority
     Controlling Class Certificateholder, as applicable, for cash; and

             (iii) at the time of the making of the final payment on the
     Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
     Section 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

         (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each
REMIC Pool, which authorization shall be binding upon all successor
Certificateholders.

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                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

     SECTION 10.01. REMIC Administration.

         (a) The Tax Administrator shall elect to treat each REMIC Pool as a
REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal or state Tax
Returns for the taxable year ending December 31, 2004, in the case of each REMIC
Pool.

         (b) The REMIC I Regular Interests and the Regular Certificates are
hereby designated as "regular interests" (within the meaning of Section
860G(a)(1) of the Code) in REMIC I and REMIC II, respectively; provided that each Class of the Class X Certificates shall evidence multiple "regular interests" in REMIC II. The Class R Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2)
of the Code) in each REMIC Pool. None of the Master Servicer, the Special
Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in any REMIC Pool (within the meaning of
Treasury regulations section 1.860D-1(b)(1)).

         (c) The Closing Date is hereby designated as the "startup day" of each
REMIC Pool within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the REMIC I Regular Interests and the Regular
Certificates (or, in the case of each Class of the Class X Certificates, the
"regular interests" in REMIC II evidenced thereby) for purposes of the REMIC
Provisions shall be the Rated Final Distribution Date.

         (d) The Plurality Class R Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Tax Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters
Person for each REMIC Pool in the performance of its duties as such.

         (e) Except as otherwise provided in Section 3.17(a) and subsections (h)
and (i) below, the Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust
Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee from the
Trust Fund unless otherwise provided in Section 10.01(g) or 10.01(h)).

         (f) Within 30 days after the Closing Date, the Tax Administrator shall acquire taxpayer identification numbers for each REMIC Pool by preparing and filing Internal Revenue Service Forms SS-4 or otherwise obtain them and shall prepare and file (if not previously prepared and filed) with the Internal
Revenue Service Form 8811, "Information Return for Real Estate Mortgage
Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations"

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for the Trust Fund. In addition, the Tax Administrator shall prepare, cause the
Trustee to sign and file all of the other Tax Returns in respect of each REMIC
Pool. The expenses of preparing and filing such returns shall be borne by the
Tax Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each REMIC Pool as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, as to the valuations and Issue Prices of the Certificates, and the Tax
Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

         (g) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and
Local Taxes, any state or local taxing authority. Included among such duties, the Tax Administrator shall provide to: (i) any Transferor of a Class R
Certificate or agent of a non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a Class R
Certificate to any Person who is not a Permitted Transferee; (ii) the
Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the
Prepayment Assumption as required hereunder); and (iii) the Internal Revenue
Service, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

         (h) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions
(and the Trustee, the Master Servicer and the Special Servicer shall assist the
Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator,
Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause any REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC, or
(ii) except as provided in Section 3.17(a), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event")), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from acting for the benefit of the
Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The Tax Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the
Master Servicer or the Special Servicer has advised it in writing that either the Master

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Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool, or causing any REMIC Pool to take any action that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur.
Neither the Master Servicer nor the Special Servicer shall take any such action or cause any REMIC Pool to take any such action as to which the Tax
Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the Tax Administrator. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the Tax
Administrator. At all times as may be required by the Code, the Tax
Administrator (to the extent it is within its control) shall take all necessary actions within the scope of its responsibilities as more specifically set forth in this Agreement such that it does not cause substantially all of the assets of each REMIC Pool to fail to consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section
860G(a)(5) of the Code.

         (i) If any tax is imposed on any REMIC Pool, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in
Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws
(other than any tax permitted to be incurred by the Special Servicer pursuant to
Section 3.17(a)), such tax, together with all incidental costs and expenses
(including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Article X (provided that no liability shall be imposed upon the Tax
Administrator under this clause if another party has responsibility for payment of such tax under clauses (iii) or (v) of this subsection (i); (ii) the Special
Servicer, if such tax arises out of or results from a breach by the Special
Servicer of any of its obligations under Article III or this Article X; (iii)
the Master Servicer, if such tax arises out of or results from a breach by the
Master Servicer of any of its obligations under Article III or this Article X;
(iv) the Trustee if such tax arises out of or results from a breach by the
Trustee of any of its respective obligations under Article IV, Article VIII or this Article X; (v) the applicable Mortgage Loan Seller, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to the Trust constitute a "qualified mortgage" as defined in Section
860G(a)(3) of the Code; or (vi) the Trust Fund, excluding the portion thereof constituting the Grantor Trust, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the Tax Administrator out of amounts on deposit in the Distribution Account in reduction of the Available
Distribution Amount pursuant to Section 3.05(b).

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         (j) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.

         (k) Following the Startup Day, none of the Trustee, the Master Servicer or the Special Servicer shall accept any contributions of assets to any REMIC
Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the
Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause: (i) such REMIC Pool to fail to qualify as a
REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (l) None of the Trustee, the Master Servicer or the Special Servicer
shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of a REMIC Pool, (C)
the termination of each REMIC Pool pursuant to Article IX of this Agreement, or
(D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or
III of this Agreement); (ii) the sale or disposition of any investments in the
Certificate Account, the Distribution Account or the REO Account for gain; or
(iii) the acquisition of any assets on behalf of a REMIC Pool (other than (1) a
Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, (2) a Qualified Substitute
Mortgage Loan pursuant to Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Certificate Account, the Distribution Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition or acquisition, but in no event at the expense of the
Trust Fund or the Trustee) to the effect that such sale, disposition or acquisition, will not cause: (x) any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on any REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (m) Except as permitted by Section 3.17(a), none of the Trustee, the
Master Servicer and the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services nor permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

     SECTION 10.02. Grantor Trust Administration.

         (a) The Tax Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and shall treat the
Additional Interest, the Additional Interest Account and amounts held from time to time in the Additional Interest Account that represent Additional Interest as separate assets of the Grantor Trust, and not of any REMIC Pool, as permitted by
Treasury regulations section 1.860G-2(i)(1). The Class Y Certificates are hereby designated as representing an undivided beneficial interest in Additional
Interest payable on the ARD Mortgage Loans and proceeds thereof.

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         (b) The Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the
Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Tax
Administrator from the Trust Fund unless otherwise provided in Section 10.02(e)
or 10.02(f)).

         (c) The Tax Administrator shall prepare, cause the Trustee to sign and file when due all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Tax
Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the
Depositor that is necessary to permit the Tax Administrator to perform such obligations.

         (d) The Tax Administrator shall furnish or cause to be furnished to each Holder of a Class Y Certificate on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of the Grantor Trust at the time and in the manner required under the Code, and shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

         (e) The Tax Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor
Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer
shall assist the Tax Administrator to the extent reasonably requested by the Tax
Administrator and to the extent of information within the Trustee's, the Master
Servicer's or the Special Servicer's possession or control). None of the Tax
Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trust to take) any action or fail to take
(or fail to cause to be taken) any action that, under the Grantor Trust
Provisions, if taken or not taken, as the case may be, could endanger the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (any such endangerment of grantor trust status, an "Adverse Grantor Trust Event"), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust
Fund if the Tax Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action
(whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an
Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking

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any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax
Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the Tax Administrator. The
Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Tax Administrator or the Trustee. Under no circumstances may the Tax Administrator vary the assets of the Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of
Holders of the Class Y Certificates.

         (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax
Administrator, if such tax arises out of or results from a breach by the Tax
Administrator of any of its obligations under this Section 10.02; (ii) the
Special Servicer, if such tax arises out of or results from a breach by the
Special Servicer of any of its obligations under Article III or this Section
10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting the
Grantor Trust in all other instances.

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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     SECTION 11.01. Amendment.

         (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and any Fiscal Agent, without the consent of any of the
Certificateholders: (i) to cure any ambiguity; (ii) to correct any error or to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the Prospectus; (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof; (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; or (v) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the
Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or the Grantor Trust at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or the
Grantor Trust; (vi) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii); (vii) to modify Section 8.16, as contemplated by Section 8.16(b); or (viii) to otherwise modify or delete any existing provisions of this Agreement; provided that such action (except any amendment described in clause (i), (ii), (v), (vi) or (vii)
above) shall not, as evidenced by an Opinion of Counsel (at the expense of the
Trust Fund, in the case of any amendment requested by the Master Servicer or
Special Servicer that protects or is in furtherance of the interests of the
Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicer, the Special
Servicer, the Trustee and any Fiscal Agent, adversely affect in any material respect the interests of any Certificateholder; and provided, further, that the
Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent shall have first obtained from each Rating Agency written confirmation that such amendment will not result in the qualification, downgrade or withdrawal of the rating on any Class of Certificates; and provided, further, that such amendment shall not significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special-purpose entity" under FASB 140).

         (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner

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the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such
Certificate, (ii) adversely affect in any material respect the interests of the
Holders of any Class of Certificates in a manner other than as described in the immediately preceding clause (i) without the consent of the Holders of all
Certificates of such Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv)
modify the provisions of Section 3.20 or the definition of Servicing Standard without the consent of the Holders of Certificates entitled to all of the Voting
Rights, (v) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the
Holders of all Certificates then outstanding, or (vi) significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special-purpose entity" under FASB 140)
without the consent of the Holders entitled to at least 51% of all the Voting
Rights (without regard to Certificates held by the Depositor or any of the
Depositor's Affiliates and/or agents). Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such
Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

         (c) Notwithstanding any contrary provision of this Agreement, the
Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the
Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, any Fiscal Agent, the Master Servicer or the Special
Servicer in accordance with such amendment will not result in the imposition of a tax on any REMIC Pool pursuant to the REMIC Provisions or on the Grantor Trust or cause any REMIC Pool to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section
11.01.

         (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder.

         (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (f) Each of the Master Servicer, the Special Servicer, the Trustee and
any Fiscal Agent may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

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         (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer, the Trustee
or any Fiscal Agent requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section
11.01(a) or (c) shall be payable out of the Certificate Account or the
Distribution Account pursuant to Sections 3.05.

     SECTION 11.02. Recordation of Agreement; Counterparts.

         (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) to the effect that such recordation materially and beneficially affects the interests of the
Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

         (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 11.03.    Limitation on Rights of Certificateholders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the
Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) No Certificateholder (except as expressly provided for herein)
shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage
Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the
Trustee a written notice of default hereunder, and of the continuance thereof, as

                                      231

hereinbefore provided, and unless also (except in the case of a default by the
Trustee) the Holders of Certificates entitled to at least 25% of the Voting
Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the
Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 11.04. Governing Law.

         This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 11.05. Notices.

         Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Citigroup
Commercial Mortgage Securities Inc., 388 Greenwich Street, 11th Floor, New York,
New York 10013, Attention: Angela Vleck, facsimile number: (212) 816-8307; (ii)
in the case of the Master Servicer, Midland Loan Services, Inc., 10851 Mastin
Suite 300, Overland Park, Kansas 66210 (for deliveries) and P.O. Box 25965,
Shawnee Mission, Kansas 66225 (for communications by U.S. mail), Attention:
President, facsimile number (913) 253-9001; (iii) in the case of the Special
Servicer, Lennar Partners, Inc., 1601 Washington Avenue, Miami Beach, Florida
33139, Attention: Randy Wolpert, facsimile number: (305) 695-5601; (iv) in the case of the Trustee, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia,
Maryland 21045, Attention: CMBS Corporate Trust Services, Citigroup Commercial
Mortgage Trust 2004-C2, Citigroup Commercial Mortgage Pass-Through Certificates,
Series 2004-C2, facsimile number: (410) 715-2380; (v) in the case of the
Underwriters, to each of Citigroup Global Markets Inc., 388 Greenwich Street,
11th Floor, New York, New York 10013, Attention: Angela Vleck, facsimile number:
(212) 816-8307, PNC Capital Markets, Inc., One PNC Plaza, 249 Fifth Avenue,
Pittsburgh, Pennsylvania 15222, Attention: Craig Grenci, facsimile number (412)
762-9124, with a copy to Leonard Ferleger, facsimile number (412) 705-2148,
Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005,
Attention: Scott Waynebern, facsimile number (212) 797-5630, J.P. Morgan
Securities Inc., 270 Park Avenue, New York, New York, 10017, Attention: Dennis
Schuh, facsimile number (212) 834-6593; and (vi) in the case of the Rating
Agencies, (A) Moody's

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Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
CMBS Surveillance Group; and (B) Standard & Poor's Ratings Services, 55 Water
Street, New York, New York 10041-0003, Attention: CMBS Surveillance Group,
facsimile number 212-438-2662; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

     SECTION 11.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 11.07. Grant of a Security Interest.

         The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Mortgage
Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee agree that it is their intent that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

     SECTION 11.08. Streit Act.

         Any provisions required to be contained in this Agreement by Section
126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the
New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail; provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

     SECTION 11.09. Successors and Assigns; Beneficiaries.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. This
Agreement may not be amended in any manner that

                                      233

would adversely affect the rights of any third party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this
Agreement.

     SECTION 11.10. Article and Section Headings.

         The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     SECTION 11.11. Notices to Rating Agencies.

         (a) The Trustee shall promptly provide notice to each Rating Agency and the Controlling Class Representative with respect to each of the following of which it has actual knowledge:

             (i) any material change or amendment to this Agreement;

             (ii) the occurrence of any Event of Default that has not been cured;

             (iii) the resignation or termination of the Trustee, any Fiscal
     Agent, the Master Servicer or the Special Servicer;

             (iv) the repurchase of Mortgage Loans by any of the Mortgage Loan
     Sellers pursuant to the applicable Mortgage Loan Purchase Agreement;

             (v) any change in the location of the Distribution Account;

             (vi) the final payment to any Class of Certificateholders; and

             (vii) any sale or disposition of any Mortgage Loan or REO Property.

         (b) The Master Servicer shall promptly provide notice to each Rating
Agency with respect to each of the following of which it has actual knowledge:

             (i) the resignation or removal of the Trustee or any Fiscal Agent;
     and

             (ii) any change in the location of the Certificate Account.

         (c) The Special Servicer shall furnish each Rating Agency and the
Controlling Class Representative with respect to a non-performing or defaulted
Mortgage Loan such information as the Rating Agency or Controlling Class
Representative shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

         (d) To the extent applicable, each of the Master Servicer and the
Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

             (i) each of its annual statements as to compliance described in
     Section 3.13;

                                      234

             (ii) each of its annual independent public accountants' servicing reports described in Section 3.14;

             (iii) any Officer's Certificate delivered to the Trustee pursuant to Section 4.03(c) or 3.08(a); and

             (iv) each of the reports described in Section 3.12(a) and the statements and reports described in Sections 3.12(b), 3.12(c) and 3.12(d).

         (e) The Trustee shall (i) make available to each Rating Agency and the
Controlling Class Representative, upon reasonable notice, the items described in
Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the
Controlling Class Representative a copy of any notices given pursuant to Section
7.03(a) or Section 7.03(b).

         (f) Each of the Trustee, the Master Servicer and the Special Servicer
shall provide to each Rating Agency such other information with respect to the
Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

         (g) Notwithstanding any provision herein to the contrary each of the
Master Servicer, the Special Servicer or the Trustee shall deliver to any
Underwriter any report prepared by such party hereunder upon request.

     SECTION 11.12. Complete Agreement.

         This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                      235

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                             CITIGROUP COMMERCIAL MORTGAGE
                                               SECURITIES INC.
                                               Depositor

                                             By: /s/ Angela Vleck
                                                 -------------------------------
                                             Name:  Angela Vleck
                                             Title: Vice President

                                             MIDLAND LOAN SERVICES, INC.
                                               Master Servicer

                                             By: /s/ Lawrence D. Ashley
                                                 -------------------------------
                                             Name:  Lawrence D. Ashley
                                             Title: Senior Vice President

                                             LENNAR PARTNERS, INC.
                                               Special Servicer

                                             By: /s/ Shelly Rubin
                                                 -------------------------------
                                             Name:  Shelly Rubin
                                             Title: Vice President

                                             WELLS FARGO BANK, N.A.
                                               Trustee

                                             By: /s/ Deborah Daniels
                                                 -------------------------------
                                             Name:  Deborah Daniels
                                             Title: Vice President

                                      236

STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )

         On the 13th day of December, 2004, before me, a notary public in and for said State, personally appeared Angela Vleck, known to me to be a Vice
President of Citigroup Commercial Mortgage Securities Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                       /s/ Elsa Castaldo
                                                --------------------------------
                                                         Notary Public

[Notarial Seal]

STATE OF KANSAS          )
                         )  ss.:
COUNTY OF JOHNSON        )

         On the 16th day of December, 2004, before me, a notary public in and for said State, personally appeared Lawrence D. Ashley, known to me to be a
Senior Vice President of Midland Loan Services, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                        /s/ Joyce Mayo
                                                --------------------------------
                                                         Notary Public

[Notarial Seal]

                                       2

STATE OF FLORIDA         )
                         ) ss.:
COUNTY OF MIAMI-DADE     )

         The foregoing instrument was acknowledged before me on this 20th day of
December, 2004, by Shelly Rubin, as Vice President of Lennar Partners, Inc., a
Florida corporation; such individual is personally known to me or has produced a driver's license as identification.

My Commission Expires:

                                                      /s/ Felix J. Alvarez
                                                --------------------------------
                                                         Notary Public

[Notarial Seal]

                                       3

STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )

         On the 22nd day of December, 2004, before me, a notary public in and for said State, personally appeared Deborah Daniels, known to me to be a Vice
President of Wells Fargo Bank, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                      /s/ Barbara Lovelace
                                                --------------------------------
                                                         Notary Public

[Notarial Seal]

                                       4

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

           MORTGAGE
            SELLER    MORTGAGE  LOAN
 LOAN       LOAN        LOAN    GROUP
NUMBER      NUMBER     SELLER   NUMBER         LOAN / PROPERTY NAME                       PROPERTY ADDRESS
-------------------------------------------------------------------------------------------------------------------------

    1       7009300     CGM       1     Artery Plaza                        7200 Wisconsin Avenue
    2       7009609     CGM       1     River Plaza Shopping Center         50-100 West 225th Street
    3       7008786     CGM       1     Nordahl Marketplace                 733 Center Drive
-------------------------------------------------------------------------------------------------------------------------
                                        California Office Portfolio
    4       7009892     CGM       1     Pacific Pointe Corporate Centre     901 & 905 Calle Amanecer
    5       7009891     CGM       1     Orchard Technology Park             1, 7, 9, 11 & 13 Orchard Road
    6       7009890     CGM       1     Spectrum Pointe Office              One Spectrum Pointe Drive
-------------------------------------------------------------------------------------------------------------------------
    7       7010465     CGM       1     400 SW 6th Avenue                   400 Southwest Sixth Avenue
    8       7008193     CGM       1     Wilkes-Barre Commons                Mundy Street and Route 81
    9       7009515     CGM       1     Bay Harbor Apartments               9601 Bay Harbor Circle
   10       7010357     CGM       1     Williamsburg Shopping Center        1234 Richmond Road
   11       7011196     CGM       1     Village West Shopping Center        3026-3069 West Florida Avenue
   12      940951069    PNC       2     The Lodge at Baybrook               19100 Glenwest Drive
   13       7011416     CGM       1     499 Seventh Avenue                  499 Seventh Avenue
   14       7011000     CGM       1     Arena Towers                        7322-7324 Southwest Freeway
   15       7011177     CGM       1     Dadeland Towers                     9200, 9300, 9350 South Dadeland Boulevard
   16       7009668     CGM       1     Lanes Mill Marketplace              U.S. Route 9 at Lanes Mill Road
   17       7010121     CGM       1     One American Place                  300 Main Street
   18       7010114     CGM       2     Channel Islands Village             3650 Ketch Avenue
-------------------------------------------------------------------------------------------------------------------------
                                        Region Center/Denver Distribution
                                        Center
   19       7011397     CGM       1     Region Center                       5200-5300 Region Court
   20       7011378     CGM       1     Denver Distribution Center          11600 East 56th Avenue
-------------------------------------------------------------------------------------------------------------------------
   21       7010817     CGM       1     Wedgewood Plaza                     3502 Southeast Federal Highway
   22       7010773     CGM       2     Aspen Ridge Apartments              114 Aspen Circle
   23       7010777     CGM       2     Hills of Aberdeen Apartments        247 Marcliffe Drive
   24       7010987     CGM       1     Ceres Group Building                17800 Royalton Road
   25      940951164    PNC       1     Westwood Corporate Center II & III  8603 & 8605 Westwood Center Drive
   26       7009758     CGM       1     Desert Sky Esplanade                2020 North 75th Avenue
   27       7009882     CGM       1     DEA Santa Ana                       1900 East First Street
   28      940951130    PNC       1     California National Guard           9800 Goethe Road
                                        Headquarters
   29       7010818     CGM       1     Concourse Village Shopping Center   75 East Indiantown Road
   30       7010385     CGM       2     Cape House II                       4460 Hodges Boulevard
   31       7011098     CGM       1     InterAmerican Plaza                 701 Southwest 27th Avenue
-------------------------------------------------------------------------------------------------------------------------
                                        KFC Portfolio
   32       7010031     CGM       1     KFC - Staten Island, NY             1453 Forest Avenue
   33       7010029     CGM       1     KFC - Central Islip, NY             155 West Suffolk Avenue
   34       7010036     CGM       1     KFC - Deer Park, NY                 1617 Deer Park Avenue
   35       7010030     CGM       1     KFC - Hempstead, NY                 20 Hempstead Avenue
   36       7010038     CGM       1     KFC - Greenvale, NY                 58 Glen Cove Road
   37       7010034     CGM       1     KFC - Freeport, NY                  497 North Main Street
   38       7009687     CGM       1     KFC - Patchogue, NY                 508 East Main Street
   39       7010033     CGM       1     KFC - Huntington, NY                221 West Jericho Turnpike

   40       7010037     CGM       1     KFC - Amityville, NY                910 South Broadway
   41       7010028     CGM       1     KFC - Westbury, NY                  705 Old Country Road
   42       7010027     CGM       1     KFC - Commack, NY                   1164 Jericho Turnpike
   43       7010032     CGM       1     KFC - Bayshore, NY                  210 East Main Street
   44       7010035     CGM       1     KFC - Farmingdale, NY               5002 Hempstead Turnpike
-------------------------------------------------------------------------------------------------------------------------
   45       7010607     CGM       1     532 Broad Hollow Road               532 Broad Hollow Road
   46       7010007     CGM       1     Village at Collin Creek             601-641 West Plano Parkway
   47       7011128     CGM       1     Orthopaedic Specialty Center        One Orthopedic Drive
   48       7010072     CGM       1     Silverdale Shopping Center          9577 Ridgetop Boulevard Northwest
   49       7010290     CGM       1     Nantucket Storage Center            6 Sun Island Road
   50      940951110    PNC       1     Embassy Plaza                       9110 West Dodge Road
-------------------------------------------------------------------------------------------------------------------------
                                        South Towne Mall/Skyline Point
                                        Apartments
   51       7009532     CGM       1     South Towne Mall                    2305-2355 West Broadway
   52       7009531     CGM       1     Skyline Point Apartments            124 Capitol View Terrace
-------------------------------------------------------------------------------------------------------------------------
   53      940951183    PNC       1     Oakbrook and Campus South           1897 Preston White Drive and 1875 Campus
                                                                            Commons Drive
   54       7011504     CGM       2     Ashley Park Apartments              1100 David Street

   55      940951094    PNC       1     Courtyard by Marriott               1605 Richard Petty Boulevard

 LOAN                                   ZIP
NUMBER             CITY        STATE    CODE
-----------------------------------------------

    1         Bethesda           MD     20814
    2         Bronx              NY     10463
    3         San Marcos         CA     92069
-----------------------------------------------

    4         San Clemente       CA     92673
    5         Lake Forest        CA     92630
    6         Lake Forest        CA     92630
-----------------------------------------------
    7         Portland           OR     97204
    8         Wilkes-Barre       PA     18702
    9         Fort Myers         FL     33919
   10         Williamsburg       VA     23185
   11         Hemet              CA     92545
   12         Houston            TX     77546
   13         New York           NY     10018
   14         Houston            TX     77074
   15         Miami              FL     33156
   16         Howell             NJ     07731
   17         Baton Rouge        LA     70801
   18         Oxnard             CA     93035
-----------------------------------------------

   19         Lakeland           FL     33815
   20         Denver             CO     80239
-----------------------------------------------
   21         Stuart             FL     34997
   22         Homewood           AL     35209
   23         Valparaiso         IN     46385
   24         Strongsville       OH     44136
   25         Vienna             VA     22182
   26         Phoenix            AZ     85035
   27         Santa Ana          CA     92705
   28         Sacramento         CA     95827

   29         Jupiter            FL     33477
   30         Jacksonville       FL     32224
   31         Miami              FL     33135
-----------------------------------------------

   32         Staten Island      NY     10302
   33         Central Islip      NY     11722
   34         Deer Park          NY     11729
   35         Hempstead          NY     11550
   36         Greenvale          NY     11548
   37         Freeport           NY     11520
   38         Patchogue          NY     11772
   39         Huntington         NY     11746
              Station
   40         Amityville         NY     11701
   41         Westbury           NY     11590
   42         Commack            NY     11725
   43         Bay Shore          NY     11706
   44         Farmingdale        NY     11735
-----------------------------------------------
   45         Melville           NY     11747
   46         Plano              TX     75075
   47         Peabody            MA     01960
   48         Silverdale         WA     98383
   49         Nantucket          MA     02554
   50         Omaha              NE     68114
-----------------------------------------------

   51         Monona             WI     53713
   52         Madison            WI     53713
-----------------------------------------------
   53         Reston             VA     20191

   54         North Myrtle       SC     29582
              Beach
   55         Daytona            FL     32114

                                      I-1

           MORTGAGE
            SELLER    MORTGAGE  LOAN
 LOAN       LOAN        LOAN    GROUP
NUMBER      NUMBER     SELLER   NUMBER         LOAN / PROPERTY NAME                       PROPERTY ADDRESS
--------------------------------------------------------------------------------------------------------------------------

   56       7010648     CGM       1     Clackamas Square                    11370 -11390 Southeast 82nd Avenue
   57       7011100     CGM       1     Terracotta Business Park            5575-5601 South Semoran Boulevard
   58      940950927    PNC       1     Douglas Square Retail Center        1301-1667 NE Douglas Road
   59       7009828     CGM       1     Bloomfield Self Storage             211 Grove Street
   60       7008471     CGM       1     Shoppes at Fontana                  16055-16075 Foothill Boulevard
   61       7009489     CGM       1     Storage USA-Merrick Blvd            122-20 Merrick Blvd
   62       7009613     CGM       1     Gulf Plaza                          16010 Barker's Point Lane
   63       7010992     CGM       1     Townley Business Park               8804, 8826, 8836 North 23rd Avenue
   64       7010048     CGM       2     Newport Commons Apartments          327 North Oak Street
   65      940950639    PNC       1     New Mark Shopping Center            10203-10241 North Oak Trafficway
   66       7009797     CGM       1     The Lofts at Brookfield Hills       1240-1260, 1270-1280 and 1265 Club Circle
   67       7010604     CGM       1     West Village Commons                5366 Ehrlich Road
   68      940950770    PNC       1     Canyon Trails                       380, 500, And 530 N. Estrella Pkwy
   69       7009621     CGM       1     The Marketplace of Warsaw           2884 Frontage Road
   70       7009988     CGM       1     H Street Connection                 901 H Street, Northeast
   71       7010061     CGM       1     Station Holdings                    27-295 East Fifth Avenue & 449 Willamette
                                                                            Street
   72       7010809     CGM       1     Hoffman Estates                     2775 West Bode Road
   73       7011603     CGM       1     Marriott Courtyard Hotel            3050 Northwest Stucki Place
   74       7011230     CGM       1     Valley Centre                       9901 East Valley Ranch Parkway
   75       7009721     CGM       1     Regency Square                      12000-12090 Princeton Drive
   76       7010460     CGM       1     Best Western Agate Beach Inn        3019 North Coast Highway
   77       7010440     CGM       1     Kerney Spectrum Retail Center       9211 Clairemont Mesa Boulevard and 5285
                                                                            Overland Avenue
   78       7009948     CGM       1     1611 Ellsworth Industrial           1611 Ellsworth Industrial Boulevard
                                        Boulevard
   79       7010248     CGM       1     Pinewood Plaza Office Building      1919 Commerce Drive
   80       7010211     CGM       1     Gillespie Field Business            1870, 1890 & 1920 Cordell Court
                                        Park-Lots 19, 20 & 21
   81       7011097     CGM       2     Quaker Towers                       337 Cowesett Avenue
   82       7010924     CGM       1     Chico Mobile Country Club           1901 Dayton Road
   83       7009903     CGM       1     Edenton Village                     1316 North Broad Street
   84       7010320     CGM       1     Cantera Commons Shopping Center     28341-61 Diehl Road
   85       7010679     CGM       1     Fairfield Inn                       4760 Euclid Road
   86       7009638     CGM       1     Park Place Office Building          6700 and 6703 Odyssey Drive
   87       7010124     CGM       1     Preston North Financial Center      18333 Preston Road
   88       7010167     CGM       2     Bard Townhouses Phase II            100 Bard Drive
   89       7010966     CGM       1     Wenatchee Top Foods                 10 Grant Road
   90       7010744     CGM       1     84 October Hill Road, Building 7    84 October Hill Road
   91       7010691     CGM       1     Borders Books and Music             476 Boston Turnpike
   92       7011635     CGM       1     1400 16th Street                    1400 16th Street, NW
   93      940951140    PNC       1     CVS Pharmacy                        2323 W. Illinois Avenue
   94       7009332     CGM       1     2500 Marcus Avenue                  2500 Marcus Avenue
   95       7009810     CGM       2     Pebble Cove                         5101 O'Bannon Drive
   96       7009769     CGM       1     Eastland Plaza                      2561-2599 South Hamilton Road
   97       7010208     CGM       1     Gateway Center Office               800 West Valley Parkway
   98      940951173    PNC       1     Monticello Village                  22088 W. 66th Terrace
   99       7009602     CGM       1     Mattydale Shopping Center           2803 Brewerton Road
   100      7010234     CGM       1     79 County Avenue                    79 County Avenue
   101      7009996     CGM       1     Bay Ridge Plaza                     121 Hillsmere Drive
   102      7010828     CGM       2     Hoodview Apartments                 1320 Wales Drive
   103      7008551     CGM       2     Oak Knoll Apartments                133 Colonial Drive
   104      7009486     CGM       1     Pine Tree Plaza Onalaska            2928 Market Place
   105     940951135    PNC       2     Limestone Square Apartments         128 Gazette Avenue
   106     940951076    PNC       2     Belle Isle Apartments               4861 North Blackwelder

 LOAN                                      ZIP
NUMBER                CITY        STATE    CODE
--------------------------------------------------

   56            Portland           OR     97266
   57            Orlando            FL     32822
   58            Lee's Summit       MO     64086
   59            Bloomfield         NJ     07003
   60            Fontana            CA     92335
   61            Jamaica            NY     11434
   62            Houston            TX     77079
   63            Phoenix            AZ     85021
   64            Liditz             PA     17543
   65            Kansas City        MO     64155
   66            Brookfield         WI     53005
   67            Tampa              FL     33624
   68            Goodyear           AZ     85338
   69            Warsaw             IN     46580
   70            Washington         DC     20002
   71            Eugene             OR     97401

   72            Hoffman Estates    IL     60194
   73            Hillsboro          OR     97124
   74            Irving             TX     75063
   75            Huntley            IL     60142
   76            Newport            OR     97365
   77            San Diego          CA     92123

   78            Atlanta            GA     30318

   79            Hampton            VA     23666
   80            El Cajon           CA     92020

   81            West Warwick       RI     02893
   82            Chico              CA     95928
   83            Edenton            NC     27932
   84            Warrenville        IL     60555
   85            Virginia Beach     VA     23462
   86            Huntsville         AL     35806
   87            Dallas             TX     75252
   88            Shippensburg       PA     17257
   89            East Wenatchee     WA     98802
   90            Holliston          MA     01746
   91            Shrewsbury         MA     01545
   92            Washington         DC     20036
   93            Dallas             TX     75224
   94            Lake Success       NY     11042
   95            Las Vegas          NV     89146
   96            Columbus           OH     43232
   97            Escondido          CA     92025
   98            Shawnee            KS     66226
   99            Mattydale          NY     13211
   100           Secaucus           NJ     07094
   101           Annapolis          MD     21403
   102           Killeen            TX     76549
   103           Wilder             VT     05001
   104           Onalaska           WI     54650
   105           Lexington          KY     40507
   106           Oklahoma City      OK     73118

                                      I-2

           MORTGAGE                                                                              CROSS
            SELLER    MORTGAGE  LOAN                                           CUT-OFF DATE  COLLATERALIZE
  LOAN       LOAN       LOAN    GROUP                                           PRINCIPAL      (MORTGAGE
 NUMBER     NUMBER     SELLER   NUMBER         LOAN / PROPERTY NAME              BALANCE       LOAN GROUP)
-----------------------------------------------------------------------------------------------------------

    1       7009300     CGM       1     Artery Plaza                           51,650,000.00       No
    2       7009609     CGM       1     River Plaza Shopping Center            43,500,000.00       No
    3       7008786     CGM       1     Nordahl Marketplace                    41,745,503.84       No
                                        California Office Portfolio
    4       7009892     CGM       1     Pacific Pointe Corporate Centre        12,514,838.00    Yes (C1)
    5       7009891     CGM       1     Orchard Technology Park                12,246,662.91    Yes (C1)
    6       7009890     CGM       1     Spectrum Pointe Office                 10,627,679.85    Yes (C1)
    7       7010465     CGM       1     400 SW 6th Avenue                      25,479,292.73       No
    8       7008193     CGM       1     Wilkes-Barre Commons                   23,133,584.75       No
    9       7009515     CGM       1     Bay Harbor Apartments                  23,000,000.00       No
   10       7010357     CGM       1     Williamsburg Shopping Center           22,000,000.00       No
   11       7011196     CGM       1     Village West Shopping Center           21,550,000.00       No
   12      940951069    PNC       2     The Lodge at Baybrook                  20,500,000.00       No
   13       7011416     CGM       1     499 Seventh Avenue                     20,000,000.00       No
   14       7011000     CGM       1     Arena Towers                           19,920,000.00       No
   15       7011177     CGM       1     Dadeland Towers                        19,725,000.00       No
   16       7009668     CGM       1     Lanes Mill Marketplace                 19,486,969.28       No
   17       7010121     CGM       1     One American Place                     19,000,000.00       No
   18       7010114     CGM       2     Channel Islands Village                18,414,027.23       No
                                        Region Center/Denver Distribution
                                        Center
   19       7011397     CGM       1     Region Center                          10,107,500.00    Yes (C2)
   20       7011378     CGM       1     Denver Distribution Center              7,640,000.00    Yes (C2)
   21       7010817     CGM       1     Wedgewood Plaza                        17,150,447.68       No
   22       7010773     CGM       2     Aspen Ridge Apartments                 16,728,113.09       No
   23       7010777     CGM       2     Hills of Aberdeen Apartments           16,500,000.00       No
   24       7010987     CGM       1     Ceres Group Building                   16,481,939.81       No
   25      940951164    PNC       1     Westwood Corporate Center II & III     16,400,000.00       No
   26       7009758     CGM       1     Desert Sky Esplanade                   15,300,000.00       No
   27       7009882     CGM       1     DEA Santa Ana                          15,147,502.68       No
   28      940951130    PNC       1     California National Guard              14,800,000.00       No
                                        Headquarters
   29       7010818     CGM       1     Concourse Village Shopping Center      14,720,302.93       No
   30       7010385     CGM       2     Cape House II                          14,429,821.83       No
   31       7011098     CGM       1     InterAmerican Plaza                    14,000,000.00       No
                                        KFC Portfolio
   32       7010031     CGM       1     KFC - Staten Island, NY                 1,674,762.80    Yes (C3)
   33       7010029     CGM       1     KFC - Central Islip, NY                 1,394,395.12    Yes (C3)
   34       7010036     CGM       1     KFC - Deer Park, NY                     1,004,857.68    Yes (C3)
   35       7010030     CGM       1     KFC - Hempstead, NY                       987,489.73    Yes (C3)
   36       7010038     CGM       1     KFC - Greenvale, NY                       986,249.18    Yes (C3)
   37       7010034     CGM       1     KFC - Freeport, NY                        925,709.62    Yes (C3)
   38       7009687     CGM       1     KFC - Patchogue, NY                       874,598.37    Yes (C3)
   39       7010033     CGM       1     KFC - Huntington, NY                      874,598.37    Yes (C3)
   40       7010037     CGM       1     KFC - Amityville, NY                      874,598.37    Yes (C3)
   41       7010028     CGM       1     KFC - Westbury, NY                        791,976.75    Yes (C3)
   42       7010027     CGM       1     KFC - Commack, NY                         725,730.56    Yes (C3)
   43       7010032     CGM       1     KFC - Bayshore, NY                        657,995.70    Yes (C3)
   44       7010035     CGM       1     KFC - Farmingdale, NY                     632,688.18    Yes (C3)
   45       7010607     CGM       1     532 Broad Hollow Road                  12,000,000.00       No
   46       7010007     CGM       1     Village at Collin Creek                11,250,534.87       No
   47       7011128     CGM       1     Orthopaedic Specialty Center           10,558,176.36       No
   48       7010072     CGM       1     Silverdale Shopping Center             10,262,912.12       No
   49       7010290     CGM       1     Nantucket Storage Center                9,962,997.62       No
   50      940951110    PNC       1     Embassy Plaza                           9,900,000.00       No
                                        South Towne Mall/Skyline Point
                                        Apartments
   51       7009532     CGM       1     South Towne Mall                        5,601,394.40    Yes (C4)
   52       7009531     CGM       1     Skyline Point Apartments                4,141,277.14    Yes (C4)
   53      940951183    PNC       1     Oakbrook and Campus South               9,500,000.00       No

                                  ARD
                        MASTER    LOAN
  LOAN       MORTGAGE  SERVICING  (YES/
 NUMBER        RATE    FEE RATE    NO)?     ARD
-------------------------------------------------

    1         6.4300%   0.0400%
    2         5.7800%   0.0400%
    3         5.5920%   0.0400%

    4         5.0750%   0.0400%
    5         5.0750%   0.0400%
    6         5.0750%   0.0400%
    7         5.8160%   0.0400%
    8         5.9525%   0.0400%
    9         5.5000%   0.0400%
   10         5.5650%   0.0400%
   11         5.5000%   0.0700%
   12         5.4900%   0.0500%
   13         4.9200%   0.0400%
   14         5.6500%   0.0400%
   15         5.5400%   0.0700%
   16         5.8200%   0.0400%
   17         5.0800%   0.0400%
   18         5.8800%   0.0400%

   19         5.4200%   0.1000%  Yes    10/11/09
   20         5.3800%   0.1000%  Yes    10/11/09
   21         5.5700%   0.0400%
   22         5.3000%   0.0400%
   23         5.4500%   0.0400%
   24         5.5000%   0.0400%  Yes    11/11/11
   25         5.2100%   0.1000%
   26         6.1000%   0.0400%
   27         6.3410%   0.0400%
   28         5.0700%   0.1000%

   29         5.5700%   0.0400%
   30         5.7000%   0.0400%
   31         5.6100%   0.1000%

   32         6.3800%   0.0400%
   33         6.3800%   0.0400%
   34         6.3800%   0.0400%
   35         6.3800%   0.0400%
   36         6.3800%   0.0400%
   37         6.3800%   0.0400%
   38         6.3800%   0.0400%
   39         6.3800%   0.0400%
   40         6.3800%   0.0400%
   41         6.3800%   0.0400%
   42         6.3800%   0.0400%
   43         6.3800%   0.0400%
   44         6.3800%   0.0400%
   45         5.7800%   0.0400%
   46         6.1400%   0.1000%
   47         5.4500%   0.0400%
   48         6.0920%   0.0400%  Yes    08/11/14
   49         5.9700%   0.0400%
   50         5.2900%   0.1000%

   51         6.3200%   0.0400%
   52         6.0200%   0.0400%
   53         5.0300%   0.1000%

                                      I-3

           MORTGAGE                                                                              CROSS
            SELLER    MORTGAGE  LOAN                                           CUT-OFF DATE  COLLATERALIZE
  LOAN       LOAN       LOAN    GROUP                                           PRINCIPAL      (MORTGAGE
 NUMBER     NUMBER     SELLER   NUMBER         LOAN / PROPERTY NAME              BALANCE       LOAN GROUP)
------------------------------------------------------------------------------------------------------------

   54       7011504     CGM       2     Ashley Park Apartments                  9,269,804.24       No
   55      940951094    PNC       1     Courtyard by Marriott                   9,100,000.00       No
   56       7010648     CGM       1     Clackamas Square                        9,000,000.00       No
   57       7011100     CGM       1     Terracotta Business Park                8,972,439.62       No
   58      940950927    PNC       1     Douglas Square Retail Center            8,881,955.39       No
   59       7009828     CGM       1     Bloomfield Self Storage                 8,856,051.08       No
   60       7008471     CGM       1     Shoppes at Fontana                      8,809,985.32       No
   61       7009489     CGM       1     Storage USA-Merrick Blvd                8,731,668.30       No
   62       7009613     CGM       1     Gulf Plaza                              8,325,000.00       No
   63       7010992     CGM       1     Townley Business Park                   8,267,620.30       No
   64       7010048     CGM       2     Newport Commons Apartments              8,100,000.00       No
   65      940950639    PNC       1     New Mark Shopping Center                8,000,000.00       No
   66       7009797     CGM       1     The Lofts at Brookfield Hills           7,800,000.00       No
   67       7010604     CGM       1     West Village Commons                    7,573,049.72       No
   68      940950770    PNC       1     Canyon Trails                           7,566,708.73       No
   69       7009621     CGM       1     The Marketplace of Warsaw               7,417,312.11       No
   70       7009988     CGM       1     H Street Connection                     7,211,919.31       No
   71       7010061     CGM       1     Station Holdings                        6,956,553.30       No
   72       7010809     CGM       1     Hoffman Estates                         6,956,000.00       No
   73       7011603     CGM       1     Marriott Courtyard Hotel                6,800,000.00       No
   74       7011230     CGM       1     Valley Centre                           6,300,000.00       No
   75       7009721     CGM       1     Regency Square                          6,023,516.48       No
   76       7010460     CGM       1     Best Western Agate Beach Inn            5,991,579.05       No
   77       7010440     CGM       1     Kerney Spectrum Retail Center           5,983,031.10       No
   78       7009948     CGM       1     1611 Ellsworth Industrial Boulevard     5,971,220.27       No
   79       7010248     CGM       1     Pinewood Plaza Office Building          5,767,000.00       No
   80       7010211     CGM       1     Gillespie Field Business Park-Lots      5,721,571.75       No
                                        19, 20 & 21
   81       7011097     CGM       2     Quaker Towers                           5,700,486.48       No
   82       7010924     CGM       1     Chico Mobile Country Club               5,633,645.75       No
   83       7009903     CGM       1     Edenton Village                         5,595,740.57       No
   84       7010320     CGM       1     Cantera Commons Shopping Center         5,573,619.16       No
   85       7010679     CGM       1     Fairfield Inn                           5,416,891.41       No
   86       7009638     CGM       1     Park Place Office Building              5,326,635.08       No
   87       7010124     CGM       1     Preston North Financial Center          5,250,000.00       No
   88       7010167     CGM       2     Bard Townhouses Phase II                5,239,875.91       No
   89       7010966     CGM       1     Wenatchee Top Foods                     5,190,060.18       No
   90       7010744     CGM       1     84 October Hill Road, Building 7        5,184,821.30       No
   91       7010691     CGM       1     Borders Books and Music                 5,031,685.25       No
   92       7011635     CGM       1     1400 16th Street                        5,000,000.00       No
   93      940951140    PNC       1     CVS Pharmacy                            4,874,587.84       No
   94       7009332     CGM       1     2500 Marcus Avenue                      4,854,541.82       No
   95       7009810     CGM       2     Pebble Cove                             4,800,000.00       No
   96       7009769     CGM       1     Eastland Plaza                          4,537,348.57       No
   97       7010208     CGM       1     Gateway Center Office                   4,481,941.75       No
   98      940951173    PNC       1     Monticello Village                      4,080,000.00       No
   99       7009602     CGM       1     Mattydale Shopping Center               3,978,751.56       No
   100      7010234     CGM       1     79 County Avenue                        3,689,040.32       No
   101      7009996     CGM       1     Bay Ridge Plaza                         3,489,609.40       No
   102      7010828     CGM       2     Hoodview Apartments                     3,489,058.66       No
   103      7008551     CGM       2     Oak Knoll Apartments                    2,862,404.89       No
   104      7009486     CGM       1     Pine Tree Plaza Onalaska                2,642,457.70       No
   105     940951135    PNC       2     Limestone Square Apartments             2,560,000.00       No
   106     940951076    PNC       2     Belle Isle Apartments                   2,170,759.48       No

                                 ARD
                       MASTER    LOAN
  LOAN      MORTGAGE  SERVICING  (YES/
 NUMBER       RATE    FEE RATE    NO)?     ARD
------------------------------------------------

   54        5.4800%   0.0400%
   55        5.9700%   0.1000%
   56        5.9500%   0.1000%
   57        5.6300%   0.1000%
   58        5.5300%   0.0500%
   59        5.6100%   0.0400%
   60        6.0000%   0.1000%
   61        5.6100%   0.0400%
   62        5.2800%   0.1000%
   63        5.7300%   0.1000%
   64        6.0900%   0.0700%
   65        5.4700%   0.0800%
   66        5.1400%   0.0400%
   67        6.1600%   0.0800%
   68        5.5000%   0.1000%
   69        6.1300%   0.0400%
   70        6.2400%   0.0400%
   71        5.4800%   0.1000%
   72        5.4500%   0.0400%
   73        6.4000%   0.0400%
   74        5.4400%   0.0400%
   75        6.1400%   0.0600%
   76        6.1800%   0.1000%
   77        6.0100%   0.1000%
   78        5.7400%   0.1000%
   79        6.2000%   0.0700%
   80        5.4000%   0.0400%

   81        5.1000%   0.0400%
   82        5.9000%   0.0400%
   83        6.2000%   0.0400%
   84        5.8200%   0.0800%
   85        6.6200%   0.0400%
   86        6.1500%   0.0900%
   87        5.6800%   0.0400%
   88        5.7600%   0.0400%
   89        5.8000%   0.1000%  Yes    10/11/14
   90        5.8600%   0.0400%
   91        6.0600%   0.0400%
   92        5.0400%   0.0400%
   93        5.4300%   0.0500%
   94        6.3200%   0.0400%
   95        5.5500%   0.0400%
   96        6.0900%   0.1000%
   97        5.6000%   0.0400%
   98        5.4500%   0.1200%
   99        6.1900%   0.0400%
   100       5.7900%   0.0400%
   101       5.5000%   0.0400%
   102       5.5300%   0.0400%
   103       5.7600%   0.1000%
   104       5.9800%   0.0800%
   105       5.5300%   0.0500%
   106       5.7100%   0.1000%

                                      I-4

                                                                                                                     INTEREST
           MORTGAGE                                                                                                  RESERVE
            SELLER   MORTGAGE  LOAN                                                                                  MORTGAGE
  LOAN       LOAN      LOAN    GROUP                                                                                   LOAN
 NUMBER     NUMBER    SELLER   NUMBER         LOAN / PROPERTY NAME           ADDITIONAL INTEREST RATE AFTER ARD      (YES/NO)?
--------------------------------------------------------------------------------------------------------------------------------

    1       7009300     CGM       1     Artery Plaza                                                                    Yes

    2       7009609     CGM       1     River Plaza Shopping Center                                                     Yes

    3       7008786     CGM       1     Nordahl Marketplace                                                             Yes
                                        California Office Portfolio
    4       7009892     CGM       1     Pacific Pointe Corporate Centre                                                 Yes
    5       7009891     CGM       1     Orchard Technology Park                                                         Yes
    6       7009890     CGM       1     Spectrum Pointe Office                                                          Yes
    7       7010465     CGM       1     400 SW 6th Avenue                                                               Yes
    8       7008193     CGM       1     Wilkes-Barre Commons                                                            Yes
    9       7009515     CGM       1     Bay Harbor Apartments                                                           Yes
   10       7010357     CGM       1     Williamsburg Shopping Center                                                    Yes

   11       7011196     CGM       1     Village West Shopping Center                                                    Yes

   12      940951069    PNC       2     The Lodge at Baybrook                                                           Yes

   13       7011416     CGM       1     499 Seventh Avenue                                                              Yes
   14       7011000     CGM       1     Arena Towers                                                                    Yes

   15       7011177     CGM       1     Dadeland Towers                                                                 Yes

   16       7009668     CGM       1     Lanes Mill Marketplace                                                          Yes
   17       7010121     CGM       1     One American Place                                                              Yes
   18       7010114     CGM       2     Channel Islands Village                                                         Yes
                                        Region Center/Denver
                                        Distribution Center
   19       7011397     CGM       1     Region Center                      10.4200%                                     Yes
   20       7011378     CGM       1     Denver Distribution Center         10.3800%                                     Yes
   21       7010817     CGM       1     Wedgewood Plaza                                                                 Yes
   22       7010773     CGM       2     Aspen Ridge Apartments                                                          Yes
   23       7010777     CGM       2     Hills of Aberdeen Apartments                                                    Yes

   24       7010987     CGM       1     Ceres Group Building               2% plus initial rate                         Yes
   25      940951164    PNC       1     Westwood Corporate Center II &                                                  Yes
                                        III
   26       7009758     CGM       1     Desert Sky Esplanade                                                            Yes

   27       7009882     CGM       1     DEA Santa Ana                                                                   Yes
   28      940951130    PNC       1     California National Guard                                                       Yes
                                        Headquarters
   29       7010818     CGM       1     Concourse Village Shopping Center                                               Yes
   30       7010385     CGM       2     Cape House II                                                                   Yes
   31       7011098     CGM       1     InterAmerican Plaza                                                             Yes

                                        KFC Portfolio
   32       7010031     CGM       1     KFC - Staten Island, NY                                                         Yes
   33       7010029     CGM       1     KFC - Central Islip, NY                                                         Yes
   34       7010036     CGM       1     KFC - Deer Park, NY                                                             Yes
   35       7010030     CGM       1     KFC - Hempstead, NY                                                             Yes
   36       7010038     CGM       1     KFC - Greenvale, NY                                                             Yes
   37       7010034     CGM       1     KFC - Freeport, NY                                                              Yes
   38       7009687     CGM       1     KFC - Patchogue, NY                                                             Yes
   39       7010033     CGM       1     KFC - Huntington, NY                                                            Yes
   40       7010037     CGM       1     KFC - Amityville, NY                                                            Yes
   41       7010028     CGM       1     KFC - Westbury, NY                                                              Yes
   42       7010027     CGM       1     KFC - Commack, NY                                                               Yes
   43       7010032     CGM       1     KFC - Bayshore, NY                                                              Yes
   44       7010035     CGM       1     KFC - Farmingdale, NY                                                           Yes
   45       7010607     CGM       1     532 Broad Hollow Road                                                           Yes

   46       7010007     CGM       1     Village at Collin Creek                                                         Yes
   47       7011128     CGM       1     Orthopaedic Specialty Center                                                    Yes
   48       7010072     CGM       1     Silverdale Shopping Center         The greater of 2% + existing rate or         Yes
                                                                           3% over treasuries
   49       7010290     CGM       1     Nantucket Storage Center                                                        Yes
   50      940951110    PNC       1     Embassy Plaza                                                                   Yes

                                        South Towne Mall/Skyline Point
                                        Apartments
   51       7009532     CGM       1     South Towne Mall                                                                Yes
   52       7009531     CGM       1     Skyline Point Apartments                                                        Yes
   53      940951183    PNC       1     Oakbrook and Campus South                                                       Yes

   54       7011504     CGM       2     Ashley Park Apartments                                                          Yes

                                     SCHEDULED
  LOAN                      GRACE    MATURITY
 NUMBER        LOAN TYPE    PERIOD     DATE
-----------------------------------------------

    1           Partial        0     07/11/19
              IO/Balloon
    2           Partial        0     09/11/14
              IO/Balloon
    3           Balloon        0     06/11/14

    4           Balloon        0     06/11/14
    5           Balloon        0     06/11/14
    6           Balloon        0     06/11/14
    7           Balloon        0     07/11/14
    8           Balloon        0     09/11/14
    9        Interest Only     0     09/11/09
   10           Partial        0     09/11/14
              IO/Balloon
   11           Partial        0     10/11/14
              IO/Balloon
   12           Partial        5     10/01/14
              IO/Balloon
   13        Interest Only     5     11/11/14
   14           Partial        0     12/11/14
              IO/Balloon
   15           Partial        0     12/11/14
              IO/Balloon
   16           Balloon        0     06/11/14
   17        Interest Only     0     12/11/09
   18           Balloon        0     07/11/14

   19           IO/ARD         0     10/11/34
   20           IO/ARD         0     10/11/34
   21           Balloon        0     08/11/14
   22           Balloon        0     08/11/09
   23           Partial        0     10/11/14
              IO/Balloon
   24             ARD          0     11/11/34
   25           Partial        5     11/01/14
              IO/Balloon
   26           Partial        0     07/11/19
              IO/Balloon
   27           Balloon        0     07/11/19
   28           Partial        5     11/01/09
              IO/Balloon
   29           Balloon        0     08/11/14
   30           Balloon        5     07/01/14
   31           Partial        0     09/11/14
              IO/Balloon

   32           Balloon        0     05/11/14
   33           Balloon        0     05/11/14
   34           Balloon        0     05/11/14
   35           Balloon        0     05/11/14
   36           Balloon        0     05/11/14
   37           Balloon        0     05/11/14
   38           Balloon        0     05/11/14
   39           Balloon        0     05/11/14
   40           Balloon        0     05/11/14
   41           Balloon        0     05/11/14
   42           Balloon        0     05/11/14
   43           Balloon        0     05/11/14
   44           Balloon        0     05/11/14
   45           Partial        0     09/11/14
              IO/Balloon
   46           Balloon        0     07/11/14
   47           Balloon        0     10/11/14
   48             ARD          0     08/11/34

   49           Balloon        0     08/11/14
   50           Partial        5     11/01/11
              IO/Balloon

   51           Balloon        0     07/11/14
   52           Balloon        0     07/11/14
   53           Partial        5     11/01/11
              IO/Balloon
   54           Balloon        0     11/11/14

                                      I-5

                                                                                                                     INTEREST
           MORTGAGE                                                                                                  RESERVE
            SELLER   MORTGAGE  LOAN                                                                                  MORTGAGE
  LOAN       LOAN      LOAN    GROUP                                                                                   LOAN
 NUMBER     NUMBER    SELLER   NUMBER         LOAN / PROPERTY NAME           ADDITIONAL INTEREST RATE AFTER ARD      (YES/NO)?
--------------------------------------------------------------------------------------------------------------------------------

   55      940951094    PNC       1     Courtyard by Marriott                                                           Yes
   56       7010648     CGM       1     Clackamas Square                                                                Yes

   57       7011100     CGM       1     Terracotta Business Park                                                        Yes
   58      940950927    PNC       1     Douglas Square Retail Center                                                    Yes
   59       7009828     CGM       1     Bloomfield Self Storage                                                         Yes
   60       7008471     CGM       1     Shoppes at Fontana                                                              Yes
   61       7009489     CGM       1     Storage USA-Merrick Blvd                                                        Yes
   62       7009613     CGM       1     Gulf Plaza                                                                      Yes

   63       7010992     CGM       1     Townley Business Park                                                           Yes
   64       7010048     CGM       2     Newport Commons Apartments                                                      Yes

   65      940950639    PNC       1     New Mark Shopping Center                                                        Yes

   66       7009797     CGM       1     The Lofts at Brookfield Hills                                                   Yes

   67       7010604     CGM       1     West Village Commons                                                            Yes
   68      940950770    PNC       1     Canyon Trails                                                                   Yes
   69       7009621     CGM       1     The Marketplace of Warsaw                                                       Yes
   70       7009988     CGM       1     H Street Connection                                                             Yes
   71       7010061     CGM       1     Station Holdings                                                                Yes
   72       7010809     CGM       1     Hoffman Estates                                                                 Yes

   73       7011603     CGM       1     Marriott Courtyard Hotel                                                        Yes
   74       7011230     CGM       1     Valley Centre                                                                   Yes

   75       7009721     CGM       1     Regency Square                                                                  Yes
   76       7010460     CGM       1     Best Western Agate Beach Inn                                                    Yes
   77       7010440     CGM       1     Kerney Spectrum Retail Center                                                   Yes
   78       7009948     CGM       1     1611 Ellsworth Industrial                                                       Yes
                                        Boulevard
   79       7010248     CGM       1     Pinewood Plaza Office Building                                                  Yes

   80       7010211     CGM       1     Gillespie Field Business                                                        Yes
                                        Park-Lots 19, 20 & 21
   81       7011097     CGM       2     Quaker Towers                                                                   Yes
   82       7010924     CGM       1     Chico Mobile Country Club                                                       Yes
   83       7009903     CGM       1     Edenton Village                                                                 Yes
   84       7010320     CGM       1     Cantera Commons Shopping Center                                                 Yes
   85       7010679     CGM       1     Fairfield Inn                                                                   Yes
   86       7009638     CGM       1     Park Place Office Building                                                      Yes
   87       7010124     CGM       1     Preston North Financial Center                                                  Yes

   88       7010167     CGM       2     Bard Townhouses Phase II                                                        Yes
   89       7010966     CGM       1     Wenatchee Top Foods                Greater of 2% plus Rate or 3% plus           Yes
                                                                           annualized yield
   90       7010744     CGM       1     84 October Hill Road, Building 7                                                Yes
   91       7010691     CGM       1     Borders Books and Music                                                         Yes
   92       7011635     CGM       1     1400 16th Street                                                                Yes
   93      940951140    PNC       1     CVS Pharmacy                                                                    Yes
   94       7009332     CGM       1     2500 Marcus Avenue                                                              Yes
   95       7009810     CGM       2     Pebble Cove                                                                     Yes
   96       7009769     CGM       1     Eastland Plaza                                                                  Yes
   97       7010208     CGM       1     Gateway Center Office                                                           Yes
   98      940951173    PNC       1     Monticello Village                                                              Yes
   99       7009602     CGM       1     Mattydale Shopping Center                                                       Yes
   100      7010234     CGM       1     79 County Avenue                                                                Yes
   101      7009996     CGM       1     Bay Ridge Plaza                                                                 Yes
   102      7010828     CGM       2     Hoodview Apartments                                                             Yes
   103      7008551     CGM       2     Oak Knoll Apartments                                                            Yes
   104      7009486     CGM       1     Pine Tree Plaza Onalaska                                                        Yes
   105     940951135    PNC       2     Limestone Square Apartments                                                     Yes
   106     940951076    PNC       2     Belle Isle Apartments                                                           Yes

                                    SCHEDULED
  LOAN                     GRACE    MATURITY
 NUMBER       LOAN TYPE    PERIOD     DATE
----------------------------------------------

   55          Balloon        5     12/01/14
   56          Partial        0     08/11/14
             IO/Balloon
   57          Balloon        0     09/11/14
   58          Balloon        5     10/01/14
   59          Balloon        0     07/11/09
   60          Balloon        0     07/11/14
   61          Balloon        0     07/11/09
   62          Partial        0     04/11/14
             IO/Balloon
   63          Balloon        0     08/11/09
   64          Partial        0     09/11/14
             IO/Balloon
   65          Partial        5     12/01/14
             IO/Balloon
   66          Partial        0     11/11/14
             IO/Balloon
   67          Balloon        0     08/11/14
   68          Balloon        5     11/01/14
   69          Balloon        0     07/11/14
   70          Balloon        0     06/11/14
   71          Balloon        0     06/11/14
   72          Partial        0     08/11/09
             IO/Balloon
   73          Balloon        0     12/11/14
   74          Partial        0     10/11/14
             IO/Balloon
   75          Balloon        0     07/11/14
   76          Balloon        0     11/11/14
   77          Balloon        0     09/11/14
   78          Balloon        0     07/11/14

   79          Partial        0     07/11/14
             IO/Balloon
   80          Balloon        0     09/11/14

   81          Balloon        0     09/11/09
   82          Balloon        0     09/11/14
   83          Balloon        0     07/11/14
   84          Balloon        0     07/11/14
   85          Balloon        0     11/11/14
   86          Balloon        0     07/11/14
   87          Partial        0     06/11/11
             IO/Balloon
   88          Balloon        0     10/11/14
   89            ARD          0     10/11/34

   90          Balloon        0     09/11/14
   91          Balloon        0     08/11/14
   92       Interest Only     0     11/11/13
   93          Balloon        5     11/01/14
   94          Balloon        0     07/11/14
   95          Balloon        0     12/11/14
   96          Balloon        0     09/11/14
   97          Balloon        0     08/11/14
   98          Balloon        5     01/01/15
   99          Balloon        0     06/11/14
   100         Balloon        0     09/11/14
   101         Balloon        0     10/11/14
   102         Balloon        0     09/11/14
   103         Balloon        5     11/01/13
   104         Balloon        0     09/11/14
   105         Balloon        5     12/01/14
   106         Balloon        5     10/01/14

                                      I-6

                                                                            PERIODIC    ORIGINAL     STATED     REMAINING
           MORTGAGE                                                        PAYMENT ON   TERM TO     ORIGINAL    TERM TO
            SELLER   MORTGAGE  LOAN                                        FIRST DUE    MATURITY   AMORTIZATION MATURITY
  LOAN       LOAN      LOAN    GROUP                                       DATE AFTER    / ARD        TERM       / ARD
 NUMBER     NUMBER    SELLER   NUMBER          LOAN / PROPERTY NAME         CLOSING     (MONTHS)    (MONTHS)    (MONTHS)
--------------------------------------------------------------------------------------------------------------------------

    1       7009300     CGM       1     Artery Plaza                         285,983.18      180         360        175
    2       7009609     CGM       1     River Plaza Shopping Center          216,509.17      120         360        117
    3       7008786     CGM       1     Nordahl Marketplace                  240,901.34      120         360        114
                                        California Office Portfolio
    4       7009892     CGM       1     Pacific Pointe Corporate Centre       68,218.24      120         360        114
    5       7009891     CGM       1     Orchard Technology Park               66,756.42      120         360        114
    6       7009890     CGM       1     Spectrum Pointe Office                57,931.37      120         360        114
    7       7010465     CGM       1     400 SW 6th Avenue                    150,469.72      120         360        115
    8       7008193     CGM       1     Wilkes-Barre Commons                 138,388.02      120         360        117
    9       7009515     CGM       1     Bay Harbor Apartments                108,930.56      60       Interest       57
                                                                                                        Only
   10       7010357     CGM       1     Williamsburg Shopping Center         105,425.83      120         360        117
   11       7011196     CGM       1     Village West Shopping Center         102,063.19      120         360        118
   12      940951069    PNC       2     The Lodge at Baybrook                 96,913.75      120         360        118
   13       7011416     CGM       1     499 Seventh Avenue                    84,733.33      120      Interest      119
                                                                                                        Only
   14       7011000     CGM       1     Arena Towers                          96,916.33      120         360        120
   15       7011177     CGM       1     Dadeland Towers                       94,099.21      120         360        120
   16       7009668     CGM       1     Lanes Mill Marketplace               115,253.35      120         360        114
   17       7010121     CGM       1     One American Place                    83,114.44      60       Interest       60
                                                                                                        Only
   18       7010114     CGM       2     Channel Islands Village              109,493.61      120         360        115
                                        Region Center/Denver Distribution
                                        Center
   19       7011397     CGM       1     Region Center                         47,173.95      61       Interest       58
                                                                                                        Only
   20       7011378     CGM       1     Denver Distribution Center            35,394.42      60       Interest       58
                                                                                                        Only
   21       7010817     CGM       1     Wedgewood Plaza                       98,530.89      120         360        116
   22       7010773     CGM       2     Aspen Ridge Apartments                93,291.18      60          360         56
   23       7010777     CGM       2     Hills of Aberdeen Apartments          77,435.42      120         360        118
   24       7010987     CGM       1     Ceres Group Building                  93,685.19      84          360         83
   25      940951164    PNC       1     Westwood Corporate Center II & III    73,576.78      120         360        119
   26       7009758     CGM       1     Desert Sky Esplanade                  80,367.50      180         360        175
   27       7009882     CGM       1     DEA Santa Ana                        112,645.02      180         240        175
   28      940951130    PNC       1     California National Guard             64,614.33      60          360         59
                                        Headquarters
   29       7010818     CGM       1     Concourse Village Shopping Center     84,569.49      120         360        116
   30       7010385     CGM       2     Cape House II                         84,158.06      120         360        115
   31       7011098     CGM       1     InterAmerican Plaza                   67,631.67      120         360        117
                                        KFC Portfolio
   32       7010031     CGM       1     KFC - Staten Island, NY               10,933.55      120         324        113
   33       7010029     CGM       1     KFC - Central Islip, NY                9,103.19      120         324        113
   34       7010036     CGM       1     KFC - Deer Park, NY                    6,560.13      120         324        113
   35       7010030     CGM       1     KFC - Hempstead, NY                    6,446.75      120         324        113
   36       7010038     CGM       1     KFC - Greenvale, NY                    6,438.65      120         324        113
   37       7010034     CGM       1     KFC - Freeport, NY                     6,043.42      120         324        113
   38       7009687     CGM       1     KFC - Patchogue, NY                    5,709.74      120         324        113
   39       7010033     CGM       1     KFC - Huntington, NY                   5,709.74      120         324        113
   40       7010037     CGM       1     KFC - Amityville, NY                   5,709.74      120         324        113
   41       7010028     CGM       1     KFC - Westbury, NY                     5,170.35      120         324        113
   42       7010027     CGM       1     KFC - Commack, NY                      4,737.87      120         324        113
   43       7010032     CGM       1     KFC - Bayshore, NY                     4,295.67      120         324        113
   44       7010035     CGM       1     KFC - Farmingdale, NY                  4,130.45      120         324        113
   45       7010607     CGM       1     532 Broad Hollow Road                 59,726.67      120         360        117
   46       7010007     CGM       1     Village at Collin Creek               68,769.64      120         360        115
   47       7011128     CGM       1     Orthopaedic Specialty Center          59,740.59      120         360        118
   48       7010072     CGM       1     Silverdale Shopping Center            62,364.25      120         360        116
   49       7010290     CGM       1     Nantucket Storage Center              59,762.31      120         360        116
   50      940951110    PNC       1     Embassy Plaza                         45,097.25      84          360         83
                                        South Towne Mall/Skyline Point
                                        Apartments
   51       7009532     CGM       1     South Towne Mall                      34,890.59      120         360        115
   52       7009531     CGM       1     Skyline Point Apartments              24,994.82      120         360        115
   53      940951183    PNC       1     Oakbrook and Campus South             41,148.19      84          360         83

            STATED
           REMAINING
          AMORTIZATION  DEFEASANCE
  LOAN     TERM           LOAN
 NUMBER    (MONTHS)     (YES/NO)?
----------------------------------

    1          360         Yes
    2          360         Yes
    3          354         Yes

    4          354         Yes
    5          354         Yes
    6          354         Yes
    7          355         Yes
    8          357         Yes
    9       Interest       Yes
               Only
   10          360         Yes
   11          360         Yes
   12          360         No
   13       Interest       Yes
               Only
   14          360         No
   15          360         Yes
   16          354         Yes
   17       Interest       Yes
               Only
   18          355         Yes

   19       Interest       Yes
               Only
   20       Interest       Yes
               Only
   21          356         Yes
   22          356         Yes
   23          360         Yes
   24          359         Yes
   25          360         Yes
   26          360         Yes
   27          235         Yes
   28          360         Yes

   29          356         Yes
   30          355         Yes
   31          360         Yes

   32          317         Yes
   33          317         Yes
   34          317         Yes
   35          317         Yes
   36          317         Yes
   37          317         Yes
   38          317         Yes
   39          317         Yes
   40          317         Yes
   41          317         Yes
   42          317         Yes
   43          317         Yes
   44          317         Yes
   45          360         Yes
   46          355         Yes
   47          358         Yes
   48          356         Yes
   49          356         Yes
   50          360         Yes

   51          355         Yes
   52          355         Yes
   53          360         Yes

                                      I-7

                                                                            PERIODIC    ORIGINAL     STATED     REMAINING
           MORTGAGE                                                        PAYMENT ON   TERM TO     ORIGINAL    TERM TO
            SELLER   MORTGAGE  LOAN                                        FIRST DUE    MATURITY   AMORTIZATION MATURITY
  LOAN       LOAN      LOAN    GROUP                                       DATE AFTER    / ARD        TERM       / ARD
 NUMBER     NUMBER    SELLER   NUMBER          LOAN / PROPERTY NAME         CLOSING     (MONTHS)    (MONTHS)    (MONTHS)
--------------------------------------------------------------------------------------------------------------------------

   54       7011504     CGM       2     Ashley Park Apartments                52,574.43      120         360        119
   55      940951094    PNC       1     Courtyard by Marriott                 58,464.66      120         300        120
   56       7010648     CGM       1     Clackamas Square                      46,112.50      120         360        116
   57       7011100     CGM       1     Terracotta Business Park              51,837.49      120         360        117
   58      940950927    PNC       1     Douglas Square Retail Center          50,700.87      120         360        118
   59       7009828     CGM       1     Bloomfield Self Storage               51,149.16      60          360         55
   60       7008471     CGM       1     Shoppes at Fontana                    53,060.22      120         360        115
   61       7009489     CGM       1     Storage USA-Merrick Blvd              50,430.78      60          360         55
   62       7009613     CGM       1     Gulf Plaza                            37,851.00      120         360        112
   63       7010992     CGM       1     Townley Business Park                 48,331.15      60          360         56
   64       7010048     CGM       2     Newport Commons Apartments            42,477.75      120         360        117
   65      940950639    PNC       1     New Mark Shopping Center              37,682.22      120         360        120
   66       7009797     CGM       1     The Lofts at Brookfield Hills         34,523.67      120         360        119
   67       7010604     CGM       1     West Village Commons                  46,350.56      120         360        116
   68      940950770    PNC       1     Canyon Trails                         43,010.02      120         360        119
   69       7009621     CGM       1     The Marketplace of Warsaw             45,291.08      120         360        115
   70       7009988     CGM       1     H Street Connection                   44,592.35      120         360        114
   71       7010061     CGM       1     Station Holdings                      39,657.44      120         360        114
   72       7010809     CGM       1     Hoffman Estates                       32,644.89      60          360         56
   73       7011603     CGM       1     Marriott Courtyard Hotel              45,490.09      120         300        120
   74       7011230     CGM       1     Valley Centre                         29,512.00      120         360        118
   75       7009721     CGM       1     Regency Square                        36,819.14      120         360        115
   76       7010460     CGM       1     Best Western Agate Beach Inn          39,320.95      120         300        119
   77       7010440     CGM       1     Kerney Spectrum Retail Center         36,011.62      120         360        117
   78       7009948     CGM       1     1611 Ellsworth Industrial             34,976.26      120         360        115
                                        Boulevard
   79       7010248     CGM       1     Pinewood Plaza Office Building        30,789.37      120         360        115
   80       7010211     CGM       1     Gillespie Field Business              32,231.87      120         360        117
                                        Park-Lots 19, 20 & 21
   81       7011097     CGM       2     Quaker Towers                         31,056.73      60          360         57
   82       7010924     CGM       1     Chico Mobile Country Club             33,512.21      120         360        117
   83       7009903     CGM       1     Edenton Village                       34,420.76      120         360        115
   84       7010320     CGM       1     Cantera Commons Shopping Center       32,929.53      120         360        115
   85       7010679     CGM       1     Fairfield Inn                         37,030.99      120         300        119
   86       7009638     CGM       1     Park Place Office Building            32,593.71      120         360        115
   87       7010124     CGM       1     Preston North Financial Center        25,678.33      84          360         78
   88       7010167     CGM       2     Bard Townhouses Phase II              30,670.93      120         360        118
   89       7010966     CGM       1     Wenatchee Top Foods                   30,511.16      120         360        118
   90       7010744     CGM       1     84 October Hill Road, Building 7      30,710.13      120         360        117
   91       7010691     CGM       1     Borders Books and Music               30,472.38      120         360        116
   92       7011635     CGM       1     1400 16th Street                      21,700.00      108      Interest      107
                                                                                                        Only
   93      940951140    PNC       1     CVS Pharmacy                          27,494.16      120         360        119
   94       7009332     CGM       1     2500 Marcus Avenue                    30,238.51      120         360        115
   95       7009810     CGM       2     Pebble Cove                           27,404.64      120         360        120
   96       7009769     CGM       1     Eastland Plaza                        27,543.38      120         360        117
   97       7010208     CGM       1     Gateway Center Office                 25,833.55      120         360        116
   98      940951173    PNC       1     Monticello Village                    23,037.96      120         360        120
   99       7009602     CGM       1     Mattydale Shopping Center             24,472.81      120         360        114
   100      7010234     CGM       1     79 County Avenue                      21,686.31      120         360        117
   101      7009996     CGM       1     Bay Ridge Plaza                       21,493.06      120         300        118
   102      7010828     CGM       2     Hoodview Apartments                   19,938.54      120         360        117
   103      7008551     CGM       2     Oak Knoll Apartments                  16,942.04      120         360        107
   104      7009486     CGM       1     Pine Tree Plaza Onalaska              15,854.03      120         360        117
   105     940951135    PNC       2     Limestone Square Apartments           14,583.62      120         360        120
   106     940951076    PNC       2     Belle Isle Apartments                 12,637.50      120         360        118

            STATED
           REMAINING
          AMORTIZATION  DEFEASANCE
  LOAN     TERM           LOAN
 NUMBER    (MONTHS)     (YES/NO)?
----------------------------------

   54          359         Yes
   55          300         Yes
   56          360         Yes
   57          357         Yes
   58          358         Yes
   59          355         Yes
   60          355         Yes
   61          355         Yes
   62          360         Yes
   63          356         Yes
   64          360         Yes
   65          360         Yes
   66          360         Yes
   67          356         Yes
   68          359         No
   69          355         Yes
   70          354         Yes
   71          354         Yes
   72          360         Yes
   73          300         Yes
   74          360         Yes
   75          355         Yes
   76          299         Yes
   77          357         Yes
   78          355         Yes

   79          360         Yes
   80          357         Yes

   81          357         Yes
   82          357         Yes
   83          355         Yes
   84          355         Yes
   85          299         Yes
   86          355         Yes
   87          360         Yes
   88          358         Yes
   89          358         Yes
   90          357         Yes
   91          356         No
   92       Interest       Yes
               Only
   93          359         Yes
   94          355         Yes
   95          360         Yes
   96          357         Yes
   97          356         Yes
   98          360         Yes
   99          354         Yes
   100         357         Yes
   101         298         Yes
   102         357         Yes
   103         347         Yes
   104         357         Yes
   105         360         Yes
   106         358         Yes

                                      I-8

           MORTGAGE
           SELLER     MORTGAGE  LOAN                                                                           PROPERTY
  LOAN       LOAN       LOAN    GROUP                                                              PROPERTY     SIZE
 NUMBER     NUMBER     SELLER   NUMBER        LOAN / PROPERTY NAME          BORROWER'S INTEREST      SIZE       TYPE
------------------------------------------------------------------------------------------------------------------------

    1       7009300     CGM       1     Artery Plaza                            Fee Simple          270,975      SF
    2       7009609     CGM       1     River Plaza Shopping Center             Fee Simple          102,577      SF
    3       7008786     CGM       1     Nordahl Marketplace                     Fee Simple          164,597      SF
                                        California Office Portfolio
    4       7009892     CGM       1     Pacific Pointe Corporate Centre         Fee Simple          81,597       SF

    5       7009891     CGM       1     Orchard Technology Park                 Fee Simple          101,922      SF

    6       7009890     CGM       1     Spectrum Pointe Office                  Fee Simple          71,987       SF

    7       7010465     CGM       1     400 SW 6th Avenue                       Fee Simple          208,374      SF
    8       7008193     CGM       1     Wilkes-Barre Commons                    Fee Simple          167,050      SF
    9       7009515     CGM       1     Bay Harbor Apartments                   Fee Simple            339       Units
   10       7010357     CGM       1     Williamsburg Shopping Center            Fee in part         249,184      SF
                                                                             Leasehold in part
   11       7011196     CGM       1     Village West Shopping Center            Fee Simple          168,915      SF
   12      940951069    PNC       2     The Lodge at Baybrook                   Fee Simple            322       Units
   13       7011416     CGM       1     499 Seventh Avenue                      Fee Simple          169,869      SF
   14       7011000     CGM       1     Arena Towers                            Fee Simple          816,544      SF
   15       7011177     CGM       1     Dadeland Towers                         Fee Simple          241,757      SF
   16       7009668     CGM       1     Lanes Mill Marketplace                  Fee Simple          69,368       SF
   17       7010121     CGM       1     One American Place                      Fee Simple          332,450      SF
   18       7010114     CGM       2     Channel Islands Village                 Fee Simple            214       Units
                                        Region Center/Denver
                                        Distribution Center
   19       7011397     CGM       1     Region Center                           Fee Simple          291,564      SF
   20       7011378     CGM       1     Denver Distribution Center              Fee Simple          210,600      SF
   21       7010817     CGM       1     Wedgewood Plaza                         Fee Simple          151,705      SF
   22       7010773     CGM       2     Aspen Ridge Apartments                  Fee Simple            642       Units
   23       7010777     CGM       2     Hills of Aberdeen Apartments            Fee Simple            172       Units
   24       7010987     CGM       1     Ceres Group Building                    Fee Simple          125,006      SF
   25      940951164    PNC       1     Westwood Corporate Center II &          Fee Simple          123,516      SF
                                        III
   26       7009758     CGM       1     Desert Sky Esplanade                    Fee Simple          160,011      SF
   27       7009882     CGM       1     DEA Santa Ana                           Fee Simple          39,905       SF
   28      940951130    PNC       1     California National Guard               Fee Simple          110,500      SF
                                        Headquarters
   29       7010818     CGM       1     Concourse Village Shopping Center       Fee Simple          128,970      SF
   30       7010385     CGM       2     Cape House II                           Fee Simple            239       Units
   31       7011098     CGM       1     InterAmerican Plaza                     Fee Simple          163,023      SF
                                        KFC Portfolio
   32       7010031     CGM       1     KFC - Staten Island, NY                 Fee Simple           2,408       SF
   33       7010029     CGM       1     KFC - Central Islip, NY                 Fee Simple           2,440       SF
   34       7010036     CGM       1     KFC - Deer Park, NY                     Fee Simple           1,578       SF
   35       7010030     CGM       1     KFC - Hempstead, NY                     Fee Simple           2,600       SF
   36       7010038     CGM       1     KFC - Greenvale, NY                     Fee Simple           2,079       SF
   37       7010034     CGM       1     KFC - Freeport, NY                      Fee Simple           2,015       SF
   38       7009687     CGM       1     KFC - Patchogue, NY                     Fee Simple           2,136       SF
   39       7010033     CGM       1     KFC - Huntington, NY                    Fee Simple           2,204       SF
   40       7010037     CGM       1     KFC - Amityville, NY                    Fee Simple           2,397       SF
   41       7010028     CGM       1     KFC - Westbury, NY                      Fee Simple           2,079       SF
   42       7010027     CGM       1     KFC - Commack, NY                       Fee Simple           2,054       SF
   43       7010032     CGM       1     KFC - Bayshore, NY                      Fee Simple           1,608       SF
   44       7010035     CGM       1     KFC - Farmingdale, NY                   Fee Simple           1,632       SF
   45       7010607     CGM       1     532 Broad Hollow Road                   Fee Simple          85,446       SF
   46       7010007     CGM       1     Village at Collin Creek                 Fee Simple          123,782      SF
   47       7011128     CGM       1     Orthopaedic Specialty Center             Leasehold          45,819       SF
   48       7010072     CGM       1     Silverdale Shopping Center              Fee Simple          104,002      SF
   49       7010290     CGM       1     Nantucket Storage Center                Fee Simple          93,873       SF
   50      940951110    PNC       1     Embassy Plaza                           Fee Simple          131,882      SF
                                        South Towne Mall/Skyline Point
                                        Apartments
   51       7009532     CGM       1     South Towne Mall                        Fee Simple          102,634      SF
   52       7009531     CGM       1     Skyline Point Apartments                Fee Simple            88        Units
   53      940951183    PNC       1     Oakbrook and Campus South               Fee Simple          85,799       SF
   54       7011504     CGM       2     Ashley Park Apartments                  Fee Simple            172       Units

                                                 ESCROWED
                                                  ANNUAL
                                                  REAL
  LOAN                                            ESTATE
 NUMBER             LOCKBOX (YES/NO)?             TAXES
----------------------------------------------------------

    1      Yes, In-Place Hard                    618,087
    2      Yes, In-Place Soft; Springing Hard    136,359
    3      No                                    525,618

    4      Yes, In-Place Hard, Springing Cash    92,394
           Management
    5      Yes, In-Place Hard, Springing Cash    150,222
           Management
    6      Yes, In-Place Hard, Springing Cash    93,831
           Management
    7      Yes, Springing Hard                   260,277
    8      Yes, Springing Hard                   260,497
    9      Yes, In-Place Soft; Springing Hard    51,039
   10      No                                    53,650

   11      Yes, Springing Hard                   249,269
   12      No                                    509,848
   13      No                                       0
   14      No                                    808,122
   15      Yes, In-Place Hard                    452,402
   16      No                                    125,200
   17      No                                    479,856
   18      No                                    97,296

   19      Yes, In-Place Hard                    122,410
   20      Yes, In-Place Hard                    106,835
   21      Yes, Springing Hard                   276,100
   22      No                                    211,615
   23      No                                    200,313
   24      Yes, In-Place Hard                       0
   25      No                                       0

   26      No                                    204,427
   27      No                                    175,703
   28      Yes, In-Place Hard                    210,837

   29      Yes, Springing Hard                   217,530
   30      No                                    304,007
   31      No                                    217,267

   32      Yes, In-Place Hard                       0
   33      Yes, In-Place Hard                       0
   34      Yes, In-Place Hard                       0
   35      Yes, In-Place Hard                       0
   36      Yes, In-Place Hard                       0
   37      Yes, In-Place Hard                       0
   38      Yes, In-Place Hard                       0
   39      Yes, In-Place Hard                       0
   40      Yes, In-Place Hard                       0
   41      Yes, In-Place Hard                       0
   42      Yes, In-Place Hard                       0
   43      Yes, In-Place Hard                       0
   44      Yes, In-Place Hard                       0
   45      No                                    241,667
   46      Yes, In-Place Hard                    272,370
   47      No                                    133,491
   48      No                                    92,387
   49      No                                    69,716
   50      Yes, In-Place Hard                    214,420

   51      Yes, Springing Hard                   90,673
   52      No                                    49,434
   53      No                                    105,405
   54      Yes, In Place Soft                    74,474

                                      I-9

           MORTGAGE
           SELLER     MORTGAGE  LOAN                                                                           PROPERTY
  LOAN       LOAN       LOAN    GROUP                                                              PROPERTY     SIZE
 NUMBER     NUMBER     SELLER   NUMBER        LOAN / PROPERTY NAME          BORROWER'S INTEREST      SIZE       TYPE
------------------------------------------------------------------------------------------------------------------------

   55      940951094    PNC       1     Courtyard by Marriott                    Leasehold            122       Rooms
   56       7010648     CGM       1     Clackamas Square                        Fee Simple          74,545       SF
   57       7011100     CGM       1     Terracotta Business Park                Fee Simple          123,375      SF
   58      940950927    PNC       1     Douglas Square Retail Center            Fee Simple          59,438       SF
   59       7009828     CGM       1     Bloomfield Self Storage                 Fee Simple          82,175       SF
   60       7008471     CGM       1     Shoppes at Fontana                      Fee Simple          97,547       SF
                                                                                                   (Note 5)
   61       7009489     CGM       1     Storage USA-Merrick Blvd                Fee Simple          51,135       SF
   62       7009613     CGM       1     Gulf Plaza                              Fee Simple          120,651      SF
   63       7010992     CGM       1     Townley Business Park                   Fee Simple          121,519      SF
   64       7010048     CGM       2     Newport Commons Apartments              Fee Simple            102       Units
   65      940950639    PNC       1     New Mark Shopping Center                Fee Simple          74,774       SF
   66       7009797     CGM       1     The Lofts at Brookfield Hills           Fee Simple            64        Units
   67       7010604     CGM       1     West Village Commons                    Fee Simple          100,538      SF
   68      940950770    PNC       1     Canyon Trails                           Fee Simple          34,998       SF
   69       7009621     CGM       1     The Marketplace of Warsaw               Fee Simple          183,482      SF
   70       7009988     CGM       1     H Street Connection                     Fee Simple          37,991       SF
   71       7010061     CGM       1     Station Holdings                        Fee Simple          76,359       SF
   72       7010809     CGM       1     Hoffman Estates                         Fee Simple          108,700      SF
   73       7011603     CGM       1     Marriott Courtyard Hotel                Fee Simple            155       Rooms
   74       7011230     CGM       1     Valley Centre                           Fee Simple          74,378       SF
   75       7009721     CGM       1     Regency Square                          Fee Simple          23,741       SF
   76       7010460     CGM       1     Best Western Agate Beach Inn            Fee Simple            148       Rooms
   77       7010440     CGM       1     Kerney Spectrum Retail Center           Fee Simple          15,259       SF
   78       7009948     CGM       1     1611 Ellsworth Industrial               Fee Simple          201,717      SF
                                        Boulevard
   79       7010248     CGM       1     Pinewood Plaza Office Building          Fee Simple          70,266       SF
   80       7010211     CGM       1     Gillespie Field Business                 Leasehold          69,447       SF
                                        Park-Lots 19, 20 & 21
   81       7011097     CGM       2     Quaker Towers                           Fee Simple            128       Units
   82       7010924     CGM       1     Chico Mobile Country Club               Fee Simple            178       Units
   83       7009903     CGM       1     Edenton Village                         Fee Simple          105,900      SF
   84       7010320     CGM       1     Cantera Commons Shopping Center         Fee Simple          17,855       SF
   85       7010679     CGM       1     Fairfield Inn                           Fee Simple            133       Rooms
   86       7009638     CGM       1     Park Place Office Building               Leasehold          76,784       SF
   87       7010124     CGM       1     Preston North Financial Center          Fee Simple          82,199       SF
   88       7010167     CGM       2     Bard Townhouses Phase II                Fee Simple            66        Units
   89       7010966     CGM       1     Wenatchee Top Foods                     Fee Simple          63,527       SF
   90       7010744     CGM       1     84 October Hill Road, Building 7        Fee Simple          113,661      SF
   91       7010691     CGM       1     Borders Books and Music                 Fee Simple          24,500       SF
   92       7011635     CGM       1     1400 16th Street                         Leasehold          168,507      SF
   93      940951140    PNC       1     CVS Pharmacy                            Fee Simple          12,739       SF
   94       7009332     CGM       1     2500 Marcus Avenue                      Fee Simple          61,984       SF
   95       7009810     CGM       2     Pebble Cove                             Fee Simple            90        Units
   96       7009769     CGM       1     Eastland Plaza                          Fee Simple          65,415       SF
   97       7010208     CGM       1     Gateway Center Office                   Fee in part         26,239       SF
                                                                             Leasehold in part
   98      940951173    PNC       1     Monticello Village                      Fee Simple          29,159       SF
   99       7009602     CGM       1     Mattydale Shopping Center                Leasehold          161,077      SF
   100      7010234     CGM       1     79 County Avenue                        Fee Simple          76,234       SF
   101      7009996     CGM       1     Bay Ridge Plaza                         Fee in part         64,309       SF
                                                                             Leasehold in part
   102      7010828     CGM       2     Hoodview Apartments                     Fee Simple            150       Units
   103      7008551     CGM       2     Oak Knoll Apartments                    Fee Simple            50        Units
   104      7009486     CGM       1     Pine Tree Plaza Onalaska                Fee Simple          26,041       SF
   105     940951135    PNC       2     Limestone Square Apartments             Fee Simple            48        Units
   106     940951076    PNC       2     Belle Isle Apartments                   Fee Simple            96        Units

                                                ESCROWED
                                                 ANNUAL
                                                  REAL
  LOAN                                            ESTATE
 NUMBER             LOCKBOX (YES/NO)?             TAXES
----------------------------------------------------------

   55      No                                       0
   56      Yes, Springing Hard                   128,254
   57      Yes, Springing Hard                   65,973
   58      No                                    161,040
   59      Yes, Springing Soft                   147,118
   60      No                                    85,687

   61      Yes, Springing Soft                   93,620
   62      Yes, Springing Hard                   252,458
   63      Yes, Springing Hard                   208,160
   64      Yes, Springing Hard                   108,300
   65      Yes, Springing Hard                   109,304
   66      No                                    98,320
   67      Yes, Springing Hard                   143,901
   68      No                                    76,899
   69      Yes, Springing Hard                   110,988
   70      No                                    118,388
   71      No                                    88,849
   72      Yes, Springing Hard                   185,974
   73      No                                    113,785
   74      No                                    186,920
   75      No                                    29,515
   76      No                                    96,094
   77      No                                    51,844
   78      No                                    62,154

   79      No                                    49,275
   80      No                                    86,247

   81      Yes, In-Place Soft, Springing Hard    180,216
   82      No                                    43,917
   83      Yes, In-Place Hard                    35,317
   84      No                                    22,567
   85      Yes, In-Place Hard                    59,604
   86      Yes, In-Place Soft, Springing Hard       0
   87      Yes, Springing Hard                   191,928
   88      No                                    43,374
   89      Yes, Springing Hard                      0
   90      No                                    45,624
   91      No                                       0
   92      No                                       0
   93      Yes, Springing Hard                      0
   94      Yes, Springing Hard                   282,204
   95      No                                    59,224
   96      No                                    65,790
   97      Yes, Springing Hard                   42,507

   98      No                                    133,741
   99      Yes, Springing Hard                   108,781
   100     Yes, Springing Hard                   110,221
   101     Yes, Springing Hard                   84,625

   102     No                                    100,029
   103     No                                    69,443
   104     Yes, Springing Hard                   31,866
   105     No                                     7,945
   106     No                                    19,413

                                      I-10

                                                                                        ESCROWED
                                                                                        REPLACE-       ESCROWED
           MORTGAGE                                                                       MENT         REPLACE-
           SELLER     MORTGAGE  LOAN                                         ESCROWED    RESERVES    MENT RESERVES
  LOAN      LOAN       LOAN     GROUP                                         ANNUAL     INITIAL    CURRENT ANNUAL
 NUMBER     NUMBER     SELLER   NUMBER          LOAN / PROPERTY NAME         INSURANCE   DEPOSIT       DEPOSIT
-------------------------------------------------------------------------------------------------------------------

    1       7009300     CGM        1     Artery Plaza                         80,072        0          67,332
    2       7009609     CGM        1     River Plaza Shopping Center          90,548        0          15,576
    3       7008786     CGM        1     Nordahl Marketplace                  61,456        0          16,000
                                         California Office Portfolio
    4       7009892     CGM        1     Pacific Pointe Corporate Centre      13,608        0          16,312
    5       7009891     CGM        1     Orchard Technology Park              11,782        0          20,384
    6       7009890     CGM        1     Spectrum Pointe Office               10,955        0          15,000
    7       7010465     CGM        1     400 SW 6th Avenue                    70,639        0          31,256
    8       7008193     CGM        1     Wilkes-Barre Commons                 84,698        0          30,666
    9       7009515     CGM        1     Bay Harbor Apartments                229,055       0          60,756
   10       7010357     CGM        1     Williamsburg Shopping Center            0          0          37,487
   11       7011196     CGM        1     Village West Shopping Center         39,907        0          29,389
   12      940951069    PNC        2     The Lodge at Baybrook                80,702     475,000       80,500
   13       7011416     CGM        1     499 Seventh Avenue                      0          0             0
   14       7011000     CGM        1     Arena Towers                         238,499       0          285,790
   15       7011177     CGM        1     Dadeland Towers                      84,017    1,225,000      48,351
   16       7009668     CGM        1     Lanes Mill Marketplace               31,277        0          21,638
   17       7010121     CGM        1     One American Place                   81,509        0          66,492
   18       7010114     CGM        2     Channel Islands Village              62,719        0          54,000
                                         Region Center/Denver Distribution
                                         Center
   19       7011397     CGM        1     Region Center                        83,612     668,700       29,156
   20       7011378     CGM        1     Denver Distribution Center           41,332        0          21,060
   21       7010817     CGM        1     Wedgewood Plaza                         0          0             0
   22       7010773     CGM        2     Aspen Ridge Apartments               170,368       0          160,500
   23       7010777     CGM        2     Hills of Aberdeen Apartments            0          0          43,250
   24       7010987     CGM        1     Ceres Group Building                    0          0          15,001
   25      940951164    PNC        1     Westwood Corporate Center II & III      0          0             0
   26       7009758     CGM        1     Desert Sky Esplanade                 35,088     35,000           0
   27       7009882     CGM        1     DEA Santa Ana                        12,000        0           2,394
   28      940951130    PNC        1     California National Guard            37,605        0          22,100
                                         Headquarters
   29       7010818     CGM        1     Concourse Village Shopping Center       0          0             0
   30       7010385     CGM        2     Cape House II                           0          0          60,000
   31       7011098     CGM        1     InterAmerican Plaza                  135,997       0          32,607
                                         KFC Portfolio
   32       7010031     CGM        1     KFC - Staten Island, NY               1,033        0           2,256
   33       7010029     CGM        1     KFC - Central Islip, NY               1,033        0           1,848
   34       7010036     CGM        1     KFC - Deer Park, NY                   1,033        0           1,776
   35       7010030     CGM        1     KFC - Hempstead, NY                   1,033        0           2,100
   36       7010038     CGM        1     KFC - Greenvale, NY                   1,033        0           1,860
   37       7010034     CGM        1     KFC - Freeport, NY                    1,033        0            816
   38       7009687     CGM        1     KFC - Patchogue, NY                   1,033        0           1,968
   39       7010033     CGM        1     KFC - Huntington, NY                  1,033        0           1,824
   40       7010037     CGM        1     KFC - Amityville, NY                  1,033        0           1,836
   41       7010028     CGM        1     KFC - Westbury, NY                    1,033        0           1,944
   42       7010027     CGM        1     KFC - Commack, NY                     1,033        0           2,076
   43       7010032     CGM        1     KFC - Bayshore, NY                    1,033        0           2,112
   44       7010035     CGM        1     KFC - Farmingdale, NY                 1,033        0            732
   45       7010607     CGM        1     532 Broad Hollow Road                36,559        0          17,089
   46       7010007     CGM        1     Village at Collin Creek              33,491        0          18,567
   47       7011128     CGM        1     Orthopaedic Specialty Center         29,738        0           9,164
   48       7010072     CGM        1     Silverdale Shopping Center           20,885        0          15,600
   49       7010290     CGM        1     Nantucket Storage Center             66,008        0           9,387
   50      940951110    PNC        1     Embassy Plaza                        24,035        0          26,376
                                         South Towne Mall/Skyline Point
                                         Apartments
   51       7009532     CGM        1     South Towne Mall                     14,960        0          20,520
   52       7009531     CGM        1     Skyline Point Apartments             16,577        0          32,121

                             ESCROWED
               ESCROWED        TI/LC
                TI/LC         RESERVES
               RESERVES       CURRENT
  LOAN          INITIAL        ANNUAL
 NUMBER         DEPOSIT       DEPOSIT
-----------------------------------------

    1          1,650,000         0
    2          2,597,047         0
    3              0           68,863

    4              0          119,075
    5              0          103,960
    6              0          108,750
    7              0             0
    8              0           60,000
    9             NAP           NAP
   10              0           66,667
   11              0             0
   12             NAP           NAP
   13              0             0
   14          1,780,000      473,384
   15          1,200,000         0
   16              0             0
   17              0          166,230
   18             NAP           NAP

   19           250,000       145,782
   20           526,500          0
   21              0             0
   22             NAP           NAP
   23             NAP           NAP
   24           500,000          0
   25           200,000        75,000
   26              0             0
   27              0             0
   28              0             0

   29              0             0
   30             NAP           NAP
   31              0          163,034

   32              0           4,224
   33              0           4,416
   34              0           1,992
   35              0           2,784
   36              0           1,908
   37              0           2,664
   38              0           1,788
   39              0           1,776
   40              0           1,956
   41              0           1,788
   42              0           1,428
   43              0           1,872
   44              0           1,356
   45           350,000       100,000
   46              0           92,837
   47              0             0
   48           400,000          0
   49              0             0
   50              0          200,000

   51              0           71,844
   52             NAP           NAP

                                      I-11

                                                                                        ESCROWED
                                                                                        REPLACE-       ESCROWED
           MORTGAGE                                                                       MENT         REPLACE-
           SELLER     MORTGAGE  LOAN                                         ESCROWED    RESERVES    MENT RESERVES
  LOAN      LOAN       LOAN     GROUP                                         ANNUAL     INITIAL    CURRENT ANNUAL
 NUMBER     NUMBER     SELLER   NUMBER          LOAN / PROPERTY NAME         INSURANCE   DEPOSIT       DEPOSIT
--------------------------------------------------------------------------------------------------------------------

   53      940951183    PNC        1     Oakbrook and Campus South            29,550        0          20,093
   54       7011504     CGM        2     Ashley Park Apartments               111,544       0          43,000
   55      940951094    PNC        1     Courtyard by Marriott                   0          0        0 (Note 4)
   56       7010648     CGM        1     Clackamas Square                     16,455        0           7,455
   57       7011100     CGM        1     Terracotta Business Park             50,703        0          18,510
   58      940950927    PNC        1     Douglas Square Retail Center         15,518        0          22,550
   59       7009828     CGM        1     Bloomfield Self Storage              38,878     160,938       10,000
   60       7008471     CGM        1     Shoppes at Fontana                   18,644        0          12,684
   61       7009489     CGM        1     Storage USA-Merrick Blvd             36,696        0           5,990
   62       7009613     CGM        1     Gulf Plaza                              0          0          24,130
   63       7010992     CGM        1     Townley Business Park                31,197        0          24,289
   64       7010048     CGM        2     Newport Commons Apartments           24,880        0          25,500
   65      940950639    PNC        1     New Mark Shopping Center             30,912        0          11,216
   66       7009797     CGM        1     The Lofts at Brookfield Hills        11,112        0          16,000
   67       7010604     CGM        1     West Village Commons                 53,252        0          15,081
   68      940950770    PNC        1     Canyon Trails                        16,536        0           5,256
   69       7009621     CGM        1     The Marketplace of Warsaw            70,171        0          27,507
   70       7009988     CGM        1     H Street Connection                  81,876     120,313        5,699
   71       7010061     CGM        1     Station Holdings                     15,658        0          11,454
   72       7010809     CGM        1     Hoffman Estates                      17,828        0          10,000
   73       7011603     CGM        1     Marriott Courtyard Hotel             57,925        0          148,044
   74       7011230     CGM        1     Valley Centre                        13,463        0          14,952
   75       7009721     CGM        1     Regency Square                        5,269        0           1,836
   76       7010460     CGM        1     Best Western Agate Beach Inn         50,588        0          153,180
   77       7010440     CGM        1     Kerney Spectrum Retail Center         5,596        0           2,692
   78       7009948     CGM        1     1611 Ellsworth Industrial            20,171        0          20,172
                                         Boulevard
   79       7010248     CGM        1     Pinewood Plaza Office Building       15,143        0          14,053
   80       7010211     CGM        1     Gillespie Field Business             13,825        0          10,417
                                         Park-Lots 19, 20 & 21
   81       7011097     CGM        2     Quaker Towers                        39,953        0          32,004
   82       7010924     CGM        1     Chico Mobile Country Club            12,318        0           8,900
   83       7009903     CGM        1     Edenton Village                      51,822        0          15,885
   84       7010320     CGM        1     Cantera Commons Shopping Center       5,375        0           2,678
   85       7010679     CGM        1     Fairfield Inn                           0          0          86,830
   86       7009638     CGM        1     Park Place Office Building           17,336        0          16,304
   87       7010124     CGM        1     Preston North Financial Center       15,931        0          16,440
   88       7010167     CGM        2     Bard Townhouses Phase II              9,522      9,900        19,800
   89       7010966     CGM        1     Wenatchee Top Foods                     0          0             0
   90       7010744     CGM        1     84 October Hill Road, Building 7     15,128        0          11,366
   91       7010691     CGM        1     Borders Books and Music               4,828        0           2,450
   92       7011635     CGM        1     1400 16th Street                        0          0          34,484
   93      940951140    PNC        1     CVS Pharmacy                            0          0             0
   94       7009332     CGM        1     2500 Marcus Avenue                     604         0           9,476
   95       7009810     CGM        2     Pebble Cove                          11,989        0          25,110
   96       7009769     CGM        1     Eastland Plaza                        8,964        0          13,083
   97       7010208     CGM        1     Gateway Center Office                   0          0           3,930
   98      940951173    PNC        1     Monticello Village                   13,377        0           4,380
   99       7009602     CGM        1     Mattydale Shopping Center            52,962        0          24,162
   100      7010234     CGM        1     79 County Avenue                        0          0           7,623
   101      7009996     CGM        1     Bay Ridge Plaza                      20,266        0          14,791
   102      7010828     CGM        2     Hoodview Apartments                  67,304        0          32,100
   103      7008551     CGM        2     Oak Knoll Apartments                 16,331        0          13,000
   104      7009486     CGM        1     Pine Tree Plaza Onalaska             19,936        0          46,576
   105     940951135    PNC        2     Limestone Square Apartments          12,350     15,000        16,125
   106     940951076    PNC        2     Belle Isle Apartments                16,765        0          26,496

                             ESCROWED
               ESCROWED        TI/LC
                TI/LC         RESERVES
               RESERVES       CURRENT
  LOAN          INITIAL        ANNUAL
 NUMBER         DEPOSIT       DEPOSIT
-----------------------------------------

   53              0           30,000
   54             NAP           NAP
   55             NAP           NAP
   56              0           37,272
   57              0          103,866
   58              0           15,000
   59              0             0
   60              0             0
   61              0             0
   62              0             0
   63              0          120,000
   64             NAP           NAP
   65              0             0
   66             NAP           NAP
   67           300,000        65,000
   68              0           24,000
   69              0           45,857
   70              0           42,303
   71              0           73,037
   72              0             0
   73             NAP           NAP
   74           200,000          0
   75           77,514         5,994
   76             NAP           NAP
   77              0           23,185
   78              0           63,131

   79           280,000          0
   80              0           34,728

   81             NAP           NAP
   82             NAP           NAP
   83              0           44,820
   84           385,830        26,966
   85             NAP           NAP
   86              0           72,933
   87           250,000          0
   88             NAP           NAP
   89              0             0
   90           160,000          0
   91              0           13,261
   92              0          294,887
   93              0           52,600
   94              0           34,511
   95             NAP           NAP
   96              0           33,904
   97              0           37,987
   98              0           12,000
   99              0           35,205
   100             0           16,000
   101             0             0
   102            NAP           NAP
   103            NAP           NAP
   104             0           5,208
   105            NAP           NAP
   106            NAP           NAP

                                      I-12

           MORTGAGE                                                          INITIAL
            SELLER    MORTGAGE  LOAN                                         DEFERRED     INITIAL
  LOAN       LOAN       LOAN    GROUP                                       MAINTENANCE ENVIRONMENT HOLDBACK
 NUMBER     NUMBER     SELLER   NUMBER          LOAN / PROPERTY NAME          DEPOSIT     DEPOSIT    RESERVE
-----------------------------------------------------------------------------------------------------------------

    1       7009300     CGM        1     Artery Plaza                           9,375
    2       7009609     CGM        1     River Plaza Shopping Center
    3       7008786     CGM        1     Nordahl Marketplace
                                         California Office Portfolio
    4       7009892     CGM        1     Pacific Pointe Corporate Centre                             2,435,000
    5       7009891     CGM        1     Orchard Technology Park                                     1,190,000
    6       7009890     CGM        1     Spectrum Pointe Office                                      1,580,000
    7       7010465     CGM        1     400 SW 6th Avenue                     99,903         750     300,000
    8       7008193     CGM        1     Wilkes-Barre Commons
    9       7009515     CGM        1     Bay Harbor Apartments
   10       7010357     CGM        1     Williamsburg Shopping Center          99,375                1,200,000
   11       7011196     CGM        1     Village West Shopping Center         104,188
   12      940951069    PNC        2     The Lodge at Baybrook
   13       7011416     CGM        1     499 Seventh Avenue                                27,000
   14       7011000     CGM        1     Arena Towers                        1,716,600                703,138
   15       7011177     CGM        1     Dadeland Towers                      275,000
   16       7009668     CGM        1     Lanes Mill Marketplace                                      2,230,000
   17       7010121     CGM        1     One American Place
   18       7010114     CGM        2     Channel Islands Village              180,475
                                         Region Center/Denver Distribution
                                         Center
   19       7011397     CGM        1     Region Center
   20       7011378     CGM        1     Denver Distribution Center           134,044
   21       7010817     CGM        1     Wedgewood Plaza                      971,125
   22       7010773     CGM        2     Aspen Ridge Apartments                23,875       1,250
   23       7010777     CGM        2     Hills of Aberdeen Apartments                                1,500,000
   24       7010987     CGM        1     Ceres Group Building
   25      940951164    PNC        1     Westwood Corporate Center II & III
   26       7009758     CGM        1     Desert Sky Esplanade                  88,726
   27       7009882     CGM        1     DEA Santa Ana
   28      940951130    PNC        1     California National Guard
                                         Headquarters
   29       7010818     CGM        1     Concourse Village Shopping Center    213,875
   30       7010385     CGM        2     Cape House II                                               1,420,000
   31       7011098     CGM        1     InterAmerican Plaza                                  850
                                         KFC Portfolio
   32       7010031     CGM        1     KFC - Staten Island, NY
   33       7010029     CGM        1     KFC - Central Islip, NY
   34       7010036     CGM        1     KFC - Deer Park, NY
   35       7010030     CGM        1     KFC - Hempstead, NY
   36       7010038     CGM        1     KFC - Greenvale, NY
   37       7010034     CGM        1     KFC - Freeport, NY
   38       7009687     CGM        1     KFC - Patchogue, NY
   39       7010033     CGM        1     KFC - Huntington, NY
   40       7010037     CGM        1     KFC - Amityville, NY
   41       7010028     CGM        1     KFC - Westbury, NY
   42       7010027     CGM        1     KFC - Commack, NY
   43       7010032     CGM        1     KFC - Bayshore, NY
   44       7010035     CGM        1     KFC - Farmingdale, NY
   45       7010607     CGM        1     532 Broad Hollow Road                110,000
   46       7010007     CGM        1     Village at Collin Creek              345,000
   47       7011128     CGM        1     Orthopaedic Specialty Center
   48       7010072     CGM        1     Silverdale Shopping Center                         1,250
   49       7010290     CGM        1     Nantucket Storage Center
   50      940951110    PNC        1     Embassy Plaza
                                         South Towne Mall/Skyline Point
                                         Apartments
   51       7009532     CGM        1     South Towne Mall                       2,750
   52       7009531     CGM        1     Skyline Point Apartments              55,875      56,250
   53      940951183    PNC        1     Oakbrook and Campus South

  LOAN
 NUMBER     LOC         ENVIRONMENTAL INSURANCE POLICY
------------------------------------------------------------

    1       No
    2       No
    3       No

    4       No
    5       No
    6       No
    7       No
    8       No
    9       No
   10       No
   11       No
   12       No
   13       No
   14       No
   15       No      Yes, pollution liability policy obtained
   16       No
   17       No
   18       No

   19       No
   20       No
   21       No
   22       No
   23       No
   24       No
   25       No
   26       No
   27       No
   28       No

   29       No
   30       No
   31       No

   32       No
   33       No
   34       No
   35       No
   36       No
   37       No
   38       No
   39       No
   40       No
   41       No
   42       No
   43       No
   44       No
   45       No
   46       No
   47       No
   48       No
   49       No
   50       No

   51       No
   52       No
   53       No

                                      I-13

           MORTGAGE                                                          INITIAL
            SELLER    MORTGAGE  LOAN                                         DEFERRED     INITIAL
  LOAN       LOAN       LOAN    GROUP                                       MAINTENANCE ENVIRONMENT HOLDBACK
 NUMBER     NUMBER     SELLER   NUMBER          LOAN / PROPERTY NAME          DEPOSIT     DEPOSIT    RESERVE
------------------------------------------------------------------------------------------------------------------

   54       7011504     CGM        2     Ashley Park Apartments                 8,250
   55      940951094    PNC        1     Courtyard by Marriott
   56       7010648     CGM        1     Clackamas Square
   57       7011100     CGM        1     Terracotta Business Park                                     800,000
   58      940950927    PNC        1     Douglas Square Retail Center          20,313       3,125
   59       7009828     CGM        1     Bloomfield Self Storage
   60       7008471     CGM        1     Shoppes at Fontana                   119,344
   61       7009489     CGM        1     Storage USA-Merrick Blvd              23,954
   62       7009613     CGM        1     Gulf Plaza                            40,000
   63       7010992     CGM        1     Townley Business Park                                        200,000
   64       7010048     CGM        2     Newport Commons Apartments                                   100,000
   65      940950639    PNC        1     New Mark Shopping Center
   66       7009797     CGM        1     The Lofts at Brookfield Hills          1,250                 250,000
   67       7010604     CGM        1     West Village Commons                 163,125
   68      940950770    PNC        1     Canyon Trails
   69       7009621     CGM        1     The Marketplace of Warsaw            230,283
   70       7009988     CGM        1     H Street Connection                    4,400                 300,000
   71       7010061     CGM        1     Station Holdings                       6,750
   72       7010809     CGM        1     Hoffman Estates                       22,500                 656,000
   73       7011603     CGM        1     Marriott Courtyard Hotel              19,485
   74       7011230     CGM        1     Valley Centre
   75       7009721     CGM        1     Regency Square
   76       7010460     CGM        1     Best Western Agate Beach Inn
   77       7010440     CGM        1     Kerney Spectrum Retail Center
   78       7009948     CGM        1     1611 Ellsworth Industrial
                                         Boulevard
   79       7010248     CGM        1     Pinewood Plaza Office Building        20,300
   80       7010211     CGM        1     Gillespie Field Business                                     935,000
                                         Park-Lots 19, 20 & 21
   81       7011097     CGM        2     Quaker Towers                         43,384
   82       7010924     CGM        1     Chico Mobile Country Club             17,888
   83       7009903     CGM        1     Edenton Village                       12,500
   84       7010320     CGM        1     Cantera Commons Shopping Center        9,188                 145,000
   85       7010679     CGM        1     Fairfield Inn                          3,125
   86       7009638     CGM        1     Park Place Office Building
   87       7010124     CGM        1     Preston North Financial Center        17,763
   88       7010167     CGM        2     Bard Townhouses Phase II
   89       7010966     CGM        1     Wenatchee Top Foods
   90       7010744     CGM        1     84 October Hill Road, Building 7
   91       7010691     CGM        1     Borders Books and Music                5,000
   92       7011635     CGM        1     1400 16th Street
   93      940951140    PNC        1     CVS Pharmacy
   94       7009332     CGM        1     2500 Marcus Avenue                     3,750                 625,000
   95       7009810     CGM        2     Pebble Cove
   96       7009769     CGM        1     Eastland Plaza                        63,800

   97       7010208     CGM        1     Gateway Center Office
   98      940951173    PNC        1     Monticello Village
   99       7009602     CGM        1     Mattydale Shopping Center            191,250
   100      7010234     CGM        1     79 County Avenue                      14,650

   101      7009996     CGM        1     Bay Ridge Plaza
   102      7010828     CGM        2     Hoodview Apartments                  134,125
   103      7008551     CGM        2     Oak Knoll Apartments
   104      7009486     CGM        1     Pine Tree Plaza Onalaska
   105     940951135    PNC        2     Limestone Square Apartments
   106     940951076    PNC        2     Belle Isle Apartments

  LOAN
 NUMBER     LOC         ENVIRONMENTAL INSURANCE POLICY
-------------------------------------------------------------------------------------

   54       No
   55       No
   56       No
   57       No
   58       No
   59       No
   60       No
   61       No
   62       No
   63       No
   64       No
   65       No
   66       No
   67       No
   68       No
   69       No
   70       No
   71       No
   72       No
   73       No
   74       No
   75       No
   76       No
   77       No
   78       No

   79       No
   80       No

   81       No
   82       No
   83       No
   84       No
   85       No
   86       No
   87       No
   88       No
   89       No
   90       No
   91       No
   92       No
   93       No
   94       No
   95       No
   96       No      Yes, environmental collateral
                    liability policy obtained
   97       No
   98       No
   99       No
   100      No      Yes, environmental collateral
                    liability policy obtained
   101      No
   102      No
   103      No
   104      No
   105      No
   106      No      Yes, environmental insurance obtained in lieu of Phase I report.

                                      I-14

                                   SCHEDULE II

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C2
                           UNCLEARED EXCEPTION - CMBS

                                               NOTE AND ALLONGE EXCEPTION REPORT

COLLATERAL                                           INVESTOR                  DOC
   ID               PROPERTY NAME           POOL ID    ID        LOAN AMOUNT   TYPE  EXCEPTION
----------  ------------------------------- -------  --------  -------------- ------ ---------

29L2004C2   KFC - Bayshore, NY               2004C2    CGM     663,000.00      ALN1      02

52004C2     400 SW 6th Avenue                2004C2    CGM     25,600,000.00   ALNV      01
112004C2    499 Seventh Avenue               2004C2    CGM     20,000,000.00   ALNV      01
632004C2    Pinewood Plaza Office Building   2004C2    CGM     5,767,000.00    ALNV      01
572004C2    Marriott Courtyard Hotel         2004C2    CGM     6,800,000.00    NOTE      01
792004C2    Pebble Cove                      2004C2    CGM     4,800,000.00    NOTE      01

COLLATERAL
   ID       EXCEPTION DESCRIPTION               NOTATION
----------  ---------------------  ----------------------------------

29L2004C2   DOCUMENT IS COPY, NEED  SUB CAP MTKS TO CITI; $663,000.00;
                   ORIGINAL             AWAITING SIGNED ORIGINAL
52004C2             MISSING                  CITI TO WELLS
112004C2            MISSING                  CITI TO WELLS
632004C2            MISSING                  CITI TO WELLS
572004C2            MISSING
792004C2            MISSING

                           COMMERCIAL EXCEPTION CODES
                     WELLS FARGO COMMERCIAL EXCEPTION CODES

    EX. CODE                                                      DESCRIPTION
    --------       ----------------------------------------------------------------------------------------------------------

     01........    Missing
     02........    Document is Copy
     03........    Doc is a Copy, but not Certified True and Correct"
     04........    Pages are Missing from Document
     05........    Damaged Document
     06........    Incorrect Form
     07........    Date is Incorrect
     08........    Loan Number does not agree with Schedule
     09........    Property Address does not agree with Schedule
     10........    Interest Rate does not agree with Schedule
     11........    Interest Rate (alpha & numeric) do not agree
     12........    Date of First Payment does not agree with Schedule
     13........    Date of Last Payment does not agree with Schedule
     14........    Loan Amount does not agree with Schedule
     15........    Loan Amount (alpha & numeric) do not agree
     16........    Monthly P&I does not agree with Schedule
     17........    P&I (alpha & numeric) do not agree
     18........    Mortgagor Name(s) does not agree with Schedule
     19........    Legal Description is Missing/Incorrect
     20........    Unrecorded Original
     21........    White-out / Corrections Not Initialed
     22........    Endorsement(s) is Missing/Incorrect
     23........    Notary, Acknowledgment, or Witness Information is Missing
     24........    Name is Missing/Incorrect
     25........    Signature(s) does not agree with Typed Name(s)
     26........    Signature is Missing
     28........    Signature Date is Missing
     29........    Title Insurance Coverage is Insufficient
     31........    Trustee Name is Missing/Incorrect

    EX. CODE                                                      DESCRIPTION
    --------       ----------------------------------------------------------------------------------------------------------

     33........    Case Number does not agree with Schedule
     34........    Commitment Number does not agree with Schedule
     44........    Schedule A is Incorrect
     45........    County Missing/Incorrect
     46........    Loan Reference Missing/Incorrect
     47........    Incomplete Information
     52........    Document Does Not Belong in File
     59........    Assumption  Endorsement Missing
     66........    Rider Missing
     68........    Certified True Copy sent for Recording
     69........    Recorded Copy (Where the recording information and signature are both copies and not county certified)
     70........    Processing and or submitted for recording
     90........    Lost Note Affidavit in file
     92........    Document being created and or executed
     94........    Out for execution
     96........    Unrecorded Copy
     97........    ADDITIONAL DOCUMENTS IN FILE
     98........    Title Commitment Received
     109.......    Rec'd ASUM need UCC amendment or new filing
     111.......    Recorded document sent to be re-recorded
     115.......    Processing and or submitted for recording to Issuer vendor
     121.......    Recording Search and/or Confirmation of Filing

                            COMMERCIAL DOCUMENT CODES

------------------------------------------------------------------------------------------------------------------------------------
    DOC TYPE                     DESCRIPTION                                         ADDITIONAL COMMENTS
------------------------------------------------------------------------------------------------------------------------------------

ACC1               NEW UCC1 ASUM FILING                     NEW COUNTY UCC NEEDED FOR ASSUMPTION
------------------------------------------------------------------------------------------------------------------------------------
ACC3               AMEND/TERM FOR OLD BORR                  TERMINATION OF ORIGINAL BORROWER IN ASUM-COUNTY
------------------------------------------------------------------------------------------------------------------------------------
ACS1               NEW UCS1 ASUM FILING                     NEW STATE UCC NEEDED FOR ASSUMPTION
------------------------------------------------------------------------------------------------------------------------------------
ACS3               AMEND/TERM FOR OLD BORR                  TERMINATION OF ORIGINAL BORROWER IN ASUM-STATE
------------------------------------------------------------------------------------------------------------------------------------
AFFD               NAME AFFIDAVIT                           DOCUMENT THAT LISTS THE NAME(S) THAT THE BORROWER(S) ARE
                                                            ALTERNATIVELY KNOW AS
------------------------------------------------------------------------------------------------------------------------------------
ALN (1-9)          INTERVENING ALLONGE                      ADDITIONAL PAGE(S) OF THE NOTE THAT CONTAIN INTERVENING ENDORSEMENT(S)
------------------------------------------------------------------------------------------------------------------------------------
ALNV               FINAL ALLONGE                            FINAL NOTE ENDORSEMENT
------------------------------------------------------------------------------------------------------------------------------------
AMRT               AMORTIZATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
APPR               APPRAISAL                                DOCUMENT THAT IS USED TO EVALUATE THE VALUE OF A PARTICULAR PIECE OF
                                                            PROPERTY; IT MAY CONTAIN MULTIPLE PAGES AND/OR SECTIONS
------------------------------------------------------------------------------------------------------------------------------------
ASL1   *           ASSIGNMENT 1 OF ASSIGNMENT OF LEASES     ALSO REFERRED TO AS THE ASSIGNMENT OF ASSIGNMENT 1 OF LEASES AND
                   AND RENTS                                RENTS; DOCUMENT TRANSFERS OWNERSHIP OF THE MORTGAGE FROM ONE LENDER
                                                            TO ANOTHER LENDER
------------------------------------------------------------------------------------------------------------------------------------
ASL2   *           ASSIGNMENT 2 OF ASSIGNMENT OF LEASES     ALSO REFERRED TO AS THE ASSIGNMENT OF ASSIGNMENT 2 OF LEASES AND
                   AND RENTS                                RENTS; DOCUMENT TRANSFERS OWNERSHIP OF THE ASSIGNMENT OF LEASES AND
                                                            RENTS  FROM ONE LENDER TO ANOTHER LENDER
------------------------------------------------------------------------------------------------------------------------------------
ASL3   *           ASSIGNMENT 3 OF ASSIGNMENT OF LEASES     ALSO REFERRED TO AS THE ASSIGNMENT OF ASSIGNMENT 3 OF LEASES AND
                   AND RENTS                                RENTS; DOCUMENT TRANSFERS OWNERSHIP OF THE ASSIGNMENT OF LEASES AND
                                                            RENTS  FROM ONE LENDER TO ANOTHER LENDER
------------------------------------------------------------------------------------------------------------------------------------
ASL4   *           ASSIGNMENT 4 OF ASSIGNMENT OF LEASES     ALSO REFERRED TO AS THE ASSIGNMENT OF ASSIGNMENT 4 OF LEASES AND
                   AND RENTS                                RENTS;  DOCUMENT TRANSFERS OWNERSHIP OF THE ASSIGNMENT OF LEASES AND
                                                            RENTS  FROM ONE LENDER TO ANOTHER LENDER
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    DOC TYPE                     DESCRIPTION                                         ADDITIONAL COMMENTS
------------------------------------------------------------------------------------------------------------------------------------

ASLQ               ASSIGNMENT OF LIQUOR LICENSE
------------------------------------------------------------------------------------------------------------------------------------
ASLR   *           ASSIGNMENT OF LEASES AND RENTS           NAMED THE ASSIGNMENT OF LEASES AND RENTS; THIS DOCUMENT SERVES TO
                                                            TRANSFER ANY/ALL LEASES ASSOCIATED WITH THE PROPERTY FROM THE
                                                            BORROWER TO THE ORIGINAL LENDER UNDER THE CONTRACTUAL CONDITIONS
                                                            FOUND IN THE DOCUMENT
------------------------------------------------------------------------------------------------------------------------------------
ASLV   *           INVESTOR ASSIGNMENT  OF ASSIGNMENT  OF   ALSO REFERRED TO AS THE INVESTOR ASSIGNMENT OF ASSIGNMENT OF LEASES
                   LEASES AND RENTS                         AND RENTS; DOCUMENT TRANSFERS OWNERSHIP OF THE ASSIGNMENT OF LEASES
                                                            AND RENTS  FROM ONE LENDER TO ANOTHER LENDER; USUALLY IT ENDS IN
                                                            "WELLS FARGO or NORWEST BANK MINNESOTA, N.A., AS TRUSTEE ..."
------------------------------------------------------------------------------------------------------------------------------------
ASN1   *           ASSIGNMENT 1                             ALSO REFERRED TO AS THE ASSIGNMENT 1 OF MORTGAGE;  DOCUMENT TRANSFERS
                                                            OWNERSHIP OF THE MORTGAGE  FROM ONE LENDER TO ANOTHER LENDER
------------------------------------------------------------------------------------------------------------------------------------
ASN2   *           ASSIGNMENT 2                             ALSO REFERRED TO AS THE ASSIGNMENT 2 OF MORTGAGE;  DOCUMENT TRANSFERS
                                                            OWNERSHIP OF THE MORTGAGE  FROM ONE LENDER TO ANOTHER LENDER
------------------------------------------------------------------------------------------------------------------------------------
ASN3   *           ASSIGNMENT 3                             ALSO REFERRED TO AS THE ASSIGNMENT 3 OF MORTGAGE;  DOCUMENT TRANSFERS
                                                            OWNERSHIP OF THE MORTGAGE  FROM ONE LENDER TO ANOTHER LENDER
------------------------------------------------------------------------------------------------------------------------------------
ASN4   *           ASSIGNMENT 4                             ALSO REFERRED TO AS THE ASSIGNMENT 4 OF MORTGAGE;  DOCUMENT TRANSFERS
                                                            OWNERSHIP OF THE MORTGAGE  FROM ONE LENDER TO ANOTHER LENDER
------------------------------------------------------------------------------------------------------------------------------------
ASN5   *           ASSIGNMENT 5                             ALSO REFERRED TO AS THE ASSIGNMENT 5 OF MORTGAGE;  DOCUMENT TRANSFERS
                                                            OWNERSHIP OF THE MORTGAGE  FROM ONE LENDER TO ANOTHER LENDER
------------------------------------------------------------------------------------------------------------------------------------
ASN6   *           ASSIGNMENT 6                             ALSO REFERRED TO AS THE ASSIGNMENT 6 OF MORTGAGE;  DOCUMENT TRANSFERS
                                                            OWNERSHIP OF THE MORTGAGE  FROM ONE LENDER TO ANOTHER LENDER
------------------------------------------------------------------------------------------------------------------------------------
ASN7   *           ASSIGNMENT 7                             ALSO REFERRED TO AS THE ASSIGNMENT 7 OF MORTGAGE;  DOCUMENT TRANSFERS
                                                            OWNERSHIP OF THE MORTGAGE  FROM ONE LENDER TO ANOTHER LENDER
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    DOC TYPE                     DESCRIPTION                                         ADDITIONAL COMMENTS
------------------------------------------------------------------------------------------------------------------------------------

ASN8   *           ASSIGNMENT 8                             ALSO REFERRED TO AS THE ASSIGNMENT 8 OF MORTGAGE;  DOCUMENT TRANSFERS
                                                            OWNERSHIP OF THE MORTGAGE  FROM ONE LENDER TO ANOTHER LENDER
------------------------------------------------------------------------------------------------------------------------------------
ASN9   *           ASSIGNMENT 9                             ALSO REFERRED TO AS THE ASSIGNMENT 9 OF MORTGAGE; DOCUMENT TRANSFERS
                                                            OWNERSHIP OF THE MORTGAGE  FROM ONE LENDER TO ANOTHER LENDER
------------------------------------------------------------------------------------------------------------------------------------
ASNB   *           BLANKET ASSIGNMENT                       DOCUMENT TRANSFERS OWNERSHIP OF THE MORTGAGE  FROM ONE LENDER TO
                                                            ANOTHER LENDER; AN ASSIGNMENT OF MORTGAGE THAT IS USED TO TRANSFER
                                                            OWNERSHIP OF MORE THAN ONE INDIVIDUAL LOAN AT A TIME
------------------------------------------------------------------------------------------------------------------------------------
ASNV   *           INVESTOR ASSIGNMENT                      ALSO REFERRED TO AS THE INVESTOR ASSIGNMENT OF MORTGAGE; DOCUMENT
                                                            TRANSFERS OWNERSHIP OF THE MORTGAGE  FROM ONE LENDER TO ANOTHER
                                                            LENDER; USUALLY IT ENDS IN "WELLS FARGO or NORWEST BANK MINNESOTA,
                                                            N.A., AS TRUSTEE ..."
------------------------------------------------------------------------------------------------------------------------------------
ASPW               ASSIGNMENT OF PERMITS & WARRANTIES
------------------------------------------------------------------------------------------------------------------------------------
ASSE               ASSET MANAGER AGREEMENT
------------------------------------------------------------------------------------------------------------------------------------
ASUM               ASSUMPTION AGREEMENT                     DOCUMENT TRANSFERS THE RIGHTS, TERMS, OR CONDITIONS OF ANY / ALL
                                                            DOCUMENTS IN THE FILE FROM ONE BORROWER TO ANOTHER BORROWER
------------------------------------------------------------------------------------------------------------------------------------
ATTY               ATTORNEYS OPINION
------------------------------------------------------------------------------------------------------------------------------------
BOFS               BILL OF SALE
------------------------------------------------------------------------------------------------------------------------------------
BUYD               BUYDOWN AGREEMENT
------------------------------------------------------------------------------------------------------------------------------------
CEM                CONSOLIDATION AGREEMENT
------------------------------------------------------------------------------------------------------------------------------------
CKLT               LOAN FILE CHECKLIST
------------------------------------------------------------------------------------------------------------------------------------
CNFS               CERTIFICATE OF NON-FOREIGN STATUS
------------------------------------------------------------------------------------------------------------------------------------
COFS               CONTRACT OF SALE
------------------------------------------------------------------------------------------------------------------------------------
COM1               COMBINATION                              ASSIGNMENT DOCUMENT ASSIGNING TWO OR MORE INTERVENING ASSIGNMENTS IN
(--9)*                                                      ONE
------------------------------------------------------------------------------------------------------------------------------------
COMV*              COMBINATION                              FINAL ASSIGNMENT DOCUMENT ASSIGNING TWO OR MORE DOCUMENTS WITH ONE
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    DOC TYPE                     DESCRIPTION                                         ADDITIONAL COMMENTS
------------------------------------------------------------------------------------------------------------------------------------

CONV               CONVERSION AGREEMENT
------------------------------------------------------------------------------------------------------------------------------------
COOP               CO-OP                                    A TYPE OF LOAN THAT HAS DIFFERENT REVIEW REQUIREMENTS THAN NORMAL
                                                            COMMERCIAL LOANS
------------------------------------------------------------------------------------------------------------------------------------
CTRL               CREDIT LEASE / CREDIT TENANT LEASE
------------------------------------------------------------------------------------------------------------------------------------
DEE1               ADDITIONAL DEED
------------------------------------------------------------------------------------------------------------------------------------
DEE2               2ND ADDITIONAL DEED
------------------------------------------------------------------------------------------------------------------------------------
DEFS               DEFEASANCE DOCUMENTS
------------------------------------------------------------------------------------------------------------------------------------
ENVI               ENVIRONMENTAL INDEMNITY
------------------------------------------------------------------------------------------------------------------------------------
ENAS               ENVIRONMENTAL ASSESSMENT                 ENVIRONMENTAL POLICY OR PHASE I ENVIRONMENTAL ASSESSMENT
------------------------------------------------------------------------------------------------------------------------------------
ESCR               ESCROW AGREEMENT
------------------------------------------------------------------------------------------------------------------------------------
ESTO               ESTOPPEL LETTER/AGREEMENT                FRANCHISOR OR LESSOR
------------------------------------------------------------------------------------------------------------------------------------
FILE               LOAN FILE                                REFERS TO THE FILE FOLDER OR ALL OF THE INDIVIDUAL DOCUMENTS
                                                            ASSOCIATED WITH A INDIVIDUAL LOAN
------------------------------------------------------------------------------------------------------------------------------------
FRAN               FRANCHISE AGREEMENT                      (OR TARGET RESERVATION AGREEMENT FOR CONSTRUCTION LOAN)
------------------------------------------------------------------------------------------------------------------------------------
GRND               GROUND LEASE
------------------------------------------------------------------------------------------------------------------------------------
GUAR               GUARANTY AGREEMENT
------------------------------------------------------------------------------------------------------------------------------------
HAZA               HAZARD POLICY
------------------------------------------------------------------------------------------------------------------------------------
ICAG               INTERCREDITOR AGREEMENT
------------------------------------------------------------------------------------------------------------------------------------
IRCA               INTEREST RATE CAP AGREEMENT
------------------------------------------------------------------------------------------------------------------------------------
LAGR               MORTGAGE LOAN AGREEMENT
------------------------------------------------------------------------------------------------------------------------------------
LCRD               LETTER OF CREDIT
------------------------------------------------------------------------------------------------------------------------------------
LEAS               LEASE DOCUMENT                           LEASE DOCUMENT OTHER THAN THE ASSIGNMENT OF LEASES AND RENTS
------------------------------------------------------------------------------------------------------------------------------------
LEGL               LEGAL DESCRIPTION DOCUMENT
------------------------------------------------------------------------------------------------------------------------------------
MERG               MERGER DOCUMENT
------------------------------------------------------------------------------------------------------------------------------------
MODF               MODIFICATION AGREEMENT
------------------------------------------------------------------------------------------------------------------------------------
MORT               MORTGAGE/DEED OF TRUST
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    DOC TYPE                     DESCRIPTION                                         ADDITIONAL COMMENTS
------------------------------------------------------------------------------------------------------------------------------------

NOTA               NOTICE OF ASSIGNMENT
------------------------------------------------------------------------------------------------------------------------------------
NOT1               ADD'L NOTE
------------------------------------------------------------------------------------------------------------------------------------
NOT2               2ND ADDITIONAL NOTE
------------------------------------------------------------------------------------------------------------------------------------
NOTE               MTG NOTE
------------------------------------------------------------------------------------------------------------------------------------
OMNI/ AGRE         ASSIGNMENT OF AGREEMENTS                 ALSO KNOWN AS THE OMNIBUS ASSIGNMENT; DOCUMENT SERVES TO TRANSFER ANY
                                                            ADDITIONAL RIGHTS, SERVICES, PROPERTY, AND OTHER MISCELLANEOUS RIGHTS
                                                            (THAT ARE NOT COVERED BY THE MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                                                            OR UCC'S) FROM THE BORROWER TO THE ORIGINAL LENDER
------------------------------------------------------------------------------------------------------------------------------------
PMI                PRIVATE MORTGAGE INSURANCE
------------------------------------------------------------------------------------------------------------------------------------
POA                POWER OF ATTORNEY
------------------------------------------------------------------------------------------------------------------------------------
QCLD               QUIT CLAIM DEED
------------------------------------------------------------------------------------------------------------------------------------
RECG               RECOGINITION AGREEMENT
------------------------------------------------------------------------------------------------------------------------------------
RECP               RECEIPT & CLOSING CERTIFICATE
------------------------------------------------------------------------------------------------------------------------------------
RIDR               RIDERS
------------------------------------------------------------------------------------------------------------------------------------
SCER               STOCK CERTIFICATE                        DOCUMENT THAT IS USUALLY ASSOCIATED WITH CO-OP LOANS
------------------------------------------------------------------------------------------------------------------------------------
SCHD               POOL SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
SECI   *           SECURITY INSTRUMENT
------------------------------------------------------------------------------------------------------------------------------------
SINS               SITE INSPECTION
------------------------------------------------------------------------------------------------------------------------------------
SPOW               STOCK POWER                              DOCUMENT THAT IS USUALLY ASSOCIATED WITH CO-OP LOANS
------------------------------------------------------------------------------------------------------------------------------------
SUBD               SUBORDINATION AGREEMENT
------------------------------------------------------------------------------------------------------------------------------------
SURV               SURVEY
------------------------------------------------------------------------------------------------------------------------------------
SUR1               FINAL SURVEY AS/BUILT                    (FOR CONSTRUCTION LOANS)
------------------------------------------------------------------------------------------------------------------------------------
TCMT               TITLE COMMITMENT
------------------------------------------------------------------------------------------------------------------------------------
TENT               TENT ESTOPPEL
------------------------------------------------------------------------------------------------------------------------------------
TPOL               TITLE POLICY
------------------------------------------------------------------------------------------------------------------------------------
UCC1   *           UCC-1 (COUNTY)                           COUNTY FILING TO ORIGINAL LENDER
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    DOC TYPE                     DESCRIPTION                                         ADDITIONAL COMMENTS
------------------------------------------------------------------------------------------------------------------------------------

UC31               INTERVENING UCC-3 (COUNTY)               COUNTY FILING - INTERVENING LENDERS
(---9)*
------------------------------------------------------------------------------------------------------------------------------------
UCC3   *           UCC-3 (COUNTY)                           COUNTY FILING TO WELLS FARGO OR TRUSTEE
------------------------------------------------------------------------------------------------------------------------------------
UCS1   *           UCC-1 (STATE)                            STATE FILING TO ORIGINAL LENDER
------------------------------------------------------------------------------------------------------------------------------------
US31 (---9)*       INTERVENING UCC-3 (STATE)                STATE FILING - INTERVENING LENDERS
------------------------------------------------------------------------------------------------------------------------------------
UCS3   *           UCC-3 (STATE)                            STATE FILING TO WELLS FARGO OR TRUSTEE
------------------------------------------------------------------------------------------------------------------------------------
WDED               WARRANTY DEED
------------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE III

                           SCHEDULE OF REFERENCE RATES

   Payment Date *                            Payment Date*
   ------------           Class XP           ------------        Class XP
                       Reference Rate                         Reference Rate
                       --------------                         --------------
1/15/2005           5.605235%             7/15/2008        5.602447%
2/15/2005           5.605191              8/15/2008        5.790130
3/15/2005           5.605455              9/15/2008        5.790075
4/15/2005           5.792913              10/15/2008       5.602276
5/15/2005           5.605032              11/15/2008       5.789952
6/15/2005           5.792811              12/15/2008       5.602157
7/15/2005           5.604933              1/15/2009        5.602091
8/15/2005           5.792708              2/15/2009        5.602035
9/15/2005           5.792631              3/15/2009        5.602611
10/15/2005          5.604726              4/15/2009        5.789619
11/15/2005          5.792452              5/15/2009        5.601832
12/15/2005          5.604552              6/15/2009        5.789488
1/15/2006           5.604466              7/15/2009        5.601703
2/15/2006           5.604394              8/15/2009        5.790484
3/15/2006           5.604724              9/15/2009        5.798611
4/15/2006           5.792011              10/15/2009       5.618609
5/15/2006           5.604130              11/15/2009       5.814055
6/15/2006           5.791846              12/15/2009       5.636713
7/15/2006           5.603973              1/15/2010        5.650763
8/15/2006           5.791683              2/15/2010        5.650724
9/15/2006           5.791601              3/15/2010        5.651424
10/15/2006          5.603726              4/15/2010        5.839977
11/15/2006          5.791416              5/15/2010        5.650583
12/15/2006          5.603552              6/15/2010        5.839886
1/15/2007           5.603488              7/15/2010        5.650493
2/15/2007           5.603439              8/15/2010        5.839792
3/15/2007           5.603911              9/15/2010        5.839748
4/15/2007           5.791080              10/15/2010       5.650359
5/15/2007           5.603252              11/15/2010       5.839652
6/15/2007           5.790961              12/15/2010       5.650264
7/15/2007           5.603135              1/15/2011        5.650212
8/15/2007           5.790840              2/15/2011        5.650167
9/15/2007           5.790784              3/15/2011        5.650924
10/15/2007          5.602963              4/15/2011        5.839389
11/15/2007          5.790660              5/15/2011        5.650007
12/15/2007          5.602845              6/15/2011        5.839284
1/15/2008           5.790542              7/15/2011        5.650151
2/15/2008           5.602733              8/15/2011        5.839431
3/15/2008           5.602879              9/15/2011        5.839380
4/15/2008           5.790366              10/15/2011       5.649995
5/15/2008           5.602561              11/15/2011       5.839269
6/15/2008           5.790249              12/15/2011       5.668307

*Assumes each payment date always occurs on the 15th of the month.

                                   SCHEDULE IV

          MORTGAGE LOANS AS TO WHICH THE RELATED MORTGAGED PROPERTY IS
          COVERED BY A SECURED CREDITOR ENVIRONMENTAL INSURANCE POLICY

        LOAN NUMBER          MORTGAGE LOAN SELLER              PROPERTY NAME
--------------------------------------------------------------------------------

            106          PNC Bank, National Association    Belle Isle Apartments

                                   EXHIBIT A-1

          FORM OF CLASS [A-1] [A-2] [A-3] [A-4][A-5][A-1A] CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C2
               CLASS [A-1] [A-2] [A-3] [A-4][A-5][A-1A] COMMERCIAL
                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                                     A-1-1

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate:  [__% per annum] [Variable]                          Initial Certificate Principal Balance of this Certificate as of the Closing Date:
                                                                        $____________

Date of Pooling and Servicing Agreement:                                Class Principal Balance of all the Class [A-1] [A-2] [A-3]
December 1, 2004                                                        [A-4][A-5][A-1A] Certificates as of the Closing Date:
                                                                        $____________

Cut-off Date:  Individually and collectively, as the context            Aggregate unpaid principal balance of the Mortgage Pool as
may require, the related Due Date of each Mortgage Loan in              of the Cut-off Date, after deducting payments of principal
December 2004 or, if such Mortgage Loan does not have a Due             due on or before such date (the "Initial Pool Balance"):
Date in December 2004, such other date provided in the                  $1,030,490,079
Agreement

Closing Date:  December 22, 2004

First Distribution Date: January 18, 2005

Master Servicer:  Midland Loan Services, Inc.                           Trustee:  Wells Fargo Bank, N.A.

Special Servicer:  Lennar Partners, Inc.                                CUSIP No.:  _____________

Certificate No.  [A-1] [A-2] [A-3] [A-4][A-5][A-1A] -___                ISIN:  _____________

                                     A-1-2

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., MIDLAND LOAN SERVICES, INC., LENNAR
PARTNERS, INC., WELLS FARGO BANK, N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES.
NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [CEDE & CO.] [_____________] is the
registered owner of the Percentage Interest evidenced by this Certificate
(obtained by dividing the principal balance of this Certificate (its
"Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate
(their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to

                                     A-1-3

a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
Midland Loan Services, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A., as trustee (the
"Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable Distribution Date in respect of the Class of
Certificates to which this Certificate belongs. All distributions made under the
Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in the notice to
Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                                     A-1-4

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Certificate Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar and any agents of any of them may treat the
Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust Fund and the respective obligations and responsibilities under the Agreement of the Depositor, the Master Servicer, the Special Servicer
and the Trustee (other than certain obligations of the Trustee set forth in the
Agreement) shall terminate upon payment (or provision for payment) (i) to the
Certificateholders of all

                                     A-1-5

amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Master Servicer, the Special Servicer and the
officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any
Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage
Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the
time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the
Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee
with the consent of the Holders of Certificates entitled to at least 51% of the
Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the
Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-1-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Trustee

                                        By:
                                              ----------------------------------
                                              Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [A-1] [A-2] [A-3] [A-4] [A-5] [A-1A]
Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                        WELLS FARGO BANK, N.A.,
                                        as Certificate Registrar

                                        By:
                                               ---------------------------------
                                               Authorized Representative

                                     A-1-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through
Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to
________________________________________________________) and all applicable statements and notices should be mailed to_____________________________________.
________________________________________________________________________________

                  This information is provided by ____________________________, the assignee named above, or __________________________________, as its agent.

                                     A-1-8

                                   EXHIBIT A-2

                       FORM OF CLASS XC AND XP CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C2
          CLASS [XC] [XP] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate:  Variable                                      Initial Certificate Notional Amount of this Certificate as of the
                                                                  Closing Date: $_____________

Date of Pooling and Servicing Agreement:                          Class Notional Amount of all the Class Class [XC] [XP]
December 1, 2004                                                  Certificates as of the Closing Date: $________________

Cut-off Date:  Individually and collectively, as the context      Aggregate unpaid principal balance of the Mortgage Pool as of the
may require, the related Due Date of each Mortgage Loan in        Cut-off Date, after deducting payments of principal due on or
December 2004 or, if such Mortgage Loan does not have a Due       before such date (the "Initial Pool Balance"): $1,030,490,079
Date in December 2004, such other date provided in the
Agreement

Closing Date:  December 22, 2004

First Distribution Date: January 18, 2005

Master Servicer:  Midland Loan Services, Inc.                     Trustee: Wells Fargo Bank, N.A.

Special Servicer:  Lennar Partners, Inc.                          CUSIP No.:

Certificate No.  Class [XC] [XP]-___                              ISIN:

                                     A-2-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., MIDLAND LOAN SERVICES, INC., LENNAR
PARTNERS, INC., WELLS FARGO BANK, N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES.
NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE

                                     A-2-2

A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY
DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS
OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY
TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE")
THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS
CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER
THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS
CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE
UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE
SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS
HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.]

                  This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate
Notional Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their
"Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same
Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above
(the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the
Agreement), Midland Loan Services, Inc., as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement), Lennar
Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A., as trustee
(the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable

                                     A-2-3

Distribution Date in respect of the Class of Certificates to which this
Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5)
Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the
Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Certificate Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates, the initial Transfer of this Certificate by the Depositor, the Underwriters or any of their respective Affiliates or, as contemplated by Section 5.03 of the
Agreement, if this Certificate is a Global Certificate, a Transfer of this
Certificate to a successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form

                                     A-2-4

attached as Exhibit G-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit G-2 to the Agreement or as Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited
Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer,
the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

                  If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, the
Underwriters or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit G-4 to the Agreement, or (ii) an Opinion of
Counsel to the effect that the prospective Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. Except as provided in the two following paragraphs, no interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates may be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this
Certificate constitutes a Rule 144A Global Certificate and any Transferee of an
interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  Notwithstanding the preceding paragraph, any interest in a
Rule 144A Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any
Person who takes delivery in the form of a beneficial interest in the Regulation
S Global Certificate for such Class of Certificates upon delivery to the
Certificate Registrar of (x) a certificate to the effect that the Certificate
Owner desiring to effect such Transfer is the Depositor or an Affiliate of the
Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the
Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule
144A Global Certificate, and approve the credit of the account of a Depository
Participant by a denomination of interests in such Regulation S Global
Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A
Global Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Regulation S Global
Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

                                     A-2-5

                  Also notwithstanding the second preceding paragraph, any
interest in a Rule 144A Global Certificate with respect to any Class of
Book-Entry Non-Registered Certificates may be transferred by any Certificate
Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive
Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the
Depository to direct the Trustee to debit the account of a Depository
Participant by the denomination of the transferred interests in such Rule 144A
Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A
Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

                  Except as provided in the next paragraph no beneficial
interest in a Regulation S Global Certificate for any Class of Book-Entry
Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S
Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such
Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit G-5 to the Agreement certifying that such
Transferee is not a United States Securities Person. On or prior to the Release
Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or
Clearstream.

                  Notwithstanding the preceding paragraph, after the Release
Date, any interest in a Regulation S Global Certificate for a Class of
Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of
Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the
Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Trustee to debit the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

                                     A-2-6

                  None of the Depositor, the Trustee or the Certificate
Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate or any interest herein by the Depositor, the Underwriters or any of their respective Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate constitutes a Global Certificate, any Transfer of this
Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and
407 of ERISA and the excise taxes imposed on such prohibited transactions by
Sections 4975(a) and (b) of the Code, by reason of Sections I and III of
Department of Labor Prohibited Transaction Class Exemption 95-60; or (iii)
alternatively, if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on the
Exemptions, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y)
is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the
Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the
Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor
with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the
Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or

                                     A-2-7

407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The forms of certification attached to the Agreement as Exhibit H-1 (in the case of Definitive Non-Registered
Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry
Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar
(if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or
Opinion of Counsel as required by the second preceding sentence, then such
Transferee shall be deemed to have represented and warranted that either: (i)
such Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar and any agents of any of them may treat the
Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust Fund and the respective obligations and responsibilities under the Agreement of the Depositor, the Master Servicer, the Special Servicer
and the Trustee (other than certain obligations of the Trustee set forth in the
Agreement) shall terminate upon payment (or provision for payment) (i) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special
Servicer or the Majority Controlling Class Certificateholder of all Mortgage
Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Master Servicer, the
Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may

                                     A-2-8

have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any
Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage
Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the
time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the
Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee
with the consent of the Holders of Certificates entitled to at least 51% of the
Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the
Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-2-9

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Trustee

                                        By:
                                           -------------------------------------
                                           Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [XC] [XP] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                        WELLS FARGO BANK, N.A.,
                                        as Certificate Registrar

                                        By:
                                           -------------------------------------
                                           Authorized Representative

                                     A-2-10

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through
Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________
_______________________________________________________________________________.

                  This information is provided by  ____________________________, the assignee named above, or __________________________________, as its agent.

                                     A-2-11

                       [FOR BOOK ENTRY CERTIFICATES ONLY]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

    The following exchanges of a part of this Global Security have been made:

                                                                                                  Signature of
                           Amount of              Amount of           Principal Amount of          Authorized
Date of Exchange     Decrease in Principal       Increase in          this Global Security     Representative of
                        Amount of this        Principal Amount           following such            Trustee or
                        Global Security        of this Global        decrease (or increase)        securities
                                                  Security                                         Custodian
------------------------------------------------------------------------------------------------------------------

                                     A-2-12

                                   EXHIBIT A-3

                   FORM OF CLASS [A-J] [B] [C] [D] CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C2
      CLASS [A-J] [B] [C] [D] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate:  Variable                                     Initial Certificate Principal Balance of this Certificate as of the Closing Date: $________________

                                                                 Class Principal Balance of all the Class [A-J] [B] [C] [D] Certific
Date of Pooling and Servicing Agreement:                         the Closing Date:
December 1, 2004                                                 $_______________

Cut-off Date: Individually and collectively, as the context      Aggregate unpaid principal balance of the Mortgage Pool as of the C
may require, the related Due Date of each Mortgage Loan in       after deducting payments of principal due on or before such date (t
December 2004 or, if such Mortgage Loan does not have a Due      Pool Balance"): $1,030,490,079
Date in December 2004, such other date provided in the
Agreement

Closing Date:  December 22, 2004

First Distribution Date:  January 18, 2005

Master Servicer:  Midland Loan Services, Inc.                    Trustee:  Wells Fargo Bank, N.A.

Special Servicer:  Lennar Partners, Inc.                         CUSIP No.:  _____________

Certificate No. [A-J] [B] [C] [D] -___                           ISIN:__________________

                                     A-3-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., MIDLAND LOAN SERVICES, INC., LENNAR
PARTNERS, INC., WELLS FARGO BANK, N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES.
NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its

                                     A-3-2

"Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate
(their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement), Lennar
Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A., as trustee
(the "Trustee", which term includes any successor entity under the Agreement), which term includes any successor entity under the Agreement, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable Distribution Date in respect of the Class of
Certificates to which this Certificate belongs. All distributions made under the
Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in the notice to
Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                                     A-3-3

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Certificate Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar and any agents of any of them may treat the
Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                                     A-3-4

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust Fund and the respective obligations and responsibilities under the Agreement of the Depositor, the Master Servicer, the Special Servicer
and the Trustee (other than certain obligations of the Trustee set forth in the
Agreement) shall terminate upon payment (or provision for payment) (i) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special
Servicer or the Majority Controlling Class Certificateholder of all Mortgage
Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Master Servicer, the
Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the
Agreement. The Agreement permits, but does not require, the Master Servicer, the
Special Servicer or any Controlling Class Certificateholder to purchase from the
Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates;
however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the
Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee
with the consent of the Holders of Certificates entitled to at least 51% of the
Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the
Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-3-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Trustee

                                        By:
                                           -------------------------------------
                                           Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [A-J] [B] [C] [D] Certificates
referred to in the within-mentioned Agreement.

Dated:  _____________

                                        WELLS FARGO BANK, N.A.,
                                        as Certificate Registrar

                                        By:
                                           -------------------------------------
                                           Authorized Representative

                                     A-3-6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through
Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to
________________________________________) and all applicable statements and notices should be mailed to __________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or ____________________________________, as its agent.

                                     A-3-7

                                   EXHIBIT A-4

                    FORM OF CLASS [E] [F] [G] [H] CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C2
       CLASS [E] [F] [G] [H] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate:  [Variable]                                   Initial Certificate Principal Balance of this Certificate as of the Closing Date: $_______________

Date of Pooling and Servicing Agreement:                         Class Principal Balance of all the Class [E] [F] [G] [H]
December 1, 2004                                                 Certificates as of the Closing Date: $_________________

Cut-off Date: Individually and collectively, as the context      Aggregate unpaid principal balance of the Mortgage Pool as of
may require, the related Due Date of each Mortgage Loan in       the Cut-off Date, after deducting payments of principal due on
December 2004 or, if such Mortgage Loan does not have a Due      or before such date (the "Initial Pool Balance"):
Date in December 2004, such other date provided in the           $1,030,490,079
Agreement

Closing Date:  December 22, 2004

First Distribution Date: January 18, 2005

Master Servicer:  Midland Loan Services, Inc.                    Trustee:  Wells Fargo Bank, N.A.

Special Servicer:  Lennar Partners, Inc.                         CUSIP No.:  _____________

Certificate No. [E] [F] [G] [H] -___                             ISIN:__________________

                                     A-4-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., MIDLAND LOAN SERVICES, INC., LENNAR
PARTNERS, INC., WELLS FARGO BANK, N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES.
NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A

                                     A-4-2

"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE")
THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS
CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER
THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS
CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE
UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE
SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS
HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.]

                  This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
Midland Loan Services, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable Distribution Date in respect of the Class of
Certificates to which this Certificate belongs. All

                                     A-4-3

distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the
Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in the notice to Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this
Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Certificate Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                                     A-4-4

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates, the initial Transfer of this Certificate by the Depositor, the Underwriters or any of their respective Affiliates or, as contemplated by Section 5.03 of the
Agreement, if this Certificate is a Global Certificate, a Transfer of this
Certificate to a successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit
G-1 to the Agreement and a certificate from such Certificateholder's prospective
Transferee substantially in the form attached either as Exhibit G-2 to the
Agreement or as Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel
reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified
Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

                  If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, the
Underwriters or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit G-4 to the Agreement, or (ii) an Opinion of
Counsel to the effect that the prospective Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. Except as provided in the two following paragraphs, no interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates may be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this
Certificate constitutes a Rule 144A Global Certificate and any Transferee of an
interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  Notwithstanding the preceding paragraph, any interest in a
Rule 144A Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any
Person who takes delivery in the form of a beneficial interest in the Regulation
S Global Certificate for such Class of Certificates upon delivery to the
Certificate Registrar of (x) a certificate to the effect that the Certificate
Owner desiring to effect such Transfer is the Depositor or an Affiliate of the
Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and

                                     A-4-5

Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such
Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Regulation S
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

                  Also notwithstanding the second preceding paragraph, any
interest in a Rule 144A Global Certificate with respect to any Class of
Book-Entry Non-Registered Certificates may be transferred by any Certificate
Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive
Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the
Depository to direct the Trustee to debit the account of a Depository
Participant by the denomination of the transferred interests in such Rule 144A
Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A
Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

                  Except as provided in the next paragraph no beneficial
interest in a Regulation S Global Certificate for any Class of Book-Entry
Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S
Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such
Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit G-5 to the Agreement certifying that such
Transferee is not a United States Securities Person. On or prior to the Release
Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or
Clearstream.

                  Notwithstanding the preceding paragraph, after the Release
Date, any interest in a Regulation S Global Certificate for a Class of
Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of
Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the
Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and

                                     A-4-6

Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject
Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

                  None of the Depositor, the Trustee or the Certificate
Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate or any interest herein by the Depositor, the Underwriters or any of their respective Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate constitutes a Global Certificate, any Transfer of this
Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and
407 of ERISA and the excise taxes imposed on such prohibited transactions by
Sections 4975(a) and (b) of the Code, by reason of Sections I and III of
Department of Labor Prohibited Transaction Class Exemption 95-60; or (iii)
alternatively, if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on the
Exemptions, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y)
is not sponsored (within

                                     A-4-7

the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any
Mortgage Loan Seller, the Master Servicer, the Special Servicer, any
Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to
Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any
Affiliate of such Person, and (Z) agrees that it will obtain from each of its
Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and
(iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an
Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the
Code. The forms of certification attached to the Agreement as Exhibit H-1 (in the case of Definitive Non-Registered Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive
Certificate) or the Transferor (if this Certificate constitutes a Global
Certificate) a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar and any agents of any of them may treat the
Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                                     A-4-8

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust Fund and the respective obligations and responsibilities under the Agreement of the Depositor, the Master Servicer, the Special Servicer
and the Trustee (other than certain obligations of the Trustee set forth in the
Agreement) shall terminate upon payment (or provision for payment) (i) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special
Servicer or the Majority Controlling Class Certificateholder of all Mortgage
Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Master Servicer, the
Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the
Agreement. The Agreement permits, but does not require, the Master Servicer, the
Special Servicer or any Controlling Class Certificateholder to purchase from the
Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates;
however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the
Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee
with the consent of the Holders of Certificates entitled to at least 51% of the
Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the
Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-4-9

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Trustee

                                        By:
                                           -------------------------------------
                                           Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [E] [F] [G] [H] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                        WELLS FARGO BANK, N.A.,
                                        as Certificate Registrar

                                        By:
                                          --------------------------------------
                                          Authorized Representative

                                     A-4-10

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through
Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to
________________________________________________________) and all applicable statements and notices should be mailed to_____________________________________.
________________________________________________________________________________

                  This information is provided by ____________________________, the assignee named above, or __________________________________, as its agent.

                                     A-4-11

                       [FOR BOOK ENTRY CERTIFICATES ONLY]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

     The following exchanges of a part of this Global Security have been made:

                                                                                                     Signature of
                                                   Amount of                                          Authorized
                           Amount of              Increase in          Principal Amount of        Representative of
                     Decrease in Principal     Principal Amount        this Global Security           Trustee or
                        Amount of this          of this Global            following such              securities
Date of Exchange        Global Security            Security           decrease (or increase)          Custodian
------------------------------------------------------------------------------------------------------------------

                                     A-4-12

                                   EXHIBIT A-5

              FORM OF CLASS [J] [K] [L] [M] [N] [O] [P] CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C2
       CLASS [J] [K] [L] [M] [N] [O] [P] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 2004-C2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate:  [Variable]                                   Initial Certificate Principal Balance of this Certificate as of the Closing Date: $________________

Date of Pooling and Servicing Agreement:                         Class Principal Balance of all the Class [J] [K] [L] [M] [N]
December 1, 2004                                                 [O] [P] Certificates as of the Closing Date: $________________

Cut-off Date: Individually and collectively, as the context      Aggregate unpaid principal balance of the Mortgage Pool as of
may require, the related Due Date of each Mortgage Loan in       the Cut-off Date, after deducting payments of principal due on
December 2004 or, if such Mortgage Loan does not have a Due      or before such date (the "Initial Pool Balance"):
Date in December 2004, such other date provided in the           $1,030,490,079
Agreement

Closing Date:  December 22, 2004

First Distribution Date: January 18, 2005

Master Servicer:  Midland Loan Services, Inc.                    Trustee:  Wells Fargo Bank, N.A.

Special Servicer:  Lennar Partners, Inc.                         CUSIP No.:  _____________

Certificate No. [J] [K] [L] [M] [N] [O] [P] -___                 ISIN:________________

                                     A-5-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., MIDLAND LOAN SERVICES, INC., LENNAR
PARTNERS, INC., WELLS FARGO BANK, N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES.
NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A

                                     A-5-2

"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE")
THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS
CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER
THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS
CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE
UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE
SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS
HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.]

                  This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
Midland Loan Services, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable Distribution Date in respect of the Class of
Certificates to which this Certificate belongs. All

                                     A-5-3

distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the
Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in the notice to Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this
Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Certificate Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                                     A-5-4

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates, the initial Transfer of this Certificate by the Depositor, the Underwriters or any of their respective Affiliates or, as contemplated by Section 5.03 of the
Agreement, if this Certificate is a Global Certificate, a Transfer of this
Certificate to a successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit
G-1 to the Agreement and a certificate from such Certificateholder's prospective
Transferee substantially in the form attached either as Exhibit G-2 to the
Agreement or as Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel
reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified
Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

                  If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, the
Underwriters or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit G-4 to the Agreement, or (ii) an Opinion of
Counsel to the effect that the prospective Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. Except as provided in the two following paragraphs, no interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates may be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this
Certificate constitutes a Rule 144A Global Certificate and any Transferee of an
interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  Notwithstanding the preceding paragraph, any interest in a
Rule 144A Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any
Person who takes delivery in the form of a beneficial interest in the Regulation
S Global Certificate for such Class of Certificates upon delivery to the
Certificate Registrar of (x) a certificate to the effect that the Certificate
Owner desiring to effect such Transfer is the Depositor or an Affiliate of the
Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and

                                     A-5-5

Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such
Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Regulation S
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

                  Also notwithstanding the second preceding paragraph, any
interest in a Rule 144A Global Certificate with respect to any Class of
Book-Entry Non-Registered Certificates may be transferred by any Certificate
Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive
Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the
Depository to direct the Trustee to debit the account of a Depository
Participant by the denomination of the transferred interests in such Rule 144A
Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A
Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

                  Except as provided in the next paragraph no beneficial
interest in a Regulation S Global Certificate for any Class of Book-Entry
Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S
Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such
Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit G-5 to the Agreement certifying that such
Transferee is not a United States Securities Person. On or prior to the Release
Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or
Clearstream.

                  Notwithstanding the preceding paragraph, after the Release
Date, any interest in a Regulation S Global Certificate for a Class of
Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of
Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the
Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and

                                     A-5-6

Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject
Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

                  None of the Depositor, the Trustee or the Certificate
Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate or any interest herein by the Depositor, the Underwriters or any of their respective Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate constitutes a Global Certificate, any Transfer of this
Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and
407 of ERISA and the excise taxes imposed on such prohibited transactions by
Sections 4975(a) and (b) of the Code, by reason of Sections I and III of
Department of Labor Prohibited Transaction Class Exemption 95-60; or (iii)
alternatively, if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on the
Exemptions, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y)
is not sponsored (within

                                     A-5-7

the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any
Mortgage Loan Seller, the Master Servicer, the Special Servicer, any
Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to
Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any
Affiliate of such Person, and (Z) agrees that it will obtain from each of its
Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and
(iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an
Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the
Code. The forms of certification attached to the Agreement as Exhibit H-1 (in the case of Definitive Non-Registered Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive
Certificate) or the Transferor (if this Certificate constitutes a Global
Certificate) a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar and any agents of any of them may treat the
Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                                     A-5-8

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust Fund and the respective obligations and responsibilities under the Agreement of the Depositor, the Master Servicer, the Special Servicer
and the Trustee (other than certain obligations of the Trustee set forth in the
Agreement) shall terminate upon payment (or provision for payment) (i) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special
Servicer or the Majority Controlling Class Certificateholder of all Mortgage
Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Master Servicer, the
Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the
Agreement. The Agreement permits, but does not require, the Master Servicer, the
Special Servicer or any Controlling Class Certificateholder to purchase from the
Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates;
however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the
Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee
with the consent of the Holders of Certificates entitled to at least 51% of the
Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the
Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-5-9

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Trustee

                                        By:
                                           -------------------------------------
                                           Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [J] [K] [L] [M] [N] [O] [P]
Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                        WELLS FARGO BANK, N.A.,
                                        as Certificate Registrar

                                        By:
                                           -------------------------------------
                                           Authorized Representative

                                     A-5-10

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through
Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to
________________________________________________________) and all applicable statements and notices should be mailed to_____________________________________.
________________________________________________________________________________

                  This information is provided by ____________________________, the assignee named above, or __________________________________, as its agent.

                                     A-5-11

                       [FOR BOOK ENTRY CERTIFICATES ONLY]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

     The following exchanges of a part of this Global Security have been made:

                                                                                                  Signature of
                                                  Amount of                                        Authorized
                           Amount of             Increase in          Principal Amount of      Representative of
                     Decrease in Principal    Principal Amount        this Global Security         Trustee or
                        Amount of this         of this Global            following such            securities
Date of Exchange        Global Security           Security           decrease (or increase)        Custodian
------------------------------------------------------------------------------------------------------------------

                                     A-5-12

                                   EXHIBIT A-6

                           FORM OF CLASS R CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C2
              CLASS R COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Date of Pooling and Servicing Agreement:                         Percentage Interest evidenced by this Certificate in the
December 1, 2004                                                 related Class: ___%

Cut-off Date: Individually and collectively, as the context      Aggregate unpaid principal balance of the Mortgage Pool as of
may require, the related Due Date of each Mortgage Loan in       the Cut-off Date, after deducting payments of principal due on
December 2004 or, if such Mortgage Loan does not have a Due      or before such date (the "Initial Pool Balance"): $1,030,490,079
Date in December 2004, such other date provided in the
Agreement

Closing Date:  December 22, 2004

First Distribution Date: January 18, 2005

Master Servicer:  Midland Loan Services, Inc.                    Trustee:  Wells Fargo Bank, N.A.

Special Servicer:  Lennar Partners, Inc.                         Certificate No.  R -___

                                     A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., MIDLAND LOAN SERVICES, INC., LENNAR
PARTNERS, INC., WELLS FARGO BANK, N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES.
NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL
TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE
REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE.

                  This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership

                                     A-6-2

interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the
Agreement), Midland Loan Services, Inc., as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement), Lennar
Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A., as trustee
(the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable Distribution Date in respect of the Class of
Certificates to which this Certificate belongs. All distributions made under the
Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Certificate Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                                     A-6-3

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If a Transfer of this Certificate is to be made without
registration under the Securities Act (other than in connection with the initial issuance of the Certificates or the initial Transfer of this Certificate by the
Depositor, the Underwriters or any of their respective Affiliates), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit G-2 to the Agreement or as Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited
Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer,
the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate
Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit G-2 or Exhibit G-3 attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  None of the Depositor, the Trustee or the Certificate
Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or

                                     A-6-4

qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate by the Depositor, the Underwriters or any of their respective Affiliates, the
Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The form of certification attached to the Agreement as Exhibit H-1 is acceptable for purposes of the preceding sentence. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate
Registrar a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the provisions of Section
5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section
5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d)
to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the
Master Servicer, the Trustee and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate
Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt, of an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and
Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such

                                     A-6-5

Transferee is a Permitted Transferee, that it is not acquiring its Ownership
Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership
Interest in this Certificate, it will endeavor to remain a Permitted Transferee, that it has historically paid its debts as they have come due, intends to pay its debts as they come due in the future and intends to pay all taxes associated with the Class R Certificate as they come due, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them.
Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed
Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the
Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, if a Responsible
Officer of the Certificate Registrar has actual knowledge that the proposed
Transferee is an entity classified as a partnership under the Code, the
Certificate Registrar shall not register the transfer of this Certificate unless at the time of transfer, the Certificate Registrar has actual knowledge that all of the proposed Transferee's beneficial owners are United States Tax Persons.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its
Ownership Interest herein and (2) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a
Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section
1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be
modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and
(b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that doing so will not cause any REMIC Pool to (1) cease to qualify as a REMIC or (2) be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the
Transfer of a Class R Certificate to a Person that is not a Permitted
Transferee.

                  A "Permitted Transferee" is any Transferee of a Class R
Certificate other than a Disqualified Organization, a Plan, a Non-United States
Tax Person or a United States Tax Person with respect to whom income on the
Class R Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Tax Person.

                  A "Disqualified Organization" is any of the following: (i) the
United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of

                                     A-6-6

any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers'
cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv)
rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate
Registrar based upon an Opinion of Counsel (which shall not be an expense of the
Trustee) that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such
Person. The terms "United States," "State" and "international organization"
shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Non-United States Tax Person" is any Person other than a
United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the
District of Columbia unless in the case of a partnership, Treasury regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United
States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, that are eligible to elect to be treated as United
States Tax Persons).

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar and any agents of any of them may treat the
Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust Fund and the respective obligations and responsibilities under the Agreement of the Depositor, the Master Servicer, the Special Servicer
and the Trustee (other than certain obligations of the Trustee set forth in the

                                     A-6-7

Agreement) shall terminate upon payment (or provision for payment) (i) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special
Servicer or the Majority Controlling Class Certificateholder of all Mortgage
Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Master Servicer, the
Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the
Agreement. The Agreement permits, but does not require, the Master Servicer, the
Special Servicer or any Controlling Class Certificateholder to purchase from the
Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates;
however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the
Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee
with the consent of the Holders of Certificates entitled to at least 51% of the
Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the
Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-6-8

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Trustee

                                        By:
                                           -------------------------------------
                                           Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                        WELLS FARGO BANK, N.A.,
                                        as Certificate Registrar

                                        By:
                                          --------------------------------------
                                          Authorized Representative

                                     A-6-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through
Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to
________________________________________________________) and all applicable statements and notices should be mailed to_____________________________________.
________________________________________________________________________________

                  This information is provided by ____________________________, the assignee named above, or __________________________________, as its agent.

                                     A-6-10

                                   EXHIBIT A-7

                           FORM OF CLASS Y CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C2
                    CLASS Y COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATE, SERIES 2004-C2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Date of Pooling and Servicing Agreement:                         Percentage Interest evidenced by this Certificate in Class Y:___%
December 1, 2004

Cut-off Date: Individually and collectively, as the context      Aggregate unpaid principal balance of the Mortgage Pool as of
may require, the related Due Date of each Mortgage Loan in       the Cut-off Date, after deducting payments of principal due on
December 2004 or, if such Mortgage Loan does not have a Due      or before such date (the "Initial Pool Balance"): $1,030,490,079
Date in December 2004, such other date provided in the
Agreement

Closing Date:  December 22, 2004

First Distribution Date: January 18, 2005

Master Servicer:  Midland Loan Services, Inc.                    Trustee:  Wells Fargo Bank, N.A.

Special Servicer:  Lennar Partners, Inc.                         Certificate No. Y-___

                                     A-7-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., MIDLAND LOAN SERVICES, INC., LENNAR
PARTNERS, INC., WELLS FARGO BANK, N.A., OR ANY OF THEIR RESPECTIVE AFFILIATES.
NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY)
RECEIVED IN RESPECT OF THE ARD TRUST MORTGAGE LOANS SUBJECT TO THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

                  This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class Y Certificates. The Trust was created and the
Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage
Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special
Servicer", which term includes any successor entity under the Agreement) and
Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

                                     A-7-2

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable Distribution Date in respect of the Class of
Certificates to which this Certificate belongs. All distributions made under the
Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Certificate Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                                     A-7-3

                  If a Transfer of this Certificate is to be made without
registration under the Securities Act (other than in connection with the initial issuance of the Certificates or the initial Transfer of this Certificate by the
Depositor, the Underwriters or any of their respective Affiliates, then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit G-2 to the Agreement or as Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited
Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer,
the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate
Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit G-2 or Exhibit G-3 attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  None of the Depositor, the Trustee or the Certificate
Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate by the Depositor, the Underwriters or any of their respective Affiliates, the
Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a

                                     A-7-4

violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The form of certification attached to the Agreement as Exhibit H-1 is acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar and any agents of any of them may treat the
Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust Fund and the respective obligations and responsibilities under the Agreement of the Depositor, the Master Servicer, the Special Servicer
and the Trustee (other than certain obligations of the Trustee set forth in the
Agreement) shall terminate upon payment (or provision for payment) (i) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special
Servicer or the Majority Controlling Class Certificateholder of all Mortgage
Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Master Servicer, the
Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the
Agreement. The Agreement permits, but does not require, the Master Servicer, the
Special Servicer or any Controlling Class Certificateholder to purchase from the
Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates;
however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

                                     A-7-5

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the
Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee
with the consent of the Holders of Certificates entitled to at least 51% of the
Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the
Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-7-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.,
                                        as Trustee

                                        By:
                                          --------------------------------------
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class Y Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                        WELLS FARGO BANK, N.A.,
                                        as Certificate Registrar

                                        By:
                                           -------------------------------------
                                           Authorized Representative

                                     A-7-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through
Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to
________________________________________________________) and all applicable statements and notices should be mailed to_____________________________________.
________________________________________________________________________________

                  This information is provided by ____________________________, the assignee named above, or __________________________________, as its agent.

                                     A-7-8

                                    EXHIBIT B

                                   [RESERVED.]

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

To the parties listed on the attached Schedule A

          Re:  Citigroup Commercial Mortgage Trust 2004-C2 Commercial Mortgage
               Pass Through Certificates, Series 2004-C2 (the "Certificates")

Ladies and Gentlemen:

     Pursuant to Section 2.02(a) of the Pooling and Servicing Agreement dated as of December 1, 2004, relating to the above-referenced Certificates (the
"Agreement"), Wells Fargo Bank, N.A., in its capacity as trustee (the
"Trustee"), hereby certifies as to each Mortgage Loan subject as of the date hereof to the Agreement (except as identified in the exception report attached hereto) that: (i) without regard to the proviso in the definition of "Mortgage
File," all documents specified in clauses (i), (ii), (iv)(A), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a
Responsible Officer of the Trustee to be required, clauses (iii), (iv)(B),
(iv)(C), (vi), (viii) and (ix)(A) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such
Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such
Mortgage Loan with respect to the items specified in clauses (v) and (vi)(C) of the definition of "Mortgage Loan Schedule" is correct.

     Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

     Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                            Respectfully,

                                            WELLS FARGO BANK, N.A.,
                                            as Trustee

                                            By:
                                            ------------------------------------
                                               Name:
                                               Title:

                                       C-1

                                   SCHEDULE A

Midland Loan Services, Inc.
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attn:  Citigroup Commercial Mortgage Trust 2004-C2

Lennar Partners, Inc.
1601 Washington Avenue, Suite 800
Miami Beach, Florida  33139
Attn:  Citigroup Commercial Mortgage Trust 2004-C2

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street
New York, New York  10013

Citigroup Global Markets Realty Corp.
388 Greenwich Street
New York, New York  10013

PNC Bank, National Association
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222

                                       C-2

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

          Re:  Citigroup Commercial Mortgage Trust 2004-C2
               Commercial Mortgage Pass-Through Certificates, Series 2004-C2

     In connection with the administration of the Mortgage Files held by you as
Trustee (or by a Custodian on your behalf), under that certain Pooling and
Servicing Agreement dated as of June 8, 2004 (the "Pooling and Servicing
Agreement"), by and between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, Inc., as master servicer (the "Master
Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer")
and Wells Fargo Bank, N.A. as trustee (the "Trustee), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below)
held by you as Trustee or by a Custodian on your behalf, with respect to the following described Mortgage Loan for the reason indicated below.

     Property Name:
                     -----------------------------------------------------------

     Address:
               -----------------------------------------------------------------

     Control No.:
                   -------------------------------------------------------------

     If only particular documents in the Mortgage File are requested, please specify which:
              ------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Reason for requesting file (or portion thereof):

   ______   1.   Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Accounts pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

   ______   2.   Other.  (Describe)
                                   ---------------------------------------------

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof,

                                      D-1-1

unless the Mortgage Loan has been paid in full, in which case the Mortgage File
(or such portion thereof) will be retained by us permanently.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                           MIDLAND LOAN SERVICES, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

     Re:  Citigroup Commercial Mortgage Trust 2004-C2
          Commercial Mortgage Pass-Through Certificates, Series 2004-C2

     In connection with the administration of the Mortgage Files held by you as
Trustee (or by a Custodian on your behalf), under that certain Pooling and
Servicing Agreement dated as of May 11, 2004 (the "Pooling and Servicing
Agreement"), by and between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, Inc., as master servicer (the "Master
Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer")
and Wells Fargo Bank, as trustee (the "Trustee), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as Trustee or by a Custodian on your behalf, with respect to the following described Mortgage Loan for the reason indicated below.

     Property Name:
                     -----------------------------------------------------------

     Address:
               -----------------------------------------------------------------

     Control No.:
                   -------------------------------------------------------------

     If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

     ______    1.  Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage
                   Loan that are required to be credited to the Custodial
                   Accounts pursuant to the Pooling and Servicing Agreement,
                   have been or will be so credited.

     ______    2.  Other.  (Describe)
                                    --------------------------------------------
               -----------------------------------------------------------------
               -----------------------------------------------------------------

                                      D-2-1

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof (or within such longer period as we have indicated as part of our reason for the request), unless the
Mortgage Loan has been paid in full or otherwise liquidated, in which case the
Mortgage File (or such portion thereof) will be retained by us permanently.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       LENNAR PARTNERS, INC.

                                       By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      D-2-2

                                    EXHIBIT E

                 CALCULATION OF NOI/DEBT SERVICE COVERAGE RATIOS

     "Net Cash Flow" shall mean the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash
Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining vacancy for the "revenue" component of Net Cash Flow for each rental property, the Special Servicer shall rely on the most recent rent roll supplied by the related borrower and where the actual vacancy shown thereon and the market vacancy is less than 1%, the Special Servicer shall assume a 1%
vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers, space occupied by anchor or single tenants or other large tenants shall be disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards.
Where the actual or market vacancy was not less than 5.0%, the Special Servicer shall determine revenue from rents by generally relying on the most recent roll supplied and the greater of (a) actual historical vacancy at the related
Mortgaged Property, and (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property. In determining rental revenue for multifamily, self-storage and mobile home park properties, the Special Servicer shall either review rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other rental properties, the Special
Servicer shall annualize rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms
(including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts shall be determined on the basis of adjusted average occupancy not to exceed 75.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts shall be based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for private health care facilities shall be within current market ranges and vacancy levels shall be at a minimum of 1%. In general, any non-recurring items and non-property related revenue shall be eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged
Property, the Special Servicer shall rely on the rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements is available, the newer information shall be used, (b) with respect to each Mortgaged Property, property management fees shall be assumed to be 3% to 7% of effective gross revenue
(except with respect to hospitality properties, where a minimum of 3.1% of gross receipts shall be assumed, and with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts shall be assumed and, with respect to

                                       E-1

single tenant properties, where fees as low as 3% of effective gross receipts shall be assumed), (c) assumptions shall be made with respect to reserves for leasing commission, tenant improvement expenses and capital expenditures, and
(d) expenses shall be assumed to include annual replacement reserves. In addition, in some instances, the Special Servicer may recharacterize as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where determined appropriate.

                                       E-2

                                    EXHIBIT F

                       FORM OF DISTRIBUTION DATE STATEMENT

                                     F-2-1

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
MAC # N9303-121
Minneapolis, Minnesota  55479-0113

Attention:  Corporate Trust Services Group, Citigroup Commercial Mortgage Trust
            2004-C2

     Re:  Citigroup Commercial Mortgage Trust 2004-C2, Commercial Mortgage
          Pass-Through Certificates, Series 2004-C2, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate
          Notional Amount] as of December 22, 2004 (the "Closing Date") of $

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the
transfer by _________________________ (the "Transferor") to
__________________________ (the "Transferee") of the captioned Certificates (the
"Transferred Certificates"), pursuant to Section 5.02 of the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of
December 1, 2004, between Citigroup Commercial Mortgage Securities Inc., as
Depositor, Midland Loan Services, Inc., as Master Servicer, Lennar Partners,
Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. All
capitalized terms used herein and not otherwise herein defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a)
     offered, transferred, pledged, sold or otherwise disposed of any
     Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred
     Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a
     Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any
     Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred
     Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a)
     through (e) hereof) would constitute a distribution of the Transferred
     Certificates under the Securities Act of 1933, as amended (the "Securities
     Act"), would render the disposition of the Transferred

                                     G-1-1

     Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the
     Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                     Very truly yours,

                                     -------------------------------------------
                                     (Transferor)

                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:

                                     G-1-2

                                   EXHIBIT G-2

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
MAC # N9303-121
Minneapolis, Minnesota  55479-0113

Attention: Corporate Trust Services Group, Citigroup Commercial Mortgage Trust
     2004-C2

     Re:  Citigroup Commercial Mortgage Trust 2004-C2, Commercial Mortgage
          Pass-Through Certificates, Series 2004-C2, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate
          Notional Amount] as of December 22, 2004 (the "Closing Date") of $

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by
____________________________ (the "Transferor") to
________________________________ (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2004, between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, Inc., as Master Servicer, Lennar Partners,
Inc., as Special Servicer and Wells Fargo Bank, N.A. as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the
     Transferred Certificates for its own account or for the account of another
     Qualified Institutional Buyer, and understands that such Transferred
     Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional
     Buyer and to whom notice is given that the resale, pledge or

                                     G-2-1

     transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and payments thereon,
     (c) the nature, performance and servicing of the Mortgage Loans, (d) the
     Pooling and Servicing Agreement and the Trust created pursuant thereto, and
     (e) all related matters, that it has requested.

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
     Acknowledgment below.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                             Nominee Acknowledgment

                  The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                        (Nominee)

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                     G-2-2

                                                          ANNEX 1 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

     The undersigned hereby certifies as follows to [name of Transferor] (the
"Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred
Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis
     $______________________1 in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year
     (such amount being calculated in accordance with Rule 144A) and (ii) the
     Transferee satisfies the criteria in the category marked below.

         _____             Corporation, etc. The Transferee is a corporation
                           (other than a bank, savings and loan association or
                           similar institution), Massachusetts or similar
                           business trust, partnership, or any organization
                           described in Section 501(c)(3) of the Internal
                           Revenue Code of 1986, as amended.

         _____             Bank. The Transferee (a) is a national bank or a
                           banking institution organized under the laws of any
                           state, U.S. territory or the District of Columbia,
                           the business of which is substantially confined to
                           banking and is supervised by the state or territorial
                           banking commission or similar official or is a
                           foreign bank or equivalent institution, and (b) has
                           an audited net worth of at least $25,000,000 as
                           demonstrated in its latest annual financial
                           statements, a copy of which is attached hereto, as of
                           a date not more than 16 months preceding the date of
                           sale of the Transferred Certificates in the case of a
                           U.S. bank, and not more than 18 months preceding such
                           date of sale in the case of a foreign bank or
                           equivalent institution.

         _____             Savings and Loan. The Transferee (a) is a savings and
                           loan association, building and loan association,
                           cooperative bank, homestead association or similar
                           institution, which is supervised and examined by a
                           state or federal authority having supervision over
                           any such institutions, or is a foreign savings and
                           loan association

----------

1    Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     G-2-3

                           or equivalent institution and (b) has an audited net
                           worth of at least $25,000,000 as demonstrated in its
                           latest annual financial statements, a copy of which
                           is attached hereto, as of a date not more than 16
                           months preceding the date of sale of the Transferred
                           Certificates in the case of a U.S. savings and loan
                           association, and not more than 18 months preceding
                           such date of sale in the case of a foreign savings
                           and loan association or equivalent institution.

         _____             Broker-dealer. The Transferee is a dealer registered
                           pursuant to Section 15 of the Securities Exchange Act
                           of 1934, as amended.

         _____             Insurance Company. The Transferee is an insurance
                           company whose primary and predominant business
                           activity is the writing of insurance or the
                           reinsuring of risks underwritten by insurance
                           companies and which is subject to supervision by the
                           insurance commissioner or a similar official or
                           agency of a state, U.S. territory or the District of
                           Columbia.

         _____             State or Local Plan. The Transferee is a plan
                           established and maintained by a state, its political
                           subdivisions, or any agency or instrumentality of the
                           state or its political subdivisions, for the benefit
                           of its employees.

         _____             ERISA Plan. The Transferee is an employee benefit
                           plan within the meaning of Title I of the Employee
                           Retirement Income Security Act of 1974.

         _____             Investment Advisor. The Transferee is an investment
                           advisor registered under the Investment Advisers Act
                           of 1940.

         _____             QIB Subsidiary. All of the Transferee's equity owners
                           are "qualified institutional buyers" within the
                           meaning of Rule 144A.

         _____             Other. (Please supply a brief description of the
                           entity and a cross-reference to the paragraph and
                           subparagraph under subsection (a)(1) of Rule 144A
                           pursuant to which it qualifies. Note that registered
                           investment companies should complete Annex 2 rather
                           than this Annex 1)
                                             -----------------------------------
                           -----------------------------------------------------
                           -----------------------------------------------------

                  3. For purposes of determining the aggregate amount of
         securities owned and/or invested on a discretionary basis by any
         Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of
         securities owned and/or invested on a discretionary basis by any
         Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining

                                     G-2-4

         such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities
         Exchange Act of 1934, as amended.

                  5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred
         Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

                  ___      ___     Will the Transferee be purchasing the
                  Yes      No      Transferred Certificates only for the
                                   Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a
         "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                  8. Capitalized terms used but not defined herein have the
         respective meanings ascribed thereto in the Pooling and Servicing
         Agreement pursuant to which the Transferred Certificates were issued.

                                        Print Name of Transferee

                                        By:
                                          --------------------------------------
                                          Name:
                                          Title:
                                          Date:

                                     G-2-5

                                                          ANNEX 2 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

         The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificates (the
"Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the
         "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the
         Securities Act of 1933, as amended, because the Transferee is part of a
         Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

                  2. The Transferee is a "qualified institutional buyer" as
         defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii)
         as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of
         Investment Companies, the cost of such securities was used, unless the
         Transferee or any member of the Transferee's Family of Investment
         Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         ______    The Transferee  owned and/or invested on a discretionary
                   basis  $___________________  in securities  (other than the excluded  securities  referred to below) as of the end of the
                   Transferee's  most recent fiscal year (such amount being
                   calculated in accordance with Rule 144A).

         ______    The Transferee is part of a Family of Investment  Companies which owned in the aggregate  $______________ in securities
                  (other than the excluded  securities  referred to below) as of the end of the Transferee's  most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof)
         that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i)
         securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies,

                                     G-2-6

         (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
         Transferee, or owned by the Transferee's Family of Investment
         Companies, the securities referred to in this paragraph were excluded.

                  5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred
         Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

                  _____    _____      Will the Transferee be purchasing the
                  Yes      No         Transferred Certificates only for the
                                      Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a
         "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The undersigned will notify the parties to which this
         certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred
         Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                  8. Capitalized terms used but not defined herein have the
         respective meanings ascribed thereto in the Pooling and Servicing
         Agreement pursuant to which the Transferred Certificates were issued.

                                        Print Name of Transferee or Adviser

                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                        IF AN ADVISER:

                                        Print Name of Transferee

                                        Date:
                                            ------------------------------------

                                      G-2-7

                                   EXHIBIT G-3

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
MAC # N9303-121
Minneapolis, Minnesota  55479-0113

Attention: Corporate Trust Services Group, Citigroup Commercial Mortgage Trust
           2004-C2

         Re:      Citigroup Commercial Mortgage Trust, Commercial Mortgage
                  Pass-Through Certificates, Series 2004-C2, Class _____, having an initial aggregate [Certificate Principal Balance]
                  [Certificate Notional Amount] as of December 22, 2004 (the
                  "Closing Date") of $

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated as of December 1, 2004, between Citigroup
Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, Inc.,
as Master Servicer, Lennar Partners, Inc., as Special Servicer and Wells Fargo
Bank, N.A. as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the
Depositor, that:

                  1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

                  2. The Transferee understands that (a) the Transferred
         Certificates have not been and will not be registered under the
         Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the
         Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c)
         neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the

                                     G-3-1

         Certificate Registrar has received: (A) a certificate from the prospective transferor substantially in the form attached as Exhibit
         G-1 to the Pooling and Servicing Agreement and a certificate from such
         Certificateholder's prospective transferee substantially in the form attached either as Exhibit G-2 to the Pooling and Servicing Agreement or as Exhibit G-3 to the Pooling and Servicing Agreement; or (B) an
         Opinion of Counsel satisfactory to the Certificate Registrar to the effect that, among other things, the transfer may be made without registration under the Securities Act, together with written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such
         Opinion of Counsel is based.

                  3. The Transferee understands that it may not sell or
         otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear legends substantially to the following effect:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER
                  THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")
                  OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE,
                  TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
                  INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY
                  BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
                  REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH
                  THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING
                  AGREEMENT REFERRED TO HEREIN.

                  NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE
                  MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN
                  OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT
                  INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION
                  4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE
                  "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY
                  PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF
                  OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF
                  ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
                  ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF
                  SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED
                  TO HEREIN.

                  4. Neither the Transferee nor anyone acting on its behalf has
         (a) offered, pledged, sold, disposed of or otherwise transferred any
         Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred
         Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any
         Transferred Certificate, any

                                     G-3-2

         interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred
         Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred
         Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred
         Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred
         Certificate, any interest in any Transferred Certificate or any other similar security.

                  5. The Transferee has been furnished with all information
         regarding (a) the Depositor, (b) the Transferred Certificates and
         payments thereon, (c) nature, performance and servicing of the Mortgage
         Loans, (d) the Pooling and Servicing Agreement and the Trust Fund
         created pursuant thereto, and (e) all related matters, that it has requested.

                  6. The Transferee is an "accredited investor" within the
         meaning of paragraphs (1), (2), (3) and/or (7) of Rule 501(a) under the
         Securities Act or an entity in which all of its equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred
         Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                     G-3-3

                  7. If the Transferee proposes that the Transferred
         Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                                     Very truly yours,

                                                     (Transferee)

                                                     By:
                                                           ---------------------
                                                           Name:
                                                           Title:

                             Nominee Acknowledgment

                  The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                                     (Nominee)

                                                     By:
                                                           ---------------------
                                                           Name:
                                                           Title:

                                     G-3-4

                                   EXHIBIT G-4

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

         Re:      Citigroup Commercial Mortgage Trust 2004-C2, Commercial
                  Mortgage Pass-Through Certificates, Series 2004-C2, Class
                  _____, having an initial aggregate [Certificate Principal
                  Balance] [Certificate Notional Amount] as of December 22, 2004
                  (the "Closing Date") of $__________ (the "Transferred
                  Certificates")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
Transferred Certificates. The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"),
dated as of December 1, 2004, between Citigroup Commercial Mortgage Securities
Inc., as Depositor, Midland Loan Services, Inc., as Master Servicer, Lennar
Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A. as Trustee. All
capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar,
that:

                  1. The Transferee is a "qualified institutional buyer" (a
         "Qualified Institutional Buyer") as that term is defined in Rule 144A
         ("Rule 144A") under the Securities Act of 1933, as amended (the
         "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the
         Transferred Certificates is being made in reliance on Rule 144A. The
         Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified
         Institutional Buyer.

                  2. The Transferee understands that (a) the Transferred
         Certificates have not been and will not be registered under the
         Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the
         Certificate Registrar is obligated so to register or qualify the
         Transferred Certificates, and (c) neither any Transferred Certificate nor any interest therein may be resold or transferred unless it is (i)
         registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification.

                                      G-4-1

                  3. The Transferee understands that it may not sell or
         otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER
                  THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),
                  OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE,
                  TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
                  INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY
                  BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
                  REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH
                  THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING
                  AGREEMENT REFERRED TO HEREIN.

                  NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE
                  MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN
                  OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT
                  INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION
                  4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE
                  "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY
                  PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF
                  OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF
                  ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
                  ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF
                  SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED
                  TO HEREIN.

                                     G-4-2

                  4. The Transferee has been furnished with all information
         regarding (a) the Depositor, (b) the Transferred Certificates and
         distributions thereon, (c) the nature, performance and servicing of the
         Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust
         created pursuant thereto, and (e) all related matters, that it has requested.

                                          Very truly yours,

                                          --------------------------------------
                                          (Transferee)

                                          By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                     G-4-3

                                                          ANNEX 1 TO EXHIBIT G-4

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

                  The undersigned hereby certifies as follows to [name of
Transferor] (the "Transferor") and for the benefit of Citigroup Commercial
Mortgage Securities Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred
         Certificates (the "Transferee").

                  2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) [the Transferee] [each of the
         Transferee's equity owners] owned and/or invested on a discretionary basis $____________2 in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and
         (ii) the Transferee satisfies the criteria in the category marked below.

         _____             Corporation, etc. The Transferee is a corporation
                           (other than a bank, savings and loan association or
                           similar institution), Massachusetts or similar
                           business trust, partnership, or any organization
                           described in Section 501(c)(3) of the Internal
                           Revenue Code of 1986, as amended.

         _____             Bank. The Transferee (a) is a national bank or a
                           banking institution organized under the laws of any
                           State, U.S. territory or the District of Columbia,
                           the business of which is substantially confined to
                           banking and is supervised by the State or territorial
                           banking commission or similar official or is a
                           foreign bank or equivalent institution, and (b) has
                           an audited net worth of at least $25,000,000 as
                           demonstrated in its latest annual financial
                           statements, a copy of which is attached hereto, as of
                           a date not more than 16 months preceding the date of
                           sale of the Transferred Certificates in the case of a
                           U.S. bank, and not more than 18 months preceding such
                           date of sale in the case of a foreign bank or
                           equivalent institution.

         _____             Savings and Loan. The Transferee (a) is a savings and
                           loan association, building and loan association,
                           cooperative bank, homestead association or similar
                           institution, which is supervised and examined by a
                           State or Federal authority having supervision over
                           any such institutions or is a foreign savings and
                           loan

----------

1    Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     G-4-4

                           association or equivalent institution and (b) has an
                           audited net worth of at least $25,000,000 as
                           demonstrated in its latest annual financial
                           statements, a copy of which is attached hereto, as of
                           a date not more than 16 months preceding the date of
                           sale of the Transferred Certificates in the case of a
                           U.S. savings and loan association, and not more than
                           18 months preceding such date of sale in the case of
                           a foreign savings and loan association or equivalent
                           institution.

         ___               Broker-dealer. The Transferee is a dealer registered
                           pursuant to Section 15 of the Securities Exchange Act
                           of 1934, as amended.

         ___               Insurance Company. The Transferee is an insurance
                           company whose primary and predominant business
                           activity is the writing of insurance or the
                           reinsuring of risks underwritten by insurance
                           companies and which is subject to supervision by the
                           insurance commissioner or a similar official or
                           agency of a State, U.S. territory or the District of
                           Columbia.

         ___               State or Local Plan. The Transferee is a plan
                           established and maintained by a State, its political
                           subdivisions, or any agency or instrumentality of the
                           State or its political subdivisions, for the benefit
                           of its employees.

         ___               Plan. The Transferee is an employee benefit plan
                           within the meaning of Title I of the Employee
                           Retirement Income Security Act of 1974.

         ___               Investment Advisor. The Transferee is an investment
                           advisor registered under the Investment Advisers Act
                           of 1940, as amended.

         ___               QIB Subsidiary. All of the Transferee's equity owners
                           are "qualified institutional buyers" within the
                           meaning of Rule 144A.

         ___               Other. (Please supply a brief description of the
                           entity and a cross-reference to the paragraph and
                           subparagraph under subsection (a)(1) of Rule 144A
                           pursuant to which it qualifies. Note that registered
                           investment companies should complete Annex 2 rather
                           than this Annex 1.)

                  3. For purposes of determining the aggregate amount of
         securities owned and/or invested on a discretionary basis by any
         Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of
         securities owned and/or invested on a discretionary basis by any
         Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial

                                     G-4-5

         statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Transferee acknowledges that it is familiar with Rule
         144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the
         Transferee may be in reliance on Rule 144A.

                  _____    _____    Will the Transferee be acquiring interests
                  Yes      No       in the Transferred Certificates only for the
                                    Transferee's own account?

                  6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the
         Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the
         "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

                  8. Capitalized terms used but not defined herein have the
         meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                          --------------------------------------
                                           Name:
                                           Title:
                                           Date:

                                     G-4-6

                                                          ANNEX 2 TO EXHIBIT G-4

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

                  The undersigned hereby certifies as follows to [name of
Transferor] (the "Transferor") and for the benefit of Citigroup Commercial
Mortgage Securities Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred
         Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the
         Securities Act of 1933, as amended ("Rule 144A"), because the
         Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the
         "Adviser").

                  2. The Transferee is a "qualified institutional buyer" as
         defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of
         Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the
         Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment
         Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

                  ____     The Transferee owned and/or invested on a
                           discretionary basis $___________________ in
                           securities (other than the excluded securities
                           referred to below) as of the end of the Transferee's
                           most recent fiscal year (such amount being calculated
                           in accordance with Rule 144A).

                  ____     The Transferee is part of a Family of Investment
                           Companies which owned in the aggregate
                           $______________ in securities (other than the
                           excluded securities referred to below) as of the end
                           of the Transferee's most recent fiscal year (such
                           amount being calculated in accordance with Rule
                           144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof)
         that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     G-4-7

                  4. The term "securities" as used herein does not include (i)
         securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations,
         (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the
         securities referred to in this paragraph were excluded.

                  5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred
         Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

                  _____    _____   Will the Transferee be acquiring interests in
                  Yes      No      the Transferred Certificates only for the
                                   Transferee's own account?

                  6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the
         Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the
         "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The undersigned will notify the parties to which this
         certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

                                     G-4-8

                  8. Capitalized terms used but not defined herein have the
         meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                         ---------------------------------------
                                         (Transferee or Adviser)

                                         By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Date:

                                         IF AN ADVISER:

                                         Print Name of Transferee

                                         ---------------------------------------

                                         Date:

                                     G-4-9

                                   EXHIBIT G-5

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

         Re:      Citigroup Commercial Mortgage Trust 2004-C2, Commercial
                  Mortgage Pass-Through Certificates, Series 2004-C2, Class
                  _____, having an initial aggregate [Certificate Principal
                  Balance] [Certificate Notional Amount] as of December 22, 2004
                  (the "Closing Date") of $__________ (the "Transferred
                  ------------- Certificates")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
Transferred Certificates. The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"),
dated as of December 1, 2004, between Citigroup Commercial Mortgage Securities
Inc., as Depositor, Midland Loan Services, Inc., as Master Servicer, Lennar
Partners, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee. All
capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States
Securities Person.

         For purposes of this certification, "United States Securities Person"
means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States;
(iii) any estate of which any executor or administrator is a United States
Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities
Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities
Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States
Securities Person, (v) any agency or branch of a foreign entity located in the
United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate

                                      G-5-1

or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a
United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a))
under the United States Securities Act of 1933, as amended (the "Securities
Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and
Development, the Inter-American Development Bank, the Asian Development Bank,
the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States
Securities Persons.

                  The Transferee understands that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, _____

                                        Very truly yours,

                                        (Transferee)

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                      G-5-2

                                   EXHIBIT H-1

                        FORM I OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (DEFINITIVE NON-REGISTERED CERTIFICATES)

                               _____________, 20__

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

         Re:      Citigroup Commercial Mortgage Trust 2004-C2, Commercial
                  Mortgage Pass-Through Certificates, Series 2004-C2 (the
                  "Certificates")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial aggregate [Certificate Principal
Balance] [Certificate Notional Amount] as of December 22, 2004 (the "Closing
Date") of $__________] [evidencing a ____% Percentage Interest in the subject
Class] (the "Transferred Certificates"). The Certificates, including the
Transferred Certificates, were issued pursuant to the Pooling and Servicing
Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2004, between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland
Loan Services, Inc., as master servicer, Lennar Partners, Inc., as special servicer and Wells Fargo Bank, N.A. as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the
Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

         _____             The Transferee (A) is not an employee benefit plan or
                           other retirement arrangement, including an individual
                           retirement account or annuity, a Keogh plan or a
                           collective investment fund or separate account in
                           which such plans, accounts or arrangements are
                           invested, including, without limitation, an insurance
                           company general account, that is subject to ERISA or
                           the Code (each, a "Plan"), and (B) is not directly or
                           indirectly purchasing the Transferred Certificates on
                           behalf of, as named fiduciary of, as trustee of, or
                           with assets of a Plan; or

         _____             The Transferee is using funds from an insurance
                           company general account to acquire the Transferred
                           Certificates, however, the purchase and holding of
                           such Certificates by such Person is exempt from the
                           prohibited transaction provisions of Sections 406 and
                           407 of ERISA and the excise taxes imposed on such
                           prohibited transactions by Section 4975 of the Code,
                           by reason of Sections I and III of Prohibited
                           Transaction Class Exemption 95-60.

                                     H-1-1

         _____             The Transferred Certificates are rated in one of the
                           four highest generic rating categories by one of the
                           Rating Agencies and are being acquired by or on
                           behalf of a Plan in reliance on Prohibited
                           Transaction Exemption 91-23 and such Plan (X) is an
                           accredited investor as defined in Rule 501(a)(1) of
                           Regulation D of the Securities Act, (Y) is not
                           sponsored (within the meaning of Section 3(16)(B) of
                           ERISA) by the Trustee, the Depositor, any Mortgage
                           Loan Seller, the Master Servicer, the Special
                           Servicer, any Sub-Servicer, any Exemption-Favored
                           Party or any Mortgagor with respect to Mortgage Loans
                           constituting more than 5% of the aggregate
                           unamortized principal balance of all the Mortgage
                           Loans determined on the date of the initial issuance
                           of the Certificates, or by any Affiliate of such
                           Person, and (Z) agrees that it will obtain from each
                           of its Transferees that are Plans, a written
                           representation that such Transferee, if a Plan,
                           satisfies the requirements of the immediately
                           preceding clauses (X) and (Y), together with a
                           written agreement that such Transferee will obtain
                           from each of its Transferees that are Plans a similar
                           written representation regarding satisfaction of the
                           requirements of the immediately preceding clauses (X)
                           and (Y).

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:

                                     H-1-2

                                   EXHIBIT H-2

                        FORM II OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                     [Date]

[TRANSFEROR]

         Re:      Citigroup Commercial Mortgage Trust 2004-C2, Commercial
                  Mortgage Pass-Through Certificates, Series 2004-C2 (the
                  "Certificates")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by
______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Corporation ("DTC") and the Depository Participants) in
Class ___ Certificates [having an initial aggregate [Certificate Principal
Balance] [Certificate Notional Amount] as of December 22, 2004 (the "Closing
Date") of $__________] [evidencing a ____% Percentage Interest in the related
Class] (the "Transferred Certificates"). The Certificates, including the
Transferred Certificates, were issued pursuant to the Pooling and Servicing
Agreement, dated as of December 1, 2004 (the "Pooling and Servicing Agreement"),
among Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan
Services, Inc., as master servicer, Lennar Partners, Inc., as special servicer and Wells Fargo Bank, N.A. as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the
Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

         ______            The Transferee (A) is not an employee benefit plan or
                           other retirement arrangement, including an individual
                           retirement account or annuity, a Keogh plan or a
                           collective investment fund or separate account in
                           which such plans, accounts or arrangements are
                           invested, including, without limitation, an insurance
                           company general account, that is subject to ERISA or
                           the Code (each, a "Plan"), and (B) is not directly or
                           indirectly purchasing an interest in the Transferred
                           Certificates on behalf of, as named fiduciary of, as
                           trustee of, or with assets of a Plan;

         ______            The Transferee is using funds from an insurance
                           company general account to acquire an interest in the
                           Transferred Certificates, however, the purchase and
                           holding of such interest by such Person is exempt
                           from the prohibited transaction provisions of
                           Sections 406(a) and (b) and 407 of ERISA and the
                           excise taxes imposed on such prohibited transactions
                           by Sections 4975(a) and (b) of the Code, by reason of
                           Sections I and III of Prohibited Transaction Class
                           Exemption 95-60.

         ______            The Transferred Certificates are rated in one of the
                           four highest generic rating categories by one of the
                           Rating Agencies and an interest in such Certificates
                           is being acquired by or on behalf of a Plan in
                           reliance on Prohibited Transaction

                                      H-2-1

                           Exemption 91-23 and such Plan (X) is an accredited
                           investor as defined in Rule 501(a)(1) of Regulation D
                           of the Securities Act, (Y) is not sponsored (within
                           the meaning of Section 3(16)(B) of ERISA) by the
                           Trustee, the Depositor, any Mortgage Loan Seller, the
                           Master Servicer, the Special Servicer, any
                           Sub-Servicer, or any Mortgagor with respect to
                           Mortgage Loans constituting more than 5% of the
                           aggregate unamortized principal balance of all the
                           Mortgage Loans determined on the date of the initial
                           issuance of the Certificates, or by any Affiliate of
                           such Person, and (Z) agrees that it will obtain from
                           each of its Transferees that are Plans, a written
                           representation that such Transferee, if a Plan,
                           satisfies the requirements of the immediately
                           preceding clauses (X) and (Y), together with a
                           written agreement that such Transferee will obtain
                           from each of its Transferees that are Plans a similar
                           written representation regarding satisfaction of the
                           requirements of the immediately preceding clauses (X)
                           and (Y).

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                      H-2-2

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                         REGARDING CLASS R CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO SECTIONS
860D(A)(6)(A) AND 860E(E)(4) OF  THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED, AND
TREASURY REGULATION SECTION 1.860E-1(C)(4)

         Re:      Citigroup Commercial Mortgage Trust 2004-C2, Commercial
                  Mortgage Pass-Through Certificates, Series 2004-C2 (the
                  "Certificates"), issued pursuant to the Pooling and Servicing
                  Agreement (the "Pooling and Servicing Agreement"), dated as of
                  December 1, 2004, between Citigroup Commercial Mortgage
                  Securities Inc., as Depositor, Midland Loan Services, Inc., as
                  Master Servicer, Lennar Partners, Inc., as Special Servicer
                  and Wells Fargo Bank, N.A. as Trustee

STATE OF __________________________ )
                                    )        ss.:  _____________________________
COUNTY OF ________________________  )

         The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

         1. ______________________________ (the "Purchaser"), is acquiring Class
R Certificates representing ________________% of the residual interest in [each of] the real estate mortgage investment conduit[s] ([each,] a "REMIC")
designated as ["REMIC I"] ["REMIC II"], [respectively], relating to the
Certificates for which an election is to be made under Section 860D of the
Internal Revenue Code of 1986, as amended (the "Code").

         2. The Purchaser is not a "Disqualified Organization" (as defined below), and the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified
Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v)
any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code)
which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home
Loan Mortgage

                                      I-1-1

Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization"
shall have the meanings set forth in Section 7701 of the Code.

         3. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any
Class R Certificates to a Disqualified Organization.

         4. The Purchaser will not transfer the Class R Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2 and 7 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

         5. The Purchaser agrees to such amendments of the Pooling and Servicing
Agreement as may be required to further effectuate the prohibition against transferring the Class R Certificates to a Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraph 7.

         6. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [REMIC I] [REMIC II] pursuant to Section
10.01(d) of the Pooling and Servicing Agreement.

         7. No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax.

                    [CHOOSE BETWEEN PARAGRAPHS 8 OR 9 BELOW]

         8. If the Transferor requires the safe harbor under Treasury regulations section 1.860E-1 to apply:

     i.   The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the
          Purchaser intends to pay taxes associated with holding the Class R
          Certificates as they become due.

     ii.  The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificates in excess of any cash flows generated by such Certificates.

     iii. The Purchaser is not a foreign permanent establishment or a fixed base
          (within the meaning of any applicable income tax treaty between the
          United States and any foreign jurisdiction) of a United States Tax
          Person.

     iv.  The Purchaser will not cause the income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base
          (within the meaning of any applicable income tax treaty between the
          United States and any foreign jurisdiction) of a United States Tax
          Person.

                                     I-1-2

                       [CHECK THE STATEMENT THAT APPLIES]

|_|  v) In accordance with Treasury Regulations Section 1.860E-1, the Purchaser:

        a) is an "eligible corporation" as defined in Section 1.860E-1(c)(6)(i)
        of the Treasury regulations (i.e., a domestic C corporation other than a corporation which is exempt from, or is not subject to, tax under
        Section 11 of the Code; a Regulated Investment Company as defined in
        Section 851(a) of the Code; a Real Estate Investment Trust as defined in
        Section 856(a) of the Code; a REMIC as defined in Section 860D of the
        Code; or an organization to which part I of subchapter T of chapter 1 of subtitle A of the Code applies, as to which the income of Class R
        Certificates will only be subject to taxation in the United States,

        b) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section
        1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and

        c) hereby agrees only to transfer the Certificate to another "eligible corporation" meeting the criteria set forth in Treasury regulations section 1.860E-1.

        OR

|_| vi) The Purchaser is a United States Tax Person and the consideration paid to the Purchaser for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such
        Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by Section 1274 of the
        Code as of the date hereof or, to the extent it is not, if the
        Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax
        Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter

|_| 9.  If the Transferor does not require the safe harbor under Treasury regulations section 1.860E-1 to apply:

                       [CHECK THE STATEMENT THAT APPLIES]

|_| i)  The Purchaser is a "United States person" as defined in Section 7701(a)
        of the Code and the regulations promulgated thereunder (the Purchaser's
        U.S. taxpayer identification number is ______________). The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

        OR

                                     I-1-3

|_| ii) The Purchaser is not a United States person.  However, the Purchaser:

        a) conducts a trade or business within the United States and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

        b) understands that, for purposes of Treasury regulations section
        1.860E-1(c)(4)(ii), as a holder of a Class R Certificate for United
        States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class R Certificate;

        c) intends to pay the taxes associated with holding a Class R
        Certificate;

        d) is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses (a), (b)
        and (c) of this sentence or are United States persons); and

        e) has furnished the Transferor and the Trustee with an effective IRS
        Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations

    10. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [REMIC I] [REMIC II] pursuant to Section 10.01(d)
of the Pooling and Servicing Agreement.

        Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                     I-1-4

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this _______ day of
___________________________.

                                        By:
                                             -----------------------------------

                                        Name:
                                               ---------------------------------

                                        Title:
                                                --------------------------------

     Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a
_______________________ of the Purchaser, and acknowledged to me that he/she executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                             Subscribed and sworn before me this
                             _________ day of ______________________, 20_____.

                             ---------------------------------------------------
                             Notary Public

                                     I-1-5

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE
                         REGARDING CLASS R CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

     Re:  Citigroup Commercial Mortgage Trust 2004-C2, Commercial Mortgage
          Pass-Through Certificates, Series 2004-C2 (the "Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
Class R Certificates evidencing a ____% Percentage Interest in such Class (the
"Residual Interest Certificates"). The Certificates, including the Residual
Interest Certificates, were issued pursuant to the Pooling and Servicing
Agreement, dated as of December 1, 2004 (the "Pooling and Servicing Agreement"),
between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland
Loan Services, Inc., as master servicer, Lennar Partners, Inc., as special servicer and Wells Fargo Bank, N.A. as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the
Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. No purpose of the Transferor relating to the transfer of the
     Residual Interest Certificates by the Transferor to the Transferee is or
     will be to impede the assessment or collection of any tax.

          2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and
     Servicing Agreement as Exhibit I-1. The Transferor does not know or believe that any representation contained therein is false.

          3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the
     Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands

                                     I-2-1

     that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith)
     unless the Transferor has conducted such an investigation.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferor)

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                     I-2-2

                                   EXHIBIT J-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                     [Date]

Standard & Poor's Ratings Services,
   a division of The McGraw-Hill Companies, Inc.
55 Water Street, 41st  Floor
New York, New York  10041
Attention:  Commercial Surveillance Department

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

[FITCH, IF APPLICABLE]

Ladies and Gentlemen:

                  This notice is being delivered pursuant to Section 6.09 of the
Pooling and Servicing Agreement, dated as of December 1, 2004 and relating to
Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through
Certificates, Series 2004-C2 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the
Agreement.

                  Notice is hereby given that the Holders of Certificates
evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ________________ to serve as the Special Servicer under the
Agreement.

                  The designation of __________________ as Special Servicer will become final if certain conditions are met and you deliver to _________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the Certificates.
Accordingly, such confirmation is hereby requested as soon as possible.

                                     J-1-1

                  Please acknowledge receipt of this notice by signing the
enclosed copy of this notice where indicated below and returning it to the
Trustee, in the enclosed stamped self-addressed envelope.

                                        Very truly yours,

                                        WELLS FARGO BANK, N.A.,
                                        as Trustee

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

Receipt acknowledged:

STANDARD & POOR'S RATINGS SERVICES

By:       ________________________________
         Name:
         Title:
         Date:

MOODY'S INVESTORS SERVICE, INC.

By:        ________________________________
          Name:
          Title:
          Date:

[FITCH INC.

By:        ________________________________
          Name:
          Title:
          Date:                ]

                                     J-1-2

                                   EXHIBIT J-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE] [MASTER SERVICER]
[DEPOSITOR]

     Re:  Citigroup Commercial Mortgage Trust 2004-C2, Commercial Mortgage
          Pass-Through Certificates, Series 2004-C2

Ladies and Gentlemen:

     Pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of December 1, 2004, relating to Citigroup Commercial Mortgage Trust 2004-C2,
Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Agreement"),
the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the
Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in
Section 3.23 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.

     Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Agreement.

                                        [NAME OF PROPOSED SPECIAL SERVICER]

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                      J-2-1

                                    EXHIBIT K

                                   [RESERVED.]

                                       K-1

                                   EXHIBIT L-1

               FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION
              FOR WEBSITE ACCESS FROM CERTIFICATE [HOLDER] [OWNER]

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

Midland Loan Services, Inc.
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210

     Re:  Citigroup Commercial Mortgage Trust 2004-C2, Commercial Mortgage
          Pass-Through Certificates, Series 2004-C2

     In accordance with the provisions of the Pooling and Servicing Agreement, dated as of December 1, 2004 (the "Pooling and Servicing Agreement"), between
Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor"),
Midland Loan Services, Inc., as master servicer, Lennar Partners, Inc., as special servicer and Wells Fargo Bank, N.A., as trustee (the "Trustee"), with respect to Citigroup Commercial Mortgage Trust 2004-C2, Commercial Mortgage
Pass-Through Certificates, Series 2004-C2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

     1. The undersigned is a [beneficial owner] [registered holder] of the Class
_____ Certificates.

     2. The undersigned is requesting (Please check as applicable):

          (i) ____ the information (the "Information") identified on the schedule attached hereto pursuant to Section 8.14 of the Pooling and
     Servicing Agreement; or

          (ii) ____ a password [and username] pursuant to Section 4.02 of the
     Pooling and Servicing Agreement for access to information (also, the
     "Information") provided on the [Trustee's] [Master Servicer's] Internet
     Website.

                                      L-1-1

     3. In connection with accessing the website of the [Master Servicer]
[Trustee], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the
[Master Servicer] or [Trustee] in accordance with Section 4.02 of the Pooling and Servicing Agreement.

     4. In consideration of the [Trustee's] [Master Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating its interest in Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives
(collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the
Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

     5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of
1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934,
as amended, or would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                   [BENEFICIAL OWNER OF A CERTIFICATE]
                                   [REGISTERED HOLDER OF A CERTIFICATE]

                                   By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                   By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      L-1-2

                                   EXHIBIT L-2

         FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION FOR WEBSITE
                        ACCESS FROM PROSPECTIVE INVESTOR

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

Midland Loan Services, Inc.
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210

     Re:  Citigroup Commercial Mortgage Trust 2004-C2, Commercial Mortgage
          Pass-Through Certificates, Series 2004-C2

     In accordance with the provisions of the Pooling and Servicing Agreement, dated as of December 1, 2004 (the "Pooling and Servicing Agreement"), between
Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor"),
Midland Loan Services, Inc., as master servicer, Lennar Partners, Inc., as special servicer and Wells Fargo Bank, N.A., as trustee (the "Trustee") with respect to Citigroup Commercial Mortgage Trust 2004-C2, Commercial Mortgage
Pass-Through Certificates, Series 2004-C2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

     1. The undersigned is [a [licensed] [registered] investment adviser to___________, which is] contemplating an investment in the Class _____
Certificates.

     2. The undersigned is requesting (please check as applicable):

          (i) ____ information (the "Information") for use in evaluating the possible investment described above as identified on the schedule attached hereto pursuant to Section 8.14 of the Pooling and Servicing Agreement; or

          (ii) ____ a password [and username] pursuant to Section 4.02 of the
     Pooling and Servicing Agreement for access to information (also, the
     "Information") provided on the [Trustee's] [Master Servicer's] Internet
     Website.

                                      L-2-1

     3. In connection with accessing the website of the [Master Servicer]
[Trustee], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the
[Master Servicer] or [Trustee] in accordance with Section 4.02 of the Pooling and Servicing Agreement.

     4. In consideration of the [Trustee's] [Master Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except [from such outside persons as are assisting it in making the investment decision described in paragraph 1 above, from its accountants and attorneys, and otherwise] from such governmental or banking authorities and agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

     5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of
1933, as amended ( the "Securities Act"), or the Securities Exchange Act of
1934, as amended, or would require registration of any Non-Registered
Certificate pursuant to Section 5 of the Securities Act.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                   [PROSPECTIVE PURCHASER OF A CERTIFICATE OR INTEREST THEREIN]
                   [LICENSED/REGISTERED INVESTMENT ADVISER]

                   By:
                         -------------------------------------------------------
                         Name:
                         Title:

                   By:
                         -------------------------------------------------------
                         Name:
                         Title:

                                      L-2-2

                                    EXHIBIT M

                         FORM OF PURCHASE OPTION NOTICE

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth Street and Marquette Avenue
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

Midland Loan Services, Inc.
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210

Attn: Citigroup Commercial Mortgage Trust 2004-C2, Commercial Mortgage
      Pass-Through Certificates, Series 2004-C2

     Re:  Citigroup Commercial Mortgage Trust 2004-C2, Commercial Mortgage
          Pass-Through Certificates, Series 2004-C2

Ladies and Gentlemen:

     The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the
Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the
"Pooling and Servicing Agreement") dated as of __________, by and among
Citigroup Commercial Mortgage Securities Inc., as depositor, Wells Fargo Bank,
N.A., as trustee, Lennar Partners, Inc., as special servicer, and Midland Loan
Services, Inc., as master servicer. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing
Agreement.

     The undersigned Option Holder [is the Special Servicer] [is the Majority
Controlling Class Certificateholder] [acquired its Purchase Option from the
[Special Servicer] [Majority Controlling Class Certificateholder] on _________].

     The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the Option Price, as defined in Section 3.18(c) of the Pooling and Servicing Agreement. Within ten
(10) Business Days of the date hereof, [the undersigned Option Holder]
[______________, an Affiliate of the undersigned Option Holder] will deliver the
Option Price to or at the direction of the Special Servicer in exchange for the release of the Mortgage Loan, the related Mortgaged Property and delivery of the related Mortgage Loan File.

     The undersigned Option Holder agrees that it shall prepare and provide the
Special Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of Mortgage Loan ____, together with such other documents or instruments as the Special Servicer shall reasonably require to consummate the purchase contemplated hereby.

                                       M-1

     The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and that the undersigned Option
Holder, or its designee, shall be obligated to close its purchase of Mortgage
Loan ___ in accordance with the terms and conditions of this letter and Section
3.18 of the Pooling and Servicing Agreement.

                                Very truly yours,

                                [Option Holder]

                                By: ___________________________________
                                    Name:
                                    Title:

[By signing this letter in the space provided below, the
[Special Servicer] [Majority Controlling Class
Certificateholder] hereby acknowledges and affirms that it
transferred its Purchase Option to the Option Holder
identified above on [_________].]

[-----------------------------]

By: ___________________________________
     Name:
     Title:

                                       M-2

                                    EXHIBIT N

                         FORM OF DEFEASANCE CERTIFICATE

To:      Standard & Poor's Ratings Services,
         a division of The McGraw-Hill Companies, Inc.
         55 Water Street
         New York, New York  10041
         Attn:  Commercial Mortgage Surveillance

From:    Midland Loan Services, Inc.,
         in its capacity as Master Servicer (the "Master Servicer") under the
         Pooling and Servicing Agreement, dated as of December 1, 2004 (the
         "Pooling and Servicing Agreement"), among the Master Servicer, Wells
         Fargo Bank, N.A., as Trustee, and others.

Date:__________, 20___

     Re:  Citigroup Commercial Mortgage Trust 2004-C2, Commercial Mortgage
          Pass-Through Certificates Series 2004-C2

     Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the
Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan
Schedule by the following names: _______________________

     Reference is made to the Pooling and Servicing Agreement described above.
Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

     As Master Servicer under the Pooling and Servicing Agreement, we hereby:

     (a) Notify you that the Mortgagor has consummated a defeasance of the
Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

____     a full defeasance of the entire principal balance of the Mortgage Loan;
         or

____     a partial  defeasance of a portion of the principal  balance of the
         Mortgage Loan that  represents an allocated loan amount of $___________
         or _______% of the entire principal balance of the Mortgage Loan;

     (b) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the
Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                                       N-1

          (ii) The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

          (iii) The defeasance was consummated on __________, 20__.

          (iv) The defeasance collateral consists of securities that (i)
     constitute "government securities" as defined in Section 2(a)(16) of the
     Investment Company Act of 1940, as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1,
     2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria
     2000, as amended, to the date of the defeasance, (iii) are rated `AAA' by
     S&P, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

          (v) The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

          (vi) The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that is a
     Single-Purpose Entity (as defined in Standard & Poor's Structured Finance
     Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

          (vii) The Master Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

          (viii) The agreements executed in connection with the defeasance (i)
     grant control of the pledged securities account to the Trustee, (ii)
     require the securities intermediary to make the scheduled payments on the
     Mortgage Loan from the proceeds of the defeasance collateral directly to the Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments"), (iii) permit reinvestment of proceeds of the defeasance collateral only in Permitted
     Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance
     Obligor of the defeasance collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                                       N-2

          (ix) The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by Master
     Servicer in accordance with the Servicing Standard stating that (i)
     revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance
     Obligor in any calendar or fiscal year will not exceed such Defeasance
     Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

          (x) The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $[______] and five percent of the pool balance, which is less than [__]% of the aggregate Certificate Balance of the Certificates as of the date of the most recent Trustee's Distribution
     Date Statement received by us (the "Current Report").

          (xi) The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is
     _____% of the aggregate Certificate Balance of the Certificates as of the date of the Current Report.

     (c) Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

     (d) Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing
Officer as of the date of the defeasance described above.

     (e) Agree to provide copies of all items listed in Exhibit B to you upon request.

                            [SIGNATURE PAGE FOLLOWS]

                                       N-3

     IN WITNESS WHEREOF, the Master Servicer has caused this Notice and
Certification to be executed as of the date captioned above.

                                        MIDLAND LOAN SERVICES, INC.

                                        By: ___________________________________
                                            Name:
                                            Title:

                                       N-4

                                    EXHIBIT O

                         FORM OF DEPOSITOR CERTIFICATION

  CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C2, COMMERCIAL MORTGAGE PASS-THROUGH
                    CERTIFICATES SERIES 2004-C2 (THE "TRUST")

         I, [identify the certifying individual], a [title] of Citigroup
Commercial Mortgage Securities Inc., the depositor into the above-referenced
Trust, certify that:

         1. I have reviewed this annual report on Form 10-K, and all reports on
Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

         2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

         3. Based on my knowledge, the servicing information required to be provided to the trustee by the master servicer and the special servicer under the pooling and servicing agreement for inclusion in these reports is included in these reports;

         4. Based on my knowledge and upon the annual compliance statement included in this annual report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing agreement, and except as disclosed in this annual report, the master servicer and the special servicer have fulfilled their obligations under the pooling and servicing agreement; and

         5. This annual report discloses all significant deficiencies relating to the master servicer's or special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single
Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement, that is included in this annual report.

         In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Lennar
Partners, Inc. and Wells Fargo Bank, N.A.

Dated: ________________________________

---------------------------------------
President and Chief Executive Officer
Citigroup Commercial Mortgage Securities Inc.

                                       O-1

                                    EXHIBIT P

                          FORM OF TRUSTEE CERTIFICATION

                      CITIGROUP COMMERCIAL MORTGAGE TRUST,
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                          SERIES 2004-C2 (THE "TRUST")

         I, [identify the certifying individual], a [title] of Wells Fargo Bank,
N.A., certify to Citigroup Commercial Mortgage Securities Inc. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the pooling and servicing agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the pooling and servicing agreement), that:

         1. I have reviewed this annual report on Form 10-K, and all reports on
Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

         2. Based on my knowledge, the distribution information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

         3. Based on my knowledge, the distribution and servicing information required to be provided to the trustee by the master servicer under the pooling and servicing agreement is included in the reports delivered by the master servicer to the trustee;

Dated: ________________________________

Wells Fargo Bank, N.A.,
Trustee

By:
   --------------------------------------------------
     Name:
          -------------------------------------------
     Title:
           ------------------------------------------

                                       P-1

                                   EXHIBIT Q-1

                      FORM OF MASTER SERVICER CERTIFICATION

                  CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C2,
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                          SERIES 2004-C2 (THE "TRUST")

         I, [identify the certifying individual], a [title] of Midland Loan
Services, Inc., certify to Citigroup Commercial Mortgage Securities Inc. and their officers, directors and affiliates, to the extent that the following matters are within our normal areas of responsibilities and duties under the pooling and servicing agreement and with the knowledge and intent that they will rely upon this certification (capitalized terms used herein without definition shall have the meanings assigned to such terms in the pooling and servicing agreement), that:

         1. I (or appropriate officers or employees of the master servicer under my supervision) have reviewed the servicing reports relating to the Trust delivered by the master servicer to the trustee pursuant to the pooling and servicing agreement covering the fiscal year [ ];

         2. Based on my knowledge, and (a) assuming the accuracy of the statements required to be made in the corresponding certificate of the special servicer pursuant to Section 8.16(c) of the pooling and servicing agreement and
(b) assuming that the information regarding the mortgage loans, the mortgagors or the mortgaged properties in the prospectus (the "Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the master servicer to prepare the servicing reports), the servicing information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by each such servicing report;

         3. Based on my knowledge, and assuming that the special servicer timely delivered to the master servicer all servicing information required to be provided to the master servicer by the special servicer under the pooling and servicing agreement, the servicing information required to be provided to the trustee by the master servicer under the pooling and servicing agreement is included in the servicing reports delivered by the master servicer to the trustee;

         4. I am responsible for reviewing the activities performed by the master servicer under the pooling and servicing agreement and based upon my knowledge and the annual compliance review required under section 3.13 of the pooling and servicing agreement with respect to the master servicer and the corresponding certificate of the special servicer pursuant to Section 8.16(c) of the pooling and servicing agreement (which, to my actual knowledge, contains no inaccurate information), the master servicer has fulfilled its obligations under the pooling and servicing agreement in all material respects, including the provision of all reports required to be submitted to the trustee; and

                                      Q-1-1

         5. I (or another appropriate officer of the master servicer) have disclosed to the master servicer's certified public accountants all significant deficiencies known to me or any such appropriate officer relating to the compliance of the master servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single
Attestation Program for Mortgage Bankers or similar standard as set forth in the pooling and servicing agreement and the compliance of the special servicer with the minimum servicing standards based on the corresponding certificate of the special servicer pursuant to Section 8.16(c) of the pooling and servicing agreement.

         In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated parties: [names of sub-servicers].

         Notwithstanding the assumption made in clause 2(b) of this certification, the master servicer is not entitled to make such assumption with respect to Mortgage Information that, on or before five days prior to the
Determination Date for the related servicing report, (a) the master servicer has been notified in writing by a party to the pooling and servicing agreement, any mortgage loan seller (as defined in the pooling and servicing agreement), or any affiliate thereof, was incorrect, or (b) the master servicer would have known was incorrect in performing its servicing obligations under the pooling and servicing agreement in accordance with the servicing standards (as defined in the pooling and servicing agreement).

Dated: ________________________________

---------------------------------------
[Title] Midland Loan Services, Inc.

                                      Q-1-2

                                   EXHIBIT Q-2

                     FORM OF SPECIAL SERVICER CERTIFICATION

                  CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C2,
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                          SERIES 2004-C2 (THE "TRUST")

         I, [identify the certifying individual], a [title] of Lennar Partners,
Inc., certify to Citigroup Commercial Mortgage Securities Inc. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the pooling and servicing agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the pooling and servicing agreement), that:

         1. I have reviewed the servicing reports relating to the Trust delivered by the special servicer to the master servicer and/or the trustee pursuant to the pooling and servicing agreement covering the fiscal year [ ];

         2. Based on my knowledge, the servicing information in these reports delivered by the special servicer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by each servicing report;

         3. Based on my knowledge, the servicing information required to be provided to the master servicer by the special servicer under the pooling and servicing agreement is included in the servicing reports delivered by the special servicer to the master servicer;

         4. I am responsible for reviewing the activities performed by the special servicer under the pooling and servicing agreement and based upon my knowledge and the annual compliance review required under section 3.13 of the pooling and servicing agreement with respect to the special servicer, and except as disclosed in the compliance certificate delivered by the special servicer under section 3.13 of the pooling and servicing agreement, the special servicer has fulfilled its obligations under the pooling and servicing agreement in all material respects; and

         5. The accountant's statement delivered pursuant to section 3.14 of the pooling and servicing agreement discloses all significant deficiencies relating to the special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage
Bankers or similar procedure, as set forth in the pooling and servicing agreement.

Dated: ________________________________

---------------------------------------
[Title] Lennar Partners, Inc.

                                      Q-2-1